===============================================================================

                                 SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            CMC Industries, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.*

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes: * Fee paid with preliminary proxy materials filed by ACT Manufacturing, Inc. on June 10, 1999.

[Act Manufacturing Logo Appears Here]
                                              [CMC Industries Logo Appears Here]

                        SPECIAL MEETING OF STOCKHOLDERS
                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

   The boards of directors of ACT Manufacturing, Inc. and CMC Industries, Inc. have unanimously approved a merger and merger agreement that will result in CMC operating as a wholly-owned subsidiary of ACT after the merger.

   If the merger is completed:

  . Each share of CMC common stock you own will be exchanged for 0.50 of a share of ACT common stock.

  . ACT stockholders will continue to own their existing shares.

   ACT expects to issue approximately 3.9 million shares of ACT common stock to CMC stockholders in connection with the merger. The shares of ACT common stock to be issued to holders of CMC common stock after the merger will represent approximately 30% of the outstanding ACT voting stock after the merger.

   ACT common stock is listed on the Nasdaq National Market under the symbol "ACTM" and on June 21, 1999, ACT common stock closed at $12.56 per share. CMC common stock is listed on the Nasdaq National Market under the symbol "CMCI."

   The merger cannot be completed unless both ACT's and CMC's stockholders approve the matters proposed in this joint proxy statement/prospectus. In connection with the merger agreement, beneficial holders of approximately 55% of the outstanding ACT common stock and beneficial holders of approximately 29% of the outstanding CMC common stock (each excluding any shares issuable upon the exercise of options) have agreed to approve the merger, the merger agreement and certain related matters. We have scheduled special meetings for you to vote on the matters proposed in this joint proxy statement/prospectus. Whether or not you plan to attend your special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. YOUR VOTE IS VERY IMPORTANT. The dates, times and places of the meetings are as follows:

                                                 For CMC stockholders:
     For ACT stockholders:


                                                    July 29, 1999
           July 29, 1999                            8:00 a.m. local time
           11:00 a.m. local time                    CMC Industries, Inc.
           Testa, Hurwitz & Thibeault, LLP          4950 Patrick Henry Drive
           125 High Street, High Street Tower       Santa Clara, California
           Boston, Massachusetts

           Conference Room 22B

   This document is the joint proxy statement of ACT and CMC for their respective meetings and the prospectus of ACT for the ACT common stock to be issued in connection with the merger. This document provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully. In particular, you should carefully consider the discussion in the section entitled "Risk Factors" beginning on page 14 of this document for a discussion of risks associated with the merger.


           /s/ John A. Pino                        /s/ Matthew G. Landa
             John A. Pino                            Matthew G. Landa
   Chairman of the Board, President           President and Chief Executive
      and Chief Executive Officer                        Officer
        ACT Manufacturing, Inc.                    CMC Industries, Inc.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved the ACT common stock to be issued in the merger or determined if this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

   This joint proxy statement/prospectus is dated June 23, 1999 and is expected to be first mailed to stockholders on July 1, 1999.

                              CMC INDUSTRIES, INC.
                            4950 Patrick Henry Drive
                         Santa Clara, California 95054

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                            To Be Held July 29, 1999

To the Stockholders of CMC Industries, Inc.:

   Notice is Hereby Given that a special meeting of stockholders of CMC Industries, Inc., a Delaware corporation, will be held at 8:00 a.m., California time, on July 29, 1999, at CMC Industries, Inc., 4950 Patrick Henry Drive, Santa Clara, California, to consider and vote upon the following proposals:

     1. To approve and adopt an Agreement and Plan of Merger and Reorganization dated as of May 10, 1999, among ACT Manufacturing, Inc., a Massachusetts corporation, East Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of ACT, and CMC Industries, Inc. The merger agreement provides for, among other things, the exchange of each issued and outstanding share of common stock of CMC for 0.50 of a share of ACT common stock, the assumption of all outstanding options to purchase CMC common stock and the merger of East Acquisition Corp. with and into CMC, with CMC being the surviving corporation and a wholly-owned subsidiary of ACT after the merger.

     2. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof, including without limitation, potential postponements or adjournments for the purpose of soliciting additional proxies in order to approve the above proposal.

   CMC's board of directors has unanimously approved the merger and the merger agreement, has declared their advisability and recommends that you vote FOR approval and adoption of the merger and the merger agreement. We have described the proposal in more detail in the accompanying joint proxy statement/prospectus, which you should read in its entirety before voting. A copy of the merger agreement is attached to the accompanying joint proxy statement/prospectus as Annex A.

   Only stockholders of record at the close of business on June 21, 1999 are entitled to notice of and to vote at the CMC special meeting and any adjournments or postponements thereof. YOUR VOTE IS VERY IMPORTANT. The approval and adoption of the merger and the merger agreement will require the affirmative vote of the holders of a majority of the shares of CMC common stock outstanding on the record date and entitled to vote thereon.

   All shares represented by properly executed proxies will be voted in accordance with the specifications on the proxy card. If no such specifications are made, proxies will be voted FOR approval and adoption of the merger and the merger agreement.

   All CMC stockholders are cordially invited to attend the CMC special meeting in person. Whether or not you plan to attend the CMC special meeting, to ensure your representation at the CMC special meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying joint proxy statement/prospectus at any time before it has been voted at the CMC special meeting. Any stockholder attending the special meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the CMC Board of
                                           Directors,

                                          Lanny Lambert
                                          Vice President and Secretary

Santa Clara, California
June 23, 1999

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE ACT/CMC MERGER............................   1

SUMMARY...................................................................   3

SELECTED HISTORICAL AND SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL
 DATA.....................................................................   8
COMPARATIVE PER SHARE DATA................................................  11
COMPARATIVE MARKET PRICE INFORMATION......................................  13
COMPARATIVE MARKET DATA...................................................  13

RISK FACTORS..............................................................  14

THE ACT SPECIAL MEETING...................................................  25
 Date, Time and Place of ACT Special Meeting..............................  25
 Purpose..................................................................  25
 Recommendation of ACT Board of Directors.................................  25
 Record Date and Outstanding Shares.......................................  25
 Vote Required............................................................  25
 Proxies..................................................................  26
 Revocability of Proxies..................................................  26
 Solicitation of Proxies; Expenses........................................  27

THE CMC SPECIAL MEETING...................................................  27
 Date, Time and Place of CMC Special Meeting..............................  27
 Purpose..................................................................  27
 Recommendation of CMC Board of Directors.................................  27
 Record Date and Outstanding Shares.......................................  27
 Vote Required............................................................  27
 Proxies..................................................................  28
 Revocability of Proxies..................................................  28
 Solicitation of Proxies; Expenses........................................  28

THE MERGER................................................................  30
 General..................................................................  30
 Background of the Merger.................................................  30
 Joint Reasons for the Merger.............................................  34
 ACT's Reasons for the Merger.............................................  35
 CMC's Reasons for the Merger.............................................  37
 Opinion of Deutsche Banc Alex. Brown, Financial Advisor to ACT...........  38
 Opinion of BancBoston Robertson Stephens, Financial Advisor to CMC.......  44
 Interests of Certain Persons in the Merger...............................  50
 Accounting Treatment of the Merger.......................................  51
 Governmental and Regulatory Approvals....................................  51
 Material U.S. Federal Income Tax Considerations..........................  52
 Ownership Interest of CMC Stockholders after the Merger..................  54
 Delisting of CMC Common Stock; Listing of ACT Common Stock...............  54
 Appraisal Rights.........................................................  54

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS................  54
THE MERGER AGREEMENT......................................................  56
 The Merger...............................................................  56
 Conversion of Securities.................................................  56
 Treatment of CMC Stock Options...........................................  56
 Exchange of Stock Certificates...........................................  57
 Representations and Warranties...........................................  58
 Certain Covenants........................................................  59
 Indemnification and Insurance............................................  62
 Affiliate Agreements.....................................................  62

                                                                           Page
                                                                           ----
 ACT's Board of Directors After the Merger................................   62
 Conditions to Obligations to Effect the Merger...........................   62
 Termination; Fees and Expenses...........................................   64
 Amendment and Waiver.....................................................   65
 Voting Agreements........................................................   65

UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS..............   67

ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF ACT STOCKHOLDERS..........   75

 ACT Proposal to Increase the Authorized Number of Shares of ACT Common
  Stock...................................................................   75

 ACT Proposal to Approve and Adopt an Amended and Restated 1995 Stock
  Plan....................................................................   76

ACT MANUFACTURING, INC....................................................   79

ACT BUSINESS..............................................................   79

ACT MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS....................................................   86

ACT QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK............   94

ACT CERTAIN TRANSACTIONS..................................................   94

ACT MANAGEMENT AND EXECUTIVE COMPENSATION.................................   96

SECURITY OWNERSHIP OF ACT.................................................  103

CMC INDUSTRIES, INC.......................................................  105

CMC BUSINESS..............................................................  105

CMC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS....................................................  113

CMC QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK............  119

CMC CERTAIN TRANSACTIONS..................................................  119

CMC MANAGEMENT AND EXECUTIVE COMPENSATION.................................  121

SECURITY OWNERSHIP OF CMC.................................................  125

DESCRIPTION OF ACT CAPITAL STOCK..........................................  126

DESCRIPTION OF CMC CAPITAL STOCK..........................................  126

COMPARISON OF CAPITAL STOCK...............................................  127

LEGAL MATTERS.............................................................  132

EXPERTS...................................................................  133

WHERE YOU CAN FIND ADDITIONAL INFORMATION.................................  133

STOCKHOLDER PROPOSALS.....................................................  133

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS................................  F-1

REPORT OF DELOITTE & TOUCHE LLP...........................................  F-2

REPORT OF PRICEWATERHOUSECOOPERS LLP...................................... F-24

                                                                           Page
                                                                           ----
ANNEX A--Agreement and Plan of Merger and Reorganization dated as of May
         10, 1999, among ACT Manufacturing, Inc., East Acquisition Corp.
         and CMC Industries, Inc.......................................... A-1

ANNEX B--Opinion of Deutsche Banc Alex. Brown............................. B-1

ANNEX C--Opinion of BancBoston Robertson Stephens Inc. ................... C-1

ANNEX D--EAST Voting Agreement............................................ D-1

ANNEX E--WEST Voting Agreement............................................ E-1

ANNEX F--Text of Amendment to Restated Articles of Organization of ACT
 Manufacturing, Inc....................................................... F-1

ANNEX G--Text of Amended and Restated 1995 Stock Plan..................... G-1

                          QUESTIONS AND ANSWERS ABOUT
                               THE ACT/CMC MERGER


Q: Why are the two companies proposing to merge?

A: We believe that the resulting combination of the two companies will create a financially stronger, more competitive electronics manufacturing services company. As a combined company, we believe we will be able to:

    . achieve greater operational efficiencies;

    . provide expanded product and service offerings; and

    . have a broader geographic presence,

  resulting in greater revenue, earnings and market share growth potential than either company would have on its own.

Q: What will I receive in the merger?

A: If the merger is completed, you will receive 0.50 of a share of ACT common stock for each share of CMC stock you own. ACT will not issue fractional shares of common stock in the merger. You will receive cash based on the market price of ACT common stock instead of any fractional share.

ACT stockholders will continue to own their existing shares.

Q: When do you expect the merger to be completed?

A: We are working towards completing the merger as quickly as possible. If the merger is approved by ACT and CMC stockholders, we anticipate that the completion of the merger will occur on or about July 29, 1999, following satisfaction of all closing conditions.

Q: What do I do now?

A: We urge you to read this joint proxy statement/prospectus carefully, including its Annexes. You should mail your completed, signed and dated proxy card in the enclosed prepaid envelope as soon as possible to ensure that your shares will be represented at your special meeting. If your shares are held in "street name" by your broker, your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you fail to give instructions to your broker on how to vote, your shares will not be voted at the special meeting and it will have the same effect as voting against approval of the merger and the merger agreement and certain of the other proposals. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote for the merger and the merger agreement and for the other proposals. The ACT meeting and the CMC meeting will take place on July 29, 1999.

Q:  How do the ACT and CMC boards of directors recommend you vote your shares?

A: The boards of directors of both ACT and CMC have recommended that you vote in favor of the merger, the merger agreement and the other proposals, as applicable.

Q: Should I send in my certificates now?

A: No. After the merger is completed, CMC stockholders will receive written instructions for exchanging their CMC share certificates for ACT share certificates. CMC stockholders should not send in their share certificates at this time or with their proxies. ACT stockholders will not exchange their certificates.

Q: May I change my vote after I have mailed my signed proxy card?

A: Yes. You may change your vote at any time before your proxy is voted at your respective special meeting. You may do this in one of three ways. First, you may send a written notice stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. Third, you may attend your respective special meeting and vote in person. Attendance at your special meeting, without voting in person, will not revoke your proxy.

Q: Who can help answer my questions?

A: If you are an ACT stockholder and would like additional copies of the joint proxy statement/prospectus or if you have more questions about the merger, including how to complete and return your proxy card, you should contact:

                                Jeffrey B. Lavin
                            ACT Manufacturing, Inc.
                                  2 Cabot Road
                                Hudson, MA 01749
                              Tel: (978) 567-4089

  If you are a CMC stockholder and would like additional copies of the joint proxy statement/prospectus or if you have more questions about the merger, including how to complete and return your proxy card, you should contact:

                                  Andrew Moley
                              CMC Industries, Inc.
                            4950 Patrick Henry Drive
                             Santa Clara, CA 95054
                            Tel: (408) 982-9999 x503

                                    SUMMARY

   This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents attached to this joint proxy statement/prospectus as Annexes, including the merger agreement, the voting agreements, and the fairness opinions of Deutsche Banc Alex. Brown and BancBoston Robertson Stephens. We have included page references parenthetically to direct you to a more complete description of the topics in this summary.

The Companies (Pages 79 and 105)

ACT Manufacturing, Inc.
2 Cabot Road
Hudson, Massachusetts 01749
(978) 567-4000

   ACT Manufacturing, Inc. provides value-added electronics manufacturing services for original equipment manufacturers in the networking and telecommunications, computer, industrial and medical equipment markets. ACT provides original equipment manufacturers with complex printed circuit board assembly, mechanical and molded cable and harness assembly, electro-mechanical sub-assembly and total system assembly and integration. As an integral part of its service, ACT also provides advanced manufacturing and test engineering, flexible materials management, and comprehensive test services, as well as product repair, packaging, order fulfillment and distribution services.

CMC Industries, Inc.
4950 Patrick Henry Drive
Santa Clara, California 95054
(408) 982-9999

   CMC Industries, Inc. provides electronics manufacturing services to a diverse base of customers in the telecommunications and computer electronics industries. CMC manufactures a wide range of products for its customers including sophisticated telecommunications equipment, computer peripherals and subassemblies and printed circuit board assemblies. CMC also provides full systems integration assembly and test, materials procurement, distribution, product design and engineering support services.

The Special Meetings; Votes Required (Pages 25 and 27)

 The ACT Special Meeting

   Purpose. ACT will hold a special meeting of its stockholders to:

  . approve a proposal to approve and adopt the merger agreement and the issuance of ACT common stock pursuant to the merger agreement;

  . approve a proposal to amend ACT's restated articles of organization to increase the authorized number of shares of ACT common stock to 50,000,000; and

  . approve a proposal to adopt an Amended and Restated 1995 Stock Plan pursuant to which the aggregate number of shares of ACT common stock which may be issued under the plan shall be increased to 2,250,000.

   Who May Vote. If you were an ACT stockholder at the close of business on June 21,
1999, then you are entitled to vote at the ACT special meeting and to cast one vote for each share of ACT common stock you owned. On the record date, there were 9,091,600 shares of ACT common stock entitled to be voted at the ACT special meeting.

 Required Vote.

  . approval of the proposals to approve and adopt the merger agreement and the issuance of ACT common stock pursuant to the merger agreement and to amend ACT's restated articles of organization to increase the authorized number of shares of ACT common stock to 50,000,000 will each require an affirmative vote of the holders of a majority of the shares of ACT common stock outstanding as of the record date and entitled to vote thereon; and

  . approval of the proposal to approve and adopt an Amended and Restated
    1995 Stock Plan pursuant to which the aggregate number of shares of ACT common stock which may be issued under the plan shall be increased to 2,250,000 will require the affirmative vote of the holders of a majority of the shares of ACT common stock casting a vote on such proposal at the ACT special meeting.

   Effect of Broker Nonvote and Abstention. A broker nonvote or a failure to vote will have the effect of a vote against the proposals to approve and adopt the merger agreement and the issuance of ACT common stock pursuant to the merger agreement and to amend ACT's restated articles of organization. A broker nonvote or a failure to vote will have no effect on the approval of the proposal to approve and adopt the Amended and Restated 1995 Stock Plan. An abstention with respect to any of the ACT proposals will have the effect of a vote against such proposal.

   Shares Held by Affiliates; Agreements to Vote. John A. Pino, the Chairman of the Board, President and Chief Executive Officer of ACT, together with certain trusts for his benefit, who collectively beneficially held approximately 55% of the outstanding ACT common stock on the record date, entered into voting agreements whereby they agreed to vote all of their shares of ACT common stock for the approval of the merger and the merger agreement and any matters that could facilitate the merger. The form of voting agreement is attached as Annex D to this joint proxy statement/prospectus. Accordingly, approval of the proposals by the ACT stockholders is virtually assured.

 The CMC Special Meeting

   Purpose. CMC will hold a special meeting of its stockholders to approve the merger and the merger agreement.

   Who May Vote. If you were a CMC stockholder at the close of business on June 21, 1999, then you are entitled to vote at the CMC special meeting and to cast one vote for each share of CMC common stock you owned. On the record date, there were 7,681,798 shares of CMC common stock entitled to be voted at the CMC special meeting.

   Required Vote; Effect of Broker Nonvote and Abstention. Adoption of the merger and the merger agreement will require the affirmative vote of the holders of a majority of the shares of CMC common stock outstanding as of the record date and entitled to vote thereon. A broker nonvote, a failure to vote or an abstention will have the effect of a vote against the approval of the merger and the merger agreement.

   Shares Held by Affiliates; Agreements to Vote. The directors and executive officers of CMC, who collectively beneficially held approximately 29% of the outstanding CMC common stock on the record date (excluding any shares issuable upon the exercise of options), entered into voting agreements whereby they agreed to vote all of their shares of CMC common stock for the approval of the merger and the merger agreement and any matters that could facilitate the merger. The form of voting agreement is attached as Annex E to this joint proxy statement/prospectus.

The Merger (Page 30)

   As a result of the merger, CMC will become a wholly-owned subsidiary of ACT. The merger agreement is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read the merger agreement in its entirety as it is the legal document that governs the merger.

The Merger Consideration (Page 56)

   If the merger is completed, holders of CMC common stock will be entitled to receive 0.50 of a share of ACT common stock for each share of CMC common stock held at the effective time of the merger. Therefore, based on the closing price of ACT common stock on June 21, 1999 of $12.56, each CMC share would be exchanged for ACT common stock having a market value of $6.28 per share as a result of the merger. ACT will pay cash in lieu of any fractional share of ACT common stock to which a CMC stockholder would otherwise be entitled based on the trading price of ACT common stock shortly before the merger.

   EXAMPLE: If you currently own 100 shares of CMC common stock, then, after the merger, you will be entitled to receive 50 shares of ACT common stock.

   The number of shares of ACT common stock that will be issued for each share of CMC common stock as a result of the merger is fixed. This number of shares will not be adjusted as a result of changes in either ACT's or CMC's stock price. As a result, the value of the shares CMC stockholders will receive in the merger will not be known at the time you vote. Neither ACT nor CMC can terminate the merger agreement due to changes in the other party's stock price.

Our Recommendations to Stockholders (Pages 25 and 27)

 To ACT Stockholders:

   The ACT board of directors voted unanimously to approve the merger, the merger agreement and the other ACT proposals, has declared their advisability and believes that the merger and each of the other ACT proposals is in your best interest and unanimously recommends that you vote FOR each of proposals 1, 2 and 3.

 To CMC Stockholders:

   The CMC board of directors voted unanimously to approve the merger and the merger agreement, has declared their advisability and believes that the merger is in your best interest and unanimously recommends that you vote FOR the proposal to approve the merger and the merger agreement.

Ownership of ACT Following the Merger (Page 54)

   Based on the shares of CMC common stock outstanding on the record date, CMC stockholders will receive approximately 3.9 million shares of ACT common stock in the merger, which will constitute approximately 30% of the outstanding voting power of ACT following the merger.

Conditions to the Merger (Page 62)

   The completion of the merger depends upon satisfying a number of conditions, including:

  . the approval of the merger agreement by the stockholders of each of ACT and CMC;

  . the absence of any law or any order or injunction that effectively prohibits the merger;

  . the approval of the listing of the shares of ACT common stock to be issued in the merger on the Nasdaq National Market;

  . the effectiveness of the Registration Statement on Form S-4;

  . the receipt of letters from PricewaterhouseCoopers LLP and Deloitte &
    Touche LLP which concur with management's conclusions that the merger qualifies for pooling of interests accounting treatment;

  . the receipt of legal opinions that the merger will constitute a reorganization under the Internal Revenue Code; and

  . the expiration or termination of the waiting period under the Hart-Scott-
    Rodino Antitrust Improvements Act.

   Further, the obligation of ACT to complete the merger is also conditioned on, among other things:

  . the receipt by CMC of all material consents to the merger;

  . the absence of any new court or governmental proceeding or any order or injunction prohibiting or limiting either ACT's operation of CMC's business or ACT's exercise of all rights relating to CMC's assets after the merger, or seeking to force ACT to dispose of some or all of ACT's or CMC's business;

  . the continuing truth of CMC's representations and warranties and CMC materially performing its obligations under the merger agreement, subject to exceptions described in the merger agreement; and

  . no occurrence of an event having a material adverse effect on CMC.

   Further, the obligation of CMC to complete the merger is also conditioned on, among other things:

  . the receipt by ACT of all material consents to the merger;

  . the continuing truth of ACT's representations and warranties and ACT materially
   performing its obligations under the merger agreement, subject to exceptions described in the merger agreement; and

  . no occurrence of an event having a material adverse effect on ACT.

   Any condition to the merger may be waived by the party entitled to assert the condition.

Termination of the Merger Agreement and Termination Fees (Page 64)

   ACT and CMC can agree to terminate the merger agreement at any time without completing the merger. In addition, either company can agree to terminate the merger agreement without completing the merger, if any of the following occurs:

  . the merger is not completed by September 30, 1999;

  . the other party does not receive the required stockholder approvals at their special meeting;

  . a material adverse effect shall have occurred with respect to the other party and such material adverse effect is not cured during a certain period of time;

  . CMC accepts an acquisition proposal which the CMC board determines is more favorable than the merger or the CMC board recommends such an acquisition proposal to its stockholders;

  . any governmental entity or court prohibits completion of the merger;

  . the other party breaches the merger agreement such that certain closing conditions would not be satisfied and such breach is not cured during a certain period of time;

  . the board of directors of the other party withholds, withdraws, or modifies its recommendation of the merger or the merger agreement to its stockholders in a manner adverse to the terminating party; or

  . the other party fails to convene a special meeting of its stockholders on or before September 30, 1999.

   The merger agreement requires CMC to pay ACT a termination fee of $1.5 million if the merger agreement terminates under limited circumstances.

Interests of Executive Officers and Directors of CMC in the Merger (Page 50)

   In considering the recommendation of the CMC board, you should be aware of the interests that certain executive officers and directors of CMC have in the merger. These include:

  . accelerated vesting of stock options;

  . employment arrangements and severance agreements; and

  . indemnification and directors' and officers' liability insurance.

   In discussing the fairness of the merger to the stockholders of CMC, the CMC board took into account these interests. These interests are different from, and in addition to, your and their interests as stockholders. Certain executive officers and directors have stock options that will, under the terms of CMC's various employee benefit plans, become immediately exercisable as a result of the merger. As of the record date, executive officers and directors of CMC held stock options to purchase an aggregate of 162,594 shares of CMC common stock which will become immediately exercisable as a result of the merger.

   CMC has entered into employment arrangements with Matthew G. Landa, President, Chief Executive Officer and a director of CMC, and Andrew Moley, Chief Financial Officer and a director of CMC, and an employment agreement with Jack O'Rear, Chief Operating Officer of CMC, which may result in various severance payments if they are terminated as a result of the merger or otherwise.

   David S. Lee, the Chairman of the Board and largest stockholder of CMC, and one other current non-employee CMC board member, will be appointed as members of the ACT board of directors following the merger.

   ACT has also agreed to assume various indemnification obligations of CMC in favor of current CMC officers and directors and to maintain directors' and officers' liability insurance for the benefit of current CMC directors and officers for six years following the merger.

   As of the record date, directors and executive officers of CMC and their affiliates beneficially owned approximately 35.0% of the outstanding shares of CMC common stock (including shares issuable upon the exercise of options).

Opinions of Financial Advisors (Pages 38 and 44)

   In deciding to approve the merger and the merger agreement, our boards of directors received opinions from our respective financial advisors as to the fairness of the exchange ratio from a financial point of view. ACT received an opinion from its financial advisor, Deutsche Banc Alex. Brown, and CMC received an opinion from its financial advisor, BancBoston Robertson Stephens. The full text of these opinions are attached as Annexes B and C to this joint proxy statement/prospectus and should be read carefully in their entirety. The opinions of Deutsche Banc Alex. Brown and BancBoston Robertson Stephens are directed to the board of directors of ACT and CMC, respectively, and do not constitute a recommendation to any stockholder with respect to matters relating to the merger.

Accounting Treatment (Page 51)

   We expect the merger to qualify as a pooling of interests under generally accepted accounting principles, which means that we will treat our companies as if they had always been combined for accounting and financial reporting purposes.

Material Federal Income Tax Considerations (Page 52)

   We have structured the merger so that no gain or loss generally will be recognized by you for United States Federal income tax purposes on the exchange of shares of CMC common stock for shares of ACT common stock.

   Tax matters are very complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

Certain Regulatory Matters (Page 51)

   To complete the merger, we must make filings and receive authorizations from various federal and state governmental agencies in the United States. These filings relate to antitrust matters and other regulations. We have submitted the required filings. However, it is possible that some of these governmental authorities may impose conditions for granting approval. We cannot predict whether we will obtain all the required regulatory approvals within the time frame contemplated by the merger agreement or without burdensome conditions.

Appraisal Rights (Page 54)

   Under the Delaware General Corporation Law, the holders of CMC common stock are not entitled to any appraisal rights with respect to the merger because shares of CMC common stock are, and shares of ACT common stock to be issued in the merger will be, listed on the Nasdaq National Market.

  SELECTED HISTORICAL AND SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

   We are providing the following selected financial information to aid you in your analysis of the financial aspects of the merger. This information is only a summary and you should read it in conjunction with the historical consolidated financial statements and the unaudited pro forma condensed combining financial statements, and related notes, that are included in this joint proxy statement/prospectus. The results of operations for any interim period are not necessarily indicative of results for a full year, and historical results are not necessarily indicative of future results.

                   Selected Historical Financial Data of ACT

   The historical financial data for the annual periods presented below relating to ACT are derived from ACT's audited consolidated financial statements contained in the annual reports that we have filed with the SEC and, for periods subsequent to 1995, included elsewhere in this document and should be read in conjunction with that information. See the historical consolidated financial statements of ACT starting on Page F-3. The selected historical financial data for ACT for the three-month periods ended March 31, 1998 and 1999 are unaudited and were prepared on the same basis as the historical financial information for the respective annual periods. In the opinion of ACT's management, all adjustments, consisting only of normal recurring adjustments, have been included for a fair presentation of results of operations for such interim periods.

                      Selected Consolidated Financial Data
                     (In thousands, except per share data)

                                                                         Three Months
                                                                             Ended
                                Fiscal Year Ended December 31,             March 31,
                          -------------------------------------------- ------------------
                           1994     1995     1996     1997      1998     1998      1999
                          ------- -------- -------- --------  -------- --------  --------
Consolidated Statement
 of Operations Data:
Net sales...............  $85,848 $115,658 $225,900 $264,654  $290,529 $ 60,943  $ 81,190
Operating income (loss).    7,840    7,527   18,354   (3,530)    4,532   (1,045)    3,828
Net income (loss).......    6,954    5,771   10,157   (4,007)    1,282   (1,126)    1,866
Pro forma net income....  $ 4,353 $  4,466 $    --  $    --   $    --  $    --   $    --
Basic:
 Net income (loss) per
  common share..........  $  1.24 $   0.73 $   1.16 $  (0.45) $   0.14 $  (0.12) $   0.21
 Pro forma net income
  per common share......  $  0.70 $   0.55      --       --        --       --        --
 Weighted average shares
  outstanding...........    5,600    7,895    8,762    8,952     9,063    9,063     9,068
Diluted:
 Net income (loss) per
  common share..........  $  1.14 $   0.71 $   1.13 $  (0.45) $   0.14 $  (0.12) $   0.20
 Pro forma net income
  per common share......  $  0.65 $   0.54      --       --        --       --        --
 Weighted average shares
  outstanding...........    6,098    8,172    9,012    8,952     9,199    9,063     9,511

                                                                             As of
                                      As of December 31,                   March 31,
                          -------------------------------------------- ------------------
                           1994     1995     1996     1997      1998     1998      1999
                          ------- -------- -------- --------  -------- --------  --------
Consolidated Balance
 Sheet Data:
Working capital.........  $14,646 $ 35,070 $ 71,091 $ 35,048  $ 70,175 $ 31,887  $ 72,934
Total assets............   33,618   61,095  107,595  113,539   145,369  119,841   160,666
Long-term debt, less
 current portion........   10,255    2,638   29,055      730    40,475      618    43,357
Total stockholders'
 equity.................  $ 7,355 $ 35,688 $ 47,132 $ 49,259  $ 50,234 $ 48,139  $ 52,536

   ACT operated as an S corporation for income tax purposes from November 1, 1987 to March 28, 1995. Accordingly, during that period, ACT had not been subject to federal income taxes and had been subject to certain state income taxes at a reduced rate. Therefore, net income for the years ended December 31, 1994 and 1995 is presented on a pro forma basis as if ACT had been a C corporation for the period presented.

   ACT's pro forma net income per common share for 1994 and 1995 reflects the assumed issuance of 650,000 shares that ACT would have needed to issue at the initial public offering price of ACT's common stock to fund the distribution of all previously taxed but undistributed S Corporation earnings to ACT's stockholders through March 28, 1995, approximately $7.8 million. The weighted average shares outstanding for pro forma basic and diluted net income per share were 6.3 million and 6.7 million, respectively, in 1994 and 8.1 million and 8.3 million, respectively, in 1995.

                   Selected Historical Financial Data of CMC

   The historical financial data for the annual periods presented below relating to CMC are derived from CMC's audited consolidated financial statements contained in the annual reports that we have filed with the SEC and, for periods subsequent to 1995, included elsewhere in this document and should be read in conjunction with that information. See the historical consolidated financial statements of CMC starting on page F-25. The selected historical financial data for CMC for the nine month periods ended April 30, 1998 and 1999 are unaudited and were prepared on the same basis as the historical financial information for the respective annual periods. In the opinion of CMC's management, all adjustments, consisting only of normal recurring adjustments, have been included for a fair presentation of results of operations for such interim periods.

                      Selected Consolidated Financial Data
                     (In thousands, except per share data)

                                                                       Nine Months Ended
                                   Fiscal Year Ended July 31,              April 30,
                          -------------------------------------------- -----------------
                            1994     1995     1996     1997     1998     1998     1999
                          -------- -------- -------- -------- -------- -------- --------
Consolidated Statement
 of Operations Data:
Net sales...............  $163,779 $144,303 $164,711 $214,485 $301,955 $237,612 $206,991
Operating income (loss).     6,818      550    1,712    3,950    5,430    6,020   (2,901)
Net income (loss).......  $  3,376 $     40 $    105 $  1,606 $  2,531 $  3,099 $ (2,509)
Basic:
 Net income (loss) per
  common share..........  $   0.63 $   0.01 $   0.02 $   0.24 $   0.35 $   0.44 $  (0.33)
 Weighted average shares
  outstanding...........     5,348    6,087    6,235    6,757    7,205    7,104    7,606
Diluted:
 Net income (loss) per
  common share..........  $   0.60 $   0.01 $   0.02 $   0.22 $   0.34 $   0.41 $  (0.33)
 Weighted average shares
  outstanding...........     5,664    6,253    6,449    7,167    7,553    7,495    7,606

                                                                             As of
                                         As of July 31,                    April 30,
                          -------------------------------------------- -----------------
                            1994     1995     1996     1997     1998     1998     1999
                          -------- -------- -------- -------- -------- -------- --------
Consolidated Balance
 Sheet Data:
Working capital.........  $ 19,862 $ 21,739 $ 20,914 $ 20,635 $ 15,593 $ 22,423 $ 15,617
Total assets............    66,426   65,964   67,434   96,543   94,605  105,181   94,005
Long-term debt, less
 current portion........     5,545    6,341    6,261    4,390    2,268    3,122    4,547
Total stockholders'
 equity.................  $ 27,983 $ 28,338 $ 31,102 $ 34,844 $ 41,945 $ 42,305 $ 40,112

              Summary Unaudited Pro Forma Combined Financial Data

   We have provided summary unaudited financial data of ACT after giving effect to the merger, which is referred to as "pro forma" information. You should read this information in conjunction with, and such information is qualified in its entirety by, the respective historical financial statements and notes thereto of ACT and CMC included elsewhere in this joint proxy statement/prospectus. In presenting this summary unaudited pro forma combined financial data, we treated our companies as if they had always been combined for accounting and financial reporting purposes. This method is known as the "pooling of interests" method of accounting. The operating data assumes that the merger had been consummated at the beginning of the earliest period presented. ACT prepares its financial statements on the basis of a fiscal year ending on December 31. CMC prepares its financial statements on the basis of a fiscal year ending on July 31. The table below combines ACT's audited results of operations for the fiscal years ended December 31, 1998, 1997 and 1996 with CMC's audited results of operations for the fiscal years ended July 31, 1998, 1997 and 1996, respectively. The table also combines ACT's unaudited results of operations for the three months ended March 31, 1999 and 1998 with CMC's unaudited results of operations for the three months ended April 30, 1999 and 1998. CMC's net sales and net loss for the six months ended January 31, 1999, excluded from the pro forma financial data, were $148.3 million and $1.9 million, respectively. The pro forma balance sheet data combines ACT's unaudited balance sheet as of March 31, 1999 with CMC's unaudited balance sheet as of April 30, 1999. We have prepared this information on a basis consistent with the unaudited pro forma condensed combining financial statements included elsewhere in this joint proxy statement/prospectus. You should be aware that this summary unaudited pro forma information is presented for illustrative purposes only and may not be indicative of the operating results or financial position that would have occurred or that will occur after the consummation of the merger.

   The unaudited pro forma combined net income (loss) applicable to common shares excludes the following:

  . The positive effects of potential cost savings that we may achieve upon combining our resources;

  . Transaction costs of approximately $5.5 million, including investment banking, legal, accounting and printing fees related to the merger; and

  . Consolidation and integration expenses involved in combining our two companies.

   Unaudited pro forma combined net income (loss) per common share is based upon the combined historical weighted average number of common shares outstanding, after adjustments of CMC's historical number of shares, assuming an exchange ratio of 0.50.

              Summary Unaudited Pro Forma Combined Financial Data
                     (In thousands, except per share data)

                                                               Three Months
                          Fiscal Year Ended December 31,      Ended March 31,
                          ---------------------------------- ------------------
                             1996       1997        1998       1998      1999
                          ----------------------  ---------- --------  --------
Unaudited Pro Forma
 Combined Statement of
 Operations Data:
Net sales...............  $  390,611  $  479,139  $  592,484 $119,508  $139,867
Operating income (loss).      20,066         420       8,761      (68)    3,253
Net income (loss).......      10,262      (2,401)      3,092     (703)    1,330
Basic net income (loss)
 per common share.......  $     0.86  $    (0.19) $     0.24 $  (0.05) $   0.10
Diluted net income
 (loss) per common
 share..................  $     0.84  $    (0.19) $     0.24 $  (0.05) $   0.10
Weighted average shares
 outstanding--basic.....      11,880      12,330      12,665   12,783    12,897
Weighted average shares
 outstanding--diluted...      12,237      12,330      12,976   12,783    13,340

                            As of
                          March 31,
                             1999
                          -------------
Unaudited Pro Forma
 Combined Balance Sheet
 Data:
Working capital.........  $   83,459
Total assets............     254,059
Long-term debt, less
 current portion........      49,268
Total stockholders'
 equity.................      86,536

   The pro forma balance sheet has been adjusted to reflect the estimated non-recurring costs of the merger, which are estimated at approximately $5.5 million. This estimate includes investment banking, legal, accounting and printing fees related to the merger.

                           COMPARATIVE PER SHARE DATA

   The table below summarizes certain historical per share information of ACT and CMC and per share data of the combined company on both an unaudited pro forma combined basis and on a per share equivalent pro forma combined basis after giving effect to the merger using the "pooling of interests" method of accounting. We have calculated pro forma net income per share and book value per share assuming that 0.50 of a share of ACT common stock is issued in exchange for each share of CMC common stock outstanding. You should read this information along with the selected historical financial data of ACT and CMC included elsewhere in this document, the unaudited pro forma combined financial data and the separate audited historical financial statements of ACT and CMC and notes thereto, included elsewhere in this joint proxy statement/prospectus. This information is qualified in its entirety by the respective historical financial statements of ACT and CMC. We have presented the unaudited pro forma combined financial data for illustrative purposes only. It is not necessarily indicative of the operating results or financial position of the combined company that would have occurred if the merger had been completed at the beginning of the indicated periods or that will occur after the consummation of the merger. You should not construe the unaudited pro forma combined financial data presented below as representative of future operations. Neither ACT nor CMC has paid cash dividends to the holders of their common stock (except, in the case of ACT, for dividends paid to stockholders when the company was an S corporation).

   ACT prepares its financial statements on the basis of a fiscal year ending December 31, and CMC prepares its financial statements on the basis of a fiscal year ending on July 31. The table below combines, for fiscal years ended 1996, 1997 and 1998, ACT's audited results of operations for each of the three years ended December 31, 1998 with CMC's audited results of operations for each of the three years ended July 31, 1998. The table also combines ACT's unaudited results of operations for each of the three months ended March 31, 1998 and 1999 with CMC's unaudited results of operations for each of the three months ended April 30, 1998 and 1999, respectively.

   We computed all basic net income (loss) per share data using the weighted average number of shares of common stock outstanding during the period. We computed all diluted net income (loss) per share data using the weighted average number of shares of common stock outstanding and dilutive potential common stock outstanding during the period. We based all book value per share data upon the number of shares of common stock outstanding at the end of the related period.

   The pro forma combined net income (loss) per common share and book value per common share represent the pro forma combined net income (loss) and stockholders' equity for ACT and CMC, including pro forma adjustments, divided by the total pro forma common shares of the combined entity, assuming an exchange ratio of 0.50. The CMC pro forma equivalent net income (loss) per common share and book value per common share are computed by multiplying the ACT pro forma combined per share amounts by the exchange ratio of 0.50.

                                                                Three Months
                                            Fiscal Year Ended       Ended
                                               December 31,       March 31,
                                            ------------------- --------------
                                            1996   1997   1998   1998    1999
                                            ----- ------  ----- ------  ------
   Historical--ACT:
   Net income (loss) per common share:
     Basic................................. $1.16 $(0.45) $0.14 $(0.12) $ 0.21
     Diluted............................... $1.13 $(0.45) $0.14 $(0.12) $00.20
   Book value per common share.............               $5.55         $55.78
   Historical--CMC:
   Net income (loss) per common share:
     Basic................................. $0.02 $00.24  $0.35 $00.08  $(0.07)
     Diluted............................... $0.02 $00.22  $0.34 $00.08  $(0.07)
   Book value per common share.............               $5.58         $55.22
   Pro Forma Combined:
   Net income (loss) per common share:
     Basic................................. $0.86 $(0.19) $0.24 $(0.05) $00.10
     Diluted............................... $0.84 $(0.19) $0.24 $(0.05) $00.10
   Book value per common share.............               $7.19         $ 7.17
   CMC Pro Forma Equivalent:
   Net income (loss) per common share:
     Basic................................. $0.43 $(0.10) $0.12 $(0.03) $00.05
     Diluted............................... $0.42 $(0.10) $0.12 $(0.03) $00.05
   Book value per common share.............               $3.60         $ 3.58

                      COMPARATIVE MARKET PRICE INFORMATION

   ACT common stock is listed on the Nasdaq National Market under the symbol "ACTM." CMC common stock is listed on the Nasdaq National Market under the symbol "CMCI." The following table sets forth the high and low bid information for ACT common stock and CMC common stock for the calendar quarters indicated. Such information reflects inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions.

                                                           ACT          CMC
                                                      Common Stock  Common Stock
                                                      ------------- ------------
                                                       High   Low    High   Low
                                                      ------ ------ ------ -----
      1997:
        First Quarter................................ $29.25 $18.25 $13.25 $8.75
        Second Quarter...............................  41.75  19.50   9.75  5.25
        Third Quarter................................  47.56  31.50  10.75  6.13
        Fourth Quarter...............................  33.75  12.38  14.06  5.75
      1998:
        First Quarter................................  18.06   9.50  11.50  5.88
        Second Quarter...............................  13.13   6.13  10.88  7.13
        Third Quarter................................  12.81   5.91   8.25  3.50
        Fourth Quarter...............................  14.75   5.06   7.63  2.75
      1999:
        First Quarter................................  19.13  12.88   6.56  3.75
        Second Quarter (through June 21, 1999).......  17.25  11.88   7.13  4.13

   Neither ACT nor CMC paid cash dividends on its common stock during these periods. We presently do not intend to declare cash dividends on our common stock in the foreseeable future. Both of ACT's and CMC's credit facilities prohibit the payment of cash dividends on its capital stock.

                            COMPARATIVE MARKET DATA

   The following table presents trading information for ACT common stock and CMC common stock for May 7, 1999 and June 21, 1999. May 7, 1999 was the last full trading day prior to the public announcement of the proposed merger. June 21, 1999 was the last practicable trading day for which information was available prior to the date of the first mailing of this joint proxy statement/prospectus.

                                        ACT Common Stock   CMC Common Stock
                                      -------------------- -----------------
                                       High   Low   Close  High   Low  Close
                                      ------ ------ ------ ----- ----- -----
May 7, 1999.......................... $15.19 $15.00 $15.13 $6.44 $5.63 $6.13
June 21, 1999........................ $12.56 $12.50 $12.56 $6.19 $6.13 $6.13

   We urge you to obtain current market quotations for ACT common stock and CMC common stock.

                                  RISK FACTORS

   The Private Securities Litigation Reform Act contains certain safe harbors regarding forward-looking statements. From time to time, information provided by us or statements made by our respective employees may contain "forward-looking" information, which involve risks and uncertainties. Any statements in this joint proxy statement/prospectus that are not statements of historical fact are forward-looking statements, including, but not limited to, statements concerning:

  . expectations regarding, and the potential effects of, the merger;

  . Year 2000 plans, expectations, compliance and cost;

  . the characteristics and growth of our markets and customers;

  . expectations, objectives and plans for future operations;

  . our ability to effectively manage the costs of the manufacturing processes and costs of our internal operations; and

  . our expected results of operations, financial condition, liquidity and capital resources.

   In addition to the other information included in this joint proxy statement/prospectus, the following cautionary statements should be considered carefully in evaluating our companies, our businesses and whether to vote to approve the merger, the merger agreement and the other ACT proposals. The factors discussed in these cautionary statements, among other factors, could cause actual results to differ materially from those contained in the forward-looking statements made in this joint proxy statement/prospectus and presented elsewhere by our management from time to time. These cautionary statements are being made pursuant to the provisions of the Private Securities Litigation Reform Act and with the intention of obtaining the benefits of the safe harbor provisions of such Act.

   You should consider the following risk factors in connection with a vote on the merger, the merger agreement and the other proposals.

The value of the ACT shares to be received by CMC stockholders will fluctuate with the ACT share price.

   The number of shares to be received by CMC stockholders in the merger is fixed at 0.50 of a share of ACT common stock for each share of CMC common stock outstanding at the effective time of the merger. This exchange ratio will not change even if the market price of ACT common stock or CMC common stock changes before the merger is completed. Accordingly, you will not know the actual market value of ACT common stock to be received in connection with the merger when you vote upon the merger and other proposals. We urge you to obtain current market quotations for ACT common stock and CMC common stock. Stock price variations could be the result of numerous factors, including:

  . changes in the business, operations or prospects of ACT, CMC or the combined company;

  . market assessments of the likelihood that the merger will be consummated and the timing thereof;

  . general market and economic conditions; and

  . other factors both within and beyond our control.

The expected benefits from the merger may not occur.

   We have entered into the merger agreement with the expectation that the merger will result in certain benefits, including, without limitation:

  . cost savings related to redundant activities;

  . operating efficiencies;

  . revenue enhancements; and

  . other synergies.

   We cannot assure you that the combined company will realize any of the anticipated benefits of the merger. Integrating our operations and personnel will be a complex and difficult process and achieving the benefits of the merger will depend in large part upon the successful integration of our businesses in an efficient and timely manner. The diversion of the attention of our management and any difficulties and related costs encountered in the process of combining our companies could cause the disruption of, or a loss of momentum in, the activities of the combined company. The inability to successfully integrate the operations and personnel of our companies, or any significant delay in achieving integration, could have a material adverse effect on the business, financial condition and results of operations of the combined company after the merger. Integration of the two companies and operation of the combined company will result in significant costs as well as demands on management personnel. The merger would have had a dilutive effect on ACT's net income per share on a pro forma combined basis for recent periods. See "Unaudited Pro Forma Condensed Combining Financial Statements" beginning on page 67. We cannot assure you that the merger will become accretive to net income at any point in the future or that the benefits derived by the combined company in the merger will outweigh or exceed the dilutive effects of the merger. For a discussion of other relevant factors and assumptions, see "The Merger--Joint Reasons for the Merger," "--ACT's Reasons for the Merger," and
 "--CMC's Reasons for the Merger,"  beginning on page 34.

The merger may result in loss of customers, employees and suppliers.

   The announcement and completion of the merger could cause certain of our customers to either seek alternative sources of product supply and service, or delay or change orders for products or services due to uncertainty over the integration of our companies. As a result, the combined company may experience some customer attrition after the merger. For the same reason, the combined company may also see certain suppliers ending their relationship with us. Difficulties in combining operations, including the uncertainty related to organizational changes, could also negatively affect employee morale and result in the loss of key employees as a result of the merger. Any steps taken by us to counter such increased customer, supplier and employee attrition may not be effective. Failure by us to control attrition could have a material adverse effect on the combined company's business, financial condition and results of operations.

We expect substantial transaction, consolidation and integration costs related to the merger.

   Whether or not the merger is consummated, we will have incurred substantial expenses. We estimate that, if the merger is consummated, the combined company will incur transaction costs of approximately $5.5 million, including investment banking, legal, accounting and printing fees. We expect that we will also incur significant consolidation and integration expenses which we cannot accurately estimate at this time. We expect that the combined company will charge the majority of these costs and expenses to operations in fiscal 1999. The amount of the transaction costs is a preliminary estimate and is subject to change. Actual transaction costs may substantially exceed our estimates and, when combined with the expenses incurred in connection with the consolidation and integration of our companies, could have an adverse effect on the business, financial condition and operating results of the combined company. In addition, if the merger agreement is terminated under certain circumstances, CMC may be required to pay ACT a termination fee in an amount of $1.5 million. See "The Merger Agreement--Termination; Fees and Expenses."

The merger may result in defaults under other agreements.

   Unless we obtain consents prior to the merger, consummation of the merger may result in a default under one or more agreements applicable to us, dealing with, among other things:

  . real property and equipment leases; and

  . bank agreements.


Such defaults may result in the combined company becoming liable for litigation costs, settlement expenses or, possibly, contractual liabilities. The consents necessary to avoid such liability may not be obtained and, if they are not obtained, the consequences of such failure may be material to the combined company.

ACT stockholders may have less influence following the merger.

   We estimate that there will be approximately 12.9 million shares of ACT common stock outstanding upon consummation of the merger. The former ACT stockholders will own an aggregate of approximately 70%, and the former CMC stockholders will own an aggregate of approximately 30%, of the combined company after the merger. Accordingly, the ACT stockholders may have less influence over the management and policies of ACT after the merger than they currently exercise.

John A. Pino will have significant influence after the merger.

   John A. Pino, ACT's Chairman of the Board, President and Chief Executive Officer, and certain trusts for his benefit collectively beneficially own approximately 55% of ACT's outstanding common stock as of the record date and will beneficially own approximately 39% of the combined company's common stock after the merger. As a result, Mr. Pino will be able to exert significant influence over the combined company through his ability to influence the election of directors and all other matters that require action by the combined company's stockholders. The voting power of these stockholders under certain circumstances could have the effect of preventing or delaying a change in control of ACT.

   The following risk factors should be considered in connection with an investment in the ACT common stock.

Our business is dependent on a small number of large customers.

   For the three months ended March 31, 1999, ACT's four largest customers accounted for approximately 73% of ACT's net sales. Sales to customers representing at least 10% of ACT's net sales for such period were as follows:

  . Nortel Networks (formerly Bay Networks and Aptis Communications)--29%;

  . Ascend Communications--23%; and

  . EMC Corporation--15%.

In fiscal 1998 and 1997, ACT's five largest customers accounted for approximately 68% and 70%, respectively, of ACT's net sales.

   Likewise, in the nine months ended April 30, 1999, CMC's four largest customers accounted for approximately 65% of CMC's consolidated net sales. Sales to customers representing at least 10% of CMC's net sales for such period were as follows:

  . Diamond Multimedia--30%;

  . Reltec Corporation--16%; and

  . Premisys Communications--11%.


In fiscal years ended July 31, 1998, 1997 and 1996, CMC's four largest customers accounted for approximately 56%, 61% and 63%, respectively, of CMC's consolidated net sales. CMC's sales to Micron Electronics, with whom business was discontinued in the second quarter of fiscal 1998, accounted for approximately 24% and 21% of CMC's revenues for the fiscal years ended July 31, 1998 and July 31, 1997, respectively.

   While this customer concentration is expected to decrease as a result of the merger, it is still a significant factor. The combined company's results may depend to a significant extent on its ability to diversify its customer base to reduce its reliance on particular customers. We cannot assure you that our principal customers will continue to purchase products and services from the combined company at current levels, if at all. Nor can we assure you that the combined company will be able to consistently expand its customer base to make up any sales shortfalls from such major customers so as to increase overall revenue. Any of the following could have a material adverse effect on the combined company's business, financial condition and results of operations:

  . the loss of one or more major customer;

  . a significant reduction or delay in purchases from any major customer;

  . discontinuance by any major customer of products manufactured by the combined company;

  . a reduction in demand for the products of major customers that are manufactured by the combined company;

  . the failure to expand the combined company's customer base;

  . developments adverse to our customers or their products;

  . consolidation in our customers' markets; or

  . the inability or unwillingness of a major customer to pay for products and services on a timely basis or at all.

Our business is dependent on the electronics industry.

   Our customer bases have historically been concentrated in a limited number of segments within the electronics industry. Net sales to customers within the networking and telecommunications segment accounted for over 50% of ACT's net sales in each of the first three months of 1999 and fiscal 1998 and 1997 and over 50% of CMC's net sales in each of the first nine months of fiscal 1999 and fiscal 1998 and 1997. These industry segments, and the electronics industry as a whole, are subject to:

  . intense competition;

  . rapid technological changes;

  . significant fluctuations in product demand;

  . relatively short product life-cycles;

  . economic cycles, including recessionary periods;

  . consequent product obsolescence; and

  . consolidation.

Developments adverse to such industry segments could have a material adverse effect on the combined company. Within the electronics industry, Year 2000 concerns may adversely affect demands or spending patterns for our customers' products, thereby adversely affecting demand for our services. A recessionary period or other event leading to excess capacity affecting the electronics industry generally or one or more of the industry segments served by us would likely result in intensified price competition, reduced gross margins and a decrease in net sales. Any of such factors could have a material adverse effect on the combined company's business, financial condition and results of operations.

Our customers do not enter into long-term purchase orders or commitments.

   The level and timing of orders placed by our customers vary due to:

  . customer attempts to manage inventory;

  . changes in the customers' manufacturing strategy; and

  . variation in demand for customer products.

   We generally do not obtain long-term purchase orders or commitments from our customers. We work with our customers to anticipate delivery dates and future volume of orders based on customer forecasts. We rely on our estimates of anticipated future volumes when making commitments regarding:

  . the levels of business that we will seek and accept;

  . the timing of production schedules;

  . the purchase of inventory; and

  . the levels and utilization of personnel and other resources.

Customers may cancel, reduce or delay orders that were either previously made or anticipated for a variety of reasons. Significant or numerous cancellations, reductions or delays in orders by a customer could have a material adverse effect on the combined company's business, financial condition and results of operations. From time to time, we will purchase certain components without a customer commitment to pay for them. We may source components for product assemblies based on customer forecasts. However, our policy is that customers are responsible for materials and associated acquisition costs in the event of a significant reduction, delay or cancellation of orders from the forecasted amounts. A customer's unwillingness or inability to reimburse us for materials costs in the case of a significant variance from forecast could have a material adverse effect on the combined company's business, financial condition and results of operations.

We anticipate that our net sales and operating results will fluctuate.

   Our operating results have varied and may continue to fluctuate significantly from quarter to quarter. A substantial portion of net sales in a given quarter may depend on obtaining and fulfilling orders for assemblies to be manufactured and shipped in the same quarter in which those orders are received. Further, a significant portion of net sales in a given quarter may depend on assemblies configured, completed, packaged and shipped in the final weeks of such quarter. In addition to the variability resulting from the short-term nature of our customers' commitments, the following factors may contribute to such fluctuations:

  . the level and timing of customer orders;

  . shipment delays;

  . customers' announcements and introduction of new products or new generations of products;

  . evolutions in the life cycles of customers' products;

  . timing of expenditures in anticipation of future orders;

  . cost effectiveness in managing manufacturing processes;

  . changes in cost and availability of labor and components;

  . inefficiencies in managing inventory and fixed assets;

  . capacity utilization;

  . inventory obsolescence;

  . interruptions in manufacturing;

  . increased expenses, whether related to sales and marketing, administration or otherwise;

  . accounts receivable or bad debt write-offs;

  . acquisitions and related charges and expenses;

  . competition in the electronics manufacturing services market;

  . trends in the electronics industry; and

  . changes or anticipated changes in economic conditions.

Because our operating expenses are based on anticipated revenue levels and a high percentage of our operating expenses are relatively fixed in the short term, any unanticipated shortfall in revenue in a quarter may have a material adverse effect on the combined company's business, financial condition and results of operations for that quarter. Also, any significant shift in our product assembly mix is likely to cause our margins to fluctuate and could have a material adverse impact on the combined company's results of operations for that period. Results of operations in any period should not be considered indicative of the results to be expected for any future period. It is likely that in some future period the combined company's results of operations will fail to meet the expectations of securities analysts or investors, and the price of the combined company's common stock could decline significantly.

We will face intense competition.

   The electronics manufacturing services industry is highly competitive. We compete against numerous U.S. and foreign electronics manufacturing services providers with global operations. We also face competition from a number of electronics manufacturing services providers who operate on a local or regional basis. In addition, current and prospective customers continually evaluate the merits of manufacturing products internally. Consolidation in the electronics manufacturing services industry results in a continually changing competitive landscape. The consolidation trend in the industry also results in larger and more geographically diverse competitors who have significant combined resources with which to compete against us. Certain of our competitors have substantially greater managerial, manufacturing, financial, systems, sales and marketing resources than either of us individually or as a combined company. These competitors:

  . may have the ability to respond more quickly to new or emerging technologies;

  . may have greater name recognition, critical mass and market presence;

  . may have a greater ability to take advantage of acquisition opportunities;

  . may adapt more quickly to changes in customer requirements; and

  . may devote greater resources to the development, promotion and sale of their services than the combined company.

We may be operating at a cost disadvantage compared to manufacturers who have greater direct buying power from component suppliers, distributors and raw material suppliers or who have lower cost structures. Our manufacturing processes are generally not subject to significant proprietary protection, and companies with greater resources or a greater geographic presence may enter the market. Increased competition from existing or potential competitors could result in price reductions, reduced margins or loss of market share. Each such result could have a material adverse effect on the combined company's business, financial condition and results of operations.

We will be dependent on a limited number of suppliers for certain components.

   We rely on a single or limited number of third-party suppliers for many proprietary components used in the assembly process. We do not have any long-term supply agreements. Shortages of certain electronic components have occurred from time to time. Moreover, the consolidating nature of our suppliers' industry results in changes in supply relationships, component price, availability and quality. Due to our utilization of just-in-time inventory techniques, the timely availability of many components is dependent on our ability to both continuously develop accurate forecasts of customer volume requirements and manage the materials supply chain. Component shortages could result in manufacturing and shipping delays or increased component prices. Our inability to obtain key components on a timely basis could materially and adversely affect the combined company's business, financial condition and results of operations.

Our products may contain design or manufacturing defects.

   The products we manufacture for customers to their specifications are highly complex and may at times contain design or manufacturing errors or failures. Such defects have been discovered in the past. Despite our quality control and quality assurance efforts, such defects may occur in the future. Defects in the products we manufacture, whether caused by a design, manufacturing or component failure or error, may result in delayed shipments to customers or reduced or cancelled customer orders. If such defects occur in large quantities or too frequently, our business reputation may also be impaired. In addition, any of such defects may result in liability claims against us. Any of such results could have a material adverse effect on the combined company's business, financial condition and operating results.

Our operating results will depend on our ability to manage our growth.

   We have grown rapidly in recent years and we expect to continue to expand our operations. Such growth has placed, and will continue to place, significant strain on our management, operations, technical, financial, systems, sales, marketing and other resources. We will have to continue to invest in both our manufacturing infrastructure to expand capacity and our operational, financial and management information systems. We will also have to develop further the management skills of our managers and supervisors. As a result of an inventory shortfall of ACT occurring in the fourth quarter of 1997, ACT has reviewed and continues to review its security procedures and operating and financial controls. Based upon such review, ACT has implemented enhanced security systems and inventory work-in-process tracking systems and expects to continue to identify opportunities to implement enhanced procedures and controls. ACT has also implemented various cost management programs to enhance its profitability. Such programs implemented by management may not result in the anticipated cost savings, however. If we fail to manage our expected growth effectively, the quality of our services and products and our results of operations could suffer significantly.

We will be subject to risks normally associated with international operations because of our expected operations outside the U.S.

   ACT acquired in 1997, and then subsequently expanded in 1998, operations in Dublin, Ireland. CMC began operations in Hermosillo, Mexico in 1998 and opened a procurement office in Taiwan in 1998. We may in the future expand into other geographic regions. We have limited experience in managing geographically dispersed operations and in operating in Europe, Mexico or Asia. We also purchase a significant number of components manufactured in foreign countries. Because of the scope of our international operations, we are subject to numerous risks, including:

  . economic or political instability;

  . transportation delays and interruptions;

  . foreign exchange rate fluctuations;

  . employee turnover and labor unrest;

  . longer payment cycles;

  . greater difficulty in collecting accounts receivable;

  . utilization of different systems and equipment;

  . difficulties in staffing and managing foreign personnel and diverse cultures; and

  . less developed infrastructures.

Any of these risks could have a material adverse effect on the combined company's business, financial condition and results of operations. Changes in policies by the U.S. or foreign governments could also result in, among other things:

  . increased duties;

  . increased regulatory requirements;

  . higher taxation;

  . currency conversion limitations;

  . restrictions on the transfer of funds;

  . the imposition or increase of tariffs; or

  . limitations on imports or exports.

These policy changes could have a material adverse effect on the combined company's business, financial condition and results of operations. Also the combined company could be adversely affected if the current policies encouraging foreign investment or foreign trade by its host countries were to be reversed.

We may need to make additional acquisitions.

   In light of the consolidation trend in our industry, we may at some time in the future acquire additional electronics manufacturing services providers, facilities, assets or businesses. We may compete for acquisition opportunities with entities having significantly greater resources than the combined company. As a result, we may not succeed in acquiring certain companies, businesses, facilities or assets that we seek to acquire. Failures to consummate additional acquisitions may prevent us from accumulating sufficient critical mass required by customers in such a consolidating industry. Such a failure could have a material adverse effect on the combined company's ability to compete and therefore on its business, financial condition and results of operations.

Moreover, acquisitions that we do complete may result in:

  . the potentially dilutive issuance of equity securities;

  . the incurrence of debt and amortization expenses related to goodwill and other intangible assets; and

  . the incurrence of significant costs and expenses.

All of these factors could materially and adversely affect the combined company's business, financial condition and results of operations following such a transaction. Such transactions also involve numerous business risks, including:

  . difficulties in the assimilation of the operations, technologies, personnel and products of the acquired companies;

  . the diversion of management's attention from other business concerns;

  . the potential disruption of our business; and

  . the potential loss of key employees from such a combined company.

If we are not able to successfully integrate the key employees and businesses of acquired companies, or any acquired facilities or assets, the business, financial condition and results of operations of the combined company may be adversely effected.

We may expand our operations.

   We may expand our operations by establishing new manufacturing facilities or by expanding current capacity. We may expand both in geographical areas in which we currently operate or in new geographical areas within the United States and internationally. Expansion of operations involves numerous business risks, including:

  . the potential inability to successfully integrate additional facilities or capacity and to realize anticipated synergies, economies of scale or other value;

  . difficulties in the timing of such expansions, including delays in the implementation of construction and manufacturing plans;

  . the diversion of management's attention from other business areas during the planning and implementation of expansions;

  . the strain placed on our operational, financial, management, technical and information systems and resources;

  . the incurrence of significant costs and expenses;

  . the potential that we will not be able to locate enough customers or employees to support the expansion; and

  . various other difficulties associated with starting operations in a new geographic area.

The combined company's business, financial condition and results of operations could be adversely effected if such expansion and new facilities do not achieve growth sufficient to offset the increased expenditures associated with such expansions. Thus, we cannot assure you that:

  . we will be able to successfully integrate or manage any expanded operations;

  . such expansion will contribute positively to our results of operations;
    or

  . we will not be adversely affected by such expansion.

We may need additional financing.

   Our future success may be dependent on our ability to obtain additional financing and capital to support our continued growth and operations. We may seek to raise such capital by:

  . issuing additional equity securities;

  . issuing debt securities;

  . obtaining additional lease financings;

  . increasing our lines of credit; or

  . obtaining off-balance sheet financing.

We cannot assure you that we will be able to obtain such additional capital when we want or need it, or that it will be available on terms which are satisfactory and in the best interests of the combined company. If we issue additional equity securities or convertible debt to raise capital, it will be dilutive to your ownership interest in the combined company. Furthermore, if we are able to raise such additional capital, it may adversely effect the combined company as a result of the terms and conditions associated with such additional capital.

We are dependent upon our key personnel and skilled employees.

   Our future success will be largely dependent upon the skills and efforts of John A. Pino, ACT's President and Chief Executive Officer, and the combined company's other key executives as well as its managerial, sales and technical employees. With the exception of Jack O'Rear, CMC's current Vice President and Chief Operating Officer, and a small number of CMC's sales people, none of the senior management or other key employees of the combined company is currently subject to any employment contract or noncompetition agreement. We do not plan to maintain any key-man life insurance on any of our key executives. The loss of services of any of our executives or other key personnel, as a result of the merger or otherwise, could have a material adverse effect on the combined company's business, financial condition and results of operations. Continued growth of the combined company will also require that it attract, motivate and retain additional skilled and experienced managerial, sales and technical personnel. Competition for such personnel is intense. The combined company will also have to continue to train and develop the skills of such personnel. The combined company may not be able to attract, motivate and retain personnel with the skills and experience needed to successfully manage our business and operations.

We are subject to risks relating to Year 2000 problems.

   We are subject to various Year 2000 risks, relating to our internal systems, the systems of our key customers and suppliers and the potential decrease in demand for our customers' products. Many computer software programs, operating systems and technology in use today is unable to distinguish between the year 2000 and the year 1900 because they use a two-digit shorthand to define the applicable year. This is commonly known as the Year 2000 problem. If we do not properly identify and correct our Year 2000 issues prior to January 1, 2000, our operations could be materially disrupted due to our inability to do the following using current processes and systems:

  . receive technical specifications, purchase orders and payments from customers;

  . order, receive, record and pay for inventory;

  . manufacture and ship products;

  . send invoices; and

  . process internal and external transactions.

We have undertaken an extensive project to assess and remedy the areas within our businesses and operations which could be adversely affected by Year 2000 issues. Additionally, we are working with our vendors, third party service providers and customers to identify any possible issues, including testing interfaces and performing site audits of their software programs and operating systems, which could affect us. Our reliance on our vendors, third party service providers and customers is substantial. Their failure to address Year 2000 issues could have a material adverse effect on us. If any of the following occur, our normal business activities and operations could be interrupted:

  . we fail to either identify or correct a material Year 2000 problem;

  . our suppliers, third party service providers or customers experience Year
    2000 problems; or

  . demand for our customers' products is reduced due to changing purchasing patterns in their markets caused by Year 2000 concerns.

Such interruptions could materially and adversely affect the combined company's business, results of operations, liquidity and financial condition.

Our markets are subject to rapid technological change and process development.

   The markets for our manufacturing services are characterized by rapidly changing technology and evolving process development. The continued success of our business will depend in large part upon our ability to:

  . maintain and enhance our technological capabilities;

  . develop and market manufacturing services which meet changing customer needs; and

  . successfully anticipate or respond to technological changes in manufacturing processes on a cost-effective and timely basis.

   Although we believe that our operations utilize the assembly and testing technologies and equipment currently required by our customers, our process development efforts may not be successful. Also, the emergence of new technologies, industry standards or customer requirements may render our equipment, inventory or processes obsolete or noncompetitive. In addition, to remain competitive we may have to acquire new assembly and testing technologies and equipment. The acquisition and implementation of such technologies and equipment may require significant expense or capital investment. Our failure to anticipate and adapt to our customer's changing needs and requirements will have a material adverse effect on the combined company's business, results of operations and financial condition.

We may be subject to certain risks related to litigation.

   On February 27, 1998, ACT and certain of ACT's officers and directors were named as defendants in a purported securities class action lawsuit filed in the United States District Court for the District of Massachusetts. The plaintiffs amended the complaint on October 16, 1998. The plaintiffs purport to represent a class of all persons who purchased ACT's common stock in the period from April 17, 1997 through March 31, 1998. The amended complaint alleges, among other things, that the defendants knowingly made misstatements to the investing public about the value of ACT's inventory and nature of its accounting practices. On December 15, 1998, ACT filed a motion to dismiss the case in its entirety based on the pleadings. The court granted ACT's motion to dismiss without prejudice on May 27, 1999. The plaintiffs have until on or about July 1, 1999 to appeal the court's order of dismissal. ACT believes that claims asserted in the amended complaint are without merit and intends to continue to defend itself vigorously in this action if an appeal is filed.

   From time to time, we are also subject to claims or litigation incidental to our business.

We are subject to certain risks related to compliance with environmental regulations.

   We are subject to a variety of environmental regulations relating to the use, storage, discharge, site cleanup, and disposal of hazardous chemicals used during our manufacturing processes. If we fail to comply with present and future regulations, or are required to perform site remediation, we could be subject to future liabilities or the suspension of production. Such regulations could also:

  . restrict our ability to expand our facilities;

  . require us to acquire costly equipment; or

  . require us to incur other significant expenses,

to comply with environmental regulations.

We will be subject to risks arising from our relationship with Cortelco.

   CMC has had numerous transactions with its former affiliate and current customer, Cortelco Systems Holding Corp. David S. Lee, a current director of CMC, also serves as a director of Cortelco. Mr. Lee is also the largest stockholder of each of CMC and Cortelco and will beneficially own after the merger approximately 5.7% of the combined company. Transactions between CMC and Cortelco include the transfer of certain assets and related liabilities associated with the telephone business to Cortelco in exchange for 1,000,000 shares of preferred stock of Cortelco in August 1993 and the execution of an agreement to provide certain products and related support services to customers of Cortelco.

   In March 1999, CMC consented to a restructuring of certain assets of Cortelco. In connection with this restructuring, Cortelco distributed common stock of Cortelco Systems, Inc. to its stockholders on a pro rata basis. Pursuant to this distribution, CMC and Cortelco entered into a Stock Distribution Agreement and CMC received its pro rata share which was equal to 6,125,302 shares of common stock of Cortelco Systems, Inc. CMC also entered into a Stock Purchase Agreement with Mr. Lee under which, through a series of "put" and "call" rights, Mr. Lee effectively guarantees CMC's right to receive not less than approximately $5.9 million in respect of the common stock of Cortelco Systems, Inc. and the preferred stock of Cortelco by May 2002. In consideration for the receipt of Mr. Lee's guarantee, CMC consented to an amendment to Cortelco's Certificate of Incorporation which, among other things, delays the dates on which the preferred stock may be tendered for redemption by CMC.

   Furthermore, Cortelco's wholly-owned subsidiary, Cortelco Puerto Rico, merged into Cortelco Systems, Inc. in connection with the above identified distribution. Cortelco Systems, Inc. merged with BCS Technologies, Inc., with Cortelco Systems, Inc. being the surviving entity. Finally, Cortelco Systems, Inc. filed a Form S-1 in April 1999 and currently intends to complete an initial public offering later this year. CMC intends to be a selling shareholder of shares of common stock in Cortelco Systems, Inc.'s initial public offering. We cannot assure you that such sale will occur or what the proceeds will be from such sales, if any.

   Historically, Cortelco has not been as current as other customers in making payments on its trade accounts with CMC. In July 1998, CMC converted certain older accounts receivable from Cortelco totaling $2.0 million into a note receivable. Under the terms of the note, Cortelco has agreed to pay the balance over a three-year term with monthly payments of $50,000, plus interest and a final installment of $200,000 due at the end of the three-year period. Interest accrues on the note at a rate of 9.0% per annum. As of April 30, 1999, Cortelco had made all payments required at that date under the terms of the note. CMC continues to provide credit for manufacturing services sold to Cortelco in the form of trade receivables, and as of April 30, 1999, had approximately $4.1 million in trade receivables from Cortelco. Cortelco's payments on its trade accounts with CMC have in the past been late, and such payments or payments on the note may not in the future be made on a timely basis, if at all.

                            THE ACT SPECIAL MEETING

Date, Time and Place of ACT Special Meeting

   This document is being furnished to the holders of ACT common stock in connection with the solicitation of proxies by the ACT board for use at the ACT special meeting to be held at Testa, Hurwitz & Thibeault, LLP, 125 High Street, High Street Tower, Boston, Massachusetts, in Conference Room 22B, on July 29, 1999 at 11:00 a.m., Massachusetts time, and at any and all adjournments or postponements of the ACT special meeting.

Purpose

   The purpose of the ACT special meeting is to consider and vote upon the following proposals:

  Proposal 1--approval and adoption of the Agreement and Plan of Merger and
              Reorganization dated as of May 10, 1999, among ACT, East Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of ACT, and CMC, and the issuance of shares of ACT common stock pursuant to such merger agreement;

  Proposal 2--approval of an amendment to the Restated Articles of
              Organization of ACT to increase the number of authorized shares of ACT common stock from 30,000,000 to 50,000,000 shares, $.01 par value per share, subject to and upon completion of the merger;

  Proposal 3--approval and adoption of an Amended and Restated 1995 Stock
              Plan pursuant to which the aggregate number of shares which may be issued thereto shall be increased from 1,250,000 to 2,250,000; and

  Proposal 4--such other business as may properly come before the meeting or any postponements or adjournments thereof, including without limitation, potential postponements or adjournments for the purpose of soliciting additional proxies in order to approve any of the above proposals.

Recommendation of ACT Board of Directors

   The ACT board of directors has unanimously approved the merger, the merger agreement, and the other ACT proposals, has declared their advisability and has determined that the merger and each of the other proposals is in the best interests of ACT and its stockholders. After careful consideration, ACT's board of directors unanimously recommends that holders of ACT common stock vote in favor of Proposals 1, 2 and 3.

Record Date and Outstanding Shares

   The ACT board has fixed the close of business on June 21, 1999 as the record date for the ACT special meeting. Only ACT stockholders of record at the close of business on the record date are entitled to notice of and to vote at the ACT special meeting and any adjournment or postponement thereof. As of the record date, there were approximately 44 stockholders of record and 9,091,600 shares of ACT common stock outstanding and entitled to vote. On or about July 1, 1999, a notice of the special meeting of ACT was mailed to all ACT stockholders of record as of the record date.

Vote Required

   Under Massachusetts law and ACT's Restated Articles of Organization, the following vote is required to approve each proposal:

      Proposal Vote Required to Approve
      -------- ------------------------
      1 and 2  affirmative vote of the holders of a majority of the ACT common stock outstanding as of the ACT record date and entitled to vote thereon

             3 affirmative vote of the holders of a majority of the shares of
               ACT common stock casting a vote (in person or by proxy) at the special meeting on such proposal

   The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of ACT common stock entitled to vote at the ACT special meeting shall constitute a quorum at the meeting. Each stockholder of record of ACT on the record date is entitled to cast one vote per share owned on the record date, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the stockholders of ACT at the ACT special meeting. A broker nonvote, which occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner, or a failure to vote will have the effect of a vote against proposals 1 and 2, but will have no effect on the approval of proposal
3. An abstention with respect to any of the proposals will have the effect of a vote against such proposal.

   John A. Pino, Chairman of the Board, President and Chief Executive Officer of ACT, and certain trusts for his benefit, have each executed a voting agreement, in the form attached as Annex D to this joint proxy statement/prospectus, with CMC whereby they have agreed to vote an aggregate of 5,020,722 shares of ACT common stock, representing approximately 55% of the ACT common stock outstanding on the record date, in favor of the approval of the merger, the merger agreement and any matters that could facilitate the merger, and against approval of any proposal made in opposition or competition with the completion of the merger. See "The Merger Agreement--Voting Agreements."

Proxies

   John A. Pino and Jeffrey B. Lavin, each of whom has been named as proxies in the proxy, are executive officers of ACT. All shares of ACT common stock that are entitled to vote and are represented at the ACT special meeting by properly executed proxies received prior to or at the ACT special meeting, and not duly and timely revoked, will be voted at the ACT special meeting in accordance with the instructions indicated on such proxies. If no such instructions are indicated, these proxies will be voted FOR approval of all of the ACT proposals.

   To the knowledge of ACT's board, there are no other matters to be presented at the ACT special meeting. If any other matters are properly presented for consideration at the ACT special meeting, or any adjournments or postponements thereof, including consideration of a motion to adjourn or postpone the ACT special meeting to another time or place for the purposes of soliciting additional proxies, John A. Pino and Jeffrey B. Lavin will have the discretion to vote on such matters in accordance with their best judgment.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

  . filing with the Clerk of ACT, at or before the taking of the vote at the ACT special meeting, a written notice of revocation bearing a later date than the proxy;

  . duly executing a later-dated proxy relating to the same shares and delivering it to the Clerk of ACT before the taking of the vote at the ACT special meeting; or

  . attending the ACT special meeting and voting in person, although attendance at the special meeting will not in and of itself constitute a revocation of a proxy.

   Any written notice of revocation or subsequent proxy should be sent to ACT Manufacturing, Inc., 2 Cabot Road, Hudson, MA 01749, Attention: Jeffrey B. Lavin, or hand-delivered to the Clerk of ACT at or before the taking of the vote at the ACT special meeting. Stockholders that have instructed a broker to vote their shares must follow directions received from such broker in order to change their vote or to vote at the ACT special meeting.

Solicitation of Proxies; Expenses

   All expenses of ACT's solicitation of proxies, including the cost of preparing and mailing this joint proxy statement/prospectus to ACT stockholders, will be borne by ACT. In addition to solicitation by use of the mails, proxies may be solicited from ACT stockholders by certain ACT directors, officers and employees in person or by telephone or other means of communication. No such person will receive additional compensation in connection with any solicitation other than for reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and ACT will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding such materials.

                            THE CMC SPECIAL MEETING

Date, Time and Place of CMC Special Meeting

   This document is being furnished to the holders of CMC common stock in connection with the special meeting of CMC stockholders to be held on July 29, 1999, at CMC Industries, Inc., 4950 Patrick Henry Drive, Santa Clara, California, commencing at 8:00 a.m., California time, and at any and all adjournments or postponements of the CMC special meeting.

Purpose

   The purpose of the CMC special meeting is to consider and vote upon the approval of the merger and the merger agreement and such other matters as may be properly brought before the CMC special meeting, or any adjournment or postponement thereof, including without limitation, potential postponements or adjournments for the purpose of soliciting additional proxies in order to approve the merger and the merger agreement.

Recommendation of CMC Board of Directors

   The CMC board of directors has unanimously approved the merger and the merger agreement, has declared their advisability and has determined that the merger is in the best interests of CMC and its stockholders. After careful consideration, CMC's board of directors unanimously recommends that holders of CMC common stock vote in favor of the adoption of the merger and the merger agreement.

Record Date and Outstanding Shares

   The CMC board has fixed the close of business on June 21, 1999 as the record date for the CMC special meeting. Only CMC stockholders of record at the close of business on the record date are entitled to notice of and to vote at the CMC special meeting and any adjournment or postponement thereof. As of the record date, there were approximately 189 stockholders of record and 7,681,798 shares of CMC common stock outstanding and entitled to vote. On or about July 1, 1999, a notice of the special meeting of CMC was mailed to all CMC stockholders of record as of the record date.

Vote Required

   Under the Delaware General Corporation Law, the adoption of the merger and the merger agreement will require the affirmative vote of a majority of the shares of CMC common stock issued and outstanding as of the record date and entitled to vote thereon. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of CMC common stock entitled to vote at the CMC special meeting shall constitute a quorum at such meeting. Each stockholder of record of CMC on the record date is entitled to cast one vote per share owned on the record date, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the stockholders of CMC at the CMC special meeting. A broker nonvote, which occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner, a failure to vote or an abstention will have the effect of a vote against the adoption of the merger and the merger agreement.

   Each director and executive officer of CMC has executed a voting agreement, in the form attached as Annex E to this joint proxy statement/prospectus, with ACT whereby they have agreed to vote an aggregate of 2,191,712 shares of CMC common stock, representing approximately 29% of the common stock outstanding on the record date (excluding any shares issuable upon the exercise of options), in favor of the approval of the merger and the merger agreement and against approval of any proposal made in opposition or competition with the completion of the merger. Such persons also hold options exercisable as of the record date to purchase an aggregate of 742,935 shares of CMC common stock, which, if exercised prior to the CMC record date, would approximate an additional 9.0% of the votes entitled to vote at the CMC special meeting and will be voted as described above. See "The Merger Agreement--Voting Agreements."

Proxies

   Andrew J. Moley and Lanny N. Lambert, each of whom has been named as proxies in the proxy, are executive officers of CMC. All shares of CMC common stock that are entitled to vote and are represented at the CMC special meeting by properly executed proxies received prior to or at the CMC special meeting, and not duly and timely revoked, will be voted at the CMC special meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, these proxies will be voted FOR the approval of the merger and the merger agreement.

   To the knowledge of CMC's board, there are no other matters to be presented at the CMC special meeting. If any other matters are properly presented for consideration at the CMC special meeting, or any adjournments or postponements thereof, including consideration of a motion to adjourn or postpone the CMC special meeting to another time or place for the purposes of soliciting additional proxies, Andrew J. Moley and Lanny N. Lambert will have the discretion to vote on such matters in accordance with their best judgment.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

  . filing with the Secretary of CMC, at or before the taking of the vote at the CMC special meeting, a written notice of revocation bearing a later date than the proxy;

  . duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of CMC before the taking of the vote at the CMC special meeting; or

  . attending the CMC special meeting and voting in person, although attendance at the meeting will not in and of itself constitute a revocation of a proxy.

   Any written notice of revocation or subsequent proxy should be sent to CMC Industries, Inc., 4950 Patrick Henry Drive, Santa Clara, California 95054,
Attention: Andrew Moley, or hand delivered to the Secretary of CMC at or before the taking of the vote at the CMC special meeting. Stockholders that have instructed a broker to vote their shares must follow directions received from such broker in order to change their vote or to vote at the CMC special meeting.

Solicitation of Proxies; Expenses

   All expenses of CMC's solicitation of proxies, including the cost of preparing and mailing this joint proxy statement/prospectus to CMC stockholders, will be borne by CMC. In addition to solicitation by use of the mails, proxies may be solicited from CMC stockholders by certain directors, officers and employees of CMC in person or by telephone or other means of communication. No such person will receive additional compensation in connection with any solicitation other than for reasonable out-of-pocket expenses. Arrangements will also be made with the brokerage houses, custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and CMC will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding such materials.

                                   THE MERGER

   The following discussion summarizes the terms of the proposed merger. Detailed terms of and conditions to the merger are contained in the merger agreement, attached to this joint proxy statement/prospectus as Annex A and incorporated herein by reference. Statements made in this joint proxy statement/prospectus with respect to the terms of the merger are qualified in their respective entireties by reference to the more detailed information set forth in the merger agreement and the other Annexes hereto, each of which is incorporated herein by reference. This joint proxy statement/prospectus contains forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results could differ materially from those projected in the forward looking statements as a result of certain factors, including those set forth in the risk factors set forth above. Reference is made to the particular discussions set forth below regarding the merger as well as under ACT Management's Discussion and Analysis of Financial Condition and Results of Operations and CMC Management's Discussion and Analysis of Financial Condition and Results of Operations. In connection with forward-looking statements which appear in these disclosures and elsewhere in this joint proxy statement/prospectus, stockholders should carefully review the factors set forth in this joint proxy statement/prospectus under "Risk Factors."

General

   The merger will become effective upon the filing of a certificate of merger with the Secretary of State of Delaware unless the certificate of merger provides for a later date of effectiveness. We will file a certificate of merger as soon as practicable following the satisfaction or waiver of the conditions set forth in the merger agreement.

   At the effective time of the merger, East Acquisition Corp., a wholly-owned subsidiary of ACT will merge with and into CMC with CMC continuing as the surviving corporation and a wholly-owned subsidiary of ACT. At the effective time of the merger, each share of CMC common stock outstanding immediately prior to the effective time will be converted into the right to receive 0.50 of a share of ACT common stock. Shares, if any, held in the treasury of CMC or owned by ACT, East Acquisition Corp. or any direct or indirect wholly-owned subsidiary of ACT or CMC will be cancelled. ACT will pay cash with respect to any fractional shares of ACT common stock to which a CMC stockholder would otherwise be entitled based on the closing price of the ACT common stock on the trading day immediately prior to the effective time of the merger.

Background of the Merger

   In August 1998, Matthew Landa, President and Chief Executive Officer of CMC, Andrew Moley, Executive Vice President and Chief Financial Officer of CMC, John Pino, Chairman of the Board, President and Chief Executive Officer of ACT, and Peter McGowan, of Deutsche Banc Alex. Brown met in Massachusetts to discuss a possible business combination between CMC and ACT. The meeting was preceded by several telephone calls between Mr. Landa and Mr. Pino in the preceding year.

   On September 3, 1998, Mr. Landa, Mr. Moley, Mr. Pino and Mr. McGowan met in California to again discuss a possible business combination.

   On September 8, 1998, CMC and ACT entered into a confidentiality agreement.

   In September 1998, Mr. Landa and Mr. Pino had several additional telephone conversations regarding a possible business combination between CMC and ACT. No further talks ensued until January 1999.

   On January 7, 1999, Mr. Pino met with Mr. Landa and Mr. Moley on a visit to CMC's offices in California. The meeting was followed by several telephone calls between Mr. Landa and Mr. Pino regarding a possible business combination between ACT and CMC.

   On March 3, 1999, Mr. Landa, Mr. Moley, Mr. Pino, Douglass Greenlaw, Vice President of Strategic Development of ACT, Jeffrey B. Lavin, Chief Financial Officer of ACT, and Mr. McGowan met at CMC in California to discuss the strategic fit between CMC and ACT.

   Between March 3, 1999 and March 15, 1999, Mr. Landa and Mr. Pino had several telephone calls to discuss the strategic fit between the companies and a possible business combination.

   On March 11, 1999, ACT retained Deutsche Banc Alex. Brown as its financial advisor.

   On March 16, 1999, ACT sent to CMC a letter setting forth the outline of terms of a proposed transaction between ACT and CMC. Between March 16, 1999 and April 1, 1999, Mr. Landa and Mr. Pino held several telephone conversations regarding the proposed terms for a possible business combination between CMC and ACT.

   On March 18, 1999, CMC formally retained BancBoston Robertson Stephens to act as its financial advisor with respect to the proposed transaction with ACT. BancBoston Robertson Stephens had advised CMC from time to time during the previous months with respect to this and other potential transactions.

   On March 19, 1999, ACT sent to CMC a revised letter setting forth the outline of terms of a proposed transaction.

   On March 24, 1999, Mr. Landa, Mr. Moley, Lanny Lambert, Vice President, Controller and Secretary of CMC, Jack O'Rear, Chief Operating Officer of CMC, Mr. Pino, Mr. Lavin, Mr. Greenlaw, and representatives of Testa, Hurwitz & Thibeault, LLP, ACT's legal advisors, Deutsche Banc Alex. Brown, Wilson Sonsini Goodrich & Rosati, P.C., CMC's legal advisors, and BancBoston Robertson Stephens had a conference call to discuss the due diligence process.

   On March 29 and March 31, 1999, representatives of Deutsche Banc Alex. Brown and BancBoston Robertson Stephens had a conference call to discuss due diligence and other requirements to proceed with a possible business combination.

   On March 22, 1999 and March 30, 1999, the board of directors of CMC held special meetings at which Mr. Landa and Mr. Moley, together with representatives of BancBoston Robertson Stephens, gave presentations to the board regarding a possible business combination with ACT.

   In April and early May, members of the CMC board met and communicated with each other and with management of CMC on a number of occasions, to discuss the status of negotiations with ACT and management's due diligence investigations of ACT.

   A meeting took place on April 1, 1999 in Boston, Massachusetts at the offices of Testa, Hurwitz & Thibeault, LLP. Participating in the meeting were David S. Lee, Chairman of the Board of CMC, Mr. Landa, Mr. Moley, Mr. O'Rear, Mr. Pino, Mr. Greenlaw, Mr. Lavin, representatives of BancBoston Robertson Stephens, representatives of Deutsche Banc Alex. Brown, representatives of Adams, Harkness & Hill, Inc. and representatives of Testa, Hurwitz & Thibeault, LLP. CMC discussed recent events in CMC's business and ACT presented to CMC a term sheet setting forth the terms of a possible business combination with CMC. CMC indicated that they were not in agreement over several terms in the term sheet.

   From April 5, 1999 to April 8, 1999, Mr. Landa and Mr. Pino, as well as both companies' financial and legal advisors, continued discussions concerning the terms of a possible business combination between CMC and ACT.

   On April 7, 1999, ACT sent to CMC a revised letter setting forth the outline of terms of a proposed transaction.

   On April 8, 1999, the ACT board of directors held a special meeting at which Mr. Pino reviewed for the board various strategic alternatives of ACT, including a possible business combination with CMC, to enhance shareholder value. ACT's legal advisors reviewed with the board its legal duties and responsibilities. The ACT board of directors established an independent committee composed of Mr. Cuddy, Mr. Gardner and Mr. Polich, each a director of ACT, to analyze and advise the board with reference to possible strategic combinations of ACT.

   On April 8, 1999, ACT and CMC agreed to negotiate a definitive agreement based on a letter setting forth the outline of a number of terms and conditions of the proposed business combination between ACT and CMC, and CMC entered into an exclusivity agreement with ACT.

   From April 12, 1999 to April 23, 1999, representatives of Deloitte & Touche LLP, ACT's accountants, met with representatives of PricewaterhouseCoopers LLP, CMC's accountants, in the offices of PricewaterhouseCoopers in Memphis, Tennessee and CMC in Mississippi to conduct accounting due diligence.

   From April 12, 1999 to May 10, 1999, CMC, its legal and financial advisors, and its accountants conducted a due diligence review of ACT and ACT, its legal and financial advisors, and its accountants conducted a due diligence review of CMC.

   From April 13, 1999 to April 14, 1999, Mr. Pino, Mr. Greenlaw, and representatives of Deutsche Banc Alex. Brown conducted a business due diligence review at CMC's California facility.

   On April 14, 1999, representatives of Deloitte & Touche LLP met with Mr. Lambert and representatives of PricewaterhouseCoopers LLP at the offices of PricewaterhouseCoopers LLP in Memphis for purposes of accounting due diligence.

   On April 15, 1999, Mr. Lavin, Lynne Rudert, ACT's Corporate Controller, representatives of Deloitte & Touche LLP, Mr. Moley and Mr. Lambert met at CMC's Mississippi facilities to continue accounting due diligence.

   From April 15, 1999 to April 16, 1999, Mr. Pino met with Mr. Landa at CMC's Mississippi facilities, and Mr. Greenlaw and representatives of Deutsche Banc Alex. Brown met with Brian Throneberry, Vice President Marketing and Sales of CMC, at CMC's Hermosillo, Mexico facilities to conduct business due diligence.

   On April 16, 1999, ACT sent to CMC a draft of a merger agreement.

   During the period between April 16, 1999 and May 9, 1999, management of ACT and CMC, together with their respective legal and financial advisors, held extensive negotiations regarding the terms and conditions of the definitive agreements relating to the proposed transaction between ACT and CMC.

   On April 20, 1999, Mr. Landa, Mr. Lee, Mr. O'Rear, and representatives of BancBoston Robertson Stephens visited ACT's facilities in Mansfield, Massachusetts with Mr. Greenlaw; then Mr. Landa, Mr. Lee, Mr. Moley, Mr. O' Rear, Mr. Lambert, Mr. Greenlaw and representatives of BancBoston Robertson Stephens visited ACT's facilities in Hudson, Massachusetts to conduct business due diligence.

   On April 20, 1999, Mr. Landa, Mr. Lambert, Mr. Moley, Mr. O'Rear, representatives of BancBoston Robertson Stephens, Mr. Pino, Mr. Greenlaw, Mr. Lavin and Robert Egan, ACT's Vice President of Business Development, met in Hudson, Massachusetts to discuss due diligence and the proposed business combination between CMC and ACT.

   On April 20, 1999, representatives of PricewaterhouseCoopers LLP met with representatives of Deloitte & Touche LLP in Boston, Massachusetts to conduct accounting due diligence.

   On April 21, 1999, Mr. Landa and Mr. O'Rear met with Mr. Greenlaw at ACT's Ireland facilities to conduct business due diligence.

   On April 21, 1999, Mr. Lambert and representatives of PricewaterhouseCoopers LLP met with Ms. Rudert at ACT's Hudson, Massachusetts facility to conduct accounting due diligence.

   On April 22, 1999, Mr. O'Rear visited ACT's facilities in Atlanta, Georgia with Mr. Greenlaw to conduct business due diligence.

   On April 27, 1999, the ACT board of directors held a regular meeting at which Mr. Pino, together with ACT's legal and financial advisors, reviewed for the ACT board of directors the status of negotiations with CMC as to a possible business combination. ACT's management and each of its legal, accounting and financial advisors reported on the results to date of their due diligence reviews of CMC. ACT's financial advisors made a preliminary presentation to the board regarding financial analyses it had performed regarding the fairness of possible exchange ratios in the merger to ACT's stockholders from a financial point of view. The ACT board discussed, among other things, the possible advantages of a combination with CMC and the relative merits of other strategic combinations. The board instructed management and its advisors to continue due diligence and negotiations with CMC.

   On April 28, 1999, CMC agreed to an extension of the exclusivity period with ACT.

   On April 30, 1999, representatives of PricewaterhouseCoopers LLP, BancBoston Robertson Stephens, Mr. Landa, Mr. Moley, Mr. Pino, Mr. Lavin, and Ms. Rudert met by teleconference to discuss due diligence issues.

   On May 1 and 2, 1999, Mr. Landa, Mr. Pino, Mr. Greenlaw and representatives of Testa, Hurwitz & Thibeault, LLP, and Wilson Sonsini Goodrich & Rosati, P.C., met by teleconference to discuss various due diligence issues and terms of the proposed merger agreement.

   On May 3, 1999, Mr. Landa, representatives of BancBoston Robertson Stephens, and representatives of PricewaterhouseCoopers LLP met with Mr. Lavin and Ms. Rudert in Hudson, Massachusetts to conduct accounting and business due diligence.

   On May 4, 1999, Mr. Pino and Mr. Greenlaw met with Mr. Landa at CMC's California offices to discuss recent events in ACT's and CMC's businesses and the terms for a proposed business combination between CMC and ACT.

   On May 6, 1999, the board of directors of ACT met by teleconference at which Mr. Pino, together with ACT's legal advisors, reviewed for the ACT board of directors the status of negotiations with CMC as to a possible business combination. ACT's legal advisors reviewed with the board, and answered questions from the board regarding, various due diligence items concerning CMC, the principal terms of the proposed merger agreement and the related agreements, and the directors' legal duties and responsibilities. The board instructed management and its legal advisors to continue due diligence and negotiations with CMC.

   On May 6, 1999, Mr. Landa, Mr. Pino and Mr. Greenlaw discussed the terms for a proposed business combination between CMC and ACT.

   On May 7, 1999, the board of directors of ACT held a special meeting at which Mr. Pino, together with ACT's legal and financial advisors, reviewed for the ACT board of directors the status of negotiations with CMC as to a possible business combination. Prior to the meeting, ACT's legal advisors provided each member of the ACT board of directors with the then current draft of the merger agreement and the related documents. ACT's management, legal advisors and financial advisors updated their reports on the results of their due diligence reviews of CMC. ACT's legal advisors updated the board regarding the principal terms of the proposed merger agreement and the related agreements, indicating those still requiring resolution. ACT's financial advisors made a presentation to the board regarding financial analyses it had performed regarding the fairness of the exchange ratio in the merger to ACT's stockholders from a financial point of view. Following extensive discussion, the ACT board of directors directed Mr. Pino to continue to negotiate the terms of a proposed business combination between ACT and CMC.

   On May 7, 1999, Mr. Pino continued to negotiate with Mr. Landa and Mr. Moley the terms of a proposed business combination between ACT and CMC. Continued negotiations regarding the terms of a proposed business combination ensued between the companies' financial advisors.

   On May 8, 1999, the board of directors of CMC held a special meeting at which Mr. Landa, together with CMC's legal and financial advisors, reviewed for the CMC board of directors the status of negotiations with ACT as to a possible business combination. Prior to the meeting, the then current draft of the merger agreement and related documents were distributed to the CMC board of directors. CMC's management, legal advisors and financial advisors updated the board regarding the results of CMC's due diligence review of ACT. CMC's legal advisors reviewed for the board the principal terms of the proposed agreement and ancillary documents. CMC's financial advisors made a presentation to the board regarding financial analyses it had performed in connection with its opinion and provided its opinion, which was subsequently confirmed in writing on May 10, 1999, as to the fairness of the exchange ratio in the merger to CMC's stockholders from a financial point of view and as of the date of the opinion. Following extensive discussion, the CMC board of directors unanimously approved the merger agreement and related agreements and the merger and determined to recommend that the merger agreement be approved and adopted and the merger be approved by the CMC stockholders.

   On May 9, 1999, the board of directors of ACT met by teleconference at which Mr. Pino, together with ACT's management and legal and financial advisors, reviewed for the ACT board of directors the status of negotiations with CMC as to a possible business combination. ACT's management, legal advisors and financial advisors updated their reports on the results of their due diligence reviews of CMC. ACT's legal advisors again reviewed for the board the principal terms of the proposed merger agreement and the related agreements. ACT's financial advisors made a final presentation to the board of directors regarding financial analyses it had performed in connection with its opinion and rendered to the board its oral opinion which it subsequently confirmed in writing, as to the fairness of the exchange ratio in the merger to ACT's stockholders from a financial point of view. Following discussion, the ACT board of directors unanimously approved the merger, the merger agreement and related agreements, and certain other proposals in connection therewith and determined to recommend that the merger, the merger agreement and the issuance of ACT common stock in the merger, as well as certain other proposals in connection therewith, be approved by the ACT stockholders.

   On May 9 and 10, 1999, Mr. Pino, Mr. Greenlaw, Mr. Landa, Mr. Moley, representatives of Testa, Hurwitz & Thibeault, LLP, and representatives of Wilson Sonsini Goodrich & Rosati, P.C. finalized negotiations and resolved the remaining issues in the merger agreement and the related documents.

   On May 10, 1999, the parties executed the merger agreement and certain stockholders of each of CMC and ACT entered into voting agreements. Each of the members of ACT's and CMC's boards of directors and executive officers also entered into affiliate agreements. On the same day, ACT and CMC issued a joint press release announcing the proposed business combination.

Joint Reasons for the Merger

   The ACT board and the CMC board each believe that the combined company after the merger will have the potential for greater financial strength, operational efficiencies, earning power and growth potential than either ACT or CMC could have on its own. Both the ACT board and the CMC board have identified a number of potential benefits of the merger which they believe could contribute to the success of the combined company and thus inure to the benefit of stockholders of both companies, including the following:

  . In light of significant industry trends toward consolidation, the combined company might be expected to accrue the advantages of greater size, financial strength and geographic coverage in competing in the marketplace. The merger may provide the combined company with the opportunity to generate revenue from customers that require size and geographic coverage requirements for electronics manufacturing services providers which neither ACT nor CMC was able to satisfy prior to the merger.

  . The merger would provide the combined company with a broader customer base which may reduce its customer concentration risk and which the combined company may be able to leverage to increase its market share. In particular, the merger may provide opportunities to increase revenues from ACT's current customers due to the ability of the combined company to offer them a lower cost alternative and a broader geographic presence than what ACT is able to offer on its own. Likewise, the opportunity may exist for the combined company to increase revenues from current CMC customers due to its ability to demonstrate to such clients a European and eastern United States presence.

  . The combined experience, financial resources, managerial, sales, marketing and technological expertise and personnel, and size and breadth of product and service offerings of the combined company, may allow it to respond more quickly and effectively to increased competition, market demands and technological change affecting the delivery of electronic manufacturing services for the networking and telecommunications, computer, industrial and medical equipment markets, each of which is experiencing rapid innovation and change.

  . The combined company may have a greater ability to access various financial and capital markets which can provide a platform for continued growth, both internally and through further acquisitions.

  . The merger may provide the combined company with an opportunity to expand its product and service offerings and thereby help the combined company realize its strategic objective of increasing market share and competing more effectively in its highly competitive markets.

  . The strategic fit and compatibility of the two companies, including their common equipment platforms and information systems, may offer potential cost savings and opportunities for other synergies.

ACT's Reasons for the Merger

   The ACT board of directors believes that, despite ACT's success to date, increasing competition and industry consolidation make it increasingly important for ACT to grow and gain critical mass in order to compete with larger companies that have substantially greater resources, lower cost bases and broader geographic coverage. ACT's board and management have considered a number of alternatives for enhancing its competitive position, including growing through the acquisition of smaller companies or merging with a larger company. In reaching its decision to approve the merger and the merger agreement, the ACT board consulted with management, as well as its legal, financial and accounting advisors, and considered various information and factors in addition to those set forth under "--Joint Reasons for the Merger," including:

  . The business, assets, management, operations, competitive position, prospects, technical, engineering and sales personnel, and technology of both ACT and CMC;

  . The analyses, judgment and advice of ACT's management with respect to the above identified information;

  . The possible synergies available through a combination of ACT and CMC;

  . The likely stronger competitive position of the combined entity;

  . The financial performance and condition, cash flows and results of operations of ACT and CMC, both on a historical and a prospective basis, and the expectation that the merger would be accretive to ACT's net income per share in year 2000;

  . The geographic locations and cost structures of ACT's and CMC's facilities;

  . The significant potential enhancement to the strategic and market position of the combined entity beyond that achievable by ACT alone due to the creation of a larger customer base, greater critical mass, higher market profile and greater financial strength;

  . Current financial market conditions and historical market prices and trading information with respect to ACT common stock and CMC common stock and the exchange ratio to be used as a basis for converting CMC common stock into the right to receive ACT common stock, which suggested that a combination of ACT and CMC had the potential to provide higher stock trading multiples than would be applicable to ACT alone;

  . The potential for other third parties to enter into strategic relationships with or to acquire ACT or CMC;

  . The terms and conditions of the merger agreement, including the form and amount of consideration and the fact that the number of shares of ACT common stock to be issued was based on a fixed per share ratio;

  . The fact that the issuance of shares of ACT common stock in the merger would increase ACT's public stock float;

  . Detailed financial analyses and presentations of Deutsche Banc Alex.
    Brown, ACT's financial advisor, in connection with the merger, and its opinion to the ACT board that, subject to the various considerations set forth therein, the consideration to be paid by ACT pursuant to the exchange ratio in the merger is fair, from a financial point of view, to ACT;

  . Detailed reports from management and its legal, accounting and financial advisors as to the results of their due diligence review of CMC;

  . The impact of the merger on ACT's customers and employees;

  . The opportunity to achieve a larger and more stable platform to continue to make strategic acquisitions;

  . The intended treatment of the merger as a tax-free reorganization under the Internal Revenue Code and the condition to ACT's obligation under the merger agreement that ACT receive a legal opinion as to the tax-free nature of the merger; and

  . The intended treatment of the merger as a "pooling of interests" for financial reporting and accounting purposes and the condition to ACT's obligation under the merger agreement that ACT receive a letter from its independent auditors, stating that the merger will qualify as a "pooling of interests" transaction under Accounting Principles Board Opinion No. 16.

   The ACT board of directors also considered the following potentially negative factors in its deliberations concerning the merger:

  . The risk that ACT may not be able to successfully integrate a company of CMC's size such that the anticipated benefits of the merger, including the expected operational synergies and cost savings, may not be realized;

  . The risk that the merger may not be accretive to net income per share in year 2000 or at all;

  . The significant costs involved in connection with consummating the merger and integrating the businesses of CMC and ACT;

  . The substantial management time and effort required to effectuate the merger and integrate the businesses of CMC and ACT;

  . The potential disruption or loss of momentum to ACT's operations;

  . The risk that the merger might not be completed and the resulting impact on ACT;

  . The risk that despite the efforts of the combined company, key management, sales and technical personnel may leave the employ of the combined company;

  . The risk associated with the fact that CMC has in the past, and may in the future, lose all or a material portion of business from one or more major customers;

  . The risk that CMC has in the past, and may in the future, experience significant fluctuations in net sales and net income;

  . The risk associated with a fixed exchange ratio and fluctuations in ACT's and CMC's common stock price; and

  . Various other risks.

   The foregoing discussion of the information and factors considered by the ACT board of directors is not intended to be exhaustive. In view of the wide variety of information and factors considered in connection with its evaluation of the merger, the ACT board did not quantify or assign any relative or specific weights to the factors considered in reaching its determination. Its individual members may have given different weights to different factors.

   After taking into consideration all of the information and factors set forth above, the ACT board of directors did not believe that the negative factors were sufficient, either individually or collectively, to outweigh the potential advantages of the merger. The ACT board of directors unanimously determined that the merger agreement and the merger were in the best interests of ACT and its stockholders and that ACT should enter into the merger agreement and complete the merger.

  Recommendation of ACT's Board of Directors

   The ACT board of directors unanimously approved the merger, the merger agreement and the transactions related thereto, has unanimously determined that they are fair to and in the best interests of ACT and its stockholders, and has declared their advisability. After careful consideration, the ACT board of directors unanimously recommends that stockholders of ACT vote FOR approval and adoption of the merger agreement and the issuance of ACT common stock pursuant to the merger agreement.

CMC's Reasons for the Merger

   In reaching its decision to approve the merger agreement and the merger, the CMC board of directors consulted with:

  . Its legal counsel regarding the legal terms of the transaction and the obligations of the CMC board of directors in its consideration of the proposed transaction;

  . Its financial advisors regarding the financial aspects of the proposed transaction and the fairness of the exchange ratio to CMC's stockholders from a financial point of view; and

  . The management of CMC.

   The CMC board of directors considered the following information and factors in addition to those set forth under "--Joint Reasons for the Merger":

  . Given the complementary nature of the manufacturing services of CMC and ACT, the merger will enhance the opportunity for the realization of CMC's strategic objective of expanding its market share and creating a greater critical mass in the electronics manufacturing services industry.

  . CMC's stockholders will have the opportunity to participate in the potential for growth of the combined company after the merger.

  . The creation of a larger customer base, a higher market profile and greater financial strength may present greater opportunities for attracting customers.

  . Historical information concerning CMC and ACT's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, including public reports concerning results of operations during the most recent fiscal year and fiscal quarter for each company filed with the Securities and Exchange Commission.

  . The financial condition, results of operations and businesses of CMC and ACT before and after giving effect to the merger.

  . Current financial market conditions and historical market prices, volatility and trading information with respect to the common stock of CMC and the common stock of ACT.

  . The consideration to be received by CMC's stockholders in the merger and the relationship between the market value of the common stock of ACT to be issued in exchange for each share of common stock of CMC and a comparison of comparable merger transactions.

  . The belief that the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable.

  . The prospects of CMC as an independent company.

  . The potential for other third parties to enter into strategic relationships with or to acquire CMC or ACT.

  . Detailed financial analysis and pro forma and other information with respect to the companies presented by BancBoston Robertson Stephens to the board, including its opinion that, as of the date of the opinion, the exchange ratio in the merger is fair to the stockholders of CMC from a financial point of view.

  . The impact of the merger on CMC's customers and employees.

  . Reports from management and legal, accounting and financial advisors as to the results of their due diligence investigation of ACT.

  . The parties' intent to treat the merger as a tax-free reorganization under the Internal Revenue Code.

  . The intended treatment of the merger as a "pooling of interests" for financial reporting and accounting purposes so that no goodwill is expected to be created on the books of the combined company as a result of the transaction.

   The CMC board of directors also considered potentially negative factors relating to the merger, including:

  . The risk that the potential benefits sought in the merger might not be fully realized;

  . The possibility that the merger might not be consummated and the effect of public announcement of the merger or any failure to consummate the merger on:

    . CMC's sales, operating results and stock price; and

    . CMC's ability to attract and retain key management, sales and marketing and technical personnel;

  . The substantial charges to be incurred in connection with the merger, including costs of integrating the businesses and transaction expenses arising from the merger;

  . The risk that despite the efforts of the combined company, key technical, sales and management personnel might not remain employed by the combined company;

  . The risk associated with the fact that ACT has in the past, and may in the future, lose all or a material portion of business from one or more major customers;

  . The risk that ACT has in the past, and may in the future, experience significant fluctuations in net sales and net income;

  . Risks associated with fluctuations in ACT's stock price; and

  . Various other risks.

   The foregoing discussion of the information and factors considered by the CMC board of directors is not intended to be exhaustive but is believed to include all material factors considered by the CMC board of directors. In view of the wide variety of information and factors, both positive and negative, considered by the CMC board of directors, the CMC board of directors did not find it practical to, and did not, quantify or otherwise assign relative or specific weights to the foregoing factors considered. After taking into consideration all of the factors set forth above, the CMC board of directors unanimously determined that the merger agreement and the merger were in the best interests of CMC and its stockholders and that CMC should enter into the merger agreement and complete the merger.

   Recommendation of CMC's Board of Directors

   The CMC board of directors unanimously approved the merger, the merger agreement and the transactions related thereto, has unanimously determined that they are fair to and in the best interests of CMC and its stockholders and has declared their advisability. After careful consideration, the CMC board of directors unanimously recommends that stockholders of CMC vote FOR approval and adoption of the merger and the merger agreement.

   In considering the recommendation of the CMC board of directors with respect to the merger agreement and the merger, you should be aware that certain directors and officers of CMC have certain interests in the merger that are different from, and in addition to, the interests of CMC stockholders generally. These interests are discussed in more detail in the section entitled "The Merger--Interests of Certain Persons in the Merger" on page 50 of this joint proxy statement/prospectus.

Opinion of Deutsche Banc Alex. Brown, Financial Advisor to ACT

   Deutsche Banc Alex. Brown has acted as financial advisor to ACT in connection with the merger. At the May 9, 1999 meeting of the ACT board of directors, representatives of Deutsche Banc Alex. Brown made a presentation with respect to the merger and rendered to the ACT board its oral opinion, subsequently confirmed in writing as of May 10, 1999, that, as of such date, and subject to the assumptions made, matters considered, and limitations set forth in such opinion and summarized below, the exchange ratio was fair, from a financial point of view, to ACT stockholders. There were no material differences between such oral opinion and the Deutsche Banc Alex. Brown Opinion (as defined below). No limitations were imposed by the ACT board upon Deutsche Banc Alex. Brown with respect to the investigations made or procedures followed by it in rendering its opinion.

   The full text of Deutsche Banc Alex. Brown's written opinion, dated May 10, 1999 (the "Deutsche Banc Alex. Brown Opinion"), which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken by Deutsche Banc Alex. Brown in connection with the opinion, is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. ACT stockholders are urged to read the Deutsche Banc Alex. Brown Opinion in its entirety. The summary of the Deutsche Banc Alex. Brown Opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the Deutsche Banc Alex. Brown Opinion.

   In connection with Deutsche Banc Alex. Brown's role as financial advisor to ACT, and in arriving at its opinion, Deutsche Banc Alex. Brown has, among other things:

  . reviewed certain publicly available financial information and other information concerning ACT and CMC and certain internal analyses and other information furnished to it by ACT and CMC.;

  . had discussions with the members of the senior managements of ACT and CMC regarding the businesses and prospects of their respective companies and the joint prospects of a combined company;

  . reviewed the reported prices and trading activity for the common stock of both ACT and CMC;

  . compared certain financial and stock market information for ACT and CMC with similar information for certain other companies whose securities are publicly traded;

  . reviewed the financial terms of selected recent business combinations;

  . reviewed the terms of the merger agreement and certain related documents;
    and

  . performed such other studies and analyses and considered such other factors as it deemed appropriate.

   In conducting its review and arriving at its opinion, Deutsche Banc Alex. Brown assumed and relied upon, without independent verification, the accuracy and completeness of the information furnished to or otherwise reviewed by or discussed with it for purposes of rendering its opinion. Deutsche Banc Alex. Brown further relied upon the assurances of management of ACT and CMC that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts and projections made available to Deutsche Banc Alex. Brown and used in its analysis, including analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial synergies (collectively, the "Synergies") expected by ACT and CMC to be achieved as a result of the merger, Deutsche Banc Alex. Brown assumed that such projections and other information were reasonably prepared and reflected the best currently available judgments and estimates of the respective managements of ACT and CMC as to the likely future financial performances of their respective companies and of the combined entity. The financial projections of ACT and CMC and other information relating to the prospects of ACT and CMC that were provided to Deutsche Banc Alex. Brown were utilized and relied upon by Deutsche Banc Alex. Brown in the Analysis of Certain Other Publicly Traded Companies, the Analysis of Selected Mergers and Acquisitions, the Contribution Analysis and the Discounted Cash Flow Analysis summarized below. Deutsche Banc Alex. Brown did not conduct a physical inspection of any of the properties or assets, and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of ACT or CMC. In rendering its opinion, Deutsche Banc Alex. Brown expressed no view as to the reasonableness of such forecasts and projections, including the Synergies, or the assumptions on which they are based. The Deutsche Banc Alex. Brown Opinion is based upon economic, market and other conditions as they existed and could be evaluated as of the date of the opinion letter.

   For purposes of rendering its opinion, Deutsche Banc Alex. Brown has assumed that, in all respects material to its analysis, the representations and warranties of ACT and CMC contained in the merger agreement are true and correct, that ACT and CMC will each perform all of the covenants and agreements to be performed by it under the merger agreement and all conditions to the obligation of each of ACT and CMC to consummate the merger will be satisfied without any waiver thereof. Deutsche Banc Alex. Brown has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the transactions contemplated by the merger agreement will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either ACT or CMC is a party or subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on ACT or CMC or materially reduce the contemplated benefits of the merger to ACT. In addition, Deutsche Banc Alex. Brown has been advised by ACT, and accordingly has assumed for purposes of its opinion, that the merger will be tax-free to each of ACT and CMC and their respective stockholders and that the merger will qualify for pooling-of-interests accounting treatment.

   Set forth below is a brief summary of the material financial analyses performed by Deutsche Banc Alex. Brown in connection with its opinion and reviewed with the ACT board of directors at its meeting on May 9, 1999. The summary of financial analyses includes information presented in tabular format. You should read these tables together with the text of each summary.

   Historical Financial Performance. In rendering its opinion, Deutsche Banc Alex. Brown reviewed and analyzed the historical and current financial information of both ACT and CMC which included ACT's and CMC's income statements and balance sheets; ACT's and CMC's quarterly and annual operating results; and ACT's and CMC's margins and growth rates.

   Historical Stock Performance. Deutsche Banc Alex. Brown reviewed and analyzed recent and historical market prices and trading volume for ACT common stock and CMC common stock from January 1, 1997 to May 7, 1999 and the relative stock price movements of the two companies over this period. Deutsche Banc Alex. Brown also reviewed the daily closing per share market prices of ACT common stock and CMC common stock and compared the movement of such daily closing prices with the movement of the closing prices of:

  . the average of the common stocks of Benchmark Electronics and Plexus
    Corp.;

  . a composite average consisting of EFTC Corp., Elamex SA, IEC Electronics and Xetel Corp. (the "Other EMS Composite");

  . a composite average consisting of Celestica, Inc., Flextronics
    International, Jabil Circuit, Sanmina Corp., SCI Systems and Solectron Corp. (the "Tier 1 Composite"); and

  . the NASDAQ Composite Index over the period from January 1, 1997 to May 7,
    1999.

   Deutsche Banc Alex. Brown noted that over such period, ACT and CMC significantly underperformed the average of the common stocks of Benchmark Electronics and Plexus Corp., the NASDAQ Composite Index, and the Tier 1 Composite. Deutsche Banc Alex. Brown also noted that the average of the common stocks of Benchmark Electronics and Plexus Corp. and the Tier 1 EMS Composite outperformed the NASDAQ Composite Index, and that the performance of ACT and CMC was consistent with the Other EMS Composite. This information was presented to give the ACT board background information regarding the respective stock prices of ACT and CMC over such period.

   Analysis of Certain Other Publicly Traded Companies. This analysis examines a company's valuation as compared to the valuation in the public market of other selected publicly traded companies. Deutsche Banc Alex. Brown compared certain financial information (based on commonly used valuation measurements described below) relating to both ACT and CMC to certain corresponding information and measurements from certain companies in a group of six publicly traded EMS companies, consisting of Benchmark Electronics,

EFTC Corp., Elamex SA, IEC Electronics, Plexus Corp. and Xetel Corp. (collectively, the "Selected EMS Companies"). Such financial information and valuation measurements included, among other things:

  . ratio of common equity market valuation ("Equity Value") to earnings per share ("EPS") for calendar years 1999 and 2000;

  . ratio of Equity Value to book value;

  . ratio of common equity market value as adjusted for debt and cash
    ("Enterprise Value") to revenues for the latest reported 12-month period ("LTM");

  . ratio of Enterprise Value to earnings before interest expense, income taxes and depreciation and amortization ("EBITDA") for the LTM and the calendar year 1999 (EBITDA only); and

  . ratio of Enterprise Value to earnings before interest expense and income taxes ("EBIT"), each for the LTM.

   The financial information used in connection with the multiples provided below with respect to ACT, CMC, and the Selected EMS Companies was based on the LTM, as derived from publicly available information and on estimated EPS for calendar years 1999 and 2000, as reported by the Institutional Brokers Estimate System ("I/B/E/S"), except that the calendar year 1999 and 2000 estimates for ACT and CMC were taken from management for ACT and CMC. Calendar year 1999 EBITDA projections for the Selected EMS Companies were based on various equity market research reports; ACT and CMC projections were based on management estimates. Deutsche Banc Alex. Brown noted, generally, that due to CMC's recently depressed operating performance and profitability, multiples based on historical profitability measures were less meaningful than those based on current and projected profitability measures.

                                                  Market Valuation Multiples
                                                -------------------------------
                                                  Selected EMS
                                                   Companies         Merger
                                                ---------------- --------------
                                                Low  Mean  High
                                                ---- ----- -----
Enterprise Value to LTM Revenues............... 0.1x  0.5x  1.3x      0.3x
Enterprise Value to LTM EBITDA................. 2.4x  8.7x 11.6x     62.0x
Enterprise Value to Estimated 1999 EBITDA...... 7.4x  8.8x 10.6x      9.3x
Enterprise Value to LTM EBIT................... 6.0x 11.3x 14.0x Not Meaningful
Equity Value to LTM Earnings Per Share......... 6.2x 16.9x 27.7x Not Meaningful
Equity Value to Estimated 1999 Earnings Per
 Share......................................... 5.5x 14.3x 33.2x     30.4x
Equity Value to Estimated 2000 Earnings Per
 Share......................................... 8.6x 13.1x 17.1x      7.2x
Equity Value to Book Value..................... 0.4x  1.6x  5.1x      1.5x

   Analysis of Selected Mergers and Acquisitions. Deutsche Banc Alex. Brown reviewed the financial terms, to the extent publicly available, of four pending or completed mergers and acquisitions involving companies in the EMS industry (the "Selected EMS Transactions"). The financial information used in connection with the multiples provided below with respect to ACT, CMC, and the Selected EMS Transactions was based on the LTM period, as derived from publicly available information and on the forward 12-month period ("FTM") net income estimates from I/B/E/S. FTM EBITDA estimates for the Selected EMS Transactions were based on I/B/E/S consensus and Deutsche Banc Alex. Brown equity research. FTM estimates related to the merger were provided by CMC management. Deutsche Banc Alex. Brown calculated various financial multiples and premiums over market value based on certain publicly available information for each of the Selected EMS Transactions and compared them to the corresponding financial multiples and premiums over market value for the merger, based on the exchange ratio. Deutsche Banc Alex. Brown noted, generally, that due to CMC's recently depressed operating performance and profitability, multiples based on historical profitability measures were less meaningful than those based on current and projected profitability measures. All multiples for the Selected EMS Transactions were based on public information available at the time of announcement of such transactions, without taking into account differing market and other conditions during the two-year period during which the Selected EMS Transactions occurred.

                                                   Transaction Multiples
                                               --------------------------------
                                                Selected EMS
                                                Transactions         Merger
                                               ----------------  --------------
                                               Low   Mean  High
                                               ----  ----  ----
Enterprise Value to LTM Revenues..............  0.4x  1.0x  1.7x       0.3x
Enterprise Value to LTM EBITDA................  6.1x  9.1x 15.0x      62.0x
Enterprise Value to Estimated FTM EBITDA......  4.0x  6.2x  8.5x       9.3x
Enterprise Value to LTM EBIT..................  8.3x 13.7x 24.5x Not Meaningful
Equity Value to LTM Net Income................ 14.3x 19.2x 28.6x Not Meaningful
Equity Value to FTM Net Income................ 11.0x 16.1x 21.8x      30.4x
Equity Value to Book Value....................  1.6x  3.8x  8.3x       1.5x
Premium Over Market Price Four Weeks Prior to
 Announcement of Transaction .................  5.9% 50.5% 83.1%      52.0%

   Pro Forma Book Value per Share Analysis. Deutsche Banc Alex. Brown calculated a pro forma book value per diluted share for the combined company of approximately $6.55, as compared with ACT's book value per diluted share of $5.53.

   Historical Exchange Ratio Analysis. Deutsche Banc Alex. Brown reviewed the historical ratio of the daily per share market closing prices of CMC common stock divided by the corresponding closing prices of ACT common stock over the one-year, 90-day, 60-day and 20-day periods prior to May 7, 1999 and as of May 7, 1999 (the last business day prior to announcement of the merger). The average exchange ratios for these time periods and as of such date were 0.64, 0.33, 0.31, 0.33 and 0.40, respectively, as compared to the exchange ratio for the merger of 0.50.

   Contribution Analysis. Deutsche Banc Alex. Brown analyzed the relative contributions of ACT and CMC (as compared to pro forma ownership of approximately 70.8% for ACT and 29.2% for CMC of the combined company) to the pro forma historical and projected income statement of the combined company, with projected data based on managements' projections for their respective companies. This analysis produced the following figures on a pro forma combined basis (excluding Synergies and merger expenses) based on the 12-month period ending March 31, 1999 for ACT and the 12-month period ending January 31, 1999 for CMC.

                                                         Pro Forma Contributions
                                                         -----------------------
                                                             ACT         CMC
                                                         ----------- -----------
       Revenue..........................................       49.5%       50.5%
       1999 EBITDA......................................       74.9%       25.1%
       1999 Net Income..................................       84.4%       15.6%
       2000 Net Income..................................       60.3%       39.7%
       Book Value.......................................       56.6%       43.4%

   Discounted Cash Flow Analysis. A discounted cash flow analysis values a business based on the current value of the future cash flow that the business will generate. To establish a current value under this approach, future cash flows must be estimated and an appropriate discount rate determined. Deutsche Banc Alex. Brown performed a discounted cash flow analysis for both ACT and CMC. Deutsche Banc Alex. Brown used financial projections for ACT and CMC through the year 2004 in its analysis. ACT projections were provided by ACT management, and CMC projections were provided by CMC management and adjusted and extrapolated by Deutsche Banc Alex. Brown in consultation with ACT management. The terminal values of ACT were calculated based on projected EBITDA for 2004 and a range of multiples of 7.0x to 9.0x and discount rates ranging from 15.0% to 18.0%, and were compared to ACT's closing price on May 7, 1999 of $15.19. The terminal values of CMC were calculated based on projected EBITDA for 2004, a range of multiples of 6.5x to 8.5x, and discount rates ranging from 15.0% to 18.0% and were compared to the implied merger price of $7.59. Deutsche Banc Alex. Brown also performed pro forma discounted cash flow analyses for the combined company, both including and excluding the impact of Synergies. In both cases, the terminal values of the combined company were calculated using a range of multiples for projected 2004 EBITDA of 8.0x to 10.0x and discount rates ranging from 14.0% to 17.0%. In its analysis Deutsche Banc Alex. Brown used certain discount rates based on its calculation of the estimated weighted average cost of capital for ACT and CMC, and used certain multiples based on its review of the trading characteristics of the common stock of ACT, CMC and the Selected EMS Companies.

                                                             Discounted Values
                                                            --------------------
                                                             Low    Mean   High
                                                            ------ ------ ------
       ACT................................................. $14.49 $18.17 $22.31
       CMC................................................. $ 7.38 $ 9.56 $12.01
       Pro Forma, excluding Synergies...................... $17.82 $22.05 $26.81
       Pro Forma, including Synergies...................... $19.70 $24.21 $29.29

   Relevant Market and Economic Factors. In rendering its opinion, Deutsche Banc Alex. Brown considered, among other factors, the condition of the U.S. stock markets, particularly the EMS industry, and the current level of economic activity. Deutsche Banc Alex. Brown also considered the competitive dynamics of the EMS industry, particularly the increased competition relative to size (revenues) in the EMS industry, the increased multiples applied to those larger companies in the EMS industry, and the potential impact of such market and economic factors on ACT's acquisition plan and projections. No company used in the analysis of other publicly traded companies nor any transaction used in the analysis of selected mergers and acquisitions summarized above is identical to ACT, CMC or the merger. Accordingly, such analyses must take into account differences in the financial and operating characteristics of the Selected EMS Companies and the companies in the Selected EMS Transactions, and other factors, such as general economic conditions, conditions in the markets in which such companies compete, and strategic and operating plans for such companies, that could affect the public trading value and acquisition value for the Selected EMS Companies and the companies in the Selected EMS Transactions, respectively.

   While the foregoing summary describes all analyses and factors that Deutsche Banc Alex. Brown deemed material in its presentation to the ACT board, it is not a comprehensive description of all analyses and factors considered by Deutsche Banc Alex. Brown. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the applications of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Deutsche Banc Alex. Brown did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Deutsche Banc Alex. Brown believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying the Deutsche Banc Alex. Brown Opinion. In performing its analyses, Deutsche Banc Alex. Brown considered industry performance and general economic, market and financial conditions, all of which are beyond the control of ACT and CMC. None of ACT or CMC management, Deutsche Banc Alex. Brown or any other person assumes responsibility if future results are materially different from those discussed. The analyses performed by Deutsche Banc Alex. Brown are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Additionally, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be sold. Furthermore, no opinion is being expressed as to the prices at which shares of ACT common stock may trade at any future time.

   Pursuant to a letter agreement dated March 11, 1999 between ACT and Deutsche Banc Alex. Brown, the fees to date payable to Deutsche Banc Alex. Brown for rendering the Deutsche Banc Alex. Brown Opinion have been $250,000, which amount will be credited against the final fee of $1,000,000, payable upon consummation of the merger. In addition, ACT has agreed to reimburse Deutsche Banc Alex. Brown for its reasonable out-of-pocket expenses incurred in connection with rendering financial advisory services, including fees and disbursements of its legal counsel. ACT has agreed to indemnify Deutsche Banc Alex. Brown and its directors, officers, agents, employees and controlling persons for certain costs, expenses, losses, claims, damages and liabilities related to or arising out of its rendering of services under its engagement as financial advisor.

   The ACT board retained Deutsche Banc Alex. Brown to act as its advisor based upon Deutsche Banc Alex. Brown's role as lead manager of ACT's initial public offering on March 30, 1995 and subsequent advisory services and based upon Deutsche Banc Alex. Brown's qualifications, reputation, experience and expertise. Deutsche Banc Alex. Brown is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. Deutsche Banc Alex. Brown may actively trade the equity securities of ACT and CMC for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

Opinion of BancBoston Robertson Stephens, Financial Advisor to CMC

        CMC's financial advisor                   Location of its full opinion
        -----------------------                   ----------------------------
      BancBoston Robertson
       Stephens                                             Annex C

   On March 18, 1999, CMC and BancBoston Robertson Stephens formally executed an engagement letter pursuant to which BancBoston Robertson Stephens was engaged to act as CMC's financial advisor in connection with the merger. Pursuant to their engagement letter, CMC retained BancBoston Robertson Stephens to provide financial advisory and investment banking services to CMC in connection with a possible sale of, or business combination involving CMC with, a third party, and to render an opinion as to the fairness of the exchange ratio, from a financial point of view, to the stockholders of CMC. See "-- Background of the Merger."

   On May 8, 1999, the Board of Directors of CMC met to evaluate the proposed merger, at which time BancBoston Robertson Stephens rendered orally its opinion subsequently confirmed in writing on May 10, 1999, that, as of the date of the opinion, the exchange ratio was fair from a financial point of view, to the stockholders of CMC. You should consider the following when reading the discussion of the opinion of CMC's financial advisor in this document:

  . We urge you to read carefully the entire opinion of BancBoston Robertson
    Stephens, which is set forth in Annex C to this joint proxy statement/prospectus and is incorporated by reference.

  . The following description of BancBoston Robertson Stephens' opinion is qualified by reference to the full opinion located in Annex C to this joint proxy statement/prospectus.

  . BancBoston Robertson Stephens' opinion expressed herein is provided for the information of the CMC board of directors in connection with its evaluation of the merger. BancBoston Robertson Stephens' opinion is not intended to be and does not constitute a recommendation to any stockholder of CMC or ACT as to how such stockholder should vote, or take any other action, with respect to the merger.

  . BancBoston Robertson Stephens' opinion does not address the relative merits of the merger and the other business strategies that CMC's board of directors has considered or may be considering, nor does it address the decision of CMC's board of directors to proceed with the merger.

   No limitations were imposed by CMC's board of directors on BancBoston Robertson Stephens with respect to the investigations made or procedures followed by it in furnishing its opinion. The exchange ratio was determined through negotiations between the management of CMC and ACT. Although BancBoston Robertson Stephens did assist the management of CMC in those negotiations, it was not asked by, and did not recommend to, CMC that any specific exchange ratio constituted the appropriate exchange ratio for the merger. BancBoston Robertson Stephens expressed no opinion as to tax consequences of the merger, and BancBoston

Robertson Stephens' opinion as to fairness of the exchange ratio does not take into account the particular tax status or position of any shareholder of CMC. In furnishing its opinion, BancBoston Robertson Stephens was not engaged as an agent or fiduciary of CMC's shareholders or any other third party.

 Opinion and Analysis of BancBoston Robertson Stephens

   In arriving at the BancBoston Robertson Stephens opinion, BancBoston Robertson Stephens:

  . reviewed certain publicly available financial statements and other business and financial information of CMC and ACT;

  . reviewed certain internal financial statements and other financial and operating data concerning CMC and ACT, including information relating to certain strategic, financial and operational benefits anticipated from the merger, prepared by the managements of CMC and ACT, respectively;

  . reviewed certain financial forecasts and other forward looking financial information prepared by the managements of CMC and ACT;

  . held discussions with the respective managements of CMC and ACT concerning the businesses, past and current operations, financial condition and future prospects of both CMC and ACT, independently and combined, including discussions with the managements of CMC and ACT concerning cost savings and other synergies that are expected to result from the merger as well as their views regarding the strategic rationale for the merger;

  . reviewed the financial terms and conditions set forth in the merger agreement;

  . reviewed the stock price and trading history of CMC and ACT;

  . compared the financial performance of CMC and ACT and the prices and trading activity of CMC common stock and ACT common stock with that of certain other publicly traded companies comparable with CMC and ACT, respectively;

  . compared the financial terms of the merger with the financial terms, to the extent publicly available, of other transactions that BancBoston Robertson Stephens deemed relevant;

  . reviewed the pro forma impact of the merger on ACT's earnings per share;

  . reviewed the relative contributions of CMC and ACT to the combined company;

  . participated in discussions and negotiations among representatives of CMC and ACT and their financial, legal and accounting advisors;

  . prepared a discounted cash flow analysis of CMC; and

  . made such other studies and inquiries, and reviewed such other data, as BancBoston Robertson Stephens deemed relevant.

   In its review and analysis, and in arriving at its opinion, BancBoston Robertson Stephens has assumed and relied upon the accuracy and completeness of all of the financial and other information provided to BancBoston Robertson Stephens (including information furnished to it orally or otherwise discussed with BancBoston Robertson Stephens by management of CMC and ACT) or publicly available and has neither attempted to verify, nor assumed responsibility for verifying, any of such information. BancBoston Robertson Stephens has relied upon the assurances of management of CMC and ACT that they are not aware of any facts that would make such information inaccurate or misleading. Furthermore, BancBoston Robertson Stephens did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of CMC and ACT, nor was BancBoston Robertson Stephens furnished with any such evaluation or appraisal.

   With respect to the financial forecasts and projections (and the assumptions and bases therefor, including synergies related to the transaction) for each of CMC and ACT that BancBoston Robertson Stephens has reviewed, upon the advice of the managements of CMC and ACT, BancBoston Robertson Stephens has assumed that:

  . such forecasts and projections, including synergies, were reasonably prepared in good faith on the basis of reasonable assumptions;

  . such forecasts and projections, including synergies, reflect the best currently available estimates and judgments as to the future financial condition and performance of CMC and ACT, respectively, and

  . such forecasts and projections, including synergies, will be realized in the amounts and in the time periods currently estimated.

   In this regard, BancBoston Robertson Stephens notes that each of CMC and ACT face exposure to the Year 2000 problem. BancBoston Robertson Stephens has not undertaken any independent analysis to evaluate the reliability or accuracy of the assumptions made by the managements of CMC and ACT with respect to the potential effect that the Year 2000 problem might have on their respective forecasts.

   BancBoston Robertson Stephens has assumed that the merger will be consummated upon the terms set forth in the merger agreement without material alteration thereof, including, among other things, that the merger will be accounted for as a pooling-of-interests business combination in accordance with U.S. generally accepted accounting principles and that the merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended. In addition, BancBoston Robertson Stephens has assumed that the historical financial statements of each of CMC and ACT reviewed by BancBoston Robertson Stephens have been prepared and fairly presented in accordance with generally accepted accounting principles consistently applied. BancBoston Robertson Stephens has relied as to all legal matters relevant to rendering their opinion on the advice of counsel.

   The following is a summary of the material financial analyses performed by BancBoston Robertson Stephens in connection with rendering the BancBoston Robertson Stephens opinion. The summary of the financial analysis includes information presented in tabular format. In order to understand fully the financial analyses by BancBoston Robertson Stephens, these tables must be read together with the text of each summary. The tables alone do not describe completely the financial analyses.

   Comparable Company Analysis for CMC. Using publicly available information, BancBoston Robertson Stephens analyzed, among other things, the market values and trading multiples of CMC and the following selected publicly traded companies in the electronic manufacturing products and services (the "EMPS") industry: ACT, Benchmark Electronics, Inc., EFTC Corp., IEC Electronics Corp., Plexus Corp., and Xetel Corp. We will refer to these companies, collectively, as the "Comparable Companies." All multiples were based on closing stock prices as of May 7, 1999. The following table represents the comparison of:

  . total capitalization values as multiples of, among other things, calendar year 1998 and estimated calendar year 1999 and 2000 earnings before interest and taxes ("EBIT") and earnings before interest, taxes and depreciation and amortization ("EBITDA"); and

  . total equity values as multiples of calendar year 1999 and 2000 net income of CMC and the Comparable Companies,

in each case based on applying a range of multiples for the Comparable Companies to the corresponding indicated financial data for CMC, resulted in the following CMC implied exchange ratio ranges (based on ACT's stock price on May 7, 1999).

                                                    Net
                                                  Income    EBITDA      EBIT
                                                 --------- --------- -----------
      Management Estimates...................... .34x-.22x .27x-.98x 0.41x-1.27x
      Street Estimates.......................... .16x-.56x .21x-.58x 0.21x-0.59x

   Precedent Transaction Analysis. Using publicly available information, BancBoston Robertson Stephens analyzed the multiples paid in selected precedent transactions, including:

     SeaMed Corp./Plexus Corp. (March 16, 1999)

     International Manufacturing Services/Celestica Inc. (November 2, 1998)

     Vero Group plc/Applied Power Inc. (May 12, 1998)

     Lockheed--Division/Benchmark Electronics Corp. (January 1, 1998)

     MCMS/Cornerstone (December 1, 1997)

     Neutronics/Flextronics International Ltd. (October 20, 1997)

     Celestica Corp./Onex (October 1, 1996)

     Force Computers/Solectron Corp. (September 26, 1996)

     TI--CMS Division/Solectron Corp. (March 1, 1996)

We will refer to these transactions, collectively, as the "Selected Precedent Transactions."

   Applying the following range of multiples for the Selected Precedent Transactions of LTM EBITDA to the corresponding data for CMC, based on the Management Estimates and the Street Estimates, resulted in the following implied exchange ratio range, based on the closing price of ACT common stock on May 7, 1999.

                                                                Implied Exchange
                                                                     Ratio
                                                                ----------------
      Management Estimates.....................................  Not Meaningful
      Street Estimates.........................................  Not Meaningful

   Premiums Analysis. Using publicly available information, BancBoston Robertson Stephens analyzed the implied premiums paid in selected precedent transactions in the technology sector. Applying the below listed premium ranges to the closing prices of CMC common stock on the dates listed resulted in the following implied exchange ratio range, based on the closing price of ACT on May 7, 1999:

                                                                               Implied
                              Premium              Date of CMC                Exchange
        Time Period            Range              Closing Price                 Ratio
        -----------           -------             -------------               --------
      One day prior           20%-46%             May 7, 1999                0.48x-0.59x
      Four weeks prior        40%-75%             April 12, 1999             0.42x-0.53x

   Contribution Analysis. BancBoston Robertson Stephens analyzed the respective contributions of CMC and ACT to the EBIT and net income for the years ended December 31, 1998, 1999 and 2000, based on Management Estimates and the Street Estimates and based on the ACT Management Estimates and the CMC Management Estimates (each as defined below) and derived implied exchange ratio ranges therefrom, based on ACT's stock price on May 7, 1999.

                                                                               Implied
                                                                               Exchange
                                                       Financial                Ratio
         ACT Case              CMC Case                Parameter                Range
         --------              --------                ---------               --------
      ACT Management        CMC Management             EBIT                   .34x-.98x
      CMC Management        CMC Management             EBIT                   .43x-1.15x
      ACT Management        CMC Management             Net Income             .31x-.82x
      CMC Management        CMC Management             Net Income             .37x-.96x
      ACT Management        Street                     EBIT                   .17x-.44x
      CMC Management        Street                     EBIT                   .23x-.53x
      ACT Management        Street                     Net Income             .15x-.38x
      CMC Management        Street                     Net Income             .18x-.44x

   Discounted Cash Flow Analysis. BancBoston Robertson Stephens performed a discounted cash flow analysis of the unlevered (before interest expense) after-tax cash flows of CMC based on both Management Estimates and Street Estimates for the fiscal years 1999 through 2003. In conducting its analysis, BancBoston Robertson Stephens:

     (1) Discounted the estimated, unlevered after-tax cash flows through July 31, 2003 using a range of discounts from 15.0% to 25.0%. CMC's unlevered after-tax cash flows were calculated as the after-tax operating earnings of CMC adjusted to add back non-cash expenses and deduct uses of cash not reflected in the income statement.

     (2) Added to the present value of the cash flows the terminal value of CMC in the fiscal year ending July 31, 2003, discounted back at the same discount rate. The terminal value was computed by multiplying CMC's projected EBITDA in fiscal 2003 by terminal multiples ranging from 5.0x to 7.0x.

The discounted cash flow valuation resulted in the following implied exchange ratio ranges based on ACT's closing price on May 7, 1999:

                                                          Implied Exchange Ratio
                                                          ----------------------
      Management Estimates...............................      0.36x-0.88x
      Street Estimates...................................      0.05x-0.31x

   Pro Forma Earnings Analysis. BancBoston Robertson Stephens analyzed the impact of the merger on the projected earnings per share (the "EPS") of the combined company for calendar year 1999 and calendar year
2000 based on Management Estimates and Street Estimates for CMC and ACT's management estimates for ACT. This analysis is summarized in the following table, dependent on the CMC stock price at the time of the closing of the merger. Actual results achieved by the combined company may vary from projected results and such variations may be material.

                                                             Earnings Per Share
                                                            Accretion/(Dilution)
                                                            --------------------
      CMC Management Estimates
        Calendar 1999......................................        (12.6%)
        Calendar 2000......................................         17.7%
      CMC Street Estimates
        Calendar 1999......................................        (21.8%)
        Calendar 2000......................................         (8.4%)

   Comparable Company Analysis for ACT. Using publicly available information, BancBoston Robertson Stephens analyzed, among other things, the market values and trading multiples of ACT and the Comparable Companies. All multiples were based on closing stock prices as of May 7, 1999. The following tables represent the comparison of:

  . Total capitalization values as multiples of, among other things, calendar year 1998 and estimated calendar year 1999 and 2000 EBIT and EBITDA; and

  . Total equity value as multiples of calendar year 1998 net income and estimated calendar year 1999 and 2000 net income of ACT and the Comparable Companies,

   in each case based on ACT management estimates (the "ACT Management Estimates"), BancBoston Robertson Stephens research estimates (the "ACT Street Estimates") and CMC Management Estimates (the "CMC Management Estimates"). Applying a range of multiples for the Comparable Companies to the corresponding indicated financial data for ACT resulted in the following ACT equity value per share ranges (based on 9.5 million fully diluted shares of ACT using the treasury method).

                                             EBIT        EBITDA     Net Income
                                         ------------ ------------ ------------
      ACT Management Estimates.......... $1.59-$26.24 $3.25-$22.66 $2.71-$27.99
      Street Estimates.................. $1.59-$21.65 $3.25-$19.49 $2.70-$22.00
      CMC Management Estimates.......... $1.59-$21.58 $0.91-$17.11 $2.70-$22.98

   No company, transaction or business used in Comparable Company Analysis for CMC, Selected Precedent Transaction Analysis, Premiums Analysis or the Comparable Company Analysis for ACT as a comparison is identical to CMC, ACT or the merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading and other values of the Comparable Companies or the business segment, company or transactions to which they are compared.

   While the foregoing summary describes certain analyses and factors that BancBoston Robertson Stephens deemed material in its presentation to the CMC board of directors, it is not a comprehensive description of all analyses and factors considered by BancBoston Robertson Stephens. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. BancBoston Robertson Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying the BancBoston Robertson Stephens opinion. Several analytical methodologies were employed and no one method of analysis should be regarded as critical to the overall conclusion reached by BancBoston Robertson Stephens. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by BancBoston Robertson Stephens is based on all analyses and factors taken as a whole and also on application of BancBoston Robertson Stephens' own experience and judgement. Such conclusion may involve significant elements of subjective judgement and qualitative analysis. BancBoston Robertson Stephens therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analysis it performed. In performing its analyses, BancBoston Robertson Stephens considered general economic, market and financial conditions and other matters, many of which are beyond the control of CMC and ACT. The analyses performed by BancBoston Robertson Stephens are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be purchased. Furthermore, no opinion is being expressed as to the prices at which shares of ACT common stock may trade at any future time.

   CMC formally engaged BancBoston Robertson Stephens on March 18, 1999. The engagement letter provides that, for its services, BancBoston Robertson Stephens is entitled to receive, contingent upon consummation of the merger, a fee equal to $1,000,000 plus one and one-quarter percent (1.25%) of the Aggregate Transaction Value in excess of $50 million (as defined in the engagement letter). CMC has also agreed to reimburse BancBoston Robertson Stephens for its out-of-pocket expenses and to indemnify and hold harmless BancBoston Robertson Stephens and its affiliates and any other person, director, employee or agent of BancBoston Robertson Stephens or any of its affiliates, or any person controlling BancBoston Robertson Stephens or its affiliates for certain losses, claims, damages, expenses and liabilities relating to or arising out of services provided by BancBoston Robertson Stephens as financial advisor to CMC. The terms of the fee arrangement with BancBoston Robertson Stephens, which CMC and BancBoston Robertson Stephens believe are customary in transactions of this nature, were negotiated at arm's length between CMC and BancBoston Robertson Stephens, and the CMC board of directors was aware of such fee arrangements.

   BancBoston Robertson Stephens was retained based on BancBoston Robertson Stephens' experience as a financial advisor in connection with mergers and acquisitions and in securities valuations generally, as well as BancBoston Robertson Stephens' investment banking relationship and familiarity with CMC. BancBoston Robertson Stephens has provided financial advisory and investment banking services to CMC from time to time.

   BancBoston Robertson Stephens is a nationally recognized investment banking firm. As part of its investment banking business, BancBoston Robertson Stephens is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. BancBoston Robertson Stephens may actively trade the equity of CMC and ACT for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. BancBoston Robertson Stephens maintains a market in the CMC common stock and regularly publishes research reports regarding the EMPS industry and the business and securities of CMC and other publicly traded companies in the EMPS industry.

Interests of Certain Persons in the Merger

   In considering the recommendation of the CMC board with respect to the merger agreement, you should be aware that certain members of CMC's management and the CMC board have interests in the merger that are different from, and in addition to, your interests as stockholders of CMC.

   These include:

  . accelerated vesting of stock options;

  . employment arrangements and severance agreements; and

  . indemnification and directors' and officers' liability insurance.

   In discussing the fairness of the merger to the stockholders of CMC, the CMC board took into account these interests. These interests are summarized below.

   Ownership and Voting Stock. As of the record date for the CMC special meeting, directors and executive officers of CMC beneficially owned 2,191,712 shares of CMC common stock, or approximately 29% of the outstanding shares of CMC common stock (excluding any shares issuable upon the exercise of options), or 2,934,647 shares or approximately 35.0% of the outstanding shares of CMC common stock (including shares issuable upon the exercise of options). Each of the directors and executive officers has entered into a voting agreement dated as of May 10, 1999 with ACT, the form of which is attached to this joint proxy statement/prospectus as Annex E. In these agreements, the directors and executive officers agreed to vote all shares over which they exercise voting control in favor of approving the merger, the merger agreement and any matters that could facilitate the merger, and against approval of any proposal made in opposition or competition with the completion of the merger.

   As of the record date for the CMC special meeting, Matthew G. Landa, President, Chief Executive Officer and a director of CMC, and Andrew J. Moley, Chief Financial Officer and a director of CMC, each have options to purchase 276,667 shares of CMC common stock. As of the record date, 195,370 stock options held by each of Mr. Landa and Mr. Moley will already be vested and 81,297 additional options will become fully vested and immediately exercisable as a result of the merger. All such options will convert into stock options to purchase shares of ACT common stock at the exchange ratio. See "The Merger Agreement--Treatment of CMC Stock Options."

   Employment and Severance Agreements. Each of Mr. Landa and Mr. Moley also have an arrangement with CMC providing for the payment of six months severance and six months additional vesting of his stock options in the event that his employment is terminated, after the merger or otherwise, without cause. Moreover, CMC has an employment agreement with Jack O'Rear, Chief Operating Officer of CMC, which provides for payment if his employment is terminated, after the merger or otherwise, without cause.

   Executive Employment Agreements. ACT is currently discussing the terms of continuing employment of certain senior officers of CMC. However, no such arrangements have been finalized as of the date of this joint proxy statement/prospectus with any officers of CMC. ACT may not finalize any of these arrangements.

   Appointment of Directors. ACT has agreed that, immediately following the merger, it will cause David S. Lee, the Chairman of the Board and largest stockholder of CMC, and one other current non-employee director of CMC, to be appointed as members of the ACT board thereby increasing the total size of the ACT board from four to six members. Mr. Lee will be elected as a Class II director and the other current CMC director will be elected as a Class III director, with terms expiring at the election and qualification of directors at the annual meetings of stockholders of ACT to be held in 2000 and 2001, respectively. ACT and CMC intend to agree on the identity of the second director prior to the closing of the merger.

   Indemnification. ACT has agreed to continue for six years following the merger all rights to indemnification now existing in favor of any employee, agent, director or officer of CMC as provided in CMC's certificate of incorporation, by-laws and certain agreements. Subject to certain limitations, ACT also agreed to obtain directors' and officers' liability insurance coverage at substantially equivalent levels of coverage as currently in effect under CMC's existing directors' and officers' liability insurance with respect to any claims made during such six year period.

Accounting Treatment of the Merger

   We intend the merger to qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting:

  . The recorded assets and liabilities of ACT and CMC will be carried forward to the combined company following the merger at their recorded amounts; and

  . The reported operating results of the separate companies for periods prior to the year in which the combination occurs will be combined and restated as the operating results of the combined company.

   A condition to the merger is that ACT receive a letter from Deloitte & Touche LLP, its independent auditors, which concurs with the conclusion of ACT's management that no conditions exist that would preclude the merger from being accounted for as a pooling of interests in conformity with generally accepted accounting principles. A similar condition to the merger is that CMC also receive a letter from PricewaterhouseCoopers LLP, its independent accountants, which concurs with the conclusion of CMC's management that CMC would qualify as a poolable entity.

   ACT and CMC have caused each of their affiliates to execute a written agreement to the effect that such person will not transfer shares of common stock of either ACT or CMC, or, after the effective time of the merger, ACT common stock, during the period beginning 30 days prior to the effective time of the merger and ending on the date that ACT publishes financial statements that reflect 30 days of operations of the combined company. Such agreements relate to the ability of ACT to account for the merger as a pooling of interests.

Governmental and Regulatory Approvals

   The consummation of the merger is conditioned upon the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. Under the Hart-Scott-Rodino Act and the regulations thereunder, ACT and CMC may not merge unless each party files a Notification and Report Form with the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission, and waiting period requirements have expired or are otherwise earlier terminated by the Antitrust Division and the Federal Trade Commission. ACT and CMC have submitted the required filings to the Antitrust Division and the Federal Trade Commission.

   Notwithstanding the expiration of the waiting period, at any time before or after the completion of the merger, the Antitrust Division, the Federal Trade Commission or others may take such action under the antitrust laws with respect to the merger as it deems necessary or desirable in the public interest. Such parties could seek to enjoin the consummation of the merger or seek the divestiture of substantial assets of ACT or CMC. We do not believe that consummation of the merger will violate the antitrust laws. We cannot assure you, however, that a challenge to the merger on antitrust grounds by the Antitrust Division, the Federal Trade Commission, states' attorneys general and, under some circumstances, private parties, will not be made, or, if such a challenge is made, what the result will be.

   The respective obligations of ACT and CMC to consummate the merger are subject to the following conditions:

  . no court having jurisdiction over ACT or CMC shall have entered any injunction or other order (whether temporary, preliminary or permanent) which is then in force and has the effect of preventing the consummation of the merger;

  . there shall be no other legal or regulatory restraint or prohibition preventing the consummation of the merger; and

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  . there shall be no proceeding brought by any governmental entity seeking to prevent the consummation of the merger.

   The obligation of ACT to consummate the merger is further subject to the condition that no proceeding shall have been instituted or be threatened by or before, and there shall be no judgment or order (whether temporary, preliminary or permanent) of, any court or other government entity seeking to;

  . prohibit, limit or restrict ACT's conduct or operation of CMC's business following the merger;

  . prohibit, limit or restrict ACT's exercise of all rights pertaining to its ownership or operation of CMC's business or assets; or

  . compel ACT to dispose of all or any material portion of the business or assets of ACT, CMC or any of their subsidiaries, as a result of the merger.

Material U.S. Federal Income Tax Considerations

   The following summary is of a general nature only and we do not intend it to be, nor should you construe it to be, legal or tax advice to any holder of CMC common stock. Accordingly, we urge you to consult your own tax advisors as to the specific federal, state, local and foreign tax consequences to you of the merger.

   The following discussion summarizes the material United States federal income tax considerations relevant to the merger that are applicable to the CMC stockholders. This discussion is based on currently existing provisions of the Internal Revenue Code, existing Treasury Regulations issued thereunder and current administrative rulings and pronouncements and judicial decisions, all of which are subject to change. Any such changes, which may or may not be retroactive, could alter the tax consequences as described herein. Accordingly, we cannot assure you that the Internal Revenue Service or the courts will not attempt to apply the tax law in a manner different from that discussed below.

   Holders of CMC common stock should be aware that this discussion does not deal with all United States federal income tax considerations that may be relevant to a particular stockholder in light of their specific circumstances, such as stockholders who are:

  . dealers in securities;

  . tax-exempt organizations;

  . subject to the alternative minimum tax provisions of the Internal Revenue
    Code;

  . foreign persons or entities;

  . financial institutions; or

  . insurance companies.

Furthermore, this discussion does not address the tax consequences to stockholders:

  . who do not hold their shares of CMC common stock as capital assets;

  . who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions; or

  . who hold shares of CMC common stock as part of an integrated investment, including a "straddle," comprised of shares of CMC common stock and one or more other positions.

   In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger, whether or not any such transactions are undertaken in connection with the merger, including without limitation any transaction in which shares of CMC common stock are acquired or shares of ACT common stock are disposed of, or the tax consequences to holders of options, warrants or similar rights to

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

acquire CMC common stock, including the assumption by ACT of outstanding options, warrants and subscriptions to acquire CMC common stock.

   Consummation of the merger is conditioned upon the receipt of opinions at the effective time by ACT from Testa, Hurwitz & Thibeault, LLP and by CMC from Wilson Sonsini Goodrich & Rosati, P.C., respective counsel to ACT and CMC that the merger will qualify under Section 368(a) of the Internal Revenue Code as a "reorganization" for U.S. federal income tax purposes. Counsel will base such opinions on certain representations as to factual matters made by ACT and CMC. Such representations, if incorrect in certain material respects, could jeopardize the conclusions reached in the opinions. Neither ACT nor CMC is currently aware of any facts or circumstances which would cause any such representations made to counsel to be untrue or incorrect in any material respect. Any opinion of counsel is not binding on the Internal Revenue Service or the courts. We do not intend to request a ruling from the Internal Revenue Service with respect to the merger. Accordingly, the Internal Revenue Service could challenge the conclusions of the anticipated opinions and a court could sustain such a challenge.

   Based on the anticipated opinions discussed above, subject to the assumptions and limitations described in the preceding paragraphs, the material U.S. federal income tax consequences that will result from the merger are as follows:

  . neither ACT nor CMC will recognize any income, gain or loss solely as a result of the merger;

  . a CMC stockholder will not recognize any income, gain or loss upon the receipt of ACT common stock solely in exchange for such stockholder's shares of CMC common stock pursuant to the merger (except as described below with respect to cash that is received in lieu of fractional shares);

  . a CMC stockholder's tax basis for the ACT common stock received pursuant to the merger will equal such CMC stockholder's tax basis in the CMC common stock exchanged therefor (adjusted with respect to fractional shares); and

  . a CMC stockholder's holding period for the ACT common stock received pursuant to the merger will include the holding period of the CMC common stock surrendered in exchange therefor, provided that the CMC common stock was held as a capital asset at the effective time.

   A CMC stockholder who receives cash in lieu of fractional shares will be treated as having received such fractional shares pursuant to the merger and then as having exchanged such fractional shares for cash in a transaction generally giving rise to capital gain or loss. The amount of any capital gain or loss attributable to such deemed exchange of fractional shares will be equal to the difference between the cash received in lieu of fractional shares and the portion of the tax basis of the CMC common stock surrendered that is allocated to such fractional shares. Such gain or loss:

  . will be treated as short term capital gain or loss and taxed at ordinary income tax rates for individuals and other noncorporate taxpayers who held CMC common stock at the effective time of the merger for one year or less; and

  . will be treated as long term capital gain or loss and taxed generally at a statutory maximum rate of 20% for individuals and other noncorporate taxpayers who held CMC common stock at the effective time of the merger for more than one year.

   A successful Internal Revenue Service challenge to the "reorganization" status of the merger would result in a CMC stockholder recognizing gain or loss with respect to each share of CMC common stock surrendered in the merger equal to the difference between the CMC stockholder's basis in such share and the fair market value, as of the effective time of the merger, of the ACT common stock received in exchange therefor. In such event, a CMC stockholder's aggregate tax basis in the ACT common stock so received would equal its fair market value, and the CMC stockholder's holding period for such stock would begin the day after the effective time of the merger.

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

   Under the U.S. backup withholding rules, a CMC stockholder may be subject to backup withholding at the rate of 31% unless the stockholder:

  . is a corporation or comes within other exempt categories and, when required, demonstrates this fact; or

  . provides a correct taxpayer identification number, certifies that such stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

   Any amount withheld under these rules will be credited against the stockholder's federal income tax liability. ACT may require CMC stockholders to establish an exemption from backup withholding or to make arrangements that are satisfactory to ACT to provide for the payment of backup withholding. A stockholder that does not provide ACT with its current taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service.

Ownership Interest of CMC Stockholders after the Merger

   Based on 7,681,798 shares of CMC common stock and 9,091,600 shares of ACT common stock outstanding as of the record date, there will be approximately
12.9 million shares of ACT common stock outstanding upon consummation of the merger, of which the former CMC stockholders will own an aggregate of approximately 30%.

Delisting of CMC Common Stock; Listing of ACT Common Stock

   CMC common stock is currently listed on the Nasdaq National Market under the symbol "CMCI." If the merger is consummated, the shares of CMC common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act.

   ACT has agreed to cause the shares of ACT common stock issued in connection with the merger and upon exercise of the options to purchase CMC common stock assumed by ACT to be listed on the Nasdaq National Market. It is also a condition to the obligations of both ACT and CMC to consummate the merger that such additional listing on the Nasdaq National Market shall have been obtained.

Appraisal Rights

   The holders of CMC common stock are not entitled to any appraisal rights with respect to the merger because shares of CMC common stock are, and shares of ACT common stock to be issued in the merger will be, listed on the Nasdaq National Market.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

   We believe this document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management of ACT and CMC, based on information currently available to each company's management. When we use words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," "likely" or similar expressions, we are making forward-looking statements. Forward-looking statements include the information concerning possible or assumed future benefits of the merger and results of operations of ACT and CMC set forth under the following sections or elsewhere in this joint proxy statement/prospectus:

  . under "Summary," "Selected Historical and Selected Unaudited Pro Forma
    Combined Financial Data," "Risk Factors," "The Merger--Background of the Merger," "--Joint Reasons for the Merger," "--ACT's Reasons for the Merger," "--CMC's Reasons for the Merger," "--Opinion of Deutsche Banc Alex. Brown, Financial Advisor to ACT," "--Opinion of BancBoston Robertson Stephens, Financial Advisor to CMC," and "Unaudited Pro Forma Condensed Combining Financial Statements," and

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

  . under "ACT Business," "CMC Business," "ACT Management's Discussion and
    Analysis of Financial Condition and Results of Operations," and "CMC Management's Discussion and Analysis of Financial Condition and Results of Operations."

   Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of ACT, CMC or the combined company may differ materially from those expressed in the forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Stockholders are cautioned not to put undue reliance on any forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

   For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors" beginning on page
14. In addition to the Risk Factors and other important factors discussed elsewhere in this joint proxy statement/prospectus, you should understand that the following important factors could affect the future results of the combined company and could cause results to differ materially from those suggested by the forward-looking statements:

  . increased competitive pressures, both domestically and internationally, which may affect sales of the combined company's products and services and impede the combined company's ability to maintain its market share and pricing goals;

  . changes in United States, global or regional economic conditions which may affect sales of the combined company's products and increase costs associated with manufacturing and distributing such products;

  . changes in United States and global financial and equity markets, including significant interest rate fluctuations, which may increase the cost of external financing for the combined company's operations, and currency fluctuations, which may negatively impact the combined company's reportable income;

  . changes in laws or regulations, third party relations and approvals, and decisions of courts, regulators and governmental bodies, which may adversely affect the combined company's business or ability to compete; and

  . other risks and uncertainties as may be detailed from time to time in the combined company's public announcements and Securities and Exchange Commission filings.

   This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but by no means exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

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

                              THE MERGER AGREEMENT

   The following is a brief summary of the material provisions of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference in this joint proxy statement/prospectus. The summary is qualified in its entirety by reference to the merger agreement. We urge you to read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger.

The Merger

   The merger agreement provides that East Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of ACT, will merge with and into CMC. At the effective time of the merger, CMC will continue as the surviving corporation in accordance with the Delaware General Corporation Law and will become a wholly-owned subsidiary of ACT. At the effective time of the merger, all the property, rights, privileges, immunities, powers and franchises of East Acquisition Corp. and CMC before the merger will vest in CMC as the surviving corporation, and all debts, liabilities and duties of East Acquisition Corp. and CMC before the merger will become the debts, liabilities and duties of CMC as the surviving corporation. The merger will be consummated and the effective time of the merger will occur as promptly as practicable after the satisfaction or waiver of all conditions in the merger agreement, including receipt of stockholder approval, and after we file a certificate of merger with the Secretary of the State of Delaware. We presently expect that the consummation of the merger will occur and the merger will become effective in late July 1999.

Conversion of Securities

   At the effective time of the merger, each share of CMC common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive 0.50 of a share of validly issued, fully paid and non-assessable shares of ACT common stock. Shares, if any, held in the treasury of CMC or owned by ACT, East Acquisition Corp. or any direct or indirect wholly-owned subsidiary of ACT or CMC will be cancelled. Cash will be paid with respect to any fractional shares of ACT common stock to which a CMC stockholder would otherwise be entitled based on the closing price of the ACT common stock for the trading day immediately prior to the effective time of the merger. See "The Merger Agreement--Exchange of Stock Certificates" and "--Treatment of CMC Stock Options" for a description of the exchange of CMC common stock for ACT common stock and the assumption by ACT of CMC stock options previously granted by CMC under its option plans.

Treatment of CMC Stock Options

   The merger agreement provides that at the effective time of the merger, each outstanding option to purchase shares of CMC common stock issued under CMC's Amended and Restated 1990 Equity Incentive Plan, whether or not then exercisable will, by virtue of the merger and without any action on the part of the holder thereof, be assumed by ACT and converted into an option to purchase shares of ACT common stock. The number of shares of ACT common stock subject to each assumed CMC stock option will be equal to the product of the exchange ratio of 0.50 multiplied by the number of shares of CMC common stock subject to such option immediately prior to the effective time of the merger. Any fractional shares of ACT common stock resulting from such adjustment will be rounded down to the nearest share. The exercise price per share of ACT common stock under each assumed CMC stock option will equal the exercise price per share of the CMC common stock under the original stock option divided by the exchange ratio of 0.50. The exercise price will be rounded up to the nearest whole cent. The remaining terms and conditions of each CMC stock option, including vesting, in effect immediately prior to the effective time of the merger, will remain unchanged. As of the record date, there were approximately
1.5 million outstanding options to purchase shares of CMC common stock.

   CMC has agreed to shorten the offering period under its 1996 Employee Stock Purchase Plan so that its offering period terminates on the last trading day on which ACT common stock is traded prior to the effective

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

time of the merger. CMC has also agreed to terminate such plan as of the effective time of the merger. On the termination of the offering period for such plan, CMC will apply the funds credited under such plan to each participant's account to purchase shares of CMC common stock. These shares will be converted into the right to receive ACT common stock based on the exchange ratio at the effective time of the merger.

Exchange of Stock Certificates

   Detailed instructions, including a transmittal letter, will be mailed to CMC stockholders promptly following the effective time of the merger as to the method of exchanging certificates formerly representing shares of CMC common stock. CMC stockholders should not send certificates representing their shares to anyone prior to the receipt of the transmittal letter.

   ACT has designated American Stock Transfer and Trust Company to act as exchange agent under the merger agreement. Promptly following the effective time of the merger, ACT will deliver, in trust, to American Stock Transfer, certificates evidencing the shares of ACT common stock issuable pursuant to the merger agreement, as well as the cash to be paid in lieu of fractional ACT shares.

   At the effective time of the merger, all shares of CMC common stock will be cancelled and will cease to exist. At the effective time, the stock transfer books of CMC will be closed and no transfer of shares of CMC common stock will thereafter be made. As soon as practicable thereafter, ACT will cause American Stock Transfer to mail to each holder of record of CMC common stock:

  . a letter of transmittal specifying that delivery will be effected, and risk of loss and title to the CMC stock certificates will pass, only upon receipt of the CMC stock certificates by American Stock Transfer; and

  . instructions for use in surrendering such CMC stock certificates in exchange for the certificates evidencing ACT common stock and cash in lieu of any fractional shares.

   Upon surrender of a CMC stock certificate for cancellation to American Stock Transfer, together with a duly completed and validly executed letter of transmittal, the holder of a CMC stock certificate will be entitled to receive in exchange therefor a certificate evidencing the number of whole shares of ACT common stock equal to the product of the exchange ratio of 0.50 multiplied by the number of shares of CMC common stock formerly represented by the surrendered CMC certificate. Cash will be paid with respect to any fractional shares of ACT common stock to which a CMC stockholder would otherwise be entitled, based on the closing price of the ACT common stock for the trading day immediately prior to the effective time of the merger.

   No dividends or other distributions, if any, with a record date after the effective time of the merger, payable to holders of ACT common stock, shall be payable to any person who has not converted his or her CMC stock certificates. Subject to applicable law, if ACT declares a dividend or other distribution after the effective time of the merger, former CMC stockholders will be entitled to receive such payment following surrender of their CMC stock certificates. In no event will the person entitled to receive such dividends or other distributions be entitled to receive interest thereon.

   If any cash is to be paid to, or ACT stock certificate issued in, a name other than that in which the surrendered CMC stock certificate is registered, the surrendered CMC stock certificate must be properly endorsed and otherwise in proper form for transfer. The person requesting such exchange also must pay to American Stock Transfer any applicable transfer or other taxes.

   Neither ACT nor American Stock Transfer will be liable to any holder of a certificate for shares of ACT common stock and cash payable in lieu of any fractional share delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

   A stockholder must provide an appropriate affidavit to American Stock Transfer if any stock certificates are lost, stolen or destroyed, in order to receive the merger consideration for such certificates. ACT may require the owner of such lost, stolen or destroyed certificate to deliver a bond as indemnity against any claim that may be made against ACT or American Stock Transfer with respect to any such certificate.

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

   ACT or American Stock Transfer will be entitled to deduct and withhold from the consideration payable in the merger to any holder of CMC common stock such amounts as are required under any tax law. Any such withheld amounts will be treated for all purposes of the merger agreement as having been paid to the holder of CMC common stock.

Representations and Warranties

   ACT, East Acquisition Corp. and CMC have made representations and warranties in the merger agreement relating to, among other things:

  . their organization and the organization of their subsidiaries;

  . the authorization, execution, delivery and enforceability of the merger agreement and related matters;

  . their capital structures;

  . their subsidiaries and their investments in other companies;

  . the absence of conflicts under their charters, bylaws and various laws, rules or agreements;

  . required consents and approvals;

  . compliance with laws and permits;

  . documents and financial statements filed with the Securities and Exchange
    Commission and the accuracy of information contained therein;

  . the absence of undisclosed liabilities;

  . the absence of certain changes or events;

  . litigation;

  . taxes and tax returns;

  . title to assets;

  . the accuracy of information contained in this joint proxy statement/prospectus;

  . board approval;

  . the opinions received from financial advisors regarding the merger;

  . brokers and finders' fees;

  . the votes of stockholders required to approve the merger;

  . change of control payments;

  . eligibility for the pooling of interests accounting method; and

  . the completeness of the representations and warranties.

   The merger agreement also contains representations and warranties made by CMC relating to:

  . transactions with affiliates;

  . contracts;

  . labor matters;

  . intellectual property;

  . environmental matters;

  . employee benefit plans;

  . minute books;

  . orders, commitments and returns;

  . customers;

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  . suppliers;

  . insurance;

  . the inapplicability of Section 203 of the Delaware General Corporation
    Law;

  . accounts receivable;

  . inventory;

  . real property; and

  . restrictions on business activities.

Certain Covenants

 Conduct of Business Prior to the Merger

   ACT and CMC have agreed that, until the earlier of the termination of the merger agreement or the effective time of the merger, each of ACT and CMC will:

  . carry on its business in the usual, regular and ordinary course;

  . pay its debts and taxes when due, subject to good faith disputes;

  . pay or perform other material obligations when due; and

  . preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors and others with which it has business dealings.

   During the same period, ACT and CMC have agreed that each of ACT and CMC and their respective subsidiaries will not, without the prior written consent of the other party:

  . amend its charter or organizational documents;

  . take any action that would either cause its representations or warranties set forth in the merger agreement to be untrue and incorrect or prevent it from performing its covenants under the merger agreement;

  . declare or pay any dividend or other distribution in respect of any of its capital stock other than between any wholly-owned subsidiary and ACT or CMC;

  . purchase or acquire any shares of its capital stock;

  . split, combine, reclassify or redeem any shares of its capital stock;

  . amend, accelerate or change the period of exercisability or vesting of any option granted under any option plan of ACT or CMC, as the case may be, or authorize cash payments in exchange for any options granted under any of such plans; or

  . take any action or fail to take any action which would jeopardize the treatment of the merger as a pooling of interests for accounting purposes under generally accepted accounting principles.

   During the same period, CMC has agreed that each of CMC and its subsidiaries also will not, without the prior written consent of ACT :

  . increase the compensation of directors, officers or employees or otherwise increase employee benefits, or hire any new officer or director level employee, other than salary and benefit increases to employees other than executive officers in the ordinary course of business;

  . grant any severance or termination pay to, or enter into employment or severance agreements with, any officer, director or employee, other than with employees in the ordinary course of business;

  . issue, sell, pledge, dispose of or encumber or authorize any of the foregoing of additional shares of its capital stock or securities convertible into capital stock, or any subscriptions, rights, warrants or options to acquire any convertible securities or capital stock, or any other securities in substitution for outstanding shares of CMC common stock, other than upon exercise of outstanding stock options or pursuant to the CMC employee stock purchase plan;

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

  . sell or encumber any of its properties or assets, except for sales of assets in the ordinary course of business and the disposition of obsolete or worthless assets;

  . sell, lease, license or otherwise dispose of or transfer any intellectual property or adversely amend any agreement regarding intellectual property;

  . acquire any entities, businesses or assets, except for acquisitions of assets in the ordinary course of business or acquire any equity securities of any such entity;

  . incur, assume or prepay any debt or sell any debt securities or warrants, or guarantee or become responsible for the obligations of any other person, make any loans, capital contributions or investments in any other person, other than between or with any wholly-owned subsidiaries or in the ordinary course of business;

  . make, change or rescind any material tax elections, settle or compromise any tax claims or agree to an extension or waiver of a statute of limitations for any tax assessment, except to the extent any such settlement has been reserved for in CMC's financial statements;

  . pay, discharge or satisfy any claim, liability or obligation other than in the ordinary course of business and other than amounts adequately reserved in CMC's financial statements;

  . except as required by law or as couldn't reasonably be expected to have a material adverse effect on CMC, terminate or amend any of the CMC employee benefit plans;

  . enter into any material partnership arrangements, joint development agreements, strategic alliances or operating leases;

  . materially reduce its existing insurance coverages;

  . enter into or amend any transaction or agreement with any director, executive officer or affiliate;

  . change its methods of accounting unless required by generally accepted accounting principles or the Securities and Exchange Commission or revalue any of its assets;

  . enter into or modify, terminate or assign any rights under any of its material contracts except in the ordinary course of business or violate any material contract which could have a material adverse effect on CMC;

  . make any capital expenditures that in the aggregate exceed $100,000;

  . initiate any litigation or arbitration proceeding other than for routine collection of bills or where the failure to initiate a suit could result in the material impairment of some aspect of its business; or

  . agree to take any of the foregoing actions.

   During the same period, ACT has agreed that each of ACT and its subsidiaries will not, without the prior consent of CMC:

  . issue or sell any shares of capital stock except pursuant to its option plans and except up to an aggregate of 1,817,540 shares under certain circumstances.

 No Solicitation

   CMC has agreed to terminate any existing solicitation, discussion or negotiation with any third party regarding an acquisition transaction. CMC has also agreed that it will not directly or indirectly:

  . solicit, initiate or encourage an acquisition proposal, as described below;

  . engage in negotiations or discussions with, or provide any non-public information to, or afford access to the properties, books or records of CMC and its subsidiaries to, any third party regarding an acquisition proposal; or

  . enter into any agreement with respect to an acquisition proposal.

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   However, CMC and the CMC board may furnish non-public information to, or afford access to the properties, books or records of CMC and its subsidiaries to, and/or participate in discussions or negotiations with, any third party that has made an unsolicited acquisition proposal if the CMC board:

  . determines in good faith, after consulting with its financial advisor, that the acquisition proposal is reasonably capable of being completed on the terms proposed and would, if consummated, result in a transaction more favorable to CMC stockholders from a financial point of view than the merger;

  . determines in good faith, after consulting with its outside legal counsel, that the failure to take such action would be inconsistent with the CMC board's fiduciary duties under applicable law;

  . notifies ACT of such determination by the board and provides ACT with a copy of the proposal and, to the extent not already received by ACT, all documents and information given to the third party; and

  . receives from the third party prior to taking such action a confidentiality agreement at least as restrictive as to confidential information as the Confidentiality Agreement, dated September 8, 1998, between ACT and CMC.

   When used in this joint proxy statement/prospectus, the term "acquisition proposal" means, with respect to CMC, any proposal or offer or indication of interest from any entity, other than the merger, relating to any:

  . sale or transfer of any significant portion of the assets of CMC;

  . acquisition of 20% or more of the outstanding capital stock of CMC; or

  . merger or other business combination involving CMC.

   CMC has agreed to notify ACT immediately of any acquisition proposal or any notice that any person is considering an acquisition proposal, or any request for non-public information or for access to the properties, books or records of CMC or its subsidiaries in connection with an acquisition proposal or by any person whose efforts to formulate an acquisition proposal would be assisted thereby or who could be expected to make an acquisition proposal, and to furnish to ACT the status and details of any acquisition proposal, request or communications related thereto, and a copy if it is in writing, or a written summary if it is not in writing.

   The CMC board may generally not withdraw or modify, in a manner adverse to ACT, its approval or recommendation of the merger agreement or the merger. However, if CMC receives an acquisition proposal, the CMC board may withdraw or modify its approval or recommendation of the merger agreement or the merger only if the CMC board:

  . determines in good faith, after consulting its financial advisor, that such acquisition proposal is reasonably capable of being completed on substantially the terms proposed and would, if consummated, result in a transaction more favorable to CMC's stockholders from a financial point of view than the merger; and

  . determines in good faith, after consulting its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

   The ACT board may withdraw or modify its approval or recommendation of the merger agreement or the merger only if the ACT board determines, after consulting its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

   Both the CMC and ACT boards have agreed to submit the merger agreement to their stockholders for approval, whether or not their respective boards at any time subsequently determines that the merger agreement is no longer advisable or recommends that the stockholders of their company reject it or otherwise modifies or withdraws its recommendation. Unless the CMC or ACT board has withdrawn its recommendation of the merger agreement in compliance with the foregoing, each of CMC and ACT have agreed to use its commercially reasonable efforts to secure the required vote of its stockholders in favor of the merger and the merger agreement.

 Governmental Approvals

   ACT and CMC have agreed to promptly prepare and file all necessary documentation to obtain as promptly as practicable all approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the merger, including all consents under material contracts and filings required under the Hart-Scott-Rodino Act or any applicable foreign anti-trust law or regulation.

Indemnification and Insurance

   ACT has agreed that for a period of six years after the effective time of the merger, it will honor in all material respects the indemnification obligations of CMC existing on May 10, 1999 in favor of any employee, agent, director or officer of CMC in respect of acts or omissions occurring on or prior to the effective time of the merger, as provided in CMC's certificate of incorporation or by-laws or pursuant to certain agreements. The merger agreement further provides that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim will continue until the final disposition of such claim.

   ACT has also agreed for a period of six years after the effective time of the merger to maintain in effect directors' and officers' liability insurance, substantially similar to CMC's policy in effect immediately prior to the effective time of the merger, to provide coverage for events occurring on or prior to the effective time. ACT is not obligated to pay a premium for such policy in excess of 150% of the premium currently paid by CMC. If ACT cannot obtain the required amount of insurance coverage for such premium, ACT has agreed to get the best coverage available for such an annual premium.

Affiliate Agreements

   Prior to the execution of the merger agreement, ACT and CMC provided each other with a list of those persons who are "affiliates" within the meaning of Securities and Exchange Commission rules. ACT and CMC have each delivered to the other an executed affiliate agreement from each of its affiliates. Under these agreements, each CMC affiliate has agreed not to dispose of his or her shares of ACT common stock received in the merger except pursuant to an effective registration statement or in compliance with Securities and Exchange Commission rules. Each ACT and CMC affiliate also agreed not to dispose of his or her shares of ACT common stock and CMC common stock in a manner that would preclude the merger qualifying for pooling of interests accounting treatment. ACT will place appropriate legends on the certificates evidencing any ACT common stock to be received by such CMC affiliates pursuant to the terms of the merger agreement, and will issue appropriate stop transfer instructions to the transfer agent for the ACT common stock, consistent with the terms of the affiliate agreements.

ACT's Board of Directors After the Merger

   At or immediately following the effective time, ACT will take such action as may be necessary to increase the size of the ACT board of directors from four to six members and to cause David S. Lee, the Chairman of the Board and largest stockholder of CMC, and one other current non-employee director of CMC to be appointed as members of the ACT board. Mr. Lee will be appointed as a Class II director and the other current CMC director will be appointed as a Class III director, with terms expiring at the election and qualification of directors at the annual meeting of stockholders of ACT to be held in 2000 and 2001, respectively. ACT and CMC intend to agree on the identity of the second director prior to the closing of the merger.

Conditions to Obligations to Effect the Merger

   The respective obligations of ACT and CMC to effect the merger are subject to the satisfaction or waiver of several conditions, including:

  . the stockholders of ACT and CMC shall have approved and adopted the merger agreement;

  . no order, executive order, stay, decree, judgment or injunction, or statute, rule or regulation shall be in effect that prohibits the consummation of the merger, nor shall any proceeding seeking the foregoing be pending;

  . any waiting period applicable to the merger under the Hart-Scott-Rodino
    Act shall have terminated or expired;

  . ACT and CMC shall have received opinions from Testa, Hurwitz & Thibeault,
    LLP and Wilson Sonsini Goodrich & Rosati, P.C. to the effect that the merger will constitute a reorganization within the meaning of Section 368 of the Code;

  . the Registration Statement on Form S-4 of which this joint proxy statement/prospectus is a part shall have become effective and not the subject of any stop order;

  . the shares of ACT common stock to be issued in connection with the merger will have been approved for listing on the Nasdaq National Market; and

  . ACT and CMC shall have received letters from Deloitte & Touche LLP and PricewaterhouseCoopers LLP, respectively, to the effect that the merger qualifies for pooling of interests accounting treatment under generally accepted accounting principles.

   Except as may be waived in writing by CMC, the obligation of CMC to effect the merger is also subject to the satisfaction or waiver of the following conditions:

  . the representations and warranties of ACT in the merger agreement shall be true and correct in all respects as of the date of the effective time of the merger except for:

    (a) changes contemplated by the merger agreement;

    (b) those representations and warranties that address matters only as of a particular date, other than the date of the merger agreement, which shall remain true and correct as of such particular date; and

    (c) where the failure to be true and correct would not have a material adverse effect on ACT;

  . ACT shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger;

  . CMC shall have received a certificate executed on behalf of ACT by the President and Chief Financial Officer of ACT as to the above two conditions;

  . ACT shall have obtained all approvals and consents required for the consummation of the merger except where such failure could not have a material adverse effect on CMC, ACT or the surviving corporation or on the ability of the parties to consummate the merger;

  . there shall have been no material adverse effect on ACT; and

  . CMC shall have received an affiliate agreement from each of the parties deemed to be an affiliate of ACT.

   Except as may be waived in writing by ACT, the obligation of ACT to effect the merger is also subject to the satisfaction or waiver of the following conditions:

  . the representations and warranties of CMC in the merger agreement shall be true and correct in all respects as of the date of the effective time of the merger except for:

    (a) changes contemplated by the merger agreement;

    (b) those representations and warranties that address matters only as of a particular date other than the date of the merger agreement, which shall remain true and correct as of such particular date; and

    (c) where the failure to be true and correct would not have a material adverse effect on CMC;

  . CMC shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger;

  . ACT shall have received a certificate executed on behalf of CMC by the President and Chief Financial Officer of CMC as to the above two conditions;

  . CMC shall have obtained all approvals and consents required for the consummation of the merger except where such failure could not have a material adverse effect on CMC, ACT or the surviving corporation or on the ability of the parties to consummate the merger;

  . no proceeding may be pending or threatened before or by any court or governmental entity, nor shall there be any judgment, order or injunction, seeking to prohibit, limit or restrict ACT's operation of the business of CMC, or ACT's ability to exercise all rights relating to its ownership of CMC's assets, after the merger or seeking to force ACT to dispose of a portion of the business of ACT or CMC as a result of the merger;

  . there shall have been no material adverse effect on CMC;

  . ACT shall have received an affiliate agreement from each of the parties deemed to be an affiliate of CMC; and

  . CMC shall have delivered a tax clearance certificate to ACT.

Termination; Fees and Expenses

 Termination

   The merger agreement provides that prior to the consummation of the merger, the merger agreement may be terminated:

  . by mutual written consent of ACT and CMC;

  . by either ACT or CMC if:

    (a) the merger is not consummated by September 30, 1999, so long as the terminating party did not prevent consummation due to its willful breach of the merger agreement;

    (b) the other company does not receive the required stockholder approvals at their special meeting;

    (c) any court or other governmental entity has issued an order, decree or ruling which cannot be appealed and which makes the merger illegal or prohibits the consummation of the merger; or

    (d) if CMC accepts an acquisition proposal which the CMC board determines in accordance with the terms of the merger agreement is more favorable than the merger or CMC's board recommends a superior acquisition proposal to its stockholders;

  . so long as ACT is not in willful breach of the merger agreement, by ACT if:

    (a) the CMC board withholds its recommendation of the merger and the merger agreement to the CMC stockholders or withdraws or modifies its recommendation, in a manner adverse to ACT;

    (b) CMC fails to call and hold the CMC stockholder meeting by September 30, 1999 and CMC is at that time in willful breach of the merger agreement;

    (c) there has been a breach of the representations, warranties covenants or agreements by CMC such that certain conditions to closing the merger would not be satisfied and such breach is not curable, or, if curable, is not cured within fifteen business days after written notice of the breach to CMC; or

    (d) there shall have occurred a material adverse effect with respect to CMC which is not curable, or, if curable, is not cured within fifteen business days after written notice thereof; or


  . so long as CMC is not in willful breach of the merger agreement by CMC if:

    (a) the ACT board withholds its recommendation of the merger and the merger agreement to the ACT stockholders or withdraws or modifies its recommendation, in a manner adverse to CMC;

    (b) ACT fails to call and hold the ACT stockholder meeting by September 30, 1999 and ACT is at that time in willful breach of the merger agreement;

    (c) there has been a breach of the representations, warranties, covenants or agreements by ACT such that certain conditions to closing the merger would not be satisfied and such breach is not curable, or, if curable, is not cured within fifteen business days after written notice of the breach to ACT; or

    (d) there shall have occurred a material adverse effect with respect to ACT which is not curable, or, if curable, is not cured within fifteen business days after written notice thereof.

 Fees and Expenses

   CMC has agreed to pay ACT a termination fee of $1.5 million if any of the following events occur:

  . ACT terminates the merger agreement because the CMC board fails to recommend approval of the merger and the merger agreement to CMC stockholders or withdraws or modifies its recommendation in a manner adverse to ACT;

  . ACT terminates the merger agreement because of a breach of a representation, warranty, covenant or agreement by CMC which is not cured in fifteen business days, if prior to such breach, there was an acquisition proposal;


  . ACT terminates the merger agreement because CMC fails to call and hold the CMC stockholders meeting by September 30, 1999 and CMC at the time is in willful breach of the merger agreement;

  . ACT or CMC terminates the merger agreement because CMC accepts a superior acquisition proposal or CMC's board recommends a superior acquisition proposal to its stockholders; or

  . ACT terminates the merger agreement because the stockholders of CMC fail to approve the merger and the merger agreement, if prior to such failure, there was an acquisition proposal.

   CMC believes that termination fees are not an unusual feature of transactions such as the merger. The amount of the termination fee was determined by arm's length negotiation between ACT and CMC. In determining the fairness of the merger to the stockholders of CMC, the CMC board took into account the amount of the termination fee in relation to the size of the transaction and the circumstances in which it would be paid.

Amendment and Waiver

   ACT and CMC may amend the merger agreement at any time prior to the effective time of the merger, but, after approval of the merger agreement by the CMC and ACT stockholders, no amendment may be made that by law requires further approval by such stockholders without such further approval. Amendments must be in writing and signed by each of ACT, East Acquisition Corp. and CMC.

   At any time prior to the effective time of the merger, or any other date agreed to by ACT and CMC, ACT and CMC may:

  . extend the time for the performance of any of the obligations or other acts required by the merger agreement;

  . waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered in connection with the merger agreement; and

  . waive compliance with any of the agreements or conditions contained in the merger agreement.

Extensions or waivers must be in writing and signed by the party granting the extension or waiver.

Voting Agreements

 Voting Agreements of CMC Stockholders

   The directors and executive officers of CMC, who collectively beneficially hold approximately 29% of the outstanding CMC common stock as of the record date (excluding any shares issuable upon the exercise of options), entered into voting agreements with ACT and East Acquisition Corp. The form of voting agreement is attached as Annex E to this joint proxy statement/prospectus. Each CMC director and executive officer agreed to vote all of his shares of CMC common stock:

  . for the approval and adoption of the merger agreement and the merger;

  . for any matter that could reasonably be expected to facilitate the merger; and

  . against approval of any proposal made in opposition to or competition with consummation of the merger.

At ACT's request, the CMC directors and executive officers will execute and deliver to ACT an irrevocable proxy to vote the shares of CMC common stock owned by them, respectively, in accordance with the terms of the voting agreements. The voting agreements will terminate on the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms.

 Voting Agreements of ACT Stockholders

   John A. Pino, the Chairman of the Board, President and Chief Executive Officer of ACT, and certain trusts for his benefit, who collectively beneficially hold approximately 55% of the outstanding ACT common stock as of the record date, entered into voting agreements with CMC. The form of voting agreement is attached as Annex D to this joint proxy statement/prospectus. Under the voting agreements, Mr. Pino and such trusts agreed to vote all of his or its shares of ACT common stock:

  . for the approval and adoption of the merger agreement and the merger;

  . for any matter that could reasonably be expected to facilitate the merger; and

  . against approval of any proposal made in opposition to or competition with consummation of the merger.

At CMC's request, Mr. Pino and such trusts will execute and deliver to CMC an irrevocable proxy to vote the shares of ACT common stock owned by them in accordance with the terms of the voting agreements. The voting agreements will terminate on the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms.

                    UNAUDITED PRO FORMA CONDENSED COMBINING
                              FINANCIAL STATEMENTS

   The following unaudited pro forma condensed combining financial statements of ACT are based on the historical consolidated financial statements of ACT and CMC and give pro forma effect to the merger by application of the pro forma adjustments described in the accompanying notes. In presenting these unaudited pro forma condensed combining financial statements, we treated our companies as if they had always been combined for accounting and financial reporting purposes. This method is known as the "pooling of interests" method of accounting. The unaudited pro forma condensed combining statements of operations for the three months ended March 31, 1999 and 1998 and for the fiscal years ended December 31, 1998, 1997 and 1996 give effect to the merger as if it occurred at the beginning of the earliest period presented. Per the terms of the merger, each holder of CMC common stock will be entitled to receive shares of ACT common stock based on an exchange ratio of 0.50 of a share of ACT common stock for each share of CMC common stock. ACT prepares its financial statements on the basis of a fiscal year ending on December 31. CMC prepares its financial statements on the basis of a fiscal year ending July 31. The Pro Forma Condensed Combining Balance Sheet combines ACT's unaudited balance sheet as of March 31, 1999 with CMC's unaudited balance sheet as of April 30, 1999. The Pro Forma Condensed Combining Statements of Operations combine ACT's audited results of operations for the fiscal years ended December 31, 1998, 1997 and 1996 with CMC's audited results of operations for the fiscal years ended July 31, 1998, 1997 and 1996, respectively. The Pro Forma Condensed Combining Statements of Operations also combine ACT's unaudited results of operations for the three months ended March 31, 1999 and 1998 with CMC's unaudited results of operations for the three months ended April 30, 1999 and 1998, respectively. CMC's net sales and net loss for the six months ended January 31, 1999, excluded from the pro forma financial data, were $148,314,000 and ($1,937,000), respectively. The unaudited pro forma adjustments described in the accompanying notes are based on preliminary estimates and certain assumptions that we believe are reasonable.

   The unaudited pro forma condensed combining financial statements and related notes are provided for informational purposes only and are not necessarily indicative of the consolidated financial position or results of operations of ACT as they may be in the future or as they might have been had the merger been effected on the assumed dates. You should read the unaudited pro forma condensed combining financial statements in conjunction with, and such statements are qualified in their entirety by, the historical financial statements of ACT and CMC, and the related notes thereto, which are included elsewhere in this joint proxy statement/prospectus.

             UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEETS

                              As of March 31, 1999
                                 (In thousands)

                               ACT           CMC
                          Manufacturing, Industries,                               Pro Forma
         ASSETS                Inc.         Inc.     Combined  Adjustments         Combined
         ------           -------------- ----------- --------  -----------         ---------
Current assets
  Cash and cash
   equivalents..........     $  1,741      $ 5,260   $  7,001    $                 $  7,001
  Accounts receivable
   trade, net...........       91,832       21,290    113,122                       113,122
  Accounts and notes
   receivable from
   affiliates...........          --         4,712      4,712                         4,712
  Inventory.............       41,573       30,838     72,411                        72,411
  Prepaid expenses and
   other assets.........        1,201        1,499      2,700                         2,700
  Deferred tax asset....        1,360          --       1,360        408 (3)          1,768
                             --------      -------   --------    -------           --------
    Total current
     assets.............      137,707       63,599    201,306        408            201,714
                             --------      -------   --------    -------           --------
Property and equipment--
 net....................       16,289       19,276     35,565                        35,565
Investment in preferred
 stock of affiliate.....          --         5,884      5,884                         5,884
Note receivable from
 affiliate..............          --           950        950                           950
Goodwill and other
 assets--net............        6,670        4,296     10,966     (1,020)(3)          9,946
                             --------      -------   --------    -------           --------
    Total...............     $160,666      $94,005   $254,671    $  (612)          $254,059
                             ========      =======   ========    =======           ========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
  --------------------
Current liabilities
  Note payable under
   line of credit.......     $    --       $ 9,919   $  9,919    $                 $  9,919
  Current portion of
   long-term debt.......          --         1,647      1,647                         1,647
  Accounts payable......       60,528       31,227     91,755                        91,755
  Accrued expenses......        3,421        5,189      8,610      5,500 (1)         14,110
  Income tax payable....          824          --         824                           824
                             --------      -------   --------    -------           --------
    Total current
     liabilities........       64,773       47,982    112,755      5,500            118,255
Long-term debt..........          --         4,547      4,547                         4,547
Other long-term
 liabilities............        2,102        1,364      3,466                         3,466
Note payable bank.......       41,255          --      41,255                        41,255
                             --------      -------   --------    -------           --------
    Total liabilities         108,130       53,893    162,023      5,500            167,523
Commitments and
 contingencies
Stockholders' equity
  Preferred stock.......          --           --         --                            --
  Common stock..........           91           78        169        (40)(2)            129
  Additional paid-in
   capital..............       39,598       36,831     76,429       (401)(2)         76,028
  Treasury stock........          --          (441)      (441)       441 (2)            --
  Accumulated other
   comprehensive income
   (loss)...............         (137)         --        (137)                         (137)
  Retained earnings.....       12,984        3,644     16,628     (6,112)(1)(2)(3)   10,516
                             --------      -------   --------    -------           --------
    Total stockholders'
     equity.............       52,536       40,112     92,648     (6,112)            86,536
                             --------      -------   --------    -------           --------
    Total...............     $160,666      $94,005   $254,671    $  (612)          $254,059
                             ========      =======   ========    =======           ========

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENTS OF OPERATIONS

                   For the three months ended March 31, 1999
                     (In thousands, except per share data)

                               ACT           CMC
                          Manufacturing, Industries,                        Pro Forma
                               Inc.         Inc.     Combined  Adjustments  Combined
                          -------------- ----------- --------  -----------  ---------
Net sales...............     $81,190       $58,677   $139,867     $         $139,867
Cost of goods sold......      73,681        56,405    130,086                130,086
                             -------       -------   --------     ----      --------
Gross profit............       7,509         2,272      9,781                  9,781
Selling, general and
 administrative
 expenses...............       3,681         2,907      6,588      (60)(3)     6,528
                             -------       -------   --------     ----      --------
Operating income (loss).       3,828          (635)     3,193       60         3,253
                             -------       -------   --------     ----      --------
Other (income) expense:
  Interest expense......         704           280        984                    984
  Other, net............          13           --          13                     13
                             -------       -------   --------     ----      --------
    Total...............         717           280        997                    997
                             -------       -------   --------     ----      --------
Income (loss) before
 provision for income
 taxes..................       3,111          (915)     2,196       60         2,256
Benefit (provision) for
 income taxes...........      (1,245)          343       (902)     (24)(3)      (926)
                             -------       -------   --------     ----      --------
Net income (loss).......     $ 1,866       $  (572)  $  1,294     $ 36      $  1,330
                             =======       =======   ========     ====      ========
Basic net income (loss)
 per common share.......     $  0.21       $ (0.07)                         $   0.10 (4)
Diluted net income
 (loss) per common
 share..................     $  0.20       $ (0.07)                         $   0.10 (4)
Weighted average shares
 outstanding--basic.....       9,068         7,657                            12,897
Weighted average shares
 outstanding--diluted...       9,511         7,657                            13,340

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENTS OF OPERATIONS

                   For the three months ended March 31, 1998
                     (In thousands, except per share data)

                               ACT           CMC
                          Manufacturing, Industries,                        Pro Forma
                               Inc.         Inc.     Combined  Adjustments  Combined
                          -------------- ----------- --------  -----------  ---------
Net sales...............     $60,943       $58,565   $119,508     $         $119,508
Cost of goods sold......      58,971        54,596    113,567                113,567
                             -------       -------   --------     -----     --------
Gross profit............       1,972         3,969      5,941                  5,941
Selling, general and
 administrative
 expenses...............       3,017         2,731      5,748       261 (3)    6,009
                             -------       -------   --------     -----     --------
Operating income (loss).      (1,045)        1,238        193      (261)         (68)
                             -------       -------   --------     -----     --------
Other (income) expense:
  Interest expense......         740           311      1,051                  1,051
  Other, net............          92           --          92                     92
                             -------       -------   --------     -----     --------
    Total...............         832           311      1,143                  1,143
                             -------       -------   --------     -----     --------
Income (loss) before
 provision for income
 taxes..................      (1,877)          927       (950)     (261)      (1,211)
Benefit (provision) for
 income taxes...........         751          (347)       404       104 (3)      508
                             -------       -------   --------     -----     --------
Net income (loss).......     $(1,126)      $   580   $   (546)    $(157)    $   (703)
                             =======       =======   ========     =====     ========
Basic net income (loss)
 per common share.......     $ (0.12)      $  0.08                          $  (0.05)(4)
Diluted net income
 (loss) per common
 share..................     $ (0.12)      $  0.08                          $  (0.05)(4)
Weighted average shares
 outstanding--basic.....       9,063         7,440                            12,783
Weighted average shares
 outstanding--diluted...       9,063         7,724                            12,783

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENTS OF OPERATIONS

                      For the year ended December 31, 1998
                     (In thousands, except per share data)

                              ACT           CMC
                         Manufacturing, Industries,                         Pro Forma
                              Inc.         Inc.     Combined  Adjustments   Combined
                         -------------- ----------- --------  -----------   ---------
Net sales...............    $290,529     $301,955   $592,484    $           $592,484
Cost of goods sold......     271,311      283,828    555,139                 555,139
                            --------     --------   --------    ------      --------
Gross profit............      19,218       18,127     37,345                  37,345
Selling, general and
 administrative ex-
 penses.................      14,687       12,697     27,384     1,200 (3)    28,584
                            --------     --------   --------    ------      --------
Operating income........       4,531        5,430      9,961    (1,200)        8,761
                            --------     --------   --------    ------      --------
Other (income) expense:
  Interest expense......       2,334        1,384      3,718                   3,718
  Other, net............         (93)         --         (93)                    (93)
                            --------     --------   --------    ------      --------
    Total...............       2,241        1,384      3,625                   3,625
                            --------     --------   --------    ------      --------
Income before provision
 for
 income taxes...........       2,290        4,046      6,336    (1,200)        5,136
Provision for income
 taxes..................      (1,009)      (1,515)    (2,524)      480 (3)    (2,044)
                            --------     --------   --------    ------      --------
Net income .............    $  1,281     $  2,531   $  3,812      (720)     $  3,092
                            ========     ========   ========    ======      ========
Basic net income per
 common share...........    $   0.14     $   0.35                           $   0.24 (4)
Diluted net income per
 common share...........    $   0.14     $   0.34                           $   0.24 (4)
Weighted average shares
 outstanding--basic.....       9,063        7,205                             12,665
Weighted average shares
 outstanding--diluted...       9,199        7,553                             12,976

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENTS OF OPERATIONS

                      For the year ended December 31, 1997
                     (In thousands, except per share data)

                               ACT           CMC
                          Manufacturing, Industries,                       Pro Forma
                               Inc.         Inc.     Combined  Adjustments Combined
                          -------------- ----------- --------  ----------- ---------
Net sales...............     $264,654     $214,485   $479,139              $479,139
Cost of goods sold......      253,122      201,081    454,203               454,203
                             --------     --------   --------      ---     --------
Gross profit............       11,532       13,404     24,936                24,936
Selling, general and ad-
 ministrative expenses..       15,062        9,454     24,516                24,516
                             --------     --------   --------      ---     --------
Operating income (loss).       (3,530)       3,950        420                   420
                             --------     --------   --------      ---     --------
Other (income) expense:
  Interest expense......        2,659        1,350      4,009                 4,009
  Other, net............           47          --          47                    47
                             --------     --------   --------      ---     --------
    Total...............        2,706        1,350      4,056                 4,056
                             --------     --------   --------      ---     --------
Income (loss) before
 provision for income
 taxes..................       (6,236)       2,600     (3,636)               (3,635)
Benefit (provision) for
 income
 taxes..................        2,229         (994)     1,235                 1,235
                             --------     --------   --------      ---     --------
Net income (loss).......     $ (4,007)    $  1,606   $ (2,401)             $ (2,401)
                             ========     ========   ========      ===     ========
Basic net income (loss)
 per
 common share...........     $  (0.45)    $   0.24                         $  (0.19)(4)
Diluted net income
 (loss) per
 common share...........     $  (0.45)    $   0.22                         $  (0.19)(4)
Weighted average shares
 outstanding--basic.....        8,952        6,757                           12,330
Weighted average shares
 outstanding--diluted...        8,952        7,167                           12,330

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENTS OF OPERATIONS

                      For the year ended December 31, 1996
                     (In thousands, except per share data)

                               ACT           CMC
                          Manufacturing, Industries,                       Pro Forma
                               Inc.         Inc.     Combined  Adjustments Combined
                          -------------- ----------- --------  ----------- ---------
Net sales...............     $225,900     $164,711   $390,611              $390,611
Cost of goods sold......      197,529      153,956    351,485               351,485
                             --------     --------   --------      ---     --------
Gross profit............       28,371       10,755     39,126                39,126
Selling, general and ad-
 ministrative expenses..       10,017        8,251     18,268                18,268
Restructuring charge....          --           792        792                   792
                             --------     --------   --------      ---     --------
Operating income........       18,354        1,712     20,066                20,066
                             --------     --------   --------      ---     --------
Other (income) expense:
  Interest expense......        1,556        1,512      3,068                 3,068
  Other, net............         (132)         --        (132)                 (132)
                             --------     --------   --------      ---     --------
    Total...............        1,424        1,512      2,936                 2,936
                             --------     --------   --------      ---     --------
Income before provision
 for
 income taxes...........       16,930          200     17,130                17,130
Benefit (provision) for
 income
 taxes..................       (6,773)         (95)    (6,868)               (6,868)
                             --------     --------   --------      ---     --------
Net income..............     $ 10,157     $    105   $ 10,262              $ 10,262
                             ========     ========   ========      ===     ========
Basic net income per
 common share...........     $   1.16     $   0.02                         $   0.86 (4)
Diluted net income per
 common share...........     $   1.13     $   0.02                         $   0.84 (4)
Weighted average shares
 outstanding--basic.....        8,762        6,235                           11,880
Weighted average shares
 outstanding--diluted...        9,012        6,449                           12,237

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

(1) The Pro Forma Condensed Combining Statements of Operations exclude the nonrecurring costs of the merger of ACT and CMC, which are estimated at $5.5 million. This estimate includes investment banking, legal, accounting and printing fees relating to the merger. The Pro Forma Condensed Combining Balance Sheet has been adjusted to reflect these estimated obligations. The nonrecurring cost estimate is an estimate only, although it is not likely that material additional transaction costs will be incurred. The nonrecurring expenses will be charged to operations upon consummation of the merger. Retained earnings as of March 31, 1999 has been adjusted to reflect the impact of the estimated costs of the merger. Accrued expenses have been adjusted to reflect the accrual of such estimated costs.

(2) Stockholders' equity as of March 31, 1999 has been adjusted to reflect the issuance of 3.9 million shares of ACT common stock in exchange for all of the issued and outstanding shares of CMC common stock, resulting in 12.9 million shares issued and outstanding on a pro forma basis. CMC's treasury stock will be canceled at the date of the merger. Options granted under CMC's stock option plan, both vested and unvested, will be exchanged for stock options under the ACT stock option plan based on the exchange ratio. The Pro Forma Condensed Combining Financial Statements do not reflect the exercise of the outstanding stock options.

(3) Other assets and selling, general and administrative expenses have been adjusted to reflect the conforming of CMC's accounting policy with that of ACT's by expensing previously capitalized preoperating and start up costs associated with CMC's Mexican manufacturing facility. This amount has also been tax-effected.

(4) Unaudited pro forma combined income (loss) per share is based upon the combined historical weighted average number of common shares outstanding, after adjustments of CMC's historical number of shares, assuming an exchange ratio of 0.50.

                  ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE
                              OF ACT STOCKHOLDERS

ACT Proposal to Increase the Authorized Number of Shares of ACT Common Stock

   ACT's Restated Articles of Organization presently provide that the number of authorized shares of common stock, par value $.01 per share, is 30,000,000 shares. In light of ACT's obligations to issue shares of ACT common stock to CMC stockholders and to reserve shares of ACT common stock for issuance to CMC option holders under the merger agreement, and to provide a sufficient number of authorized shares for ACT's corporate purposes in the future, the ACT board of directors thinks it is in the best interests of ACT to increase the number of authorized shares of common stock to 50,000,000. On May 9, 1999, the ACT board resolved to recommend to the ACT stockholders that the ACT Restated Articles be amended to increase the number of authorized shares of ACT common stock from 30,000,000 to 50,000,000 shares, subject to and upon completion of the merger. The full text of the proposed amendment to the Restated Articles is included as Annex F attached to this joint proxy statement/prospectus.

   As of the record date, there were approximately 9,091,600 shares of ACT common stock issued and outstanding. In addition, approximately 1.8 million shares have been reserved for issuance under ACT's 1993 Incentive Stock Option Plan, the 1995 Non-Employee Director Stock Option Plan and the 1995 Stock Plan. If the proposal to approve the Amended and Restated 1995 Stock Plan is approved pursuant to which the aggregate number of shares issuable under the 1995 Stock Plan is increased, approximately 2.8 million shares will be reserved for issuance under the ACT stock option plans. At the effective time of the merger, we will issue approximately 3.9 million shares of ACT common stock to holders of CMC common stock. We have also agreed to assume all outstanding options to purchase CMC common stock, which will require ACT to reserve approximately 780,000 shares. An increase in the authorized but unissued shares of ACT common stock to 50,000,000 shares will provide a sufficient number of authorized but unissued shares of common stock both to satisfy our obligations under the merger agreement, and our corporate need for additional shares to be available for other corporate purposes. These other purposes may include, without limitation:

  . additional acquisitions;

  . raising capital through the sale of our common stock;

  . attracting and retaining valuable employees by the issuance of additional stock or stock options;

  . possible future stock splits or stock dividends; and

  . other transactions involving the use of ACT common stock.

   We have no present commitments, agreements or undertakings to issue any additional shares for any such other purpose except in connection with the merger. The ACT board does not presently intend to secure any further approval from the ACT stockholders prior to authorizing or issuing such ACT common stock, except where such approval is required by law or applicable stock exchange rules.

   Although we have no such intentions, the additional authorized but unissued shares of ACT common stock could also be used to make more difficult a change in control of ACT. Under certain circumstances, we could use such shares to create voting impediments, or to discourage third parties seeking to effect a takeover or otherwise gain control of ACT. We could also place such shares with purchasers who might support the ACT board in opposing a hostile takeover bid.

   The affirmative vote of the holders of a majority of the shares of ACT common stock issued and outstanding on the record date and entitled to vote thereon will be required to approve the amendment to the Restated Articles.

   ACT's board of directors unanimously recommends a vote "FOR" approval of the amendment to the Restated Articles of Organization to increase the authorized shares of ACT common stock from 30,000,000 shares to 50,000,000 shares, subject to and upon completion of the merger.

ACT Proposal to Approve and Adopt an Amended and Restated 1995 Stock Plan

   The 1995 Stock Plan was adopted by ACT's board of directors on February 8, 1995 and approved by the stockholders on February 8, 1995. The 1995 Stock Plan was amended by ACT stockholders on May 20, 1997 to provide for the issuance of a maximum of 1,250,000 shares of common stock of ACT. On May 9, 1999, ACT's board of directors approved an Amended and Restated 1995 Stock Plan pursuant to which the number of shares reserved for issuance thereunder would be increased by an additional 1,000,000 shares to 2,250,000 shares. Stockholder approval of the Amended and Restated 1995 Stock Plan is required by the terms of the 1995 Stock Plan.

   As of June 21, 1999, options to purchase an aggregate of approximately 1.3 million shares of ACT common stock were outstanding under ACT's 1993 Incentive Stock Option Plan, the 1995 Non-Employer Director Stock Option Plan and the 1995 Stock Plan, and approximately 500,000 shares were available for future grant under such plans. The ACT board of directors has determined not to grant additional options under the 1993 Incentive Stock Option Plan. Approximately 236,000 shares remain available for grant under the 1995 Stock Plan. If the proposal to approve the Amended and Restated 1995 Stock Plan is approved, approximately 1.2 million shares will be available for future grant under the 1995 Stock Plan.

   The ACT board of directors believes that in order to attract and retain qualified employees, it is necessary to continue to grant options to such employees. The board of directors believes that the remaining shares in the 1995 Stock Plan are insufficient for this purpose, especially due to the addition of the CMC employees who will be eligible to participate in the 1995 Stock Plan after the effective time of the merger.

   The essential features of the 1995 Stock Plan are outlined below.

   ACT intends the 1995 Stock Plan to provide incentives to the directors, officers and other employees of ACT and to other individuals who render service to ACT by providing them with opportunities to participate in the ownership of ACT through the following:

  . the grant of options which qualify as incentive stock options under
    Section 422(b) of the Code;

  . the grant of options which do not qualify as incentive stock options;

  . awards of ACT stock; and

  . opportunities to make direct purchases of ACT stock.

   Both incentive stock options and non-qualified options are referred to hereafter individually as an "Option" and collectively as "Options." Options, awards of stock and authorizations to make purchases of stock are referred to hereafter collectively as "Stock Rights."

   The Stock Option Committee of the board of directors administers the 1995 Stock Plan. Subject to the provisions of the 1995 Stock Plan, the Stock Option Committee has the authority to select the optionees and determine the terms of the Options granted, including:

  . the number of shares subject to each Option;

  . when the Option becomes exercisable;

  . the exercise price of the Option;

  . the duration of the Option; and

  . the time, manner and form of payment upon exercise of an Option.

   Stock Rights may be granted under the 1995 Stock Plan at any time prior to February 8, 2005. The exercise price per share of incentive stock options granted under the 1995 Stock Plan cannot be less than the fair market value of the common stock on the date of grant (or, in the case of incentive stock options granted to employees holding more than 10% of the total combined voting power of all classes of stock of ACT, 110% of the fair market value of the common stock on the date of grant). The 1995 Stock Plan provides that, subject to earlier termination, each Option shall expire on the date specified in the option agreement, but not more than ten years from its date of grant (or five years in the case of incentive stock options granted to an employee holding more than 10% of the total combined voting power of all classes of stock of ACT).

   The 1995 Stock Plan currently authorizes the issuance of up to 1,250,000 shares of ACT common stock, but no employee of ACT may be granted Options to acquire, in the aggregate, more than 1,249,000 shares of stock. Any shares subject to an Option which expires or terminates may again be available for grant under the 1995 Plan; however, such shares are included in the determination of the aggregate number of shares of common stock deemed to have been granted to such employee under the 1995 Stock Plan.

   Each Option granted under the 1995 Stock Plan may be either fully exercisable at the time of the grant or may become exercisable in such installments as the Stock Option Committee may specify. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. The Stock Option Committee has the right to accelerate the date of exercise of any installment of any Option, provided such acceleration would not violate the $100,000 per year limitation on the fair market value of stock (determined as of the grant date) subject to incentive stock options granted to any employee which become exercisable for the first time in any calendar year.

   Stock Rights are not assignable or transferable by the grantee except by will, by the laws of descent or distribution or, in the case of a non-qualified option, pursuant to a valid domestic relations order. Generally, no incentive stock option may be exercised more than ninety (90) days following termination of employment, but not later than the stated expiration date. However, in the event that termination is due to death or disability, the incentive stock option is exercisable to the extent then vested, for a maximum of 180 days after such termination, but not later than the stated expiration date.

   An Option shall be exercised by giving written notice delivered to the principal office of ACT together with full payment of the exercise price. Payment may be made by cash or check, or at the discretion of the Stock Option
Committee:

  . by personal recourse note with interest;

  . by tendering ACT common stock; or

  . through the delivery of an assignment of sufficient amount of the proceeds from the sale of the common stock acquired upon exercise.

   If the Stock Option Committee exercises such discretion with respect to an incentive stock option, it must do so in writing at the time of the grant of the incentive stock option.

   The ACT board may terminate the 1995 Stock Plan at any time but such termination will not affect any Stock Rights then outstanding under the 1995 Stock Plan. Unless terminated by action of the ACT board, the 1995 Stock Plan will continue in effect until February 7, 2005, but Stock Rights granted prior to that time will continue in effect until they expire in accordance with their terms. The ACT board may also amend the 1995 Stock Plan as it deems advisable in certain ways. Amendments which, among other things, materially modify the requirements for participation in the 1995 Stock Plan or increase the number of shares of common stock subject to issuance under the 1995 Stock Plan, must be submitted to stockholders for approval.

 Certain Federal Income Tax Considerations with Respect to the 1995 Stock Plan

   With respect to incentive stock options, if the holder of an option does not dispose of the shares acquired upon exercise of the option within one year from the transfer of such shares to such employee, or within two years from the date the option to acquire such shares is granted, for federal income tax purposes:

  . the optionee will not recognize any income at the time of the exercise of the option;

  . the excess of the fair market value of the shares as of the date of exercise over the option price will constitute an item of income for purposes of the alternative minimum tax; and

  . the difference between the option price and the amount realized upon the sale of the shares by the optionee will be treated as a long-term capital gain or loss.

   ACT will not be allowed a deduction for federal income tax purposes in connection with the granting of an incentive stock option or the issuance of shares thereunder.

   With respect to the grant of options which are not incentive stock options, the person receiving an option will recognize no income on receipt thereof. Upon the exercise of the option, the optionee will recognize ordinary income in the amount of the difference between the option price and the fair market value of the shares on the date the option is exercised. ACT will receive an equivalent deduction at that time.

   Persons receiving common stock under the 1995 Stock Plan pursuant to an award of common stock or a grant of an opportunity to purchase common stock generally recognize ordinary compensation income equal to the fair market value of the shares received, reduced by any purchase price paid. ACT generally should be entitled to a corresponding tax deduction. When such stock is sold, the seller generally will recognize capital gain or loss. Special rules apply if the stock acquired is subject to vesting.

   Approval and adoption of the Amended and Restated 1995 Stock Plan requires the affirmative vote of the holders of a majority of the shares of ACT common stock voting on the proposal at the ACT special meeting. The full text of the proposed Amended and Restated 1995 Stock Plan is included as Annex G to this joint proxy statement/prospectus.

   ACT's board of directors unanimously recommends a vote "FOR" approval and adoption of the Amended and Restated 1995 Stock Plan pursuant to which the number of shares reserved for issuance thereunder will be increased from 1,250,000 to 2,250,000 shares.

                            ACT MANUFACTURING, INC.

                                  ACT BUSINESS

   ACT Manufacturing, Inc. provides value-added electronics manufacturing services to original equipment manufacturers in the networking and telecommunications, computer, industrial and medical equipment markets. ACT provides original equipment manufacturers with:

  . complex printed circuit board assembly primarily utilizing advanced surface mount technology;

  . mechanical and molded cable and harness assembly;

  . electro-mechanical sub-assembly; and

  . total system assembly and integration.

ACT targets emerging and established original equipment manufacturers who require moderate-volume production runs of complex, leading-edge commercial market applications. These applications are generally characterized by multiple configurations and high printed circuit board densities. Such applications therefore generally require technologically-advanced and flexible manufacturing as well as a higher degree of value-added services. As an integral part of its offerings to customers, ACT provides the following services:

  . advanced manufacturing and test engineering;

  . flexible materials management;

  . comprehensive test services;

  . product repair;

  . packaging;

  . order fulfillment; and

  . distribution services.

Services Provided by ACT

   ACT utilizes a business unit or "cell" approach to provide value-added services to its customers. Thus, ACT dedicates specific equipment, personnel and systems to customers. Throughout the manufacturing organization, ACT uses state-of-the-art production performance, statistical process control and quality reporting systems to provide accurate and timely management and customer information.

   Manufacturing of Electronic Assemblies. ACT offers manufacturing capabilities for printed circuit board assembly, cable and harness assembly, electro-mechanical sub-assembly and total system assembly and integration.

   Printed Circuit Board Assembly. ACT employs a full range of advanced surface mount technologies in its printed circuit board assembly operations, including ball grid array. ACT also continues to support pin-through-hole technology and related semi-automated and manual placement processes for existing and new applications that require these technologies. ACT supports its manufacturing process with the following:

  . state-of-the-art, high-speed placement systems;

  . screen printers;

  . epoxy dispensers;

  . wave solderers;

  . reflow and cleaning systems;

  . a highly-trained and experienced engineering and manufacturing workforce;

  . computer-aided manufacturing and test equipment;

  . process technology; and

  . information processing technology.

ACT utilizes water-soluble and no-clean process technology that ACT believes meets or exceeds all applicable environmental regulations.

   As part of the manufacturing process, ACT provides in-circuit, functional and stress environmental testing services for substantially all completed printed circuit board assemblies. In-circuit tests verify that:

  . the components have been inserted properly;

  . the components meet certain functional standards; and

  . the electrical circuits have been completed properly.

ACT performs these tests on industry standard testing equipment using proprietary software developed either by the customer or ACT's test engineers. ACT also uses specialized testing equipment designed and provided by the customer to perform customized functional tests designed to ensure that the printed circuit board assembly will perform its intended functions. In addition, since defective components normally fail after a relatively short period of use, ACT, in accordance with normal process parameters, subjects certain printed circuit board assemblies to controlled environmental stresses, typically thermal or electrical stresses.

   Cable and Harness Assembly. ACT offers a wide range of cable and harness assembly services for molded and mechanical applications including:

  . custom manufactured ribbon assemblies;

  . multiconductor, co-axial and fiber optic cable assemblies; and

  . discrete wire harness assemblies.

ACT uses advanced and diverse manufacturing processes, in-line inspection and test and dedicated work cells to minimize work in process time and focus on process efficiencies and quality. ACT uses both automated and semi-automated preparation and insertion equipment, as well as manual assembly techniques to accomplish the cable and harness assembly process. ACT tests substantially all of its cable and harness assemblies using automated test equipment.

   Electro-Mechanical Sub-Assembly and Total System Assembly and Integration. ACT integrates components, including its printed circuit board and cable and harness assemblies, into higher level sub-assemblies and total system assemblies. In addition to product assemblies, ACT also provides the following services to customers seeking to integrate manufacturing and distribution activities:

  . custom configuration;

  . documentation;

  . packaging; and

  . order fulfillment.

   ACT provides the following value-added services across the full range of its electronics manufacturing services:

   Advanced Manufacturing and Test Engineering. ACT's advanced manufacturing engineers work closely with a customer's product designers at the early design stage of a product. This optimizes product manufacturability, testability, and reliability. ACT's advanced manufacturing engineers also participate in the customer's parts selection and materials utilization decisions at the design stage. This participation mitigates component availability issues which might arise during the manufacturing cycle. ACT's engineers also evaluate the ongoing manufacturing process and recommend improvements to reduce manufacturing costs or lead times, or to increase the quality of finished assemblies. ACT's engineering services help customers:

  . bring their products rapidly to the market;

  . meet the market's expectation for quality; and

  . take advantage of advances in manufacturing and testing technology and processes.

   Materials Management. ACT directly purchases all or a substantial portion of the components necessary for its product assemblies. ACT procures components from vendors which meet ACT's standards for timely delivery, high quality, cost effectiveness and compliance with customer specifications. To help control inventory investment, ACT generally orders components only when it has a customer forecast, purchase order or commitment to purchase the completed assemblies. ACT uses a materials requirements planning system to plan and procure materials. ACT uses electronic data interchange systems to efficiently communicate with many of its vendors. ACT uses such electronic data interchange systems to purchase a majority of its active component requirements. Additionally, ACT uses just-in-time inventory management techniques and manages its material pipelines and vendor base in order to enable ACT's customers to increase or decrease volume requirements within established frameworks.

   Product Diagnostics and Repair. ACT offers product diagnostic and repair services for assemblies manufactured by ACT and, in some instances, other products of its customers. ACT uses its engineering and test capabilities to provide product diagnostic, repair and product upgrade services. ACT also offers its customers revision control, lot tracking and materials management services for their product revisions, upgrades and repairs.

   Order Fulfillment and Distribution. To more rapidly respond to the market demands of its customers, ACT offers delivery programs and capabilities designed with the flexibility to ship products directly to the original equipment manufacturer's customers. Under these programs, ACT packages products to the customer's specification with appropriate product documentation and manages the logistics of delivery. ACT works closely with its customers to identify and offer additional services in anticipation of future customer needs.

Customers and Markets

   ACT serves a wide range of customers from emerging growth companies to established, multinational corporations in a variety of markets including networking and telecommunications, computer, industrial and medical equipment.

   In many cases, ACT's customers utilize more than one electronic manufacturing services provider across their product lines. ACT's goal is to be the primary electronics manufacturing services provider for its customers. ACT seeks to manufacture the high-value, leading-edge products of its customers. ACT believes that it is advantageously positioned to be selected to provide manufacturing and value-added services for its customers' new product offerings due to its:

  . close interaction with the design engineering personnel of its customers at the product development stage;

  . established materials pipeline; and

  . prototype production experience.

ACT assigns each customer a program manager who is the primary contact for the customer at ACT. Program managers are responsible for the development of the manufacturing relationship between ACT and such customer and the assignment of ACT resources to meet the customer's requirements.

   ACT continues to focus on expanding and diversifying its customer base to reduce dependence on any individual customer or market. Electronics manufacturing services providers generally face a long sales cycle and must perform satisfactorily on a trial basis prior to capturing significant orders from an original equipment manufacturer.

   For the three months ended March 31, 1999, ACT's four largest customers accounted for approximately 73% of ACT's net sales. Sales to ACT's customers representing at least 10% of ACT's net sales for such period were as follows:

  . Nortel Networks (formerly Bay Networks and Aptis Communications)--29%;

  . Ascend Communications--23%; and

  . EMC Corporation--15%.

In fiscal 1998 and 1997, ACT's five largest customers accounted for approximately 68% and 70%, respectively, of ACT's net sales. Nortel Networks, Ascend and EMC respectively, accounted for 25%, 19% and 18% of ACT's net sales for 1998. Nortel Networks, Ascend and EMC accounted for 31%, 13% and 13%, respectively, of ACT's net sales for 1997.

   ACT generally warrants that its products will be free from defects in workmanship for twelve months. ACT also passes on to the customer any warranties provided by component manufacturers and material suppliers to the extent permitted. During the warranty period, ACT's warranty provides that ACT will take action to repair or replace failed products. ACT tests substantially all of its assemblies prior to shipment. In addition, ACT's customers generally test or have tested final products on a sample basis prior to deployment in the field. ACT's warranty costs have not been material to date.

Sales and Marketing

   ACT focuses its sales efforts on developing close relationships with customers primarily during product design and development. ACT markets its services primarily through a direct sales force, and to a lesser extent, through independent manufacturer's representatives in the United States, Canada and Europe. In addition, ACT supports its existing customer relationships through a comprehensive staff of program managers dedicated to individual customer accounts.

   As ACT has grown, it has increasingly relied on and developed its direct selling organization as opposed to utilizing independent manufacturer representatives. ACT expects to continue to expand its direct sales organization and marketing efforts in response to increased customer opportunities in new geographic markets or otherwise.

Competition

   The electronics manufacturing services industry is highly competitive. ACT competes against numerous U.S. and foreign electronics manufacturing services providers with global operations. ACT also faces competition from a number of electronics manufacturing services providers who operate on a local or regional basis. In addition, current and prospective customers continually evaluate the merits of manufacturing products internally. Consolidation in the electronics manufacturing services industry results in a continually changing competitive landscape. The consolidation trend in the industry also results in larger and more geographically diverse competitors who have significant combined resources with which to compete against ACT.

   Certain of ACT's competitors have substantially greater managerial, manufacturing, financial, systems, sales and marketing resources than ACT. These competitors:

  . may have the ability to respond more quickly to new or emerging technologies;

  . may have greater name recognition, industry reputation, critical mass and market presence;

  . may have a greater ability to take advantage of acquisition opportunities;

  . may adapt more quickly to changes in customer requirements; and

  . may devote greater resources to the development, promotion and sale of their services than ACT.

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

ACT may be operating at a cost disadvantage compared to manufacturers who have greater direct buying power from component suppliers, distributors and raw material suppliers or who have lower cost structures. ACT's manufacturing processes are generally not subject to significant proprietary protection, and companies with greater resources or a greater geographic presence may enter the market. Increased competition from existing or potential competitors could result in price reductions, reduced margins or loss of market share. Each such result could have a material adverse effect on ACT's business, financial condition and results of operations.

   ACT believes that the principal competitive factors in the segments of the electronics manufacturing services industry in which it operates are:

  . geographic location and coverage;

  . flexibility in adapting to customer's needs;

  . manufacturing capability;

  . price;

  . service;

  . technology;

  . quality;

  . reliability; and

  . timeliness in delivering finished products.

Competition from existing or potential competitors may have a material adverse effect on ACT's business, financial condition and results of operations.

Governmental Regulation

   ACT's operations are subject to certain federal, state and local regulatory requirements relating to environmental compliance and site cleanups, waste management and health and safety matters. ACT believes that it complies with applicable regulations promulgated by:

  . the Occupational Safety and Health Administration pertaining to health and safety in the workplace;

  . the Environmental Protection Agency pertaining to the use, storage, discharge and disposal of hazardous chemicals used in its manufacturing processes; and

  . corresponding state agencies.

The current costs of compliance and environmental remediation are not material to ACT. Nevertheless, additional or modified requirements may be imposed in the future. If such additional or modified requirements are imposed on ACT, or if conditions requiring remediation were found to exist, ACT may be required to incur substantial additional expenditures.

Employees

   At December 31, 1998, ACT had 1,042 permanent employees, compared with 985 permanent employees at December 31, 1997. The employees of ACT are not represented by a union and ACT has experienced no labor stoppages. ACT considers its relations with its employees to be good.

Properties

   ACT's principal manufacturing facilities are located in six leased facilities containing an aggregate of 358,000 square feet. ACT's significant facilities are as follows:

                                               Square
             Location                           Feet
             --------                          -------
             Hudson, MA....................... 147,000
             Hudson, MA.......................  32,000
             Hudson, MA.......................  28,000
             Mansfield, MA....................  44,000
             Lawrenceville, GA................  62,000
             Dublin, Ireland..................  45,000
                                               -------
                 Total........................ 358,000
                                               =======

   ACT's Hudson, Massachusetts headquarters include a state-of-the-art manufacturing facility which houses printed circuit board and systems assembly operations, and two other facilities which contain manufacturing capabilities for mechanical and molded cable and harness assembly and electro-mechanical sub-assembly operations. ACT occupies the Hudson facilities under leases scheduled to expire in 2007, 2003 and 2003, respectively. ACT leases two of the Hudson facilities from Re-Act Realty Trust, a Massachusetts nominee trust, which is controlled by John A. Pino, the President and Chief Executive Officer of ACT, and the beneficial interest of which is principally owned by Mr. Pino.

   In February 1996, ACT entered into a five year lease for a facility in Mansfield, Massachusetts to expand its manufacturing operations. The lease expires in January 2001 and ACT has an option to renew the lease for an additional five years. ACT believes that its Massachusetts facilities will be sufficient for ACT's activities in the northeastern United States for the foreseeable future.

   In the second quarter of 1998, ACT occupied and began manufacturing in a new 45,000 square foot leased facility in Dublin, Ireland and consolidated operations from the existing Dublin facility into the new plant. The lease expires in the first quarter of 2005.

   In the fourth quarter of 1998, ACT began manufacturing in a new 62,000 square foot leased facility in Lawrenceville, Georgia and consolidated operations from the existing Norcross, Georgia facility into this plant. This lease expires in the fourth quarter of 2005.

   All of ACT's manufacturing facilities have been certified to the ISO 9002 international quality standard.

   At December 31, 1998, ACT's Massachusetts facilities contained nine surface mount technology lines. ACT operates two surface mount technology lines at its Lawrenceville, Georgia facility and has implemented one surface mount technology line in the Dublin, Ireland facility.

Legal Proceedings

   On February 27, 1998, ACT and certain of ACT's officers and directors were named as defendants in a purported securities class action lawsuit filed in the United States District Court for the District of Massachusetts. The plaintiffs amended the complaint on October 16, 1998. The plaintiffs purport to represent a class of all persons who purchased or otherwise acquired ACT's common stock in the period from April 17, 1997 through March 31, 1998. The amended complaint alleges, among other things, that the defendants knowingly made misstatements to the investing public about the value of ACT's inventory and the nature of its accounting practices. On December 15, 1998, ACT filed a motion to dismiss the case in its entirety based on the pleadings. The court granted ACT's motion to dismiss without prejudice on May 27, 1999. The plaintiffs have until on or about July 1, 1999 to appeal the court's order of dismissal. ACT believes the claims asserted in the amended complaint are without merit and intends to continue to defend itself vigorously in this action if an appeal is filed. ACT further believes that this litigation will not have a material adverse effect on ACT's business and results of operations, although we can not assure you as to the ultimate outcome of these matters.

   From time to time, ACT is also subject to claims or litigation incidental to its business. ACT does not believe that any such incidental claims or litigation will have a material adverse effect on the operations of ACT.

                  ACT MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The discussion in "ACT Management's Discussion and Analysis of Financial Condition and Results of Operations" contains trend analysis and other forward-looking statements within the meaning of Section 27A of the Securities Act and
Section 21E of the Exchange Act. Actual results could differ materially from those set forth in the forward-looking statements as a result of the factors set forth elsewhere herein, including under "Risk Factors."

Overview

   ACT provides value-added electronics manufacturing services to original equipment manufacturers in the networking and telecommunications, computer, industrial and medical equipment markets. ACT provides original equipment manufacturers with complex printed circuit board assembly primarily utilizing advanced surface mount technology, mechanical and molded cable and harness assembly, electro-mechanical sub-assembly, and total system assembly and integration. ACT targets emerging and established original equipment manufacturers who require moderate-volume production runs of complex, leading-edge commercial market applications. These applications are generally characterized by multiple configurations and high printed circuit board densities. Such applications therefore generally require technologically advanced and flexible manufacturing as well as a higher degree of value-added services. As an integral part of its service to customers, ACT provides the following services: advanced manufacturing and test engineering, flexible materials management, comprehensive test services, product repair, packaging, order fulfillment and distribution.

   ACT was founded in 1982 as a contract manufacturer of cable and harness assemblies. In 1986, the founder of ACT organized a separate corporation to serve as a contract manufacturer of printed circuit board assemblies. Each of these companies was acquired by John A. Pino effective January 1, 1993 pursuant to two option agreements. One option agreement was entered into in July 1989 and the other was entered into in June 1991. The predecessor printed circuit board assembly company was merged with and into ACT in December 1994, at which time ACT changed its name to ACT Manufacturing, Inc.

   From November 1, 1987 to March 28, 1995, ACT was treated as an S Corporation for federal and certain state income tax purposes. As a result, during that period ACT had not been subject to federal income taxes and had been subject to certain state income taxes at a reduced rate. Accordingly, net income for periods prior to 1996 is presented on a pro forma basis as if ACT had been a C Corporation for such periods.

   ACT expanded the geographic scope of its operations through two strategic acquisitions in June 1997. ACT acquired substantially all of the assets and liabilities of Electronic Systems International, located in Norcross, Georgia. ESI provides electronics manufacturing services to original equipment manufacturers based primarily in the southeastern United States consisting of printed circuit board assembly, electro-mechanical subassembly and total system assembly. ACT also acquired Advanced Component Technologies Limited (f.k.a. SignMax Limited), located in Dublin, Ireland. SignMax provides electronics manufacturing services primarily consisting of cable and harness assembly. Production at SignMax has been expanded to include a printed circuit board operation utilizing surface mount technology. The operating results of the acquired businesses are included from the date of purchase in ACT's Consolidated Statement of Operations for the year ended December 31, 1997. The Consolidated Statement of Operations for the year ended December 31, 1998 includes a full year of operations of the acquired businesses. See Note 2 of Notes to ACT's Consolidated Financial Statements.

   ACT typically recognizes revenue upon shipment to customers. ACT generally does not obtain long-term purchase orders or commitments from its customers. ACT thus works with its customers to anticipate delivery dates and future volume of orders based on customer forecasts. The level and timing of orders placed by its customers vary due to: customer attempts to manage inventory, changes in the customer's manufacturing strategy, and variation in demand for customer products due to, among other things, introduction of new products, product life cycles, competitive conditions or industry or general economic conditions. ACT may purchase components for product assemblies based on customer forecasts. However, ACT's policy is that customers are responsible for materials and associated acquisition costs in the event of a significant reduction, delay or cancellation of orders from the forecasted amounts.

Results of Operations

   The following table sets forth certain consolidated statement of operations data as a percentage of net sales for each period indicated. The table and the discussion below should be read in conjunction with ACT's Consolidated Financial Statements and the Notes thereto appearing elsewhere in this joint proxy statement/prospectus.

                                           Year Ended          Three Months
                                          December 31,        Ended March 31,
                                        --------------------  -----------------
                                        1996   1997    1998    1998      1999
                                        -----  -----   -----  -------   -------
      Net sales.......................  100.0% 100.0%  100.0%   100.0%    100.0%
      Cost of goods sold..............   87.4   95.6    93.3     96.8      90.8
                                        -----  -----   -----  -------   -------
      Gross profit....................   12.6    4.4     6.7      3.2       9.2
      Selling, general and administra-
       tive
       expenses.......................    4.5    5.7     5.1      5.0       4.5
                                        -----  -----   -----  -------   -------
      Operating income (loss).........    8.1   (1.3)    1.6     (1.8)      4.7
      Interest and other expense, net.   (0.6)  (1.0)   (0.9)    (1.4)     (0.9)
                                        -----  -----   -----  -------   -------
      Income (loss) before provision
       for income taxes...............    7.5   (2.4)    0.7     (3.2)      3.8
      Benefit (provision) for income
       taxes..........................   (3.0)   0.9    (0.3)     1.2      (1.5)
                                        -----  -----   -----  -------   -------
      Net income (loss)...............    4.5%  (1.5)%   0.4%    (2.0)%     2.3%
                                        =====  =====   =====  =======   =======

   For the year ended December 31, 1997, ACT experienced significant changes and events that adversely affected its 1997 results of operations. In the third and fourth quarters of 1997, ACT experienced a decrease in net sales on both a sequential and comparable period basis. The decline in net sales was principally due to a softness in demand from several major customers resulting in the conversion of fewer forecasted orders than anticipated as well as, in the case of the third quarter, orders and commitments anticipated to ship prior to the end of the quarter that were received too late for configuration and completion in the quarter.

   ACT identified a significant inventory shortfall as a result of its 1997 year-end physical inventory. As a result of the shortfall, ACT recorded a charge of approximately $13.1 million that was included in cost of goods sold for 1997. The shortfall was investigated by ACT personnel and, under the direction of the Audit Committee of the Board of Directors, by independent external accounting specialists. The ultimate cause of the shortfall could not be finally determined, and accordingly the associated charge was reported in the fourth quarter of 1997. As a result of this shortfall, ACT has reviewed and continues to review its security procedures and operating and financial controls and, based upon such review, has implemented enhanced security systems and inventory work-in-process tracking systems and expects to continue to identify opportunities to implement enhanced procedures and controls. ACT expects to continue to conduct quarterly inventories until it can assess the effectiveness of these measures.

   In addition, in 1997 ACT included in its accounts receivable reserve approximately $1.7 million in connection with amounts due from discontinued customers and accrued an expense of $600,000 for professional fees related to the investigation of the inventory shortfall.

   ACT provides electronics manufacturing services to customers in the networking and telecommunications, computer, industrial and medical equipment markets. The percentage of net sales by market for the years ended 1998, 1997 and 1996 is as follows:

      Market                                       Percentage of Net Sales
      ------                                       ---------------------------
                                                    1998      1997      1996
                                                   -------   -------   -------
      Networking/Telecommunications...............      58%       65%       73%
      Computer....................................      22        15        13
      Industrial..................................      17        17        12
      Medical.....................................       3         3         2
                                                   -------   -------   -------
                                                       100%      100%      100%
                                                   =======   =======   =======

Three Months Ended March 31, 1999 and 1998

   Net sales increased $20.2 million or 33.2% to $81.2 million for the three month period ended March 31, 1999 compared with $60.9 million for the same period in 1998. The increase was attributed principally to an expansion of business from existing customers, as well as sales to new customers in the printed circuit board assembly markets. In addition, in the three months ended March 31, 1998, sales were unfavorably impacted by softness in demand from existing customers and weakness in the development of new business opportunities. Net sales in the printed circuit board segment (including system integration, test, repair and order fulfillment) as a percentage of net sales was approximately 90% for the three month period ended March 31, 1999 compared to approximately 86% for the same period in 1998. Net sales in the cable and harness segment accounted for approximately 10% of net sales for the three month period ended March 31, 1999 compared to approximately 14% of net sales for the same period in 1998.

   Gross profit increased $5.5 million or 280.8% to $7.5 million for the three months ended March 31, 1999 compared with $2.0 million for the same period in 1998. Gross profit as a percentage of net sales ("gross margin") increased to 9.2% for the three months ended March 31, 1999 from 3.2% for the same period in 1998. This increase was attributable to a higher absorption of manufacturing overhead, the positive impact of ACT's cost management programs and a favorable product mix.

   Selling, general and administrative expenses increased $0.7 million or 22% to $3.7 million for the three months ended March 31, 1999 compared with $3.0 million, for the three months ended March 31, 1998. SG&A increased primarily due to costs related to additional facilities and the additional investment in the sales and marketing programs at ACT. SG&A expenses as a percentage of net sales decreased to 4.5% for the three months ended March 31, 1999 from 5.0% for the same period in 1998. SG&A as a percentage of net sales for the three months ended March 31, 1999 was lower than the corresponding period in 1998 reflecting growth in net sales in the three months ended March 31, 1999 and the positive effects of ACT's cost management programs.

   Operating income increased $4.9 million to $3.8 million for the three months ended March 31, 1999 compared with an operating loss of $1.0 million for the same period in 1998 as a result of the above factors.

   Interest expense for the three months ended March 31, 1999 remained essentially unchanged when compared to the interest expense for the three months ended March 31, 1998.

   ACT expects that the effective income tax rate for the year ended December 31, 1999 will approximate 40%.

1998 Compared to 1997

   ACT's net sales increased $25.8 million or 9.8% to $290.5 million in 1998 from $264.7 million in 1997. The increase was attributed principally to an expansion of business from existing customers and sales to new customers in the printed circuit board assembly markets. The increase was also due to the effect of a full year of operations of the acquisitions made in 1997. As a percentage of net sales, ACT's largest customers in 1998 included Ascend (19%), EMC (18%) and Bay Networks (16%) as compared to Bay Networks (31%), EMC (13%) and Ascend (13%) in 1997. In each of the second, third and fourth quarters of 1998 ACT experienced increased net sales compared to the respective comparable quarters in 1997.

   Net sales in the printed circuit board assembly division (including system integration and test operations), as a percentage of net sales was 87.6% in 1998 compared to 89.5% in 1997. Net sales in the cable and harness assembly division accounted for 12.4% of 1998 net sales compared to 10.5% of 1997 net sales.

   Gross profit increased $7.7 million or 66.6% to $19.2 million compared to $11.5 million in 1997. Gross profit as a percentage of net sales, gross margin, increased to 6.7% in 1998 from 4.4% in 1997. Within 1998, gross margin was 3.2%, 5.4%, 7.4% and 9.7% in the first, second, third and fourth quarters, respectively. This sequential improvement is due primarily to higher absorption of manufacturing overhead, the positive impact of ACT's cost management programs and a favorable product mix. In addition, 1997 expenses were impacted by a charge relating to the inventory shortfall of approximately $13.1 million which was included in cost of goods sold.

   Selling, general and administrative expenses decreased $0.4 million or 2.5% to $14.7 million in 1998 from $15.1 million in 1997. SG&A expenses as a percentage of net sales decreased to 5.1% in 1998 from 5.7% in 1997. The decrease in SG&A expenses as a percentage of net sales in 1998 compared to 1997 was primarily the result of a reduction in SG&A in 1998 due to cost management programs at ACT while net sales increased in 1998.

   Operating income increased $8.1 million to $4.5 million in 1998, compared with an operating loss of $3.5 million for 1997 as a result of the previously discussed factors.

   Interest and other expense, net decreased $0.5 million to $2.2 million for 1998 from $2.7 million for 1997. The decrease in interest and other expenses resulted principally from reduced average borrowings on ACT's Credit Facility.

   ACT recorded a provision for income taxes of $1.0 million in 1998 compared to a benefit for income taxes of $2.2 million in 1997. The effective income tax rate was 44.0% in 1998.

1997 Compared to 1996

   ACT's net sales increased $38.8 million or 17.2% to $264.7 million in 1997 from $225.9 million in 1996. This increase was attributed principally to an expansion of business from existing customers and sales to new customers in the printed circuit board assembly markets. The increase was also due to the effect of acquisitions made by ACT during 1997. Without the acquisitions, the increase in net sales would have been approximately 11%. As a percentage of net sales, ACT's largest customers in 1997 included Bay Networks (31%), EMC (13%) and Ascend (13%). As a percentage of net sales in 1996, Ascend was the largest customer with 20% of net sales. During 1997, ACT experienced a reduction in, and then a termination of, business with 3Com. Sales to 3Com were less than 10% of net sales in 1997 compared to 17% of net sales in 1996.

   Net sales in the printed circuit board assembly division (including system integration and test operations) increased as a percentage of net sales to 89.5% in 1997 compared to 87.2% in 1996. Net sales in the cable and harness assembly division accounted for 10.5% of 1997 net sales compared to 12.8% of 1996 net sales.

   Gross profit decreased by $16.8 million or 59% to $11.5 million in 1997 compared to $28.4 million in 1996. Gross margin decreased to 4.4% in 1997 from 12.6% in 1996. This change is attributable primarily to the following: the $13.1 million inventory shortfall, changes in product mix with shipments of lower margin products higher than anticipated, lower than anticipated shipments resulting in lower manufacturing absorption, and the incidence of higher than normal manufacturing efficiency variances. These occurrences primarily affected business operating results in the second half of 1997. Gross profit as a percentage of net sales in the first and second quarters of 1997 was relatively consistent with 1996 business operating results. Without the effect of the inventory shortfall charge, gross margin would have decreased to 9.3% in 1997 due to the aforementioned reasons.

   SG&A expenses increased $5.1 million or 50.0% to $15.1 million in 1997 from $10.0 million in 1996. SG&A expenses as a percentage of net sales increased to 5.7% in 1997 from 4.5% in 1996. The increase in SG&A expenses as a percentage of net sales for 1997 compared to 1996 reflects the charges associated with accounts receivable provisions, provision for professional fees related to the investigation of the inventory shortfall, acquisitions made in Ireland and Norcross, Georgia, the continued investment in sales and marketing programs at ACT, and the effects of lower third and fourth quarter 1997 net sales levels affecting full year comparative results. Without the effect of these provisions for accounts receivable and non-recurring professional services, SG&A as a percentage of net sales would have been 4.8% in 1997 compared to 4.5% of net sales in 1996.

   Operating income was a loss of $3.5 million for 1997 compared with operating income of $18.4 million for 1996 as a result of the previously discussed factors.

   Interest and other income, net increased to $2.7 million for 1997 compared with $1.4 million for 1996. The increase in interest and other expense resulted principally from additional borrowings on ACT's line of credit to support working capital requirements.

   ACT recorded a benefit for income taxes of $2.2 million in 1997 compared to a provision for income taxes of $6.8 million in 1996.

Financial Condition, Liquidity and Capital Resources

   Three Months Ended March 31, 1999

   ACT had working capital of $72.9 million at March 31, 1999 compared with $70.2 million at December 31, 1998. Operating activities used $4.2 million of cash for the first three months of 1999 compared with cash provided by operations of $10.3 million for the comparable period in 1998. Net cash used by operating activities for the first three months of 1999 consisted principally of the increase in accounts receivable, offset by the increase in accounts payable, a decrease in inventory, as well as the positive impact of net income for the period.

   Accounts receivable increased $21.3 million to $91.8 million as of March 31, 1999 from $70.5 million as of December 31, 1998. The increase reflects higher net sales in the first quarter of 1999 as compared to the fourth quarter of 1998. In addition, ACT's customers required a higher proportion of shipments in the last month of the first quarter of 1999 as compared to the last month of the fourth quarter of 1998. As of March 31, 1999, ACT's accounts receivable days sales outstanding for product shipments measured from the date of shipment was approximately 35 days. Inventory decreased by $3.8 million to $41.6 million as of March 31, 1998 from $45.3 million as of December 31, 1998. This decrease reflects ACT's continued inventory management initiatives.

   In the fourth quarter of 1998, ACT executed a new $55.0 million Senior Secured Credit Facility to replace ACT's $50.0 million loan and security agreement then outstanding. This new Credit Facility provides for borrowings up to an aggregate amount of $55.0 million, limited to a certain percentage of qualified accounts receivable and qualified inventory, of which $41.3 million was utilized and an additional $13.7 million was available for use as of March 31, 1999 based upon the applicable borrowing base. Interest is payable monthly and the Credit Facility matures in 2001. Through November 30, 1999, ACT may choose an interest rate of either 0% to .75% above the prime rate as announced by the bank, or 1.75% to 2.75% above the prevailing Eurodollar rate depending upon the average borrowing base availability of ACT. Commencing December 1, 1999, the Company may choose an interest rate of either 0% to .50% above the prime rate as announced by the bank or 1.50% to 2.50% above the prevailing Eurodollar rate depending upon the calculated leverage rates of ACT. The Credit Facility requires ACT to maintain certain levels of minimum availability and maximum leverage ratios. In addition to certain other prohibited actions, the Credit Facility also limits capital expenditures by ACT and prohibits the payment of cash dividends on ACT's capital stock. At March 31, 1999 the interest rate on the Credit Facility was 8.00%.

   ACT leases certain equipment used in its manufacturing operations under capital lease agreements that expire through 2003. During the first quarter of 1999, ACT refinanced approximately $2.6 million of its then existing operating leases and classified these leases as capital leases in the accompanying Condensed Consolidated Balance Sheet as of March 31, 1999. The effect of this refinancing on ACT's results of operations will not differ materially from the previous lease financing arrangements.

  Year Ended December 31, 1998 and 1997

   ACT had working capital of $70.2 million at December 31, 1998 compared with $35.0 million at December 31, 1997. The $35.2 million increase is primarily due to the classification of the outstanding amount under the Credit Facility as a long-term liability at December 31, 1998. Operating activities provided
$9.4 million of cash in 1998 compared with the use of $3.4 million of cash in 1997. Cash was generated by operations in 1998 primarily as a result of the refund of income taxes, the increase in accounts payable balances, and the positive impact of a profitable operation in 1998, offset by the impact of higher trade receivables and inventories at December 31, 1998. Cash provided by operations was used primarily for the acquisition of property and equipment in 1998 of $7.9 million compared with $2.4 million for 1997.

   Accounts receivable increased $28.2 million to $70.5 million as of December 31, 1998 from $42.4 million as of December 31, 1997. The increase reflects higher net sales in the fourth quarter of 1998 as compared to the fourth quarter of 1997, as well as a shift in the requirements of ACT's customers to having a higher proportion of shipments occur nearer to the end of the quarter in 1998 than in 1997. As of December 31, 1998, ACT's accounts receivable days sales outstanding for product shipments measured from date of shipment was approximately 31 days.

   Inventory increased $5.4 million to $45.3 million as of December 31, 1998 from $40.0 million as of December 31, 1997. The increase reflects higher net sales activity levels anticipated in the first quarter of 1999 as compared to net sales activity levels in the first quarter of 1998. Increases for anticipated higher net sales activity levels were offset slightly by inventory management initiatives such as the implementation of in-house stores programs with key distributors, whereby certain distributors of ACT maintain inventory stockrooms on ACT's premises which provide just-in-time purchases of certain components upon issuance to ACT's manufacturing process. It is expected that distributor in-house stores programs will reduce ACT owned raw materials requirements during 1999.

   Capital expenditures amounted to $7.9 million in 1998. Of such capital expenditures, $3.0 million related to leasehold improvements for facility expansion at ACT's Hudson, Massachusetts printed circuit board facility, and $2.3 million related to leasehold improvements in ACT's new facility in Ireland. The remaining $2.6 million related primarily to the purchase of various manufacturing equipment, furniture and computer equipment. Capital expenditures are expected to be approximately $3.0 million in 1999.

   Under ACT's $55 million Credit Facility, $39.5 million was utilized at December 31, 1998. An additional $7.8 million was available for use at December 31, 1998 based upon the applicable borrowing base. The Credit Facility requires ACT to maintain certain levels of minimum availability and maximum leverage ratios. In addition to certain other prohibited actions, the Credit Facility also limits capital expenditures by ACT and prohibits the payment of cash dividends on ACT's capital stock. ACT exceeded the limit of capital expenditures for 1998 provided in the Credit Facility. A waiver with regard to the excess has been received from the banks. At December 31, 1998 the interest rate on the Credit Facility was 8.0%

   ACT entered into a $17 million interest rate swap agreement in the fourth quarter of 1998 simultaneous with the execution of the Credit Facility. The swap agreement provides for payments by ACT of a fixed rate of interest of 6.76% and matures on October 19, 2001. The fair value of the interest rate swap at December 31, 1998 was approximately $(770,000) since the fixed rate of interest of 6.76% was higher than the floating rate.

   ACT has equipment lease lines of approximately $11.3 million available for purchases of manufacturing equipment, computer hardware and software and furniture. In May 1998, ACT entered into a $5.0 million operating lease line agreement for the purchase of certain equipment in the Dublin, Ireland facility. At December 31, 1998 substantially all of this available lease line had been utilized for outstanding commitments.

   ACT's need for, cost of and access to funds are dependent in the long-term on future operating results as well as conditions external to ACT. ACT believes that its current sources of and access to future capital are adequate to support operations for the next twelve months. Because ACT's capital requirements cannot be predicted with certainty, however, there is no assurance that ACT will not require additional financing during this period. There is no assurance that any additional financing will be available on terms satisfactory to ACT.

Year 2000 Readiness Disclosure Statements

   ACT is subject to various Year 2000 risks, relating to its internal systems, the systems of its key suppliers and the potential decrease in demand for its customers' products. ACT and the companies with which it does business utilize computer software programs, operating systems and embedded technology in the conduct of their operations. Many computer software programs, operating systems and technology in use today are unable to distinguish between the year 2000 and the year 1900 because they use a two-digit shorthand to define the applicable year. This is commonly known as the Year 2000 problem or issue. If ACT does not properly identify and correct its Year 2000 issues prior to January 1, 2000, the operations of ACT could be materially disrupted. Such disruptions could be caused by, among other things, an inability to do the following using current processes and systems:

  . receive technical specifications, purchase orders and payments from customers;

  . order, receive, record and pay for inventory;

  . manufacture and ship products;

  . send invoices

  . process internal and external transactions; and

  . engage in similar normal business activities.

In addition, ACT's operations could also be significantly disrupted if the companies with which it does business are not Year 2000 compliant on a timely basis. Such a failure could adversely affect a company's ability to do business with ACT. Any of these Year 2000 failures or disruptions could have a material adverse effect on ACT's business, financial condition or results of operations.

   To address these issues ACT has undertaken an extensive project to assess and remedy the areas within its business and operations which could be adversely affected by Year 2000 issues, including its information technology and non-information technology systems and processes. The first phase of the project is:

  . to determine the extent of ACT's Year 2000 problem by reviewing all of ACT's hardware, software, equipment and embedded technology to determine if any of this software and technology is not Year 2000 compliant; and

  . to determine whether companies with which it does significant business will be Year 2000 compliant on a timely basis.

The next stage in the project will be to correct or replace and test all such hardware, software, equipment and embedded technology of ACT. In the second phase of the project, ACT will also address the Year 2000 issues identified at ACT's vendors and customers, as appropriate. The project is being conducted by ACT using internal and external resources. Finally, ACT will determine the need to formulate and revise contingency plans based on the results of its assessment and remediation efforts with regard to its own Year 2000 issues as well as those of its customers and suppliers.

   ACT has completed the assessment stage of the project and has commenced the remediation stage. ACT has discussed Year 2000 compliance with its vendors, third-party service providers and customers. ACT has not been informed by any vendor, third party service provider or customer of material Year 2000 compliance problems which could cause a material disruption in ACT's operations. ACT will continue to work with its vendors, third party service providers and customers to identify any possible issues, including testing interfaces and site audits.

   Based on its review to date, ACT expects the total cost of its Year 2000 assessment and remediation project to be approximately $1.7 million, of which approximately $0.4 million has been expensed to date. ACT's current expectations regarding the total cost of its Year 2000 project are subject to change as the project progresses and more detailed information is developed regarding the remediation efforts necessary to make ACT Year 2000 compliant on a timely basis. The sources of the funds for ACT's Year 2000 project are operating cash flow and available equipment lease-lines. No other material IT project has been deferred as a result of the Year 2000 project. ACT currently does not believe that internal Year 2000 issues will have a material adverse effect on ACT's business. ACT cannot assure you of this, however.

   ACT has identified its significant systems which could be adversely affected by Year 2000 issues to be:

  . manufacturing equipment (including surface mount technology lines) and testing equipment;

  . integrated enterprise resource planning systems and networking software and equipment used in its Massachusetts, Georgia and Ireland facilities; and

  . electronic commerce capabilities.

   ACT has obtained certifications from its equipment vendors indicating that its critical manufacturing and testing equipment is Year 2000 compliant. ACT plans to test its critical equipment by June 30, 1999. ACT has installed a vendor-certified Year 2000 compliant version of enterprise resource planning software in its Massachusetts facilities. ACT plans to test such enterprise resource planning software by June 30, 1999. The version of the enterprise resource planning software used by ACT's Georgia facility is certified as Year 2000 compliant by the vendor and was installed and tested by ACT in February 1999. The enterprise resource planning systems used in ACT's Ireland facility is not Year 2000 compliant and cannot be upgraded. ACT has purchased for its Ireland facility the version of the vendor-certified Year 2000 compliant software utilized in its Georgia facility. ACT engaged the software vendor to assist in implementing the new enterprise resource planning system in its Ireland facility. The new enterprise resource planning system has been installed in ACT's Ireland facility and it is expected to be operational by July 1, 1999. All network software and electronic commerce capabilities are in the remediation phase with completion of testing and contingency planning scheduled for June 30, 1999. For the above identified applications, ACT is developing manual process procedures as a contingency plan.

   ACT's plans and programs to become Year 2000 compliant may not succeed in their entirety, or be completed on a timely basis. Also, the use of ACT's internal resources to complete the project may adversely affect other aspects of ACT's business. ACT's ability to implement its Year 2000 compliance plan and to make the necessary modifications or replacements may be adversely affected by a number of factors outside its control, including:

  . the availability and cost of trained personnel;

  . the ability of such personnel to acquire Year 2000 compliant systems; and

  . the ability of such personnel to otherwise locate and correct all relevant computer codes.

   In addition, one or more of ACT's vendors, third party service providers or customers may have material Year 2000 compliance problems. If either ACT or any of its customers or suppliers fail to become Year 2000 complaint on a timely basis, or if the costs to ACT are significantly greater than currently anticipated, the result could be a significant disruption in ACT's business. Any such failure would result in a material adverse effect on ACT's business, financial condition or results of operations.

New Financial Accounting Standards

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective for the fiscal years beginning after June 15, 1999. The new standard requires that all companies record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. Management is currently assessing the impact of SFAS No. 133 on the consolidated financial statements of ACT. ACT will adopt this accounting standard on January 1, 2000, as required.

         ACT QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

   ACT is exposed to changes in interest rates and foreign currency exchange primarily in its cash, debt and foreign currency transactions. ACT does not hold derivative financial instruments for trading or speculative purposes.

   ACT has a $55.0 million Senior Secured Credit Facility which bears interest at a variable interest rate. ACT has also entered into a $17.0 million interest rate swap agreement which matures in October 2001 in order to reduce the impact of fluctuating interest rates on its Credit Facility. This swap agreement is classified as held for purposes other than trading. Under this swap agreement, ACT agrees with the counterpart to pay fixed rate payments on a monthly basis, based upon an annual interest rate of 6.76%, in exchange for receiving variable rate payments on a monthly basis, calculated on an agreed-upon notional amount. Net interest payments or receipts from interest rate swaps are recorded as adjustments to interest expense in ACT's Condensed Consolidated Statement of Operations. ACT's exposure related to adverse movements in interest rates is primarily derived from the variable rate on the remainder of ACT's Credit Facility. As of March 31, 1999, $17.0 million of the outstanding balance of $41.3 million under the Credit Facility was at a rate of 6.76%. The remainder of the Credit Facility was at an 8.0% interest rate. Based on the portion of this balance in excess of $17 million, an adverse change of one percent in the interest rate would cause a change in interest expense of approximately $243,000 on an annual basis.

   The foreign currency to which ACT has exchange rate exposure is the Irish punt. International operations do not currently constitute a significant portion of the revenues of ACT. Therefore this exposure is not considered material to ACT.

   Based on a hypothetical ten percent adverse movement in interest rates and foreign currency exchange rates, the potential losses in future earnings, fair value of the risk-sensitive financial instruments and cash flows are immaterial. However, the actual effects of interest rates and foreign currency exchange rates may differ materially from the hypothetical analysis.

                            ACT CERTAIN TRANSACTIONS

Agreements with Donald G. Polich

   ACT is a party to two separate Consulting Agreements dated as of August 4, 1993, as amended, with Re-Act Consulting, a consulting company of which Mr. Polich, a director of ACT, and Nelva Polich, Mr. Polich's wife, are the owners and employees. Each of such Consulting Agreements terminate on August 4, 2003. The Consulting Agreements provide for initial monthly consulting fees of approximately $16,500 which increase by eight percent (8%) per annum. ACT paid consulting fees under the Consulting Agreements of approximately $280,000 during 1998.

   ACT is a party to two separate Noncompetition Agreements dated as of January 1, 1993, as amended, with Mr. Polich. Each of the Noncompetition Agreements terminate on January 1, 2003. Under these agreements, Mr. Polich agreed not to engage in any business activity in the United States which is directly or indirectly in competition with ACT, including businesses relating to cable and harness assembly, printed circuit board assembly, subassembly and assembly of final products. Mr. Polich is prohibited from soliciting any employee of ACT to become an employee of any competing organization during the term of such agreements. Pursuant to the Noncompetition Agreements, ACT paid to Mr. Polich approximately $73,000 during 1998.

   Pursuant to a Stock Purchase Agreement dated as of January 1, 1993, as amended, among ACT, Mr. Pino and Mr. Polich, Mr. Pino agreed to vote his shares in ACT in favor of electing Mr. Polich as a director of ACT until the earlier of: January 1, 2003 or the date on which all payments required by ACT under the Consulting Agreements and Noncompetition Agreements have been paid in full. In addition, ACT agreed that during such time that Mr. Polich is entitled to be elected a director:

  . Mr. Polich will receive annual director fees from ACT in the amount of $7,500 (provided, that such fees shall be applied to Mr. Polich's $70,686 loan, as of such date, from ACT to him);

  . ACT will maintain a $1,000,000 term life insurance policy on his life payable to his spouse; and

  . ACT will provide Mr. and Mrs. Polich with health insurance pursuant to the standard health insurance benefits provided to employees of ACT.

During 1998, ACT applied the $7,500 director's fees against Mr. Polich's loan from ACT described below. ACT paid approximately $5,800 in premiums for the insurance policy on Mr. Polich's life in 1998. ACT also paid approximately $4,600 in health insurance premiums for Mr. and Mrs. Polich in 1998.

   Mr. Polich is the obligor on a promissory note in the original principal amount of $70,686 payable to ACT. The obligation is evidenced by a note dated December 31, 1992 which bears interest at six percent per annum, and the $7,500 in annual director's fees which are paid to Mr. Polich are applied to the principal and interest due on such note. All unpaid principal and accrued interest is due December 31, 2002. As of December 31, 1998, the principal and accrued interest outstanding on the promissory note was $34,334.

Re-Act Realty Trust

   ACT leases two facilities in Hudson, Massachusetts and in 1998 leased certain equipment from Re-Act Realty Trust, a Massachusetts nominee trust. Mr. Pino is trustee of the Re-Act Realty Trust and the beneficiaries are Mr. Pino and Janet M. Pino, Mr. Pino's wife. The two facility leases provide for terms expiring in 2003, and provided for total base monthly rent during 1998 of approximately $32,000. ACT assumes the cost of all taxes, betterment assessments, insurance costs, utility costs and all other operating and maintenance expenses for the facilities. The equipment lease expired on December 31, 1998. Under the leases, ACT paid Re-Act Realty Trust a total of approximately $388,000 during 1998.

Split-Dollar Life Insurance Agreement

   In September 1996, ACT entered into a "split-dollar" life insurance agreement with a trust established by John A. Pino and his wife, Janet M. Pino. Under the terms of the agreement, ACT and the trust will share in the premium costs of a whole life insurance policy on the joint lives of Mr. and Mrs. Pino. ACT is entitled to reimbursement of the amounts advanced, without interest, upon the first to occur of:

  . the death of the later of Mr. or Mrs. Pino; or

  . the surrender of the policy.

These advances are secured by a collateral assignment of the policy to ACT. In 1998, ACT advanced approximately $196,000 toward the payment of the premiums.

Other Transactions

   ACT has entered into a Registration Rights Agreement dated February 8, 1995 with Mr. Pino and certain trusts previously established by Mr. Pino. Pursuant to such agreement, ACT, under certain circumstances, will be required to register their shares of common stock under the Securities Act of 1933.

   ACT has adopted a policy whereby all material future transactions between ACT and its officers, directors and affiliates will be on terms no less favorable to ACT than could be obtained from unrelated third parties. Such transactions will also be approved by a majority of the disinterested members of ACT's board of directors.

                   ACT MANAGEMENT AND EXECUTIVE COMPENSATION

   The following table sets forth the directors and the executive officers of ACT, their ages, and the positions currently held by each such person with ACT:

               Name           Age                      Position
               ----           ---                      --------
      John A. Pino            51  President, Chief Executive Officer and Chairman of
                                  the Board

      Jeffrey B. Lavin        44  Vice President of Finance, Chief Financial
                                  Officer, Treasurer and Clerk

      Gary Barnier            37  Vice President of Operations, Printed Circuit
                                  Board Division

      Robert W. Egan, Jr.     42  Vice President of Business Development

      Douglass C. Greenlaw    48  Vice President of Strategic Development

      David Harrington        41  Vice President of Worldwide Materials Management

      Blaise E. Scioli        41  Vice President and General Manager of Cable
                                  Division

      Edward T. Cuddy (1)(3)  63  Director

      Bruce R. Gardner (2)(3) 56  Director

      Donald G. Polich (1)(2) 64  Director

--------

(1) Member of Compensation Committee

(2) Member of Audit Committee

(3) Member of Stock Option Committee

Directors

   Edward T. Cuddy joined ACT as a Director in April 1995. In August 1995, Mr. Cuddy retired from his position as Vice President of Manufacturing and Member of the Senior Staff at GTECH Corporation, a firm which designs, manufactures, installs and services customized computer equipment for state and local governments. In addition to serving on ACT's board, Mr. Cuddy currently serves as a director of Terascape Software, Inc., a privately-held software company which optimizes database storage and management, a director of Worldwide Interchange Network, Inc., a privately-held consulting company assisting companies wishing to manufacture in or export to Southeast Asia, and as a member of the Executive Advisory Board of The Register Company, a privately-held worldwide provider of training and consulting in the quality field.

   Donald G. Polich has been an independent consultant since January 1993, following the sale by him of all of the outstanding stock of ACT and Automated Component Technologies, Inc. ("ACT II"), ACT's printed circuit board assembly predecessor, to Mr. Pino. Mr. Polich has served as a Director of ACT since he founded it in 1982. Mr. Polich also served as the President and Chief Executive Officer of ACT from inception until February 1988, and was President and Chief Executive Officer and a director of ACT II from its inception in December 1986 until March 1992.

   John A. Pino joined ACT as President and a Director in February 1988. He also became Executive Vice President of ACT II in March 1991, and President of that company in March 1992. Mr. Pino became Chairman of the Board and Chief Executive Officer of ACT in January 1993 and served as Treasurer of ACT from January 1993 to February 1995. Prior to joining ACT, he had served as Vice President of Finance for New Balance Athletic Shoe, Inc. and Visual Technology, Inc. and as Corporate Controller for Datacon, Inc.

   Bruce R. Gardner has been a director of ACT since December 1994. Mr. Gardner has been the President since November 1997, and prior to that, the Chief Financial Officer and Treasurer and a director of Datawatch Corporation, a provider of personal computer software, since co-founding that corporation in 1985. Mr. Gardner was a Senior Vice President of Datawatch until June 1993 when he became Executive Vice President of that company.

Executive Officers

   Jeffrey B. Lavin joined ACT as Vice President of Finance, Chief Financial Officer, Treasurer and Clerk in December 1998. Prior to joining ACT, Mr. Lavin was Corporate Controller for Wyman-Gordon Company, a publicly-traded international manufacturer of highly engineered components, primarily for the aerospace industry, from 1994 to 1998. Mr. Lavin also served as Senior Consultant with Siegel & Dunn, a management consulting firm providing a broad range of services, including turnaround management, from 1991 to 1994 and as Chief Financial Officer, Controller and Chief Accounting Officer with Patten Corporation, a publicly-traded retail real estate and mortgage banking company, from 1986 to 1991.

   Gary Barnier has been the Vice President of Operations, Printed Circuit Board Division, since May 1999. Prior to that, Mr. Barnier was the Director of Test Engineering and Quality Systems of ACT from April 1998 until May 1999 and Director of Test Engineering from May 1997 until April 1998. He has held various other positions since joining ACT in May 1990.

   Robert W. Egan, Jr. has been the Vice President of Business Development since March 1994. Mr. Egan was the Director of Business Development for Lockheed Commercial Electronics Company, a contract manufacturer, from March 1992 to February 1994. Prior to that, he served as the Vice President of Sales and Marketing for Heliotron Corporation, a contract manufacturer, from April 1990 to March 1992. From April 1988 to March 1990, Mr. Egan was a marketing manager for SCI Systems, Inc., a contract manufacturer.

   Douglass C. Greenlaw has been the Vice President of Strategic Development since November 1998. He was Vice President of Finance and Administration and Chief Financial Officer of ACT from January 1995 until November 1998, and Treasurer and Clerk of ACT from February 1995 until December 1998. Prior to joining ACT, Mr. Greenlaw was Vice President of Finance and Administration and Chief Financial Officer at BioSepra, Inc., a developer of chemical media and process systems, from April 1994 to January 1995. He served Corporate Software Incorporated, a reseller of computer software and related services, as Vice President of Operations from July 1993 until April 1994 and as Vice President of Finance and Chief Financial Officer from April 1991 until July 1993. Prior to April 1991, Mr. Greenlaw had been with Millipore Corporation, a separations company, and since December 1984 had been the Vice President of Finance and Administration of the Waters Chromatography division.

   David F. Harrington joined ACT as Director of Materials Management in June 1997 and became Vice President of Worldwide Materials Management in March 1999. Prior to joining ACT, Mr. Harrington served as Director of Procurement for Data General Co., a manufacturer of electronic hardware and software products, from October 1994 to June 1997. Mr. Harrington held various materials management positions at Hewlett Packard, a global producer of computers and test and measurement instruments, from February 1988 to October 1994 and at Apollo Computer, a computer manufacturing company, from October 1982 to February 1988.

   Blaise E. Scioli has been the Vice President and General Manager of ACT's Cable Division since April 1998 and was the Vice President of Sales and Marketing from 1991 through April 1998. He has held several management positions in ACT since joining in June 1986. Prior to joining ACT, Mr. Scioli held various sales and marketing positions for AMP, Inc., a manufacturer of electronic interconnection products, from August 1981 to June 1986.

   Executive officers of ACT are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relations among any of the executive officers or directors of ACT.

The Board of Directors and its Committees

   The board of directors met ten times and took action by unanimous written consent four times during the fiscal year ended December 31, 1998.

   The Audit Committee of the board of directors, presently comprised of Messrs. Gardner and Polich, both outside directors of ACT, was established on March 29, 1995. The Audit Committee is responsible for reviewing the results and scope of audits and other services provided by ACT's independent auditors and reviewing ACT's internal accounting control policies and procedures. The Audit Committee met four times and took action by unanimous written consent two times during the fiscal year ended December 31, 1998.

   The Compensation Committee of the board of directors, presently comprised of Messrs. Polich and Cuddy, both outside directors of ACT, was established on March 29, 1995. The Compensation Committee reviews and makes recommendations concerning the salaries and incentive compensation of senior executives and employees of and consultants to ACT, and oversees the administration of ACT's 401(k) plan. The Compensation Committee met once during the fiscal year ended December 31, 1998.

   The Stock Option Committee of the board of directors, presently comprised of Messrs. Gardner and Cuddy, both outside directors of ACT, was established on March 29, 1995. The Stock Option Committee oversees and administers ACT's 1993 Stock Option Plan, 1995 Stock Plan and 1995 Non-Employee Director Stock Option Plan. During the fiscal year ended December 31, 1998, the Stock Option Committee took action by written consent three times.

   The board of directors does not currently have a nominating committee. Each of the directors attended at least 75% of the total number of meetings of the board of directors and all committees of the board of directors on which he served during the fiscal year ended December 31, 1998.

Compensation of Directors

   As compensation for serving on the board of directors, ACT pays each non-employee director $5,000 annually and an additional $1,000 for each meeting of the board of directors that they attend. Non-employee directors also receive $500 for their attendance at each meeting of any board committees on which they serve unless such committee meeting is held on the same date as a meeting of the board, and will be reimbursed for their reasonable out-of-pocket expenses incurred in attending board and committee meetings. Non-employee directors are also automatically granted options to purchase shares of ACT's common stock pursuant to the 1995 Non-Employee Director Stock Option Plan. Mr. Polich receives minimum annual director's fees, payable quarterly, of $7,500 for his service on the board of directors.

   Directors who are officers or employees of ACT do not receive any additional compensation for their services as directors.

Executive Compensation Summary

   The following table shows certain information with respect to the annual and long-term compensation of ACT's Chief Executive Officer and each of ACT's four other most highly compensated executive officers (collectively, the "Named Executive Officers") for the fiscal years ended December 31, 1998, 1997 and 1996.

                           Summary Compensation Table

                                     Annual            Long-Term
                                 Compensation(1)    Compensation(2)
                              --------------------- ---------------
                                                        Awards
                                                    ---------------
                                        Commission    Securities
Name and Principal                          and       Underlying        All Other
Position                 Year Salary($) Bonus($)(3) Options/SARs(#)  Compensation(4)
------------------       ---- --------- ----------- ---------------  ---------------
John A. Pino............ 1998 $200,000    $   --            --          $196,630(5)
 President, Chief
 Executive Officer and   1997  200,000        --            --           196,685(5)
 Chairman of the Board   1996  180,000    100,000           --           196,174(5)

Jeffrey B. Lavin(6)..... 1998   11,560     20,000       100,000              --
 Vice President of
 Finance, Chief
 Financial Officer,
 Treasurer and Clerk

Douglass C. Greenlaw.... 1998  165,000        --         12,000(7)           540
                                                         54,000(7)
 Vice President of
 Strategic               1997  165,000        --         66,000              723
 Development             1996  150,000     60,000        12,000              174

Blaise E. Scioli........ 1998  125,000    120,000       100,000              540
                                                         12,000(7)
 Vice President and
 General Manager of      1997  100,000        --         12,000              484
 Cable Division          1996  100,000      5,528        12,000               66

Robert W. Egan, Jr...... 1998  100,000        --         12,000(7)           540
 Vice President of
 Business                1997  100,000        --         12,000              503
 Development             1996  100,000     68,178        12,000               51

--------
(1) Excludes perquisites and other personal benefits, if any, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total of annual salary and commission and bonus reported.
(2) ACT did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the fiscal years 1998, 1997 or 1996.
(3) Bonuses are reported in the year earned, even if actually paid in a subsequent year.
(4) Consists of premiums for term life insurance paid by ACT on behalf of the Named Executive Officer and ACT's matching contributions related to ACT's 401(k) Plan.
(5) Includes life insurance premiums paid by ACT on behalf of Mr. Pino in fiscal 1996, 1997 or 1988, as applicable, on a split-dollar life insurance policy as described below under "Split-Dollar Life Insurance Agreement."
(6) Mr. Lavin's employment with ACT began in December 1998. Mr. Lavin's fiscal 1998 base salary was $152,500.
(7) Represents stock options that were issued in the January 1998 repricing in exchange for an equivalent number of previously outstanding stock options granted in 1997 which had an exercise price greater than the fair market value of ACT's Common Stock on January 1998. Other than the exercise price, the material terms and conditions applicable to these options are the same as the old options, including the terms of vesting. See "--Option Repricings."

Option/SAR Grants in Last Fiscal Year

   The following table shows information regarding grants of stock options to the Named Executive Officers pursuant to ACT's stock plans during the year ended December 31, 1998. ACT did not grant any stock appreciation rights in fiscal 1998.


                                      Individual Grants
                        -----------------------------------------------
                                     Percent of                              Potential
                                       Total                            Realizable Value at
                        Number of     Options/                            Assumed Annual
                        Securities      SARs                              Rates of Stock
                        Underlying   Granted to                         Price Appreciation
                         Options/    Employees    Exercise              for Option Term(2)
                           SARs      in Fiscal     Price     Expiration -------------------
Name                    Granted(#)    Year(%)   ($/Share)(1)    Date     5%($)     10%($)
----                    ----------   ---------- ------------ ---------- -------- ----------
John A. Pino...........      --          --           --        --           --         --
 President, Chief
 Executive Officer and
 Chairman of the Board

Jeffrey B. Lavin(6)....  100,000(3)     9.79%      $ 8.81     12/3/09   $554,213 $1,404,486
 Vice President of
 Finance, Chief
 Financial Officer,
 Treasurer and Clerk

Douglass C. Greenlaw...   12,000(5)     1.18%      $13.94      3/6/07   $105,183 $  266,553
 Vice President of
 Strategic Development    54,000(5)     5.29%      $13.94      3/6/07   $473,322 $1,199,490

Blaise E. Scioli.......  100,000(4)     9.79%      $ 7.88     10/30/08  $495,255 $1,255,072
 Vice President and
 General Manager of
 Cable Division           12,000(5)     1.18%      $13.94      3/6/07   $105,183 $  266,553

Robert W. Egan, Jr.....   12,000(5)     1.18%      $13.94      3/6/07   $105,183 $  266,553
 Vice President of
 Business Development

--------
(1) All options were granted at fair market value as determined by the Board of Directors on the date of grant.
(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming the specified compounded rates of application (5% and 10%) on the market value of ACT's Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect ACT's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holders are dependent on the timing of such exercise and the future performance of ACT's Common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the Named Executive Officers.
(3) The options become exercisable at the rate of 20% per annum.
(4) The options become exercisable at the rate of 33 1/3% per annum.
(5) Represents stock options that were issued in the January 1998 repricing with an exercise price equal to the fair market value of ACT's Common Stock ($13.94) on the date of the repricing (January 16, 1998) in exchange for an equivalent number of previously outstanding stock options granted in 1997 which had an exercise price greater than the fair market value of the Corporation's Common Stock on January 16, 1998. See "--Option Repricings."

Option Exercises and Fiscal Year-End Values

   The following table sets forth information with respect to options to purchase ACT's Common Stock granted to the Named Executive Officers under ACT's stock plans, including (i) the number of shares of Common Stock purchased upon exercise of options during the fiscal year ended December 31, 1998; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at December 31, 1998; and (iv) the value of such unexercised options at December 31, 1998.

            Aggregated Option/SAR Exercises in Last Fiscal Year and
                     Option/SAR Values at December 31, 1998

                                             Number of Securities
                          Shares            Underlying Unexercised   Value of Unexercised In-
                         Acquired          Options/SARs at December  the-Money Options/SARs at
                            on     Value          31, 1998(#)          December 31, 1998($)
                         Exercise Realized ------------------------- -------------------------
Name                       (#)     ($)(1)  Exercisable/Unexercisable Exercisable/Unexercisable
----                     -------- -------- ------------------------- -------------------------
John A. Pino............   --       --                --                        --
Jeffrey B. Lavin........   --       --             0/100,000             $      0/$550,050
Douglass C. Greenlaw....   --       --          79,200/110,800           $525,440/$367,155
Blaise E. Scioli........   --       --          75,200/112,000           $830,202/$663,056
Robert W. Egan, Jr......   --       --           33,200/28,800           $263,252/$182,922

--------
(1) Amounts disclosed in this column were calculated based on the difference between the fair market value of ACT's Common Stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and do not necessarily reflect amounts received by the Named Executive Officers.
(2) Value is based on the difference between the option exercise price and the fair market value at December 31, 1998, the last day during fiscal year 1998 for which market prices are available ($14.313 per share as quoted on the Nasdaq National Market), multiplied by the number of shares underlying the options. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the date on which the options are exercised and the date on which the underlying shares of Common Stock are sold.

Option Repricings

   In January 1998, in order to re-establish the incentive nature of outstanding stock options with exercise prices greater than the then current fair market value of ACT's Common Stock, ACT offered to each employee who was granted a stock option under ACT's 1995 Stock Plan during the 1997 fiscal year (each, an "Old Option" and collectively, the "Old Options"), the opportunity to exchange such option for an option covering an equivalent number of shares with an exercise price equal to the then current fair market value of ACT's Common Stock (each, a "New Option" and collectively, the "New Options"). Other than a reduction in the exercise price, all material terms and conditions applicable to the New Options are the same as the Old Options, including the terms of vesting. In total, Old Options to purchase an aggregate of 516,500 shares of Common Stock at exercise prices ranging from $14.44 to $39.25 were exchanged for New Options. ACT has not issued, repriced or amended any stock appreciation rights.

   The following table provides the specified information concerning the repricing of options to purchase ACT's Common Stock held by any executive officer of ACT for the one time such repricing has occurred since March 30, 1995, the date of ACT's initial public offering of its Common Stock:

                           Ten-Year Option Repricings

                                 Number of                                        Length of
                                Securities  Market Price   Exercise            Original Option
                                Underlying  of Stock at    Price at            Term Remaining
                                  Options     Time Of      Time of      New      At Date of
                                Repriced or Repricing or Repricing or Exercise  Repricing or
Name and Position        Date    Amended(#) Amendment($) Amendment($) Price($)    Amendment
-----------------        ----   ----------- ------------ ------------ -------- ---------------
Douglass C. Greenlaw... 1/16/98   12,000       $13.94       $19.38     $13.94     9.2 years
 Vice President of      1/16/98   54,000       $13.94       $19.38     $13.94     9.2 years
 Strategic Development

Blaise E. Scioli....... 1/16/98   12,000       $13.94       $19.38     $13.94     9.2 years
 Vice President and
 General Manager of
 Cable Division

Robert W. Egan, Jr..... 1/16/98   12,000       $13.94       $19.38     $13.94     9.2 years
 Vice President of
  Business Development

David Harington........ 1/16/98   25,000       $13.94       $39.25     $13.94     9.5 years
 Vice President of
 Worldwide Materials
 Management

--------
   All repriced options described in the table have a term of ten years from the date of grant.

                           SECURITY OWNERSHIP OF ACT

   The following table sets forth as of June 21, 1999 certain information regarding beneficial ownership of ACT's Common Stock by: (i) each person who, to the knowledge of ACT, owned beneficially more than 5% of the shares of Common Stock ACT outstanding at such date; (ii) each director or nominee for director of ACT; (iii) each executive officer identified in the Summary Compensation Table set forth below under the heading "Executive Compensation Summary"; and (iv) all directors, nominees for election to the Board of Directors and executive officers of ACT as a group.

      Name and Address of Beneficial     Amount and Nature Percentage of Common
      Owner                               Of Ownership(1)  Stock Outstanding(2)
      ------------------------------     ----------------- --------------------
      Douglas R. Ederle(3)..............       947,078             10.4%
       c/o Pell Rudman & Co., Inc. 100
       Federal Street Boston, MA 02110
      John A. Pino(4)...................     5,020,722             55.2
       c/o ACT Manufacturing, Inc. 2
       Cabot Road Hudson, MA 01749
      Jeffrey B. Lavin..................             0               *
      Douglass C. Greenlaw(5)...........       122,318              1.3
      Blaise E. Scioli(6)...............        83,300               *
      Robert W. Egan, Jr.(7)............        58,100               *
      Edward T. Cuddy(8)................        16,000               *
      Bruce R. Gardner(9)...............        16,332               *
      Donald G. Polich(9)...............        15,332               *
      All directors and executive
       officers as a group (10
       persons)(10).....................     5,347,784             56.9%

--------
*Less than 1% of the outstanding shares of Common Stock.

(1) Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

(2) The number of shares of Common Stock deemed outstanding on June 21, 1999 with respect to a person or group includes: (i) 9,091,600 shares of Common Stock outstanding on such date and (ii) all options that are currently exercisable or will become exercisable within 60 days of June 21, 1999 by the person or group in question.

(3) According to an amended Schedule 13D filed with the Securities and Exchange Commission on May 20, 1999. Consists of (a) 500,000 shares held by the 1998 John A. Pino Grantor Retained Annuity Trust dated June 15, 1998, of which Mr. Ederle is a trustee, (b) 96,166 shares held by Mr. Ederle as trustee of the Pino Family Trust, a trust for the benefit of Janet M. Pino, Mr. Pino's wife, his children and his issue, (c) 175,456 shares held by Mr. Ederle as trustee of the John M. Pino Trust, a trust for the benefit of John M. Pino, Mr. Pino's son, and (d) 175,456 shares held by Mr. Ederle as trustee of the Melissa A. Pino Trust, a trust for the benefit of Melissa A. Pino, Mr. Pino's daughter. Mr. Ederle disclaims beneficial ownership of all such shares.

(4) Includes (a) 73,154 shares held by the John A. Pino Grantor Retained Annuity Trust II dated August 16, 1996, of which Mr. Pino is a trustee and
    (b) 500,000 shares held by the 1998 John A. Pino Grantor Retained Annuity Trust dated June 15, 1998, of which Mr. Ederle is the trustee. Excludes (a) 96,166 shares held by Douglas R. Ederle, Trustee of the Pino Family Trust, a trust for the benefit of Janet M. Pino, Mr. Pino's wife, his children and his issue, (b) 175,456 shares held by Douglas R. Ederle, Trustee of the John M. Pino Trust, a trust for the benefit of John M. Pino, Mr. Pino's son, and (c) 175,456 shares held by Douglas R. Ederle, Trustee of the Melissa A. Pino Trust, a trust for the benefit of Melissa A. Pino, Mr. Pino's daughter.

(5) Includes 109,600 shares issuable upon the exercise of outstanding stock options exercisable on June 21, 1999 or within 60 days thereafter.

(6) Includes 83,200 shares issuable upon the exercise of outstanding stock options exercisable on June 21, 1999 or within 60 days thereafter.

(7) Includes 58,000 shares issuable upon the exercise of outstanding stock options exercisable on June 21, 1999 or within 60 days thereafter.

(8) Includes 14,000 shares issuable upon the exercise of outstanding stock options exercisable on June 21, 1999 or within 60 days thereafter.

(9) Includes 15,332 shares issuable upon the exercise of outstanding stock options exercisable on June 21, 1999 or within 60 days thereafter.

(10) Includes 311,144 shares issuable upon the exercise of outstanding stock options exercisable on June 21, 1999 or within 60 days thereafter.

                              CMC INDUSTRIES, INC.

                                  CMC BUSINESS

   CMC Industries, Inc. together with its predecessor business, has been a manufacturer of telecommunications systems and equipment for over 30 years. CMC was incorporated in 1990 to acquire from Alcatel Network Systems, Inc. certain businesses operated from 1960 to 1987 by ITT and from 1987 to 1990 by Alcatel, n.v., a joint venture between ITT and Compagnie Generale d'Electricite. In August 1993, CMC transferred certain assets and related liabilities associated with its telecommunications business to Cortelco Systems Holding Corp. in exchange for 1,000,000 shares of preferred stock of Cortelco. These transactions effectively transferred to Cortelco all of CMC's assets and liabilities not related to its electronic manufacturing business.

   CMC provides a broad spectrum of manufacturing services primarily based on the manufacture of printed circuit board assemblies utilizing automated pin-through-hole technology, surface mount technology and ball grid array placement techniques. PTH technology involves the attachment of electronic components to a printed circuit board by inserting the leads of the components through holes in the board and soldering the leads on the underside of the board. SMT and BGA technologies involve the attachment of electronic components directly to the surface of the board, and accordingly permits components to be mounted on each side of the board. In addition, CMC provides full systems integration assembly and test, materials procurement, distribution, product design and engineering support services. CMC has manufacturing facilities in Corinth, Mississippi, Santa Clara, California (Silicon Valley) and Hermosillo, Mexico. CMC believes that these locations enable it to meet the cost and geographic distribution requirements of its customers. CMC's major customers currently include:

   .RELTEC Corporation,

   .Diamond Multimedia Systems, Inc.,

   .Next Level Communications,

   .Harris Corporation,

   .Premisys Communications, Inc.,

   .Midway Games, Inc.,

   .Cortelco,

   .Telular Corporation, and

   .Proxim, Inc.

Customers and Marketing

   Telecommunications products have been manufactured at CMC's facility in Corinth, Mississippi for over 30 years. From 1960 to 1987, the operations at Corinth were owned and operated by ITT, which established a reputation for quality manufacturing of telecommunications products and services to its customers. CMC believes the telecommunications manufacturing expertise that it has acquired over three decades is a competitive strength, allowing it to meet customer requirements for strict quality control, prompt turnaround and flexible response to design changes. Capitalizing on this expertise, CMC has expanded into the manufacture of computer equipment and related peripherals and data networking equipment. CMC is seeking to leverage its capacity and manufacturing expertise by expanding sales to new customers with products that are similar to its current customer base in the telecommunications, data communications, computer-related products and value-added electronics industries. In addition, CMC seeks to position its manufacturing operations at strategic sites throughout the United States and worldwide. Corinth, Mississippi is located in close proximity to major North American freight hub locations, allowing for inexpensive ground transport and overnight air delivery throughout the country. CMC's California facility is located in Santa Clara, in the heart of the Silicon Valley, the site of many of CMC's current and potential customers. During 1998, CMC added a manufacturing operation in Hermosillo, Mexico, an international procurement office in Taipei, Taiwan and a sales and procurement office in Huntsville, Alabama. Hermosillo offers an attractive cost structure and solid logistics for current and prospective customers and the location between two leading technical universities within the city provides access to a pool of qualified engineers and technicians. The Asian Procurement office in Taiwan and corporate procurement office in Huntsville, Alabama were established to increase access to low cost materials throughout a product's life cycle.

   CMC provides electronic manufacturing services to major telecommunications original equipment manufacturers as well as suppliers of computer monitors, computer peripherals, data networking equipment and other electronic components. In turn, CMC's customers sell these manufactured products into domestic and worldwide markets. Products manufactured by CMC include:

   .telephones,

   .ISDN equipment,

   .key and PBX/ACD systems,

   .various data communications products, and

  .telecommunications switching equipment and printed circuit board assemblies for computer and communications equipment.

   Services provided include:

   .design for manufacturability and test,

   .materials procurement,

   .prototyping,

   .plastic injection molding,

   .printed circuit board assembly,

   .full board-level test,

   .system integration and configuration,

   .full system test,

   .packaging,

   .distribution and field return, and

   .repair support.

   Generally, relationships between CMC and its customers for the manufacture of product and related services are defined by a succession of purchase orders placed by the customer and performed upon by CMC.

   CMC offers electronic manufacturing services to its customers on both a turnkey and consignment basis, with over 90% of CMC's net sales derived from turnkey projects. In turnkey relationships, CMC both procures components and other supplies and provides full manufacturing services. In consignment relationships, the customer purchases and then provides components and other supplies to CMC, and CMC charges for only labor and overhead. The establishment of a turnkey relationship requires significant investment of resources by both an original equipment manufacturer customer and a contract manufacturer. An original equipment manufacturer customer must incur expense to qualify a contract manufacturer by certifying the quality of the manufacturer's processes and services and, in some cases, must also qualify a contract manufacturer's sources of component supply. The original equipment manufacturer customer also works with a contract manufacturer to refine product design and manufacturing processes in order to optimize manufacturability. CMC believes that original equipment manufacturer customers seek to establish relationships with turnkey manufacturing partners they perceive will be able to meet their production requirements over a long period of time and for successive product generations. CMC believes that these relationships, once established, tend to be sustaining in nature due to the significant investment of time and resources by both CMC and the original equipment manufacturer customer. Accordingly, CMC believes that its emphasis on turnkey manufacturing results in greater stability of its customer base. However, CMC's results of operations have been in the past and may be in the future materially adversely affected in the event customers for whom CMC manufactures products should cancel or reschedule their existing and forecast orders. Such cancellations or rescheduling could result in inefficient utilization of equipment and personnel dedicated to the manufacture of the specific products. Moreover, because of such stability, CMC may be unable to secure turnkey manufacturing projects from new original equipment manufacturer customers working with competitors of CMC. The failure of CMC to develop relationships with new original equipment manufacturer customers also may materially and adversely affect CMC's results of operations.

   CMC develops and maintains customer relationships through the efforts of CMC's management team, direct sales force, program managers and project engineers. Project engineers and program managers receive extensive training in CMC's manufacturing and service capabilities in order to respond to the specific needs of customers. CMC's project engineers work with the customers' engineers and technical personnel to ensure a close working relationship and understanding of the specific needs of each customer.

   CMC's three largest customers in the first nine months of fiscal 1999 and their respective percentages of CMC's net sales for the nine months ended April 30, 1999, fiscal year 1998 and fiscal year 1997, respectively, were as follows:

   .Diamond Multimedia--30%, 9% and 2%;

   .Reltec Corporation--16%, 12% and 11%; and

   .Premisys Communications--11%, 4% and 0%.

   CMC derives revenues primarily from original equipment manufacturer arrangements which prohibit the selling of the products manufactured to anyone other than the original equipment manufacturer customer. As a result, CMC does not typically allow its customers to return products, other than for repairs of defective materials or for modifications requested by the customer. Products sent to CMC for repair or modification are treated as customer property and returned to the customer upon completion of the requested repairs or modifications. The customer is charged for the costs of repair or modification unless the repair corrected a defect resulting from faulty manufacturing and occurred within the applicable warranty period. CMC recognizes revenue for the manufacturing of products upon shipment to the customer. Charges for the repair or modification of products are recognized as revenue to CMC when the repaired or modified products are shipped back to the customer. This policy applies to both affiliated and non-affiliated customers.

   It has been CMC's experience that orders for production of a given product or product line typically decline over time as the customer's product or product line matures. Generally, CMC has customers with products at various stages in the product life cycles including development, volume production and end-of-life production. In the event that CMC is unable to compensate for any material reduction in sales of a given product over time through production of replacement or new products for the customer or through new business with alternative customers, CMC's revenues and operating results could be materially adversely affected.

Manufacturing

 Manufacturing Services

   CMC's vertically-integrated turnkey manufacturing services include:

   .component procurement and testing,

   .printed circuit board assembly using SMT, PTH and BGA techniques,

   .post-assembly printed circuit board testing, in-circuit test development,

   .full system integration and test, and

   .product design and engineering support services.

   CMC provides a complete, vertically-integrated manufacturing solution with manufacturing capabilities as diverse as plastic injection molding, final unit assembly and testing. CMC delivers finished products to the original equipment manufacturer or, if requested, delivers products directly to the original equipment manufacturer's customers.

   CMC offers comprehensive and advanced manufacturing solutions to its customers. CMC's broad range of manufacturing capabilities includes both automated PTH and more advanced SMT processes, including BGA assemblies. CMC offers vertical services such as component procurement, test, product design, and other engineering services. Accordingly, CMC's production processes can accommodate the manufacture of a broad range of communications and electronics components and products. While CMC continually seeks to improve the flexibility of its production systems, the commencement of production of new products typically involves startup costs, lower yields and other inefficiencies. Achievement of volume production for a new product typically requires a period as short as several days for products substantially similar to those previously manufactured by CMC, to as many as several months for completely new products.

   Since turnkey manufacturing may be a substitute for all or a portion of a customer's in-house manufacturing capability, continuous technical and administrative communication between CMC and its customer is required. CMC establishes a close relationship with each original equipment manufacturer customer in the early stages of product development to assist the customer in the evaluation of board designs and thereby improve manufacturability and testability. Building on this knowledge, CMC's technical staff monitors manufacturing process yields and may propose engineering changes for product improvement and cost reductions. Certain of the products manufactured by CMC are in the early stages of their life cycles and may therefore have ongoing design or engineering changes. CMC believes a critical element of turnkey manufacturing services is the ability to respond rapidly to engineering design changes. CMC believes that its history in design and manufacturing, particularly in the telecommunications industry, and its close working knowledge of its customers' products enables CMC to meet its customers' needs effectively.

   A key element in turnkey manufacturing services is the procurement of materials, which consists of the planning, purchasing, expediting, warehousing and financing of the components and other materials required to assemble a PC or system-level assembly. Original equipment manufacturers increasingly have required contract manufacturers to purchase all or some components directly from component manufacturers or distributors and to warehouse and finance the components and materials. CMC orders materials and components based on purchase orders received and accepted and seeks to minimize its inventory of materials or components that are not identified for use in filling specific orders. Electronic components are purchased directly by CMC and, in certain circumstances, CMC bears the risk of component price fluctuations. The electronics industry has been characterized by shortages from time to time of microprocessors and other semiconductor components, which shortages have led to allocations by third-party suppliers. These delays to date have not had a material adverse effect on CMC's results of operations. If component shortages occur, CMC may not be able to secure quantities required to fulfill orders, which could result in delays in shipments, cancellation or delays in orders, or losses resulting from price increases by suppliers of parts or components, all of which could have a material adverse effect on CMC's results of operations.

   CMC provides complete turnkey manufacturing solutions for its customers from its vertically-integrated 350,000 square foot facility in Corinth, Mississippi and its 75,000 square foot facility in Santa Clara, California and from a new 110,000 square foot facility in Hermosillo, Mexico. CMC provides full SMT assembly as well as complete systems integration, test and box-build capabilities at each location.

 Manufacturing Processes

   CMC manufactures for its customers a wide variety of complex and technologically advanced products that require a coordinated manufacturing process. The process requires the application of advanced manufacturing technologies and computerized in-circuit, functional and system testing techniques. Current processes at CMC include fine-pitch SMT, PTH, BGA and system box-build assemblies. CMC seeks to add product lines that require advanced technological processes, in order to further develop its manufacturing expertise. Company employees regularly attend training seminars on the latest developments in manufacturing technologies.

   In PTH production, components are attached by pins, also called "leads," inserted through and soldered to plated holes in the printed circuit board. In SMT production, the leads on integrated circuits and other electronic components are soldered to the surface of the printed circuit board rather than inserted into holes. SMT can accommodate a substantially higher number of leads in a given area than PTH, thereby permitting the printed circuit board to interconnect a greater density of integrated circuits, which permits tighter component spacing and a reduction in the printed circuit board dimensions. Additionally, SMT allows components to be placed on both sides of the printed circuit board, thereby permitting even greater density. The substantially finer lead-to-lead spacing or "pitch" in SMT requires a manufacturing process far more exacting than the PTH interconnect products. Because of their high number of leads, most very large scale integrated circuits are configured for SMT production. SMT components are constantly changing, with BGA becoming the package selection of many component manufacturers. The BGA assembly process uses small balls of solder (instead of leads that could bend and break), located directly underneath the part, to interconnect the component and circuit board. X-ray equipment is instrumental in the development of BGA process parameters, since the balls are located underneath the component and are not visible through standard inspection techniques.

   CMC utilizes a computerized material requirements planning system to direct the flow of materials through the manufacturing cycle. Printed circuit board assemblies with PTH components are assembled using automatic insertion machines for all eligible components, including axial, dual inline package, radial and square-wire pins, which for most products allows over 90% of the total PTH components to be automatically inserted. Manually assembled components are either purchased or prepared in-house to allow for "drop-in" assembly on a moving assembly conveyor that feeds the printed circuit board assemblies directly into an automated soldering system that solders the pins to the printed circuit board. For SMT printed circuit assemblies, CMC has full capability to run either "top-side," "bottom-side" or "mixed-technology" printed circuit board assemblies. Equipment capabilities include screen-printing with vision and computer-controlled alignment; high-speed, in-line epoxy dispensing; surface-mount component placement with speeds up to 44,500 components per hour per machine; assembly of fine-pitch components and computer-controlled infrared reflow soldering.

   CMC subjects assembled and soldered boards to board-level in-circuit and functional testing. As part of the final unit assembly process, CMC also functionally tests all products to verify conformance to customer specifications. If desired, product testing can include burn-in at elevated temperatures utilizing CMC's in-house burn-in chambers. Printed circuit boards utilized for telecommunication systems receive final system tests to verify the functional integrity of each system.

 Quality

   CMC believes that the quality of its manufacturing and customer services is critical to customer satisfaction and long-term success. CMC has emphasized the pursuit of high quality for many years. From 1960 to 1987, CMC's Corinth facility was part of ITT, which pioneered many quality improvement processes. Many of CMC's manufacturing and customer support personnel were trained in quality principles and practices as employees of ITT. CMC's quality assurance engineers have for many years received training through in-house programs and by attending seminars, including enrollment in the ITT Quality College.

   CMC has achieved ISO 9001 certification at its Mississippi facility and ISO 9002 certification at its California and Mexico facilities. CMC believes that the process of attaining ISO certification serves as an excellent tool for quality improvement, enabling CMC to provide consistency and excellence in its products and services. Also, since certain potential customers prefer or require manufacturers to have achieved ISO certification, such certification may offer certain competitive advantages. CMC believes that compliance with ISO will allow it to expand its bid opportunities, especially with customers who participate in world-wide markets.

   In addition to ISO certification, the Mississippi facility has achieved certification to British Approval Board for Telecommunications. Achieving this certification broadens CMC's opportunities with telecommunication customers by providing manufacturing solutions that meet the United Kingdom national requirements or Common Technical Regulations under Directive 91/263/EEC.

Environmental Controls

   CMC is subject to a variety of regulations concerning environmental laws related to the use, storage, discharge and disposal of hazardous chemicals utilized during the manufacturing process and constantly monitors its operations to avoid violations. Although CMC believes that its facilities are currently in compliance with applicable environmental laws, there can be no assurance that violations have not occurred and will not occur. In the event of any violations of environmental laws, CMC could be held liable for damages and for the costs of remedial actions and could also be subject to revocation of its effluent discharge permits. Any such revocation could require CMC to cease or limit production, thereby having a material adverse impact on CMC's business and results of operations. To date, environmental regulations have not restricted CMC's ability to operate or expand its manufacturing operations or caused CMC to incur significant expense. Environmental laws, however, could become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with a violation. See "--Legal Proceedings."

Competition

   The electronics manufacturing services industry is highly competitive. Competitive manufacturing services are available from many independent sources as well as in-house manufacturing operations of current and potential customers. In addition, certain large electronics manufacturers are transforming existing manufacturing facilities into contract manufacturing operations. CMC also competes with foreign contract manufacturers which, due to lower cost of labor, have become significant competitors with respect to high volume products or those with a high labor content.

   CMC believes that its primary competitors are:

  . Solectron Corporation,

  . Avex, Inc.,

  . Flextronics International Ltd.,

  . Jabil Circuit, Inc. and

  . SCI Systems, Inc.

   CMC believes that the primary competitive issues in the markets in which it focuses are:

  . quality of manufacturing processes,

  . surface mount capacity and total production capacity,

  . responsiveness to customer needs,

  . price,

  . quality,

  . reliable delivery and

  . financial resources.

   CMC believes that it competes favorably with respect to most of these factors. However, certain of CMC's competitors have greater SMT and total production capacity and greater financial resources than CMC. In addition, certain overseas competitors are able to offer low-cost production for certain types of products, particularly those which require a higher labor content. To remain competitive, CMC must continue to expand its advanced manufacturing technologies, provide superior quality and service, and be price competitive. In addition, CMC's new manufacturing facility in Hermosillo, Mexico is an effort to expand manufacturing capacity while reducing costs. If CMC were to become unable to compete effectively in terms of quality, delivery, advanced manufacturing, service or price, CMC's business, financial condition and results of operations could be materially adversely affected.

Backlog

   CMC's backlog was approximately $60.7 million at April 30, 1999 and $42.1 million at July 31, 1998. Backlog consists of purchase orders received by CMC primarily for shipment within 180 days. Cancellation and postponement of purchase orders occasionally occur, and CMC negotiates charges to such customers that vary depending on the timing and circumstances of the cancellation or postponement. Because of possible rescheduling and cancellation, backlog does not necessarily reflect future sales levels.

Patents and Trademarks

   CMC owns four patents related to telephone equipment, but does not believe that patent or trademark protection is an important competitive factor in its market.

Employees

   At April 30, 1999, CMC had 1,350 full time employees and 54 temporary employees. At such date, CMC had 1,097 hourly employees and 307 salaried employees, including 945 in manufacturing, 252 in manufacturing support, 109 in engineering and quality, 34 in sales and marketing, and 64 in general and administrative. The only employees of CMC represented by a labor union are those employees in its Mexico operation, and CMC has never experienced a work stoppage or strike. CMC believes its relationships with its employees are good.

Properties

   CMC's principal facility is a 350,000 square foot manufacturing plant located on sixty-four acres in Corinth, Mississippi. The plant and land are leased at the rate of approximately seven thousand dollars annually, pursuant to a lease with the Industrial Development Board of Alcorn County, Mississippi, with options to renew the lease until 2060. CMC also leases a 75,000 square foot facility in Santa Clara, California, 20,000 square feet of warehouse space in Corinth, Mississippi, an international purchasing office in Taiwan and a sales and procurement office in Huntsville, Alabama. CMC owns a 4.4-acre track of land in Hermosillo, Mexico and a 110,000 square foot manufacturing facility located thereon. Although there are currently no specific plans for further expansion, CMC continually evaluates customer needs and market opportunities to expand its facilities geographically.

Legal Proceedings

   CMC is involved from time to time in litigation incidental to its business. Management believes that the outcome of current litigation will not have a material adverse effect upon the results of operations or financial condition of CMC and will not disrupt the normal operations of CMC.

   In December 1993, CMC retained the services of an industrial safety consultant to assist in quantifying the potential exposure to CMC in connection with clean-up and related costs of a former manufacturing site, commonly known as the ITT Telecommunications site in Milan, Tennessee and more particularly described as a 50.1 acre tract surveyed by Construction Layout Service of Milan, Tennessee. The consultant initially estimated that the cost to remove the contaminated soil and deliver it to an appropriate hazardous waste site would be approximately $200,000. Based upon this advice, CMC subsequently entered into a voluntary agreement to investigate the site with the Tennessee Department of Environment and Conservation. In addition, CMC agreed to reimburse a tenant of the site $115,000 for expenditures previously incurred to investigate environmental conditions at the site. CMC recorded a total provision of $320,000 based on these estimates. In fiscal 1995, an environmental expert concluded that the cost of a full study combined with short and long-term

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

remediation of the site may cost between $3 and $4 million. During fiscal 1996, the State of Tennessee's Department of Environment and Conservation named certain potentially responsible parties ("PRP's") in relation to the former facility. CMC was not named as a PRP. However, Alcatel, Inc., a PRP named by the State of Tennessee's Department of Environment and Conversation and a former owner of CMC, is seeking indemnification from CMC. To date, Alcatel has not filed any legal proceedings to enforce its indemnification claim. However, there can be no assurance that Alcatel will not initiate such proceedings or that any other third parties will not assert claims against CMC relating to remediation of the site. In the event any such proceedings are initiated or any such claim is made, CMC believes it has numerous defenses which it will vigorously assert. There can be no assurance that if any proceedings are initiated or any such claim is asserted, defense or resolution of such matter will not have a material adverse effect on CMC's financial position or results of operations.

   In connection with a fiscal 1996 staff reduction, certain terminated employees subsequently claimed that CMC had engaged in age discrimination in their dismissal and sought damages of varying amounts. CMC defended the actual and threatened claims vigorously during fiscal 1998 incurring approximately $275,000 in legal costs over the course of the year. On August 6, 1998, a judgment was rendered in the favor of one plaintiff, in the amount of $127,000 which CMC subsequently settled for $112,000. A second plaintiff's claim for $53,000 was filed and subsequently settled for $48,500. The EEOC has negotiated with CMC to reach a monetary settlement for other potential claimants. Without admitting any liability, CMC entered into a Conciliation Agreement with the EEOC and agreed to pay approximately $500,000 to settle all such claims and limit future litigation costs. As a result of these events and the significant ongoing costs to defend these claims, in October 1998, CMC concluded that its interest would be best served to settle all such matters. CMC reserved $975,000 to resolve all such claims, which represented its best estimate of funds to ultimately be paid to such claimants. This charge was recorded in the fiscal year ended July 31, 1998.

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

                  CMC MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

   CMC Industries, Inc. was incorporated in 1990 to acquire certain businesses operated from CMC's Corinth, Mississippi manufacturing facility since 1960. In August 1993, CMC transferred certain assets and related liabilities associated with its telephone business to Cortelco Systems Holding Corp., an affiliate through common ownership, in exchange for 1,000,000 shares of redeemable preferred stock of Cortelco. This restructuring allowed CMC to focus on contract manufacturing services while Cortelco pursued the development and distribution of telephones and telecommunications products.

   CMC offers contract manufacturing services to its customers on both a turnkey and consignment basis, with over 90% of CMC's net sales in fiscal 1998 derived from turnkey projects. On turnkey contracts, CMC both procures the components and other supplies and provides full manufacturing services. On consignment contracts, the customer provides the components and other supplies to CMC, and CMC charges only for labor and overhead; thus, sales volumes per assembly are generally lower and the gross margins are generally higher on consignment contracts since CMC does not procure materials for the assembly.

   Set forth below are analyses of CMC's results of operations for the fiscal years ended July 31, 1998, 1997 and 1996 and the quarter and nine months ended April 30, 1999.

Results of Operations for the Quarter and Nine Months Ended April 30, 1999 Versus Results of Operations for the Quarter and Nine Months Ended April 30, 1998

   Sales for the third quarter of fiscal year 1999 were $58.7 million as compared to $58.6 million for the corresponding quarter of the prior year. Sales for the first nine months of fiscal 1999 were $207.0 million, a 13% decrease from sales of $237.6 million for the same period of the prior year. Sales to customers other than Micron Electronics, Inc., with which business was discontinued at the end of the second quarter of fiscal 1998, increased during the first nine months of fiscal 1999 by $40.8 million, to $207.0 million from $166.2 million, when compared to the corresponding period of the prior year. For further information on the termination of the Micron business, refer to CMC's Form 10-Q for the quarterly period ended January 31, 1998.

   Sales to three customers new to CMC in fiscal 1999, Next Level Communications, Telular Corporation and Proxim, Inc., were $1.7 million, $1.8 million and $1.3 million, respectively, for the third quarter of fiscal 1999 and $16.2 million, $2.9 million and $1.5 million, respectively, for the first nine months of fiscal 1999. Sales to Diamond Multimedia Systems, Inc. increased during the third quarter and first nine months of fiscal 1999 when compared to the same periods of fiscal 1998 by $6.2 million and $47.6 million, respectively, due to both an increase in shipments and the conversion of the business from consignment to turnkey. Sales to new customers and the increase in sales to Diamond were partially offset by the loss of business with Global Village Communications following the sale of its modem business to Boca Research, Inc. in June 1998. Sales to Global Village were $6.1 million and $26.9 million in the third quarter and first nine months of fiscal 1998, respectively, but sales to Boca have been minimal in fiscal 1999.

   Gross profit for the third quarter of fiscal 1999 was $2.3 million or 3.9% of sales, as compared to $4.0 million or 6.8% of sales for the third quarter of fiscal 1998. Gross profit for the first nine months of fiscal 1999 was $6.5 million or 3.1% of net sales, as compared to $15.0 million or 6.3% for the same period of the prior fiscal year. Gross profit as a percentage of sales decreased in the third quarter and first nine months of fiscal 1999 when compared to the corresponding periods of the prior fiscal year principally as a result of increases in manufacturing overhead costs incurred in anticipation of higher sales volumes and costs associated with the initiation of new manufacturing projects. There can be no assurance that any anticipated increase in sales will occur or that sales will not decrease in future periods.

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

   Selling, general and administrative expenses were $2.9 million or 5.0% of sales in the third quarter of fiscal 1999, as compared to $2.7 million or 4.7% of sales in the third quarter of fiscal 1998. These expenses were $9.4 million or 4.5% of sales in the first nine months of fiscal 1999, as compared to $9.0 million or 3.8% of sales for the corresponding period of the prior year. Selling, general and administrative expenses were higher on an absolute basis in the fiscal 1999 periods than in the corresponding periods of fiscal 1998 primarily due to an increase in CMC's sales force and related expenses. These expenses as a percentage of sales also increased in the first nine months of fiscal 1999 as compared to the corresponding period of the prior year due to the lower sales levels.

   Interest expense for the third quarter and first nine months of fiscal year 1999 was $401,000 and $1,114,000, respectively, as compared to $311,000 and $1,063,000 for the corresponding periods of fiscal 1998. Interest expense increased in the third quarter and first nine months of fiscal 1999 when compared to the corresponding periods of the prior fiscal year primarily due to an increase in average debt balances associated with the funding of CMC's expansion of capacity in Mexico. The effect of the higher interest expense in the fiscal 1999 periods was partially offset by the recognition in CMC's third fiscal quarter of $121,000 of interest income on a note receivable from Cortelco.

   CMC's effective income tax rate was approximately 38% throughout the first nine months of both fiscal years 1999 and 1998. The effective income tax rate approximates the blended state and federal statutory rates in the United States and Mexico.

Results of Operations for the Year Ended July 31, 1998 Versus the Year Ended July 31, 1997

   Total net sales for fiscal 1998 were $302.0 million, up 41% from $214.5 million for fiscal 1997. Approximately $174.0 million, or 58% of CMC's sales in fiscal 1998 were to customers from the communications (telecommunications and data networking), industry as compared to $143.1 million, or 67%, in fiscal 1997.

   As previously announced, CMC's manufacturing relationship with Micron Electronics, Inc., CMC's largest customer from the computer industry in both fiscal 1998 and fiscal 1997, was discontinued at the end of the second quarter of fiscal 1998. Sales to Micron were $71.4 million and $45.4 million in fiscal 1998 and 1997, respectively. When compared to the prior fiscal year, sales to customers other than Micron increased by 36%, to $230.6 million from $169.1 million. This increase was accomplished with sales to new customers and increased sales to certain existing customers. CMC initiated business in fiscal 1998 with Midway Games, Inc., formerly known as Williams Electronics, and Premisys Communications, Inc. and began shipments late in the third quarter of fiscal 1998 under a new turnkey contract with Diamond Multimedia Systems, Inc., an existing customer previously served only on a consignment basis. CMC is currently recognizing revenues from Diamond at an annualized rate of approximately $50 million, which is less than originally expected. CMC also began shipments in the first quarter of fiscal 1999 under a recently awarded full turnkey contract with Next Level Communications.

   Gross profit for fiscal 1998 was $18.1 million or 6.0% of net sales, as compared to $13.4 million or 6.2% of net sales for fiscal 1997. The decrease in gross profit as a percentage of sales in fiscal 1998 when compared to the prior fiscal year was principally due to a change in product mix, with the costs of materials as a percentage of total costs of goods sold increasing in the current fiscal year when compared to the prior fiscal year. Since the markup on the costs of materials is typically less than the markup on the costs of conversion, including labor and overhead, gross profit as a percentage of sales usually declines as the materials portion of total costs increases. Gross profit was also adversely affected in fiscal 1997 by the effect of a $989,000 write-off of certain inventory balances.

   Selling, general and administrative expenses were $12.7 million or 4.2% of net sales in fiscal 1998, as compared to $9.5 million or 4.4% of net sales for fiscal 1997. Included in the fiscal 1998 expenses were $1.3 million of costs for defense and settlement of certain claims of age discrimination resulting from a September

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

1995 reduction in force. Without admitting any liability, CMC has agreed to enter into a Conciliation Agreement with the EEOC to settle claims related to this matter and limit future litigation costs. Although other selling, general and administrative expenses decreased as a percentage of net sales, such expenses increased in absolute dollars in fiscal 1998 primarily due to additions to CMC's sales force and management team, expenses incurred to expand and upgrade information systems and an increase in selling expenses directly associated with the higher sales levels.

   Net interest expense for both fiscal 1997 and fiscal 1998 was approximately $1.4 million. Most of CMC's debt bears interest at variable rates which were lower, on average, in fiscal 1998 than in fiscal 1997; however, the impact of the reduced rates was substantially offset by higher average debt balances in fiscal 1998 compared to fiscal 1997.

   CMC's effective tax rate was approximately 37.4% for fiscal year 1998 and 38.2% for fiscal year 1997. The effective income tax rates approximate the blended U.S. and state statutory rates.

Results of Operations for the Year Ended July 31, 1997 Versus the Year Ended July 31, 1996

   Total net sales for fiscal 1997 were $214.5 million, up 30% from $164.7 million for fiscal 1996. Sales to Micron, a new box build customer serving the computer market, accounted for $45.4 million, or 21% of the Company's revenues in fiscal 1997. CMC initiated business with Micron in the second quarter of fiscal 1997. Approximately $143.1 million, or 67% of CMC's sales in fiscal 1997 were to customers from the communications (telecommunications and data networking) industry as compared to $107.8 million, or 66% in fiscal 1996. Revenue growth in the communications segment was accomplished in fiscal 1997 with sales to new customers and increased sales to certain existing customers.

   Gross profit for fiscal 1997 was $13.4 million or 6.2% of net sales, as compared to $10.8 million or 6.5% of net sales for fiscal 1996. The decrease in gross profit as a percentage of sales on a year-to-year basis was partially due to a pre-tax charge of $989,000 taken by CMC in the fourth quarter of fiscal 1997 to write off remaining inventory balances relating to certain customers. CMC's gross margins were also adversely impacted throughout the second half of fiscal 1997 by the decline of certain high margin consignment business and costs associated with the commencement of new turnkey business.

   Selling, general and administrative expenses were $9.5 million or 4.4% of net sales in fiscal 1997, as compared to $9.0 million (including $792,000 in non-recurring restructuring charges) or 5.5% of net sales for fiscal 1996. Although selling, general and administrative expenses decreased as a percentage of net sales, such expenses increased in absolute dollars in fiscal 1997 primarily due to additions to CMC's sales force, increases in expenses incurred to expand and upgrade information systems and an increase in selling expenses directly associated with the higher sales levels.

   Net interest expense for fiscal 1997 was $1.4 million as compared to $1.5 million for fiscal 1996. The decrease in fiscal 1997 compared to fiscal 1996 was primarily due to lower average debt balances.

   CMC's effective tax rate for fiscal 1997 was approximately 38.2% as compared to 47.5% for fiscal 1996. The fluctuation from year to year resulted from the relationship between the amortization of goodwill and pre-tax income. Goodwill amortization is treated as an expense for financial purposes but is not deductible for tax purposes.

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

Quarterly Results

   The following table contains selected unaudited consolidated financial results for each of the last eight fiscal quarters.

                                                   Quarter Ended
                          ------------------------------------------------------------------
                           July      Oct     Jan    April   July      Oct      Jan    April
                           1997     1997    1998    1998    1998     1998     1999    1999
                          -------  ------- ------- ------- -------  -------  ------- -------
                                                  (In Thousands)
Net sales...............  $61,843  $90,626 $88,431 $58,565 $64,333  $73,739  $74,575 $58,677
Gross profit............    2,289    5,558   5,505   3,969   3,095      615    3,566   2,272
Selling, general and
 administrative
 expenses...............    2,849    3,099   3,182   2,731   3,685    3,370    3,077   2,907
Operating income (loss).     (560)   2,459   2,323   1,238    (590)  (2,755)     489    (635)
Interest expense, net...      359      395     357     311     321      415      419     280
Net income (loss).......     (580)   1,290   1,229     580    (568)  (1,981)      44    (572)


                            AS A PERCENTAGE OF SALES

                                           Quarter Ended
                          ------------------------------------------------------
                          July    Oct    Jan   April  July    Oct    Jan   April
                          1997   1997   1998   1998   1998   1998   1999   1999
                          -----  -----  -----  -----  -----  -----  -----  -----
Net sales...............  100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
Gross profit............    3.7    6.1    6.2    6.8    4.8    0.8    4.8    3.9
Selling, general and
 administrative
 expenses...............    4.6    3.4    3.6    4.7    5.7    4.6    4.1    5.0
Operating income (loss).   (0.9)   2.7    2.6    2.1   (0.9)  (3.7)   0.7   (1.1)
Interest expense, net...    0.6    0.4    0.4    0.5    0.5    0.6    0.6    0.5
Net income (loss).......   (0.9)   1.4    1.4    1.0   (0.9)  (2.7)   0.1   (1.0)

   CMC's quarterly operating results have fluctuated due to a number of factors, including the mix of manufacturing projects, capacity utilization, price competition, the timing of orders from major customers, the timing of expenditures in anticipation of increased sales, customer product delivery requirements, costs associated with the commencement of new turnkey or consignment manufacturing projects, increased cost and shortages of turnkey manufacturing components or qualified labor, and economic conditions generally and within the telecommunications, data networking and computer industries. CMC's gross margin was adversely impacted in the fourth quarter of fiscal 1997 by a pre-tax charge of $989,000 taken by CMC to write off remaining inventory balances relating to certain customers.

   CMC's operating income was adversely impacted in the fourth quarter of 1998 by a pre-tax charge of $975,000 to settle certain claims of age discrimination resulting from a September 1995 reduction in force. This charge was in addition to approximately $300,000 of legal costs incurred during the year to defend CMC's position. Without admitting any liability, CMC entered into a Conciliation Agreement with the EEOC to settle claims related to this matter and limit future litigation costs.

   During the first and second quarters of fiscal 1998, CMC experienced an increase in sales to Micron and certain other products for which demand would typically increase during the holiday buying season. The manufacturing relationship with Micron has been discontinued and there can be no assurance, with respect to other products and services provided by CMC, that any seasonal trend resulting in revenues and operating profit being the highest in the first two quarters of the fiscal year will continue in future fiscal years, or that if it does continue, it will not be offset by a decrease in sales and operating profits of other products.

Liquidity and Capital Resources

   Effective January 31, 1999, CMC entered into a new bank loan agreement comprised of a revolving credit line of $30 million and a $5 million term loan. At April 30, 1999, total borrowings under this facility were $9.9 million under the revolving credit line and $4.8 million under the term loan. The loan agreement contains

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

financial covenants related to CMC's net worth and debt service coverage and restricts capital expenditures. At April 30, 1999, CMC was in default under the net worth and debt service covenants and has requested a waiver from the bank with respect to such covenants.

   CMC leases its U.S. manufacturing facilities and certain equipment using both capital and operating lease arrangements. At April 30, 1999, future minimum lease payments under the non-cancelable portion of lease agreements were $17.6 million, of which $7.2 million is scheduled for payment in the next twelve months.

   CMC's cash and cash equivalents decreased by $21,000 to $5,260,000 during the nine months ended April 30, 1999. During this period, CMC's operations provided cash of $8.6 million resulting from the netting of a $9.9 million increase in accounts payable, a net profit before depreciation and amortization of $94,000, a $10.6 million increase in inventories, an $11.4 million decrease in accounts receivable, a $2.1 million decrease in accrued liabilities and a $104,000 change in other assets and liabilities.

   CMC used cash of $1.9 million in investing activities during the nine months ended April 30, 1999, including $535,000 for payments on the Hermosillo, Mexico facilities. Cash expended in other investing activities was principally to improve leaseholds and to acquire manufacturing equipment.

   Cash used in financing activities in the nine months ended April 30, 1999 totaled $6.7 million on a net basis. Cash provided included $2.1 million of long-term debt and $676,000 from the issuance of approximately 169,482 shares of CMC's common stock under CMC's stock option and employee stock purchase plans. Cash used included $8.2 million to reduce outstanding borrowings under CMC's revolving credit line and $1.3 million to repay long-term debt and capital lease obligations.

   CMC's needs for financing in the next twelve months may include increases in working capital to support sales growth, if any, and expansion of capacity, including plant and equipment. During fiscal 1998, CMC purchased a 4.4-acre tract of land in Hermosillo, Mexico and a 110,000 square foot manufacturing plant located at this site. The final payment of approximately $100,000 for this facility is expected to be made in the fourth quarter of fiscal 1999 using cash on hand and funds available under CMC's lines of credit, although there can be no assurance of this. CMC expects to meet its other short-term liquidity requirements generally through net cash provided by operations, vendor credit terms, operating lease arrangements and short-term borrowings under its lines of credit.

   CMC from time to time evaluates possible business acquisitions, facility additions and expansion of capabilities. CMC may seek additional financing as needed to pursue growth opportunities, including any expansion of capacity; however, there can be no assurance that such financing will be available on terms acceptable to CMC, if at all.

Impact of the Year 2000

   The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any manufacturing equipment, computer programs or computer hardware used by CMC that have date-sensitive software or embedded chips may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to operate equipment, process transactions, send invoices, or engage in similar normal business activities.

   CMC determined in its initial assessment that only insignificant portions of hardware and software required modification or replacement so that those systems would properly utilize dates beyond December 31, 1999. CMC presently believes that due to completion of minor modifications to existing hardware and software, the Year 2000 Issue has been substantially mitigated, although there can be no assurance of this.

   CMC's plan to resolve the Year 2000 Issue involved four phases; assessment, remediation, testing and implementation. CMC believes that it has completed its assessment of all material systems that could be affected by the Year 2000 Issue. The completed assessment indicated that most of CMC's significant

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information technology systems and software and hardware used in manufacturing equipment (hereafter also referred to as operating equipment) would not be materially affected, although there can be no assurance of this. Further, CMC does not conduct a significant portion of its vendor purchase transactions through systems that interface directly with suppliers.

   For its information technology exposures, CMC believes that it has completed the remediation phase and all software reprogramming and replacement for all material systems. To date, CMC believes that it has completed its testing and has implemented all of its remediated systems. However, there can be no assurance that such implementation has resolved all related Year 2000 issues.

   For its operating equipment exposures, CMC believes that it has completed the remediation phase of the resolution process, although there can be no assurance of this. Testing of this equipment was more difficult than its information technology systems but CMC believes that it has completed its testing and implementation of affected equipment; however, there can be no assurance that such implementation has resolved all Year 2000 issues.

   With respect to third parties, CMC currently has no material systems that interface directly with significant vendors. CMC has queried its important suppliers regarding Year 2000 readiness but to date is not aware of any problems that would materially impact results of operations, liquidity or capital resources. However, CMC has no means of ensuring that these third parties will be Year 2000 ready and any inability of those parties to complete their year 2000 resolution process could materially impact CMC.

   For the above identified issues, CMC is developing manual process procedures as a contingency plan.

   CMC has primarily utilized internal resources to reprogram, to replace, test and implement, as needed, the software and operating equipment for Year 2000 modifications. To date, the total cost of the Year 2000 project has not materially affected CMC's business or results of operations. However, there can be no guarantee that unexpected events will not occur and actual results could be materially adversely affected. Specific factors that might cause such material adverse effects include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes and similar uncertainties.

Effect of Recent Accounting Pronouncements

   The Accounting Standards Executive Committee has issued Statement of Position 98-5, Reporting on the Costs of Start-up Activities, effective for fiscal years beginning after December 15, 1998 (fiscal 2000 for CMC). SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. In fiscal 1998, CMC capitalized $1.2 million of start-up costs incurred to begin manufacturing operations in Hermosillo, Mexico. CMC plans to amortize 20% or $240,000, in fiscal 1999 and expense the balance of $960,000 in fiscal 2000 upon adoption of SOP 98-5.

   In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130). SFAS 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. SFAS 130 is effective for fiscal years beginning after December 15, 1997. The adoption of SFAS 130 is not expected to have a material impact on CMC's results of operations, financial position or cash flows.

   In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131), which establishes standards for reporting information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS 131 is effective for fiscal years beginning after December 15, 1997. The adoption of SFAS 131 is not expected to have a material impact on CMC's results of operations, financial position or cash flows.

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

   In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivatives and Hedging Activities" (SFAS 133). SFAS 133 is effective for all fiscal quarters beginning with the quarter ending June 30, 2000. SFAS 133 establishes accounting and reporting standards of derivative financial instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The adoption of SFAS 133 is not expected to have an impact on CMC's results of operations, financial position or cash flows.

         CMC QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

   CMC is exposed to changes in interest rates and foreign currency exchange primarily in its cash, debt and foreign currency transactions. CMC does not hold derivative financial instruments for trading or speculative purposes.

   CMC has a $35.0 million Credit Facility which bears interest at a variable interest rate. CMC's exposure related to adverse movements in interest rates is primarily derived from the variable rate on CMC's Credit Facility. As of April 30, 1999, $14.7 million was outstanding under the Credit Facility at a rate of approximately 8%. Based on this balance, an adverse change of one percent in the interest rate would cause a change in interest expense of approximately $150,000 on an annual basis.

   The foreign currency to which CMC has exchange rate exposure is the Mexican peso. International operations do not currently constitute a significant portion of the revenues of CMC. Therefore this exposure is not considered material to CMC at this time.

   Based on a hypothetical ten percent adverse movement in interest rates and foreign currency exchange rates, the potential losses in future earnings, fair value of the risk-sensitive financial instruments and cash flows are immaterial. However, the actual effects of interest rates and foreign currency exchange rates may differ materially from the hypothetical analysis.

                            CMC CERTAIN TRANSACTIONS

   CMC has had numerous transactions with its former affiliate and customer, Cortelco Systems Holding Corp., including the transfer of certain assets and related liabilities associated with the telephone business to Cortelco in exchange for 1,000,000 shares of Preferred Stock of Cortelco in August 1993, the execution of an agreement to provide certain products and related support services to customers of Cortelco and a working capital loan which was paid in full in August 1993. In addition, Mr. Lee, a director of CMC, is also a director of Cortelco. Mr. Lee is the largest stockholder of each of CMC and Cortelco.

   In March 1999, CMC consented to a restructuring of certain assets of Cortelco. In connection with this restructuring, Cortelco distributed common stock of Cortelco Systems, Inc. to its stockholders on a pro rata basis. Pursuant to this distribution, CMC and Cortelco entered into a Stock Distribution Agreement and CMC received its pro rata share which was equal to 6,125,302 shares of common stock of Cortelco Systems, Inc. CMC also entered into a Stock Purchase Agreement with Mr. Lee under which, through a series of "put" and "call" rights, Mr. Lee effectively guarantees CMC's right to receive not less than approximately $5.9 million in respect of the common stock of Cortelco Systems, Inc. and the preferred stock of Cortelco by May 2002. In consideration for the receipt of Mr. Lee's guarantee, CMC consented to an amendment to Cortelco's Certificate of Incorporation which, among other things, delays the dates on which the preferred stock may be tendered for redemption by CMC.

   Furthermore, Cortelco's wholly-owned subsidiary, Cortelco Puerto Rico, merged into Cortelco Systems, Inc. in connection with the above mentioned distribution. Cortelco Systems, Inc. merged with BCS Technologies, Inc. with Cortelco Systems, Inc. being the surviving entity. Finally, Cortelco Systems, Inc. filed a Form S-1 in April 1999 and currently intends to complete an initial public offering later this year. CMC intends to be a selling shareholder of shares of common stock in Cortelco Systems, Inc.'s initial public offering. We cannot assure you that such sale will occur or what the proceeds will be from such sales if any.

   In July 1998, CMC converted certain older accounts receivable from Cortelco totaling $2.0 million into a note receivable. Under the terms of the note, Cortelco agrees to pay the balance over a three-year term with monthly payments of $50,000 plus interest and a final installment of $200,000 due at the end of the three-year period. Interest accrues on the note at a rate of 9.0% per annum. As of April 30, 1999, Cortelco had made all payments required at that date under the terms of the note. CMC continues to provide credit for manufacturing services sold to Cortelco in the form of trade receivables, and as of April 30, 1999, had approximately $4.1 million in trade receivables from Cortelco. Cortelco's payments on its trade accounts with CMC have in the past been late, and there can be no assurances that such payments or payments on the note will in the future be made on a timely basis, if at all.

   During fiscal 1997, CMC executed an agreement and subsequently acquired 42,500 shares of CMC's common stock in exchange for a $441,000 receivable due from DTC Data Technology Corporation, a company of which Mr. Lee is President, Chairman of the Board and has an ownership interest. The shares were acquired from a company affiliated through common ownership to DTC. The number of shares was based on the fair market value of the stock at the time of the transaction.

   CMC has, and expects to have, transactions in the ordinary course of its business with directors and officers of CMC and their affiliates, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties.

                   CMC MANAGEMENT AND EXECUTIVE COMPENSATION

   The following table sets forth certain information regarding the directors and executive officers of CMC and its subsidiaries.

                                              Position(s)                  Director
             Name         Age                  with CMC                     Since
             ----         ---                 ----------                   --------
      Directors:

      David S. Lee        61  Chairman of the Board                          1990

      Matthew G. Landa    34  President and Chief Executive Officer          1995

      Andrew J. Moley     34  Executive Vice President and Chief             1995
                              Financial Officer

      Ira Coron           69  Director                                       1996

      Frederick W. Gibbs  66  Director                                       1993

      Charles Holloway    62  Director                                       1996

      Richard M. Moley    59  Director                                       1998

      M. Kenneth Oshman   58  Director                                       1998

      Executive Officers:

      Karl Chang          43  Vice President, President Asian Operations

      Lanny N. Lambert    49  Vice President and Secretary

      Jack O'Rear         57  Vice President and Chief Operating Officer

   Set forth below is certain additional biographical information concerning the directors and executive officers of CMC:

   David S. Lee. Mr. Lee organized CMC in July 1990 and served as its Chairman until 1993. He assumed the positions of Chairman of the Board, Acting President and Chief Executive Officer from May 1995 until November 1995 and continues to hold the position of Chairman of the Board. Mr. Lee is the Chairman of Cortelco Systems Holding Corp., a telecommunications company and serves as a director of Award Software International, Centigram Communications Corporation, DTC Data Technology Corporation and of Linear Technology Corporation. From 1983 to 1985, he served as a Vice President of ITT Corporation and as Group Executive and Chairman of its Business Information Systems Group.

   Matthew G. Landa. Mr. Landa has served as a director since November 1995 and as President and Chief Executive Officer since October 1995. From 1991 to 1994, Mr. Landa served as Chief Operating Officer and a member of the Board of Directors of Silicon Valley Technology, an electronics manufacturing services firm. From 1986 to 1989, Mr. Landa worked as a consultant at Monitor Company, a strategic management consulting firm and in 1990 as an associate at Morgan Stanley and Co., an investment bank.

   Andrew J. Moley. Mr. Moley has served as a director since November 1995. Mr. Moley also served as Chief Financial Officer and Chief Operating Officer from October 1995 to August 1996 and currently serves as Executive Vice President and Chief Financial Officer of CMC. From 1993 to 1994, Mr. Moley served as Chief Financial Officer of Silicon Valley Technology, an electronics manufacturing services firm. From 1991 to 1993, Mr. Moley worked as a strategic consultant with Mercer Management Consulting and from 1986 to 1989, as the Chief Financial Officer of the Jim Waters Corp., a wholesale building supplies company.

   Ira Coron. Mr. Coron has served as a director since September 1996. Since March 1994, Mr. Coron has served as Chairman of the Board of California Amplifier, Inc., a communications equipment manufacturing company. From 1994 to 1997, Mr. Coron also served as Chief Executive Officer of California Amplifier, Inc.

From 1989 to 1994, Mr. Coron was an independent management consultant to several companies and venture capital firms. Mr. Coron retired from TRW, Inc. after serving in numerous senior management positions from June 1967 to July 1989, including Vice President and General Manager of TRW's Electronic Components Group. He is also a director of Made2manage Systems, Inc. and serves on the Board of Directors of the Wireless Cable Association.

   Frederick W. Gibbs. Mr. Gibbs has served as a director since September 1993. Mr. Gibbs is an attorney and partner with Gibbs and Gregory, Attorneys at Law. From 1986 to 1988, Mr. Gibbs served as a consultant with ITT. In 1988, Mr. Gibbs founded Mulberry Hill Enterprises, a consulting firm which specializes in telecommunications and electronics, business acquisition analysis and international business. From 1980 to 1986, Mr. Gibbs served as Executive Vice President of ITT and Senior Group Executive of Telecommunications and Electronics, a division of ITT. From 1965 to 1980, Mr. Gibbs served in various management positions with ITT.

   Charles Holloway. Professor Holloway has served as a director since August 1996. Professor Holloway has been affiliated with Stanford University since 1968. Professor Holloway is the holder of the Kleiner, Perkins, Caufield & Byers Professorship in Management at the Stanford University Graduate School of Business. Professor Holloway serves as a board member and a consultant with a range of technology firms, and has authored numerous books and articles on the subjects of manufacturing and management.

   Richard M. Moley. Mr. Moley has served as a director since January 1998. Mr. Moley is presently a private investor. From 1996 to 1998, Mr. Moley served as Senior Vice President and Director of Cisco Systems, Inc. Mr. Moley served as President, Chief Executive Officer and Chairman of Stratacom, Inc. from its inception in 1988 until its acquisition by Cisco in July 1996. Mr. Moley currently serves on the Board of Directors of Linear Technology, Cidco, Echelon and several private companies.

   M. Kenneth Oshman. Mr. Oshman has served as a director since January 1998. Mr. Oshman is President, Chairman and Chief Executive Officer of Echelon Corporation, a company that creates and provides technology and products for the control network industry. Mr. Oshman, with three associates, founded ROLM Corporation, a telecommunications equipment company, in 1969. He was Chief Executive Officer, President, and a director at ROLM from its founding until its merger with IBM in 1984. Following the merger, he became a Vice President of IBM and remained in that position until 1986. Mr. Oshman serves as a director of Sun Microsystems, Knight-Ridder, Inc. and Snap/Track, Inc. Mr. Oshman earned his B.A. and B.S. degrees from Rice University and M.S. and Ph.D degrees in Electrical Engineering from Stanford University. He has served as Chairman of the Board of the Stanford Alumni Association, Chairman of the American Electronics Association, the Santa Clara County Manufacturing Group and the Community Foundation of Silicon Valley.

   Karl Chang. Mr. Chang has served as President of CMC's Asian operations since September 1997. Mr. Chang joined CMC as Vice President and President-- California Operations in January 1993 when CMC acquired Topaz Industries, Inc. Mr. Chang served as President of Topaz Industries, Inc. beginning in 1990. Prior to 1990, Mr. Chang held various manufacturing and engineering positions with Vantronic Corporation, Sun Microsystems, Solectron Corporation, Hewlett-Packard Company and AT&T.

   Lanny N. Lambert. Mr. Lambert has been Vice President of CMC since July 1990 and Secretary since June 1993. Mr. Lambert also served as Chief Financial Officer from July 1990 to October 1995. Mr. Lambert joined ITT in 1983 and held various positions in the financial department in the Corinth facility, including Manager of Financial Analysis and Plant Controller. Mr. Lambert was elected Vice President, Finance and Administration and Chief Financial Officer of Corinth Telecommunication Corp., a subsidiary of Alcatel n.v., in 1989. Mr. Lambert also served as Vice President and Chief Financial Officer of Cortelco until August 1993.

   Jack O'Rear. Mr. O'Rear has been Chief Operating Officer of CMC since August 1996 and Vice President since August 1994. Mr. O'Rear became President of the Mississippi Operations in November 1994. From 1989 until joining CMC, Mr. O'Rear served as Vice President of North American Operations for AVEC Electronics, an electronics manufacturing services company.

The Board of Directors and its Committees

   During the last fiscal year, the Board of Directors held a total of five meetings. No director attended fewer than 75% of the meetings of the Board of Directors or committees of the Board of Directors held during fiscal 1998 during the period which such directors were members of the Board of Directors. Directors not otherwise employed by the Company received $2,000 per quarter and $500 for each meeting attended. The Company also reimbursed such directors for the expenses incurred in attending meetings.

   The Board of Directors has a Compensation Committee and an Audit Committee. The Board of Directors does not have a nominating committee or any committee performing similar functions. Members of the Compensation Committee during fiscal 1998 were Messrs. Lee, Gibbs, Coron and Oshman. The Compensation Committee is primarily responsible for reviewing and administering CMC's employee benefit plans. The Compensation Committee held one meeting during fiscal 1998. During fiscal 1998, the Audit Committee consisted of Messrs. Holloway, Gibbs and R. Moley. The Audit Committee is primarily responsible for engaging CMC's independent accountants and supervising matters relating to audit functions, reviewing audit results with the auditors, and reviewing the scope and results of CMC's internal auditing procedures and the adequacy of the internal accounting controls. The Audit Committee held one meeting during fiscal 1998.

Executive Compensation

   The following table shows the aggregate cash compensation paid during the three years ended July 31, 1998 to the Chief Executive Officer and the named executive officers of CMC, who each received cash compensation in excess of $100,000 in fiscal 1998.

                           Summary Compensation Table

                                                                       Long-term
                                   Annual Compensation              Compensation ($)
                             -------------------------------------- ----------------
                              Salary     Bonus       Other Annual
Name and Position       Year   ($)        ($)      Compensation ($)   Options (#)
-----------------       ---- --------    ------    ---------------- ----------------
Matthew G. Landa....... 1998 $229,243    60,000(1)     $   119(2)        60,000
 President and Chief
  Executive             1997  195,481       -0-            119(2)        41,667
 Officer                1996  125,693(3)    -0-         20,000(4)       150,000

Andrew J. Moley........ 1998  206,880    50,000(1)         119(5)        60,000
 Executive Vice
  President and Chief   1997  179,712       -0-            119(5)        41,667
 Financial Officer      1996  125,693(6)    -0-         20,000(7)       150,000

Jack O'Rear............ 1998  202,138    40,000(1)       6,612(8)        40,000
 Vice President and
  Chief Operating       1997  182,079    16,000(1)       8,233(8)        15,000
 Officer                1996  175,011       -0-          5,604(8)         5,000

Karl Chang............. 1998  117,700     5,000(1)       7,280(9)           -0-
 Vice President,
  President--Asian      1997  117,700       -0-            -0-           10,000
 Operations             1996  107,000       -0-            -0-            5,000

Lanny N. Lambert....... 1998  117,000    15,000(1)       5,561(10)       25,000
 Vice President and
  Secretary             1997  105,279     8,000(1)       5,530(10)        6,000
                        1996  101,192       -0-            -0-            1,500

--------
(1) Includes bonus earned in prior fiscal year

(2) Includes life insurance premiums paid on behalf of Mr. Landa

(3) Mr. Landa joined CMC in October 1995

(4) Includes consultant fees paid to Mr. Landa prior to his employment by CMC

(5) Includes life insurance premiums paid on behalf of Mr. Moley

(6) Mr. Moley joined CMC in October 1995

(7) Includes consultant fees paid to Mr. Moley prior to his employment by CMC

(8) Includes automobile expense allowance, life insurance premiums and personal airfare for Mr. O'Rear

(9) Includes automobile expense allowance and insurance premiums for Mr. Chang

(10) Includes automobile expense allowance and insurance premiums for Mr.
     Lambert

                          Option Grants in Fiscal 1998

                                                                              Potential Realizable Value at
                                                                              Assumed Annual Rate of Stock
                                     Percent of Total                              Price Appreciation
                                     Options Granted  Exercise or                    For Option Term
                           Options   to Employees in      Base     Expiration ------------------------------
Name                     Granted (#)  Fiscal Year(%)  Price ($/sh)    Date        5% ($)        10% ($)
----                     ----------- ---------------- ------------ ---------- -------------- ---------------
Matthew Landa...........   60,000           10%         $10.125     10/15/07  $      382,053 $      968,198
Andrew Moley............   60,000           10           10.125     10/15/07         382,053        968,198
Jack O'Rear.............   15,000            3             8.00     08/22/07          75,467        191,249
                           15,000            3            10.50     11/13/07          99,050        251,014
                           10,000            2             9.00     05/18/08          56,600        143,436
Karl Chang..............
Lanny N. Lambert........    5,000            1             8.00     08/22/07          25,155         63,749
                           20,000            3             9.00     05/18/08         113,201        286,873

                           Year-end Option Values (1)

                                                                                  Value of Unexercised
                                                        Number of Unexercised    In-the-Money Options at
                         Shares Acquired    Value        Options at Year-end          Year-end ($)
Name                     on Exercise (#) Realized ($) Exercisable/Unexercisable Exercisable/Unexercisable
----                     --------------- ------------ ------------------------- -------------------------
Matthew Landa...........     25,000        $139,062        150,138/76,529           $332,864/$30,261
Andrew Moley............     25,000         139,062        150,138/76,529            332,864/30,261
Jack O'Rear.............          0               0         55,310/44,690            155,330/14,120
Karl Chang..............          0               0         63,040/10,627             80,749/21,593
Lanny Lambert...........          0               0         17,426/27,574             12,361/3,919

--------
(1) Market values of the underlying securities at July 31, 1998, $6.625 per share, minus exercise price of the unexercised options.

                           SECURITY OWNERSHIP OF CMC

   As of June 21, 1999, CMC's records indicated that the following number of shares were beneficially owned by (i) each person known by CMC to beneficially own more than 5% of CMC's shares; (ii) each director of CMC; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers of CMC as a group. Except as otherwise noted, CMC knows of no agreements among its stockholders which relate to voting or investment power of its Common Stock other than the voting agreements entered into with ACT in connection with the merger agreement.

                                                                       Percent
                Amount and Nature of                       Beneficial     of
         Name and Address of Beneficial Owner             Ownership(1) Class(1)
         ------------------------------------             ------------ --------
      5% Holders:
        David S. Lee(2)(3)...............................  1,461,592     19.0%
        4950 Patrick Henry Drive
        Santa Clara, CA 94035
      Directors and Named Executive Officers:
        David S. Lee(2)(3)...............................  1,461,592     19.0
        Matthew G. Landa(3)..............................    239,496      3.0
        Andrew J. Moley(3)(4)............................    240,056      3.0
        Lanny N. Lambert(3)..............................     49,623       *
        Jack O'Rear(3)...................................     88,228      1.1
        Karl Chang(3)....................................    114,962      1.5
        Frederick W. Gibbs(3)............................     47,545       *
        Ira Coron(3).....................................     13,645       *
        Charles Holloway(3)..............................     18,645       *
        Richard M. Moley(3)..............................    370,450      4.8
        M. Kenneth Oshman(3).............................    316,250      4.1
      Directors and Executive Officers as a group(3)
       (11 persons)......................................  2,959,492     35.0%

--------
*Less than 1%

(1) Unless otherwise indicated beneficial ownership consists of sole voting and investing power based on 7,681,798 shares issued and outstanding, excluding options to purchase 1,035,168 shares, which options are exercisable or become exercisable within 60 days of June 21, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares subject to options currently exercisable or exercisable within 60 days after June 21, 1999 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(2) This amount does not include 5,000 shares of Common Stock owned by Mr. Lee's children. Mr. Lee disclaims beneficial ownership of such shares.

(3) Included in the table are shares of stock which may be acquired within 60 days of June 21, 1999 by exercise of stock options as follows: Mr. Lee, 18,645; Mr. Landa, 202,268; Mr. Andrew Moley, 202,268; Mr. Lambert, 26,957;
    Mr. O'Rear, 76,665; Mr. Chang, 70,542; Mr. Gibbs, 18,645; Mr. Coron,
    10,645; Mr. Holloway, 18,645; Mr. Richard M. Moley, 61,250; Mr. Oshman, 61,250; all Directors and executive officers as a group, 767,780.

(4) Included in the table for Mr. Andrew Moley are 8,513 shares owned by a trust for which he serves as a co-trustee. Mr. Moley possesses shared voting and investment power with respect to all of the shares held by such trust.

                        DESCRIPTION OF ACT CAPITAL STOCK

   Assuming the stockholders of ACT approve the filing of the Amendment to the Restated Articles to increase the number of authorized shares of ACT common stock, the authorized capital stock of ACT will consist of 50,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share.

Common Stock

   As of June 21, 1999, the record date for the ACT special meeting, there were approximately 9,091,600 shares of ACT common stock outstanding held of record by approximately 44 stockholders. ACT common stock is listed on the Nasdaq National Market under the symbol "ACTM." Holders of ACT common stock are entitled to one vote for each share held on all matters to be voted upon by the stockholders and do not have cumulative rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock. Upon the liquidation, dissolution or winding up of ACT, the holders of common stock are entitled to receive ratably the net assets of ACT available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of the common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which ACT may designate and issue in the future. Currently, there are no shares of preferred stock outstanding.

Preferred Stock

   The board of directors is authorized, subject to certain limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of ACT. ACT has no present plans to issue any shares of preferred stock.

Transfer Agent and Registrar

   The transfer agent and registrar for the ACT common stock is American Stock Transfer and Trust Company, 6201 15th Avenue, 3rd Floor, Brooklyn, NY 11219 and its telephone number is (718) 921-8360.

                        DESCRIPTION OF CMC CAPITAL STOCK

   The authorized capital stock of CMC consists of 15,000,000 shares of CMC common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share.

CMC Common Stock

   As of June 21, 1999, the record date for the CMC special meeting, there were approximately 7,681,798 shares of CMC common stock outstanding held of record by approximately 189 stockholders. CMC common stock is listed on the Nasdaq National Market under the symbol "CMCI." Holders of CMC common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and to receive such lawful dividends as may be declared by CMC's board of directors. In the event of the liquidation, dissolution or winding up of CMC, the holders of shares of CMC common stock will be entitled to share ratably in CMC's assets. All outstanding shares of CMC common stock are fully paid and nonassessable.

CMC Preferred Stock

   The CMC board has the authority, without any further vote or action by the stockholders, to provide for the issuance of these shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, preferences, limitations and relative, participating, optional or other special rights and qualifications or restrictions on the shares of each series, and to determine the voting powers, if any, of such shares. The issuance of preferred stock could adversely affect, among other things, the rights of existing stockholders or could delay or prevent a change in control of CMC without further action by the stockholders. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of CMC common stock. In addition, any such issuance could have the effect of delaying, deferring or preventing a change in control of CMC and could make the removal of the present management of CMC more difficult. CMC has no current plans to issue any preferred stock.

Transfer Agent and Registrar

   The transfer agent and registrar for the CMC common stock is Union Planters National Bank, 6200 Poplar Avenue, Suite 300, Memphis, Tennessee 38119 and its telephone number is (901) 580-5476.

                          COMPARISON OF CAPITAL STOCK

   After completion of the merger between ACT and CMC, the holders of CMC common stock who receive ACT common stock will become stockholders of ACT. The rights of holders of ACT stock will be governed by Massachusetts law and by the ACT Restated Articles of Organization and By-laws. The rights of holders of CMC stock are presently governed by Delaware law and by the CMC Restated Certificate of Incorporation and By-laws. The following discussion summarizes the material differences between the rights of holders of CMC common stock and holders of ACT common stock. This summary does not purport to be complete and is qualified in its entirety by reference to the CMC Charter and By-laws, the ACT Charter and By-laws and the relevant provisions of Delaware and Massachusetts law.

Special Meeting of Stockholders

   Massachusetts law provides that special meetings of stockholders of a corporation with a class of voting stock registered under the Securities Exchange Act of 1934, as amended, may be called by a corporation's president or directors, and, unless otherwise provided in the articles of organization or by-laws, must be called by its clerk or any other officer upon written application of the owners of at least 40% in interest of the corporation's stock entitled to vote at such meeting. The ACT by-laws provide for the same requirements. Delaware law provides that special meetings of stockholders may be called by either the directors or by any other person as may be authorized by the corporation's certificate of incorporation or by-laws. The CMC by-laws provide that special meetings may be called by the chairman of the board, the president, the board of directors pursuant to a resolution adapted by a majority of the total number of authorized directors, or stockholders owning not less than 10% of the entire capital stock issued and outstanding and entitled to vote.

Inspection Rights

   Under Massachusetts law, a corporation's stockholders have the right for a proper purpose to inspect the corporation's articles of organization, by-laws, records of all meetings of incorporators and stockholders, and stock and transfer records, including the stockholder list. The ACT by-laws do not alter these statutory rights.

In addition, stockholders of a Massachusetts business corporation have a qualified common law right under certain circumstances to inspect other books and records of the corporation. Inspection rights under Delaware law are more extensive than under Massachusetts law. Under Delaware law, stockholders, upon the demonstration of a proper purpose, have the right to inspect and make copies or extracts of a corporation's stock ledger, stockholder list, and other books and records. The CMC by-laws provide that a stockholder list prepared for a stockholder meeting shall be open to the examination of any stockholder or stockholder's agent for a period of at least ten days prior to and at the meeting.

Action by Consent of Stockholders

   Under Massachusetts law, any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing, and such consents must be filed with the records of meetings of stockholders. The ACT by-laws do not alter these statutory rights. Under Delaware law, unless the certificate of incorporation provides otherwise, any action to be taken by stockholders may be taken without a meeting, without prior notice, and without a vote, if the stockholders having the number of votes that would be necessary to take such action at a meeting at which all stockholders were present and voted consent to the action in writing. The CMC by-laws do not alter these statutory rights.

Cumulative Voting

   Massachusetts has no cumulative voting provision. The ACT charter does not provide for cumulative voting. Under Delaware law, a corporation may provide in its certificate of incorporation for cumulative voting by stockholders in elections of directors (i.e., each stockholder casts as many votes for directors as he has shares of stock multiplied by the number of directors to be elected). The CMC charter does not provide for cumulative voting.

Dividends and Repurchases of Stock

   Under Massachusetts law, the payment of dividends and the repurchase of the corporation's stock are generally permissible if such actions are not taken when the corporation is insolvent, do not render the corporation insolvent or bankrupt, and do not violate the corporation's charter. Under Delaware law, a corporation generally is permitted to declare and pay dividends out of surplus or out of net profits for the current and/or preceding fiscal year, provided that such dividends will not reduce capital below the amount of capital represented by all classes of stock having a preference upon the distribution of assets. Also under Delaware law, a corporation may generally redeem or repurchase shares of its stock if such redemption or repurchase will not impair the capital of the corporation.

Classification of the Board of Directors

   Massachusetts law permits classification of a corporation's board of directors, but in the case of a public company, Massachusetts law requires classification into three classes and imposes certain requirements unless the corporation makes an election not to be governed by the statutory provisions. ACT has not made such an election and, therefore, the ACT board of directors is classified into three classes. Delaware law permits (but does not require) classification of a corporation's board of directors into one, two or three classes. The CMC charter classifies the board of directors into three classes.

Removal of Directors

   Under Massachusetts law, stockholders may remove directors with or without cause by a majority of shares entitled to vote. However, the ACT by-laws, in conformity with statutory provisions, provide that if the directors are classified with respect to the time for which they severally hold office pursuant to Section 50A(a) of the Massachusetts Business Corporation Law, the stockholders may, by the affirmative vote of a majority of the shares outstanding and entitled to vote, remove any director, directors or the entire board of directors only for cause. Under Massachusetts law, directors may remove other directors for cause by a majority vote.

   Under Delaware law, although stockholders may generally remove directors with or without cause by a majority vote, stockholders may remove members of classified boards only for cause unless the certificate of incorporation provides otherwise. Under Delaware law, directors are not permitted to remove other directors. The CMC charter provides that the shareholders may, at a meeting called expressly for that purpose, remove a director, with cause, by a majority of the outstanding shares entitled to vote at an election of directors, or without cause, by sixty-six and two- thirds percent of such outstanding shares entitled to vote therein.

Vacancies on the Board of Directors

   Under both Massachusetts and Delaware law, unless otherwise provided in the charter or by-laws, vacancies on the board of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by the remaining directors.

Exculpation of Directors

   Massachusetts law and Delaware law have substantially similar provisions relating to exculpation of directors. Each state's law permits, and the ACT and CMC charters provide, that no director shall be personally liable to ACT or CMC, respectively, or their respective stockholders, for monetary damages for breaches of fiduciary duty except where such exculpation is expressly prohibited by law. The circumstances under which exculpation is prohibited are substantially similar in Massachusetts and Delaware.

Indemnification of Directors, Officers and Others

   Both Massachusetts and Delaware law generally permit indemnification of directors and officers for expenses incurred by them by reason of their position with the corporation, if the director or officer has acted in good faith and with the reasonable belief that his conduct was in the best interests of the corporation. ACT's charter and by-laws provide for indemnification to its directors and officers to the maximum extent legally permissible, provided that ACT may not eliminate the liability of directors to the extent that such liability is provided by applicable law:

  . for any breach of the director's duty of loyalty to the corporation or its stockholders,

  . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

  . for any transaction from which the director derived an improper personal benefit, or

  . for authorizing illegal distributions and/or loans to insiders.

   Delaware law, unlike Massachusetts law, does not permit a corporation to indemnify persons against judgments in actions brought by or in the right of the corporation (although it does permit indemnification in such situations if approved by the Delaware Court of Chancery and for expenses of such actions). The CMC charter authorizes CMC to provide indemnification to its agents to the maximum extent legally permissible. CMC's by-laws provide indemnification to its executive officers and directors to the maximum extent permissible provided that CMC may limit the extent of such indemnification through contracts with its executive officers and directors. Also, CMC's by-laws provide that CMC is not required to indemnify its executive officers or directors in connection with any proceeding initiated by such person against CMC or its directors, officers, employees or agents unless

  . such indemnification is expressly required by law,

  . the proceeding was authorized by CMC's board of directors, or

  . such indemnification is provided by CMC pursuant to the powers vested in CMC under Delaware law.

Interested Director Transactions

   Delaware law provides that no transaction between a corporation and one or more of its directors or officers or any entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason. In addition, no such transaction shall be void or voidable solely because the director or officer is present at, participates in, or votes at the meeting of the board of directors or committee which authorizes the transaction. In order that such a transaction not be found void or voidable, it must, after disclosure of material facts, be approved by a vote of a majority of the disinterested directors, or a committee of disinterested directors, or the stockholders, or the transaction must be fair as to the corporation. Massachusetts law has no comparable provisions. The ACT charter and by-laws and the CMC charter and by-laws do not address this issue.

Sales, Lease or Exchange of Assets and Mergers

   Massachusetts law provides that a vote of two-thirds of the shares of each class of stock outstanding and entitled to vote thereon is required to authorize the sale, lease, or exchange of all or substantially all of a corporation's property and assets or a merger or consolidation of the corporation into any other corporation, except that the articles of organization may provide that the vote of a greater or lesser proportion, but not less than a majority of the outstanding shares of each class, is required. Under Massachusetts law, the articles of organization or by-laws may provide that all outstanding classes of stock shall vote as a single class, but, in the case of a merger or consolidation, the separate vote of all classes of stock, the rights of which would be adversely affected by the transaction, is also required. The ACT charter reduces the stockholder vote required to approve such transactions from two-thirds to a majority of each class outstanding and entitled to vote thereon if such transaction has been approved by the board of directors.

   Delaware law requires the approval of the directors and the vote of the holders of a majority of the outstanding stock entitled to vote thereon for the sale, lease, or exchange of all or substantially all of a corporation's property and assets or a merger or consolidation of the corporation into any other corporation, although the certificate of incorporation may require a higher stockholder vote. The CMC charter does not require a higher vote.

Amendments to Charter

   Under Massachusetts law, amendments to a corporation's articles of organization relating to certain changes in capital or in the corporate name require the vote of at least a majority of each class of stock outstanding and entitled to vote thereon. Amendments relating to other matters require a vote of at least two-thirds of each class outstanding and entitled to vote thereon or, if the articles of organization so provide, a greater or lesser proportion but not less than a majority of the outstanding shares of each class. Under Massachusetts law, the articles of organization or by-laws may provide that all outstanding classes of stock shall vote as a single class, but the separate vote of any class of stock the rights of which would be adversely affected by the amendment is also required. The ACT charter reduces the stockholder vote required to approve such amendments from two-thirds to a majority of each class of stock outstanding and entitled to vote thereon. Under Delaware law, amendments to the certificate of incorporation require the approval of the directors and the vote of the holders of a majority of the outstanding stock and a majority of each class of stock outstanding and entitled to vote thereon as a class, unless the certificate of incorporation requires a greater proportion. The CMC charter requires a greater proportion, a vote of sixty-six and two-thirds, to alter, amend or repeal Article VI or Article VIII of the CMC charter. Delaware law requires a class vote when, among other things, an amendment will adversely affect the powers, preferences or special rights of a class of stock.

Amendments to By-laws

   Both Massachusetts and Delaware law provide that stockholders may amend the by-laws and, if provided in its charter, the board of directors also has this power. Under Massachusetts law, the power to make or repeal by-laws also lies in the stockholders; provided that if authorized by the articles of organization, the by-laws may provide that the directors may also make, amend or repeal the by-laws, except with respect to any provision which by law, the articles of organization or the by-laws requires action by the stockholders. The

ACT by-laws may be amended by an affirmative vote of at least a majority of stockholders entitled to vote, provided that notice of the proposed amendment was given in the notice for the meeting and may be amended by the directors, except with respect to any provision thereof which, by law, the articles of organization or the by-laws require action by the stockholders. The CMC charter provides that the directors may amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders. Under Delaware law, the power to adopt, amend or repeal by-laws lies in stockholders entitled to vote; provided, however, that any corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal by-laws upon the directors. The CMC charter and by-laws give the board of directors and shareholders the power to make, alter, amend or repeal by-laws except those expressly outside their power to amend, and except those that would conflict with an inconsistent agreement.

Appraisal Rights

   Dissenting stockholders have the right to obtain the fair value of their shares, so-called "appraisal rights," in more circumstances under Massachusetts law than under Delaware law. Under Massachusetts law, a properly dissenting stockholder is entitled to receive the appraised value of his or her shares when the corporation votes:

  . to sell, lease, or exchange all or substantially all of its property and assets,

  . to adopt an amendment to its articles of incorporation which adversely affects the rights of the stockholders, or

  . to merge or consolidate with another corporation.

   Under Delaware law, appraisal rights are available in connection with a statutory merger or consolidation in certain specified situations. Appraisal rights are not available when a corporation is to be the surviving corporation and no vote of its stockholders is required to approve the merger. In addition, unless otherwise provided in the charter, no appraisal rights are available to holders of shares of any class of stock which is either:

  . listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or

  . held of record by more than 2,000 stockholders,

   unless such stockholders are required by the terms of the merger to accept anything other than:

    1. shares of stock of the surviving corporation;

    2. shares of stock of another corporation which are or will be so listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by Nasdaq or held of record by more than 2,000 stockholders;

    3. cash in lieu of fractional shares of stock; or

    4. any combination thereof.

   Appraisal rights are not available under Delaware law in the event of the sale, lease, or exchange of all or substantially all of a corporation's assets or the adoption of an amendment to its certificate of incorporation, unless such rights are granted in the corporation's charter.

"Anti-Takeover" Statutes

  Business Combination Statute

   Massachusetts' "business combination" statute is substantially similar to Delaware's business combination statute. However, while the Massachusetts statute has a 5% threshold with certain persons excluded, the Delaware statute provides that, if a person acquires 15% or more of the stock of a Delaware corporation without the approval of the board of directors of that corporation (an "interested stockholder"), he or she may not engage in certain transactions with the corporation for a period of three years. Both the Massachusetts and Delaware statutes include certain exceptions to this prohibition; for example, if the board of directors approves the acquisition of stock or the transaction prior to the time that the person became an interested stockholder, or if the interested stockholders acquires 90% (in the Massachusetts statute) or 85% (in the Delaware statute) of the voting stock of the corporation (excluding voting stock owned by directors who are also officers and certain employee stock plans) in one transaction, or if the transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

  Control Share Acquisition Statute

   Under the Massachusetts Control Share Acquisition statute for Massachusetts corporations, a person (hereinafter, the "acquirer") who makes a bona fide offer to acquire, or acquires, shares of stock of a corporation that when combined with shares already owned, would increase the acquirer's ownership to at least 20%, 33 1/3%, or a majority of the voting stock of the corporation, must obtain the approval of a majority of shares held by all stockholders except the acquirer and the officers and inside directors of the corporation, in order to vote the shares acquired. The statute does not require the acquirer to consummate the purchase before the stockholder vote is taken. The Control Share Acquisition statute permits a Massachusetts corporation to elect not to be governed by these provisions by including such an election in its articles of organization or by-laws. The ACT by-laws state that the Control Share Acquisition statute shall not apply to ACT. Delaware does not have a Control Share Acquisition statute.

Consideration of Societal Factors

   Massachusetts law expressly provides that in determining what a director reasonably believes to be in the best interests of the corporation, he may consider the interests of the corporation's employees, suppliers, creditors and customers; the economy of the state, region and nation; community and societal considerations; and the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation. Thus, these interests could be considered even in connection with a decision to sell a company. The ACT charter and by-laws do not discuss the consideration of societal factors.

   Unlike Massachusetts, Delaware does not explicitly provide for the consideration of societal interests by a corporation's board of directors in making decisions. The Delaware Supreme Court has held that, in discharging their responsibilities, directors may consider constituencies other than stockholders, such as creditors, customers, employees and perhaps even the community in general, as long as there are rationally related benefits accruing to stockholders as well. The Delaware Supreme Court has, however, held that the concern for non-stockholder interests is inappropriate when a sale of the company is inevitable and an auction among active bidders is in progress. The CMC charter and CMC by-laws do not directly discuss consideration of societal factors.

                                 LEGAL MATTERS

   Certain legal matters with respect to the validity of the issuance of the shares of ACT common stock offered hereby will be passed upon for ACT by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

                                    EXPERTS

   The consolidated financial statements of ACT as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998 included in this joint proxy statement/prospectus and the related consolidated financial statement schedule included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in this joint proxy statement/prospectus, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   The consolidated financial statements of CMC as of July 31, 1997 and 1998, and for each of the three years in the period ended July 31, 1998 appearing in this joint proxy statement/prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting. The prospective financial information included or referred to in this document has been prepared by and is the responsibility of the management of ACT and CMC, respectively. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying prospective financial information, and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report included in this document relates to the historical financial statements of CMC; it does not extend to the prospective financial information and should not be read to do so.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

   ACT and CMC file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information ACT or CMC files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. ACT and CMC filings with the SEC are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at "http://www.sec.gov." Since ACT's and CMC's common stock trades on the Nasdaq National Market, you may also read their Registration Statement and any report, statements or other information at the Nasdaq offices at 1735 K Street N.W., Washington, D.C. 20006.

   ACT filed a Registration Statement on Form S-4 to register with the Securities and Exchange Commission the ACT common stock to be issued to CMC stockholders in connection with the merger. This document is a part of that Registration Statement and constitutes a prospectus of ACT in addition to being a proxy statement of ACT and CMC for their special meetings. As allowed by Securities and Exchange Commission rules, this document does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

   You should rely only on the information provided in this joint proxy statement/prospectus. You should not assume that the information in this joint proxy statement/prospectus is accurate as of any date other than the date on the front of the document.

                             STOCKHOLDER PROPOSALS

   Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of ACT must be received at ACT's principal executive offices not later than December 16, 1999. The deadline for providing timely notice to ACT of matters that stockholders otherwise desire to introduce at the next annual meeting of stockholders of ACT is February 28, 2000. Any such proposal must comply with the rules and regulations of the Securities and Exchange Commission. In order to curtail controversy as to the date on which a proposal was received by ACT, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to ACT Manufacturing, Inc., 2 Cabot Road, Hudson, MA 01749, Attention: Jeffrey B. Lavin, Clerk.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
ACT Manufacturing, Inc.--Audited Financial Statements

 Independent Auditors' Report.............................................  F-2

 Consolidated Balance Sheets as of December 31, 1998 and 1997.............  F-3

 Consolidated Statements of Operations for the years ended December 31,
  1998, 1997 and 1996.....................................................  F-4

 Consolidated Statements of Comprehensive Income (Loss) for the years ended December 31, 1998, 1997 and 1996..................................  F-4

 Consolidated Statements of Stockholders' Equity for the years ended
  December 31, 1998, 1997 and 1996........................................  F-5

 Consolidated Statements of Cash Flows for the years ended December 31,
  1998, 1997 and 1996.....................................................  F-6

 Notes to Consolidated Financial Statements...............................  F-7

ACT--Unaudited Interim Financial Statements

 Condensed Consolidated Statements of Operations for the three months ended March 31, 1999 and 1998........................................... F-18

 Consolidated Statements of Comprehensive Income (Loss) for the three months ended March 31, 1999 and 1998.................................... F-18

 Condensed Consolidated Balance Sheets as of March 31, 1999 and December
  31, 1998................................................................ F-19

 Condensed Consolidated Statements of Cash Flows for the three months ended March 31,1999 and 1998............................................ F-20

 Notes to Condensed Consolidated Financial Statements..................... F-21

CMC Industries, Inc.--Audited Financial Statements

 Report of Independent Accountants........................................ F-24

 Consolidated Balance Sheets as of July 31, 1998 and 1997................. F-25

 Consolidated Statements of Income for the years ended July 31, 1998, 1997 and 1996................................................................ F-26

 Consolidated Statements of Changes in Stockholders' Equity for the years ended July 31, 1998, 1997 and 1996...................................... F-27

 Consolidated Statements of Cash Flows for the years ended July 31, 1998,
  1997 and 1996........................................................... F-28

 Notes to Consolidated Financial Statements............................... F-29

CMC--Unaudited Interim Financial Statements

 Condensed Consolidated Balance Sheets.................................... F-41

 Condensed Consolidated Statements of Income.............................. F-42

 Condensed Statements of Cash Flows....................................... F-43

 Notes to Condensed Consolidated Financial Statements..................... F-44

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
ACT Manufacturing, Inc.:

   We have audited the accompanying consolidated balance sheets of ACT Manufacturing, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. Our audits also included the consolidated financial statement schedule listed in the index at Item 21. These consolidated financial statements and consolidated financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and consolidated financial statement schedule based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. Also, in our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche LLP

Boston, Massachusetts
February 26, 1999

                            ACT MANUFACTURING, INC.

                          CONSOLIDATED BALANCE SHEETS

                           December 31, 1998 and 1997

                       ASSETS                            1998          1997
                       ------                        ------------  ------------
Current Assets:
  Cash and cash equivalents......................... $  5,388,537  $  5,165,197
  Accounts receivable trade (less allowance for
   doubtful accounts of $1,151,000 in 1998 and
   $2,030,000 in 1997)..............................   70,546,435    42,361,878
  Inventory.........................................   45,336,768    39,950,859
  Prepaid expenses and other assets.................    2,204,173     1,194,731
  Income taxes refundable...........................          --      8,417,111
  Deferred tax asset................................    1,359,626     1,509,000
                                                     ------------  ------------
    Total current assets............................  124,835,539    98,598,776
Property and Equipment--Net.........................   13,489,424     8,005,742
Goodwill--Net.......................................    5,505,964     6,129,527
Other Assets--Net...................................    1,538,050       805,443
                                                     ------------  ------------
    Total........................................... $145,368,977  $113,539,488
                                                     ============  ============

        LIABILITIES AND STOCKHOLDERS' EQUITY
        ------------------------------------
Current Liabilities:
  Note payable bank................................. $        --   $ 40,206,410
  Accounts payable..................................   50,592,094    18,556,645
  Accrued compensation and related taxes............    1,463,526     1,657,610
  Income tax payable................................      504,755           --
  Accrued expenses and other........................    2,099,950     3,130,562
                                                     ------------  ------------
    Total current liabilities.......................   54,660,325    63,551,227
                                                     ------------  ------------
Other Long-Term Liabilities.........................      976,990       729,668
                                                     ------------  ------------
Note Payable Bank...................................   39,497,836           --
                                                     ------------  ------------
Commitments and Contingencies (Notes 12 and 14)
Stockholders' Equity:
  Preferred stock--$.01 par value; authorized,
   5,000,000 shares; issued and outstanding, none...          --            --
  Common stock--$.01 par value; authorized,
   20,000,000 shares; issued and outstanding,
   9,058,500 shares in 1998 and 9,062,946 shares in
   1997.............................................       90,585        90,629
  Additional paid-in capital........................   39,204,973    39,327,194
  Accumulated other comprehensive income (loss).....     (179,750)        4,307
  Retained earnings.................................   11,118,018     9,836,463
                                                     ------------  ------------
    Total stockholders' equity......................   50,233,826    49,258,593
                                                     ------------  ------------
    Total........................................... $145,368,977  $113,539,488
                                                     ============  ============

                See notes to consolidated financial statements.

                            ACT MANUFACTURING, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  Years Ended December 31, 1998, 1997 and 1996

                                           1998          1997          1996
                                       ------------  ------------  ------------
Net sales............................  $290,529,091  $264,654,208  $225,900,182
Cost of goods sold...................   271,310,626   253,122,066   197,529,503
                                       ------------  ------------  ------------
Gross profit.........................    19,218,465    11,532,142    28,370,679
Selling, general and administrative
 expenses............................    14,686,751    15,061,975    10,016,851
                                       ------------  ------------  ------------
Operating income (loss)..............     4,531,714    (3,529,833)   18,353,828
                                       ------------  ------------  ------------
Other income (expense):
  Interest expense...................    (2,334,350)   (2,659,323)   (1,555,697)
  Other, net.........................        92,794       (46,593)      131,783
                                       ------------  ------------  ------------
    Total............................    (2,241,556)   (2,705,916)   (1,423,914)
                                       ------------  ------------  ------------
Income (loss) before provision for
 income taxes........................     2,290,158    (6,235,749)   16,929,914
Benefit (provision) for income taxes.    (1,008,603)    2,229,000    (6,773,000)
                                       ------------  ------------  ------------
Net income (loss)....................  $  1,281,555  $ (4,006,749) $ 10,156,914
                                       ============  ============  ============
Basic net income (loss) per common
 share...............................  $       0.14  $      (0.45) $       1.16
                                       ------------  ------------  ------------
Diluted net income (loss) per common
 share...............................  $       0.14  $      (0.45) $       1.13
                                       ------------  ------------  ------------
Weighted average shares outstanding--
 basic...............................     9,062,576     8,951,688     8,762,233
                                       ------------  ------------  ------------
Weighted average shares outstanding--
 diluted.............................     9,199,184     8,951,688     9,012,495
                                       ============  ============  ============

                            ACT MANUFACTURING, INC.

             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

                  Years Ended December 31, 1998, 1997 and 1996

                                              1998        1997         1996
                                           ----------  -----------  -----------
Net income (loss)......................... $1,281,555  $(4,006,749) $10,156,914
Other comprehensive income (loss):
  Foreign currency translation adjustment.   (184,057)       4,307          --
                                           ----------  -----------  -----------
Comprehensive income (loss)............... $1,097,498  $(4,002,442) $10,156,914
                                           ==========  ===========  ===========


                See notes to consolidated financial statements.

                            ACT MANUFACTURING, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  Years Ended December 31, 1998, 1997 and 1996

                          $.01
                           Par                  Accumulated
                          Value   Additional       Other                      Total
                         Common     Paid-in    Comprehensive  Retained    Stockholders'
                          Stock     Capital    Income (Loss)  Earnings       Equity
                         -------  -----------  ------------- -----------  -------------
Balance, January 1,
 1996................... $87,132  $31,914,331    $     --    $ 3,686,298   $35,687,761
Net income..............     --           --           --     10,156,914    10,156,914
Net proceeds from sale
 of stock...............   1,040      522,721          --            --        523,761
Income tax benefit from
 employees' exercise of
 stock options..........     --       763,625          --            --        763,625
                         -------  -----------    ---------   -----------   -----------
Balance, December 31,
 1996...................  88,172   33,200,677          --     13,843,212    47,132,061
Net loss................     --           --           --     (4,006,749)   (4,006,749)
Net proceeds from sale
 of stock...............     552      503,438          --            --        503,990
Issuance of stock for
 acquisition............   1,905    5,248,095          --            --      5,250,000
Cumulative foreign
 currency translation
 adjustments............     --           --         4,307           --          4,307
Income tax benefit from
 employees' exercise of
 stock options..........     --       374,984          --            --        374,984
                         -------  -----------    ---------   -----------   -----------
Balance, December 31,
 1997...................  90,629   39,327,194        4,307     9,836,463    49,258,593
Net income..............     --           --           --      1,281,555     1,281,555
Cumulative foreign
 currency translation
 adjustments............     --           --      (184,057)          --       (184,057)
Cancellation of common
 stock from acquisition
 escrow.................     (44)    (122,221)         --            --       (122,265)
                         -------  -----------    ---------   -----------   -----------
Balance, December 31,
 1998................... $90,585  $39,204,973    $(179,750)  $11,118,018   $50,233,826
                         =======  ===========    =========   ===========   ===========



                See notes to consolidated financial statements.

                            ACT MANUFACTURING, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  Years Ended December 31, 1998, 1997 and 1996

                                        1998           1997           1996
                                    -------------  -------------  -------------
Cash flows from operating
 activities:
  Net income (loss)...............  $   1,281,555  $  (4,006,749) $  10,156,914
  Adjustment to reconcile net
   income (loss) to net cash
   provided by (used for)
   operating activities:
    Depreciation and amortization.      2,649,250      1,781,667      1,117,966
    Deferred income taxes.........        149,374        (22,000)      (982,000)
    Provision for doubtful
     accounts.....................      1,925,000      1,805,000         20,169
    Loss on disposal of fixed
     assets.......................        140,625            --             --
    Increase (decrease) in cash
     from:
      Accounts receivable--trade..    (30,109,557)       155,175    (21,909,379)
      Inventory...................     (5,385,909)    16,365,565    (23,606,811)
      Prepaid expenses and other
       assets.....................     (1,009,442)    (1,573,433)      (254,881)
      Accounts payable............     32,035,449     (9,655,635)     5,666,094
      Accrued compensation and
       related taxes..............       (194,084)       130,026        693,453
      Income tax refundable
       (payable)..................      8,921,866     (9,976,944)     2,048,589
      Accrued expenses and other..       (978,767)     1,579,289      1,026,905
                                    -------------  -------------  -------------
        Net cash provided by (used
         for) operating
         activities...............      9,425,360     (3,418,039)   (26,022,981)
                                    -------------  -------------  -------------
Cash flows from investing
 activities:
  Acquisition of property and
   equipment......................     (7,945,817)    (2,432,380)    (3,026,585)
  (Increase) decrease in other
   noncurrent assets..............       (632,012)      (152,661)        98,303
  Proceeds from the sale of
   property and equipment.........         72,963            --             --
  Acquisitions, net of cash
   acquired.......................            --      (2,387,938)           --
                                    -------------  -------------  -------------
        Net cash used for
         investing activities.....     (8,504,866)    (4,972,979)    (2,928,282)
                                    -------------  -------------  -------------
Cash flows from financing
 activities:
  Borrowings under line-of-credit
   agreements.....................    255,404,553    243,631,547    167,079,696
  Repayments under line-of-credit
   agreements.....................   (256,113,127)  (233,885,125)  (140,624,721)
  Repayments of other long-term
   liabilities....................       (287,863)    (1,790,386)       (70,258)
  Receipt of deferred revenue.....        483,340            --             --
  Net proceeds from sale of stock.            --         503,990        523,761
                                    -------------  -------------  -------------
        Net cash (used for)
         provided by financing
         activities...............       (513,097)     8,460,026     26,908,478
                                    -------------  -------------  -------------
Effect of exchange rate changes on
 cash and equivalents.............       (184,057)        41,823            --
                                    -------------  -------------  -------------
Net increase (decrease) in cash
 and cash equivalents.............        223,340        110,831     (2,042,785)
Cash and cash equivalents,
 beginning of year................      5,165,197      5,054,366      7,097,151
                                    -------------  -------------  -------------
Cash and cash equivalents, end of
 year.............................  $   5,388,537  $   5,165,197  $   5,054,366
                                    =============  =============  =============

                 See notes to consolidated financial statements

                            ACT MANUFACTURING, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of Business and Summary of Significant Accounting Policies

   Nature of Business--ACT Manufacturing, Inc. and Subsidiaries (the "Company") provide value-added electronics manufacturing services for original equipment manufacturers in the networking and telecommunications, computer, industrial and medical equipment markets. The Company provides original equipment manufacturers with complex printed circuit board assembly primarily utilizing advanced surface mount technology, mechanical and molded cable and harness assembly, electro-mechanical subassembly, and total system assembly and integration.

   Principles of Consolidation--The consolidated financial statements include the accounts of ACT Manufacturing, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

   Translation of Foreign Currency--The Company translates financial statements denominated in foreign currency by translating balance sheet accounts at the end of period exchange rate and statement of operations accounts at the average exchange rate for the period. Translation gains and losses are recorded as a separate component of stockholders' equity in accumulated other comprehensive income (loss) and transaction gains and losses are reflected in other income
(loss).

   Use of Estimates--The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet dates. Estimates include such items as reserves for accounts receivable and inventory, useful lives of other assets, goodwill, property and equipment, and accrued liabilities.

   Fair Value of Financial Instruments--Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying amounts of cash, cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value because of their short-term nature. The Company's bank debt, because it carries a variable interest rate, is also stated at its approximate fair market value.

   Derivatives--The Company has entered into an interest rate swap that qualifies as a matched swap that is linked by designation with a balance sheet liability and has opposite interest rate characteristics of such balance sheet item. Matched interest rate swaps qualify for settlement accounting. Under settlement accounting, periodic net cash settlements under the swap agreement are recognized in income on an accrual basis. These settlements are offset against interest expense in the consolidated statements of operations.

   Revenue Recognition--Revenue is recognized upon shipment of the product.

   Cash and Cash Equivalents--For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a remaining maturity of three months or less to be cash equivalents.

   Inventory--Inventory is valued at the lower of cost or market using the first-in, first-out ("FIFO") method.

   Property and Equipment--Purchased property and equipment is recorded at cost. Capital lease property and equipment is recorded at the lesser of cost or the present value of the minimum lease payments required. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets (five to seven years) and over the terms of the related leases (five years).

                            ACT MANUFACTURING, INC.

   Goodwill--Goodwill is being amortized on a straight-line basis over fifteen years.

   Other Assets--Other assets include cash surrender value of officer's life insurance and noncompete agreements. The noncompete agreements are being amortized over three to ten years.

   Warranty--The Company generally warrants that its hardware assemblies will be free from defects in workmanship for 12 months and passes on to the customer any warranties provided by component manufacturers and material suppliers to the extent permitted. Warranty costs have not been material to date, and accordingly, no reserves have been provided for.

   Income Taxes--The Company accounts for income taxes under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." This Statement requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the Company's consolidated financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of existing assets and liabilities, using enacted tax rates in effect in the years in which the differences are expected to reverse.

   Stock Based Compensation--As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company accounts for stock option grants using the intrinsic value method in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees."

   Net Income (Loss) Per Common Share--Basic net income per common share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net income per common share reflects the potential dilution if common equivalent shares outstanding (common stock options) were exercised or converted into common stock unless the effects of such equivalent shares were antidilutive.

   A reconciliation of shares used in the earnings per share ("EPS") calculation is as follows:

                                           Income (Loss)    Shares     Per Share
                                            (Numerator)  (Denominator)  Amount
                                           ------------- ------------- ---------
                                              (000s)         (000s)
      1998
      Basic EPS...........................    $ 1,282        9,063       $0.14
                                              =======                    =====
      Stock options.......................                     136
                                                             -----
      Diluted EPS.........................    $ 1,282        9,199       $0.14
                                              =======        =====       =====
      1997
      Basic and diluted EPS...............    $(4,007)       8,952       $(.45)
                                              =======        =====       =====
      1996
      Basic EPS...........................    $10,157        8,762       $1.16
                                              =======                    =====
      Stock options.......................                     250
                                                             -----
      Diluted EPS.........................    $10,157        9,012       $1.13
                                              =======        =====       =====

   Options to purchase 557,200 and 892,364 shares of common stock were outstanding during 1998 and 1997, respectively, but were not included in the computation of diluted EPS because of either the net loss in 1997 or because the option's exercise price was greater than the average market price of the common stock and, therefore, their effect would be antidilutive.

                            ACT MANUFACTURING, INC.

   Supplemental Cash Flow Information--Selected cash payments and noncash activities were as follows:

                                                1998       1997         1996
                                             ---------- -----------  -----------
   Cash paid for interest..................  $2,518,781 $ 2,435,000  $ 1,446,000
   Cash refunded from (paid for) income
    taxes..................................   8,314,000  (7,935,000)  (5,713,000)
   Noncash investing and financing
    activities:
     Reduction in income taxes payable for
      disqualifying common stock
      dispositions.........................         --      374,984      736,625
     Assets acquired in exchange for common
      stock................................         --    5,250,000          --
     Reduction of goodwill upon
      cancellation of common stock from
      acquisition escrow...................     122,265         --           --

   Comprehensive Income--The Company adopted SFAS No. 130, "Reporting Comprehensive Income" in 1998. SFAS No. 130 requires the reporting of comprehensive income, which in the case of the Company, is the combination of reported net income and the change in the cumulative translation adjustment, which is a component of stockholders' equity.

   Segments--Effective January 1, 1998 the Company adopted provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The standard requires the reporting of certain information about operating segments including the basis for the presentation and segment profit or loss. The disclosures relating to this statement are included in Note 13.

   Reclassifications--Certain reclassifications have been made to the 1997 consolidated financial statements to conform with 1998 presentation.

   Recently Issued Financial Accounting Standard--In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective for fiscal years beginning after June 15, 1999. The new standard requires that all companies record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. Management is currently assessing the impact of SFAS No. 133 on the consolidated financial statements of the Company. The Company will adopt this accounting standard on January 1, 2000, as required.

2. Acquisitions

   Effective June 9, 1997, the Company acquired substantially all of the assets and liabilities of Electronics Systems International ("ESI") located in Norcross, Georgia. ESI is a contract manufacturer to customers throughout the southeastern United States. Under the terms of the purchase agreement, the Company acquired assets and liabilities of ESI in exchange for 190,546 shares of the Company's common stock plus acquisition costs. In 1998 the Company cancelled 4,446 shares previously issued and held in escrow. The per share market value of the Company's common stock on the date of the purchase was $27.50.

   Effective June 10, 1997, the Company acquired substantially all of the outstanding stock of Advanced Component Technologies Limited (f.k.a. SignMax Limited), a cable and harness manufacturing company based in Dublin, Ireland. Under the terms of the purchase agreement, approximately 82% of the outstanding common shares of Advanced Component Technologies Limited (f.k.a. SignMax Limited) were acquired for cash of $1,000,000 plus acquisition costs.

   Effective June 27, 1997, the Company acquired all of the outstanding stock of SignMax America, LLC, which owned the remaining 18% of Advanced Component Technologies Limited (f.k.a. SignMax Limited). Under the terms of the purchase agreement, 100% of the outstanding common shares were acquired for cash of $460,000 and the assumption of $575,000 in notes payable.

                            ACT MANUFACTURING, INC.

   The transactions were accounted for as purchases in accordance with APB Opinion No. 16 "Business Combinations" as follows:

      Details of Acquisitions:
        Cash paid, net of cash acquired............................ $ 1,454,480
        Acquisition expenses.......................................     939,025
                                                                    -----------
          Total cash paid..........................................   2,393,505
        Common stock issued........................................   5,250,000
                                                                    -----------
          Total cash paid and common stock issued..................   7,643,505
        Liabilities assumed........................................   4,334,315
                                                                    -----------
          Total purchase price of acquisitions.....................  11,977,820
        Fair value of assets acquired..............................   5,609,230
                                                                    -----------
          Excess of purchase price over net assets................. $ 6,368,590
                                                                    ===========

   The Company attributes the goodwill to the expected ability to expand sales in these new geographic markets, utilizing the acquired existing business infrastructure, and geographic market presence as a basis for expansion. Accumulated amortization amounted to approximately $640,000 and $239,000 at December 31, 1998 and 1997, respectively. The operating results of the acquired businesses from the dates of purchases are included in the Company's Consolidated Statement of Operations for the year ended December 31, 1997. The Consolidated Statement of Operations for the year ended December 31, 1998 includes a full year of operations of the acquired businesses. Pro forma information has not been provided, as the operations of the acquired businesses were not material to the consolidated results of operations or financial position of the Company in 1997 and 1996.

3. Inventory

   Inventory consisted of the following at December 31:

                                                            1998        1997
                                                         ----------- -----------
      Raw materials..................................... $32,486,190 $27,903,435
      Work in process...................................  10,873,591  11,370,378
      Finished goods....................................   1,976,987     677,046
                                                         ----------- -----------
          Total......................................... $45,336,768 $39,950,859
                                                         =========== ===========

4. Property And Equipment

   Property and equipment consisted of the following at December 31:

                                       1998         1997
                                    -----------  -----------
      Leasehold improvements......  $ 6,043,003  $ 2,869,522
      Equipment...................    7,349,340    6,181,792
      Office furniture and
       equipment..................    4,923,249    3,467,301
      Vehicles....................      143,536      143,536
      Construction-in-progress....    2,687,139    1,059,703
                                    -----------  -----------
          Total property and
           equipment..............   21,146,267   13,721,854
      Less accumulated
       depreciation and
       amortization...............   (7,656,843)  (5,716,112)
                                    -----------  -----------
          Property and equipment--
           net....................  $13,489,424  $ 8,005,742
                                    ===========  ===========

   Included in property and equipment is equipment held under capital leases with a net carrying value of $580,950 and $821,638 at December 31, 1998 and 1997, respectively.

                            ACT MANUFACTURING, INC.

   The Company has capitalized interest in the amount of $171,000 in 1998 related to the construction-in-progress.

5. Note Payable Bank

   In the fourth quarter of 1998, the Company executed a new $55 million Senior Secured Credit Facility ("Credit Facility") to replace the Company's $50 million loan and security agreement then outstanding. This new Credit Facility provides for borrowings up to an aggregate amount of $55 million, limited to a certain percentage of qualified accounts receivable and qualified inventory, of which $39.5 million was utilized at December 31, 1998. An additional $7.8 million was available for use at December 31, 1998 based upon the applicable borrowing base. Interest is payable monthly and the Credit Facility matures in 2001. Through November 30, 1999, the Company may choose an interest rate of either (i) 0% to .75% above the prime rate as announced by the bank, or (ii) 1.75% to 2.75% above the prevailing Eurodollar rate depending upon the average borrowing base availability of the Company. Commencing December 1, 1999, the Company may choose an interest rate of either (i) 0% to .50% above the prime rate as announced by the bank, or (ii) 1.50% to 2.50% above the prevailing Eurodollar rate depending upon the calculated leverage rates of the Company. The Credit Facility requires the Company to maintain certain levels of minimum availability and maximum leverage ratios. In addition to certain other prohibited actions, the Credit Facility also limits capital expenditures by the Company and prohibits the payment of cash dividends on the Company's capital stock. At December 31, 1998 the interest rate on the Credit Facility was 8.0%.

   At December 31, 1998 the Company was not in compliance with the capital expenditure covenant of its Credit Facility. The Company has received a waiver from the bank relating to this covenant.

   The Company was in default as of December 31, 1997 with certain financial covenants under its former loan and security agreement. The Company's banks waived compliance with such covenants as of December 31, 1997. Due to the nature of the financial covenants, the Company reclassified all its long-term bank debt of $40.2 million at December 31, 1997 to a current liability.

   The Company entered into a $17 million interest rate swap agreement in the fourth quarter of 1998 simultaneous with the execution of the Credit Facility. The swap agreement provides for payments by the Company at a fixed rate of interest of 6.76% and matures on October 19, 2001. The fair value of the interest rate swap at December 31, 1998 was approximately $(770,000) since the fixed rate of interest of 6.76% was higher than the floating rate.

6. Other Long-Term Liabilities

   Other long-term liabilities consisted of the following at December 31:

                                                             1998       1997
                                                          ---------- ----------
      Noncompete covenant................................ $  302,779 $  349,954
      Deferred revenue...................................    483,340        --
      Capital leases--equipment..........................    580,950    821,638
                                                          ---------- ----------
          Total..........................................  1,367,069  1,171,592
      Less current portion...............................    390,079    441,924
                                                          ---------- ----------
          Other long-term liabilities.................... $  976,990 $  729,668
                                                          ========== ==========

   Noncompete Covenant--In 1993, the Company entered into an agreement with its former sole stockholder, which provides for monthly payments over a ten-year period, in return for a promise not to compete. The liability is recorded at the present value of the required future payments at an interest rate of 8%.

                            ACT MANUFACTURING, INC.

   Deferred Revenue--The Company received a $483,340 grant in the fourth quarter of 1998 under an agreement with the Ireland Industrial Development Agency. The $483,340 payment has been recorded as deferred revenue at December 31, 1998 since the Company will be required to return the grant if certain conditions such as employment level are not met by December 31, 2002.

   Equipment Leases--The Company leases certain equipment used in its manufacturing operations under capital lease agreements that expire through 2003.

   Other long-term liabilities at December 31, 1998 are due as follows:

                                        Noncompete Capital  Deferred
                                         Covenant   Leases  Revenue    Total
                                        ---------- -------- -------- ----------
      1999.............................  $ 79,345  $363,282 $    --  $  442,627
      2000.............................    85,691   171,728      --     257,419
      2001.............................    92,547    84,927      --     177,474
      2002.............................    99,950    13,735  483,340    597,025
      2003.............................       --      7,523      --       7,523
                                         --------  -------- -------- ----------
          Total........................   357,533   641,195  483,340  1,482,068
      Less amount representing
       interest........................    54,754    60,245      --     114,999
                                         --------  -------- -------- ----------
      Present value of minimum
       payments........................   302,779   580,950  483,340  1,367,069
      Less current portion.............    57,188   332,891      --     390,079
                                         --------  -------- -------- ----------
          Other long-term
           liabilities.................  $245,591  $248,059 $483,340 $  976,990
                                         ========  ======== ======== ==========

7. Income Taxes

   The (provisions) benefit for income taxes are as follows:

                                              1998         1997        1996
                                           -----------  ----------  -----------
      Current taxes:
        Federal........................... $  (729,000) $2,289,000  $(5,922,000)
        State.............................    (130,229)    (82,000)  (1,833,000)
                                           -----------  ----------  -----------
                                              (859,229)  2,207,000   (7,755,000)
      Deferred taxes......................    (149,374)     22,000      982,000
                                           -----------  ----------  -----------
          Total........................... $(1,008,603) $2,229,000  $(6,773,000)
                                           ===========  ==========  ===========

   Deferred income tax assets are attributable to the following at December 31:

                                                            1998        1997
                                                         ----------  ----------
      Accounts receivable............................... $  460,000  $  800,000
      Inventory.........................................    435,000     270,000
      Depreciation......................................   (289,000)   (211,000)
      Accrued expenses..................................    386,626     263,000
      State operating loss, net.........................    367,000     387,000
                                                         ----------  ----------
      Net deferred tax asset............................ $1,359,626  $1,509,000
                                                         ==========  ==========

   No valuation allowance is required as the net deferred tax asset is expected to be fully realized.

                            ACT MANUFACTURING, INC.

   A reconciliation of the expected tax rate at the U.S. statutory rate to the effective tax rate is as follows:

                                                               1998  1997   1996
                                                               ----  ----   ----
      Federal statutory rate..................................  34%  (34)%   34%
      State income taxes, net of federal benefit..............   6    (4)     6
      Adjustments to prior year tax liability.................   3   --     --
      Other...................................................   1     2    --
                                                               ---   ---    ---
      Effective rate..........................................  44%  (36)%   40%
                                                               ===   ===    ===

   For income tax purposes, the Company incurred in 1997 a federal net operating loss of approximately $7,947,000, which the Company has elected to carryback and recover federal income taxes paid in prior years. The amount of federal income taxes related to the net operating loss carryback was approximately $2,700,000. For state income tax purposes the Company has a net operating loss carryforward in 1998 of approximately $6,219,000 which is available to offset future state taxable income. The carryforward will expire in 2002. A deferred tax asset of $367,000 and $387,000 for 1998 and 1997, respectively, has been recorded to reflect the net future benefit of this asset.

8. Stock Options

   The Company has a 1995 Stock Plan, which provides for the grant of incentive and nonqualified stock options to purchase up to an aggregate 1,250,000 shares. The Company has a 1995 Non-Employee Director Stock Option Plan that provides for the grant of options to purchase a maximum of 100,000 shares to nonemployee directors of the Company. The Company also has a 1993 Incentive Stock Option Plan under which options for up to 690,664 shares of common stock may be granted at an exercise price not less than fair market value at the date of grant. Stock option activity was as follows:

                                            Number of     Weighted     Average
                                             Options   Exercise Price Fair Value
                                            ---------  -------------- ----------
      Outstanding at January 1, 1996.......   484,664      $ 5.90
      Granted..............................   268,000       12.79       $ 3.12
      Exercised............................  (104,000)       5.04
      Forfeited............................  (160,000)      10.91
                                            ---------
      Outstanding at December 31, 1996.....   488,664        8.22
      Granted..............................   598,500       25.50        13.49
      Exercised............................   (55,200)       9.13
      Forfeited............................  (139,600)      21.45
                                            ---------
      Outstanding at December 31, 1997.....   892,364       17.55
      Granted..............................   888,500       11.04         3.56
      Exercised............................       --          --
      Forfeited............................  (539,300)      24.07
                                            ---------
      Outstanding at December 31, 1998..... 1,241,564       10.11
                                            =========

                 Options Outstanding                     Options Exercisable
      -----------------------------------------------------------------------------
                                 Weighted Average
      Number of      Range of     Remaining Life  Weighted Average Number Currently
       Options    Exercise Price    (In Years)     Exercise Price    Exercisable
      ---------   -------------- ---------------- ---------------- ----------------
       33,600      $       0.48        4               $ 0.48           33,600
       63,932        3.70- 3.96        4                 3.84           53,666
      435,832        5.45- 7.88        7                 7.48          121,666
      235,400        8.75-12.25        8                 9.66           28,400
      466,800       13.64-20.38        7                14.12          102,400
        6,000             27.13        8                27.13            1,200

                            ACT MANUFACTURING, INC.

   The options vest over three to five-year periods.

   The Company has reserved shares for future grants of common stock for issuance pursuant to the 1993 Incentive Stock Option Plan, 1995 Non-Employee Director Stock Option Plan and the 1995 Stock Plan for 450,800, 62,000 and 286,300 shares, respectively.

   In January 1998 the Board of Directors approved a vote to reprice 516,500 employee stock options. The options were originally issued between March 1997 through October 1997 and had original grant prices ranging between $14.44 and $39.25. The grant price for these options was lowered to $13.94, which reflects the market value of the stock as of the reprice date. The repriced options continue to vest according to the original grant date. No compensation expense was required to be recorded in the consolidated statements of operations.

   As described in Note 1, the Company uses the intrinsic value method to measure compensation expense associated with grants of stock options to employees. Had the Company used the fair value method to measure compensation for grants made after December 31, 1994, (including the repricing described above) pro forma net income and net income per share would have been as follows:

                                               1998        1997         1996
                                             ---------  -----------  ----------
      Net income (loss)..................... $(666,943) $(6,030,779) $9,727,914
                                             =========  ===========  ==========
      Diluted earnings (loss) per common
       share................................ $   (0.07) $     (0.67) $     1.08
                                             =========  ===========  ==========

   The fair value of options on their grant date was measured using the Black/Scholes option-pricing model. Key assumptions used to apply this pricing model are as follows:

                                  1998       1997       1996
                                ---------  ---------  ---------
      Risk-free interest rate.        5.5%       6.0%       6.4%
      Expected life of option
       grants.................  3-5 years  3-5 years  3-5 years
      Expected volatility of
       underlying stock.......        102%        82%        63%

   It should be noted that the option-pricing model used was designed to value readily tradable stock options with relatively short lives. The options granted to employees are not tradable and have contractual lives of up to ten years. However, management believes that the assumptions used to value the options and the model applied yield a reasonable estimate of the fair value of the grants made under the circumstances.

9. Employee Benefits Plan

   During 1994, the Company adopted a savings plan for its employees pursuant to Section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate, and the plan allows a deferral ranging from a minimum 1% to the maximum percentage of compensation permitted by law. Company contributions to the plan are at the discretion of the Board of Directors. Contributions to the Plan were $0, $50,000 and $0, in 1998, 1997 and 1996, respectively.

10. Major Customers

   The three largest customers accounted for 19%, 18% and 16%, respectively, of the Company's net sales for 1998. The three largest customers accounted for 31%, 13% and 13%, respectively, of the Company's net sales for 1997. In 1996, the Company's four largest customers accounted for 20%, 17%, 13% and 13%, respectively, of net sales.

                            ACT MANUFACTURING, INC.

11. Transactions With Related Parties

   The Company leases certain facilities and equipment from a realty trust controlled by its principal stockholder under leases that expire in 2003. These commitments are included in Note 12. The Company pays all operating costs of the building. Total payments to the realty trust were approximately $388,000 in 1998 and $364,000 in 1997 and 1996, respectively.

   In 1993, the Company entered into a ten-year agreement with one of its directors for future consulting services. Payments under the agreement were approximately $280,000 in 1998, $259,000 in 1997 and $240,000 in 1996. Future
commitments under this agreement are approximately $302,000 in 1999, $326,000 in 2000, $352,000 in 2001, $380,000 in 2002 and $233,000 in 2003. The agreement expires in 2003. A noncompete agreement was also entered into with the same individual (see Notes 1 and 6). Payments under this agreement were $73,000 in 1998, $68,000 in 1997, and $63,000 in 1996 with future payments totaling $358,000.

12. Operating Lease Commitments

   The Company leases various plant and office equipment under noncancelable operating leases expiring through 2007. Rent expense in 1998, 1997 and 1996 was approximately $8,848,000, $5,911,000, and $2,700,000, respectively. The future minimum rental payments under these leases over the next five years are approximately as follows:

                                              Related-
                                                party       Other
                                             Commitments Commitments    Total
                                             ----------- ----------- -----------
      1999.................................. $  364,000  $ 8,193,261 $ 8,557,261
      2000..................................    364,000    7,470,787   7,834,787
      2001..................................    364,000    5,770,319   6,134,319
      2002..................................    364,000    3,893,487   4,257,487
      2003..................................    196,083    2,127,411   2,323,494
                                             ----------  ----------- -----------
          Total............................. $1,652,083  $27,455,265 $29,107,348
                                             ==========  =========== ===========

   The Company has equipment lease lines of approximately $11.3 million available for purchases of manufacturing equipment, computer hardware and software and furniture. In May 1998, the Company entered into a $5.0 million operating lease line agreement for the purchase of certain equipment in the Dublin, Ireland facility. At December 31, 1998 substantially all of this available lease line had been utilized for outstanding commitments.

13. Segment Information

   The Company has identified two distinct and reportable segments: the Printed Circuit Board ("printed circuit board") and Cable and Harness ("Cable") segments. The Company considers these two segments reportable under SFAS No. 131 criteria as they are managed separately and the operating results of each segment are regularly reviewed and evaluated separately by the Company's chief decision maker. Evaluations of each segment are done on the basis of revenue, material and direct labor expenses and direct gross profit. The Company's reportable segments are strategic business units that are each managed separately, because they provide different services with different operating processes and marketing strategies. The Company accounts for intersegment sales and transactions as if they were to third parties and attempts to set fees consistent with those that would apply in an arm's length transaction with a non-affiliate.

   The printed circuit board operations provide original equipment manufacturers with complex printed circuit board assembly primarily utilizing advanced surface mount technology, electromechanical sub-assembly

                            ACT MANUFACTURING, INC.

and total system assembly. The Cable operations provide custom-manufactured ribbon, multiconductor, co-axial and fiber optic cable assemblies and discrete harness assemblies. The accounting policies of each segment are in accordance with those described in Note 1.

   A summary of information about the Company's operations by segment for the years ended December 31, 1998, 1997 and 1996 is as follows:

                              Printed
                              Circuit
                               Board        Cable    Intercompany   Corporate     Total
                            ------------ ----------- ------------  ----------- ------------
   1998
   Revenue................. $258,134,002 $42,671,928 $(10,276,839) $       --  $290,529,091
   Material and direct
    labor expense..........  208,131,202  32,042,318          --           --   240,173,520
   Direct gross profit.....   50,002,800  10,629,610  (10,276,839)         --    50,355,571
   Indirect labor and
    overhead...............          --          --           --    31,137,107   31,137,107
   Total gross profit......          --          --           --           --    19,218,465

   1997
   Revenue................. $236,886,054 $31,692,605 $ (3,924,451) $       --  $264,654,208
   Material and direct
    labor expense..........  205,449,206  22,580,981          --           --   228,030,187
   Direct gross profit.....   31,436,848   9,111,624   (3,924,451)         --    36,624,021
   Indirect labor and
    overhead...............          --          --           --    25,091,879   25,091,879
   Total gross profit......          --          --           --           --    11,532,142

   1996
   Revenue................. $198,158,791 $31,192,456 $ (3,451,065) $       --  $225,900,182
   Material and direct
    labor expense..........  159,445,638  20,489,363          --           --   179,935,001
   Direct gross profit.....   38,713,153  10,703,093   (3,451,065)         --    45,965,181
   Indirect labor and
    overhead...............          --          --           --    17,594,502   17,594,502
   Total gross profit......          --          --           --           --    28,370,679

14. Contingencies

   On February 27, 1998, the Company and certain of the Company's officers and directors were named as defendants in a purported securities class action lawsuit filed in the United States District Court for the District of Massachusetts. The complaint was then amended on October 16, 1998. The plaintiffs purport to represent a class of all persons who purchased or otherwise acquired the Company's Common Stock in the period from April 17, 1997 through March 31, 1998. The amended complaint alleges, among other things, that the defendants knowingly made misstatements to the investing public about the value of the Company's inventory and the nature of its accounting practices. On December 15, 1998, the Company filed a motion to dismiss the case in its entirety based on the pleadings. The Company's motion to dismiss has been fully briefed by both sides, and oral argument is scheduled for April 1999. The Company believes the claims asserted in the amended complaint are without merit and intends to continue to defend itself vigorously in this action. The Company further believes that this litigation will not have a material adverse effect on the Company's business and results of operations, although there can be no assurance as to the ultimate outcome of these matters. No provision for any liability that may result from this litigation has been made in the accompanying consolidated financial statements.

                            ACT MANUFACTURING, INC.

15. Selected Quarterly Financial Data (unaudited):

   Summarized quarterly financial data are as follows (in thousands except per share amounts):

                                                     1998 Quarters
                                            ----------------------------------
                                             First   Second   Third    Fourth
                                            -------  ------- -------  --------
      Net sales............................ $60,943  $74,173 $78,887  $ 76,526
      Gross profit.........................   1,972    3,986   5,821     7,439
      Net income (loss)....................  (1,126)      86     796     1,526
      Earnings (loss) per share:
        Basic..............................   (0.12)    0.01    0.09      0.17
        Diluted............................   (0.12)    0.01    0.09      0.17
                                                     1997 Quarters
                                            ----------------------------------
                                             First   Second   Third    Fourth
                                            -------  ------- -------  --------
      Net sales............................ $70,250  $72,364 $62,306  $ 59,734
      Gross profit.........................   9,042    9,496   3,390   (10,396)
      Net income (loss)....................   3,361    3,631    (620)  (10,379)
      Earnings (loss) per share:
        Basic..............................    0.38     0.41   (0.07)    (1.15)
        Diluted............................    0.37     0.39   (0.07)    (1.15)

   The Company's 1997 loss (before taxes) includes certain significant adjustments and non-recurring charges recorded during the fourth quarter:

Physical inventory adjustments..  $13,113,000
Allowance for doubtful accounts.    1,740,000
Non-recurring professional fees.      600,000
                                  -----------
                                  $15,453,000
                                  ===========


                                   * * * * *

                            ACT MANUFACTURING, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                  (unaudited--in thousands, except share data)

                                                          Three Months Ended
                                                               March 31,
                                                         ---------------------
                                                            1999       1998
                                                         ---------- ----------
Net sales............................................... $   81,190 $   60,943
Cost of goods sold......................................     73,681     58,971
                                                         ---------- ----------
Gross profit............................................      7,509      1,972
Selling, general and administrative expenses............      3,681      3,017
                                                         ---------- ----------
Operating income (loss).................................      3,828     (1,045)
Interest expense, net...................................        704        740
Other, net..............................................         13         92
                                                         ---------- ----------
  Total.................................................        717        832
                                                         ---------- ----------
Income (loss) before provision for income taxes.........      3,111     (1,877)
Provision (benefit) for income taxes....................      1,245       (751)
                                                         ---------- ----------
Net income (loss)....................................... $    1,866 $   (1,126)
                                                         ========== ==========
Basic net income (loss) per common share................ $     0.21 $    (0.12)
                                                         ========== ==========
Diluted net income (loss) per common share.............. $     0.20 $    (0.12)
                                                         ========== ==========
Weighted average shares outstanding--basic..............  9,067,883  9,062,946
                                                         ========== ==========
Weighted average shares outstanding--diluted............  9,510,799  9,062,946
                                                         ========== ==========

                            ACT MANUFACTURING, INC.

             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

                           (unaudited--in thousands)

                                                          Three Months Ended
                                                               March 31,
                                                         ---------------------
                                                            1999       1998
                                                         ---------- ----------
Net income (loss)....................................... $    1,866 $   (1,126)
Other comprehensive income (loss):
  Foreign currency translation adjustment...............         43       (184)
                                                         ---------- ----------
Comprehensive income (loss)............................. $    1,909 $   (1,310)
                                                         ========== ==========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                            ACT MANUFACTURING, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (in thousands)

                                                         March 31,  December 31,
                                                           1999         1998
                                                        ----------- ------------
                                                        (Unaudited)
                        ASSETS
                        ------
Current Assets:
  Cash and cash equivalents............................  $  1,741     $  5,389
  Accounts receivable, net.............................    91,832       70,546
  Inventory............................................    41,573       45,337
  Prepaid expenses and other assets....................     1,201        2,204
  Deferred taxes.......................................     1,360        1,360
                                                         --------     --------
    Total current assets...............................   137,707      124,836
Property and Equipment--Net............................    16,289       13,489
Goodwill--Net..........................................     5,395        5,506
Other Assets--Net......................................     1,275        1,538
                                                         --------     --------
    Total..............................................  $160,666     $145,369
                                                         ========     ========
         LIABILITIES AND STOCKHOLDERS' EQUITY
         ------------------------------------
Current Liabilities:
  Accounts payable.....................................  $ 60,528     $ 50,592
  Accrued compensation and related taxes...............     1,071        1,463
  Income tax payable...................................       824          505
  Accrued expenses and other...........................     2,350        2,100
                                                         --------     --------
    Total current liabilities..........................    64,773       54,660
                                                         --------     --------
Other Long-Term Liabilities............................     2,102          977
                                                         --------     --------
Note Payable Bank......................................    41,255       39,498
                                                         --------     --------
Contingencies..........................................       --           --
                                                         --------     --------
Stockholders' Equity:
  Common stock.........................................        91           91
  Additional paid-in capital...........................    39,598       39,205
  Accumulated other comprehensive loss.................      (137)        (180)
  Retained earnings....................................    12,984       11,118
                                                         --------     --------
    Total stockholders' equity.........................    52,536       50,234
                                                         --------     --------
    Total..............................................  $160,666     $145,369
                                                         ========     ========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                            ACT MANUFACTURING, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (unaudited, in thousands)

                                                              Three Months
                                                             Ended March 31,
                                                            ------------------
                                                              1999      1998
                                                            --------  --------
Cash flows from operating activities:
  Net income (loss)........................................ $  1,866  $ (1,126)
                                                            --------  --------
  Adjustments to reconcile net income to net cash(used for)
   provided by operating activities:
    Deferred taxes.........................................      --       (751)
    Depreciation and amortization..........................    1,056       600
    (Decrease) increase in cash from:
      Accounts receivable--trade...........................  (21,286)   (2,489)
      Inventory............................................    3,764    (4,315)
      Prepaid expenses and other assets....................    1,003      (137)
      Accounts payable.....................................    9,936    18,464
      Accrued expenses.....................................     (813)      283
      Income tax payable (refundable)......................      319      (239)
                                                            --------  --------
        Total adjustments..................................   (6,021)   11,416
                                                            --------  --------
Net cash (used for) provided by operating activities.......   (4,155)   10,290
                                                            --------  --------
Cash flows from investing activities:
  Acquisition of property and equipment....................   (1,549)   (2,486)
  Decrease (increase) in other assets......................      263       (44)
                                                            --------  --------
        Net cash used for investing activities.............   (1,286)   (2,530)
                                                            --------  --------
Cash flows from financing activities:
  Borrowings under line-of-credit agreements...............   67,812    43,883
  Repayments under line-of-credit agreements...............  (66,055)  (55,092)
  Repayments of other long-term liabilities................     (400)     (117)
  Net proceeds from sale of stock..........................      393       --
                                                            --------  --------
        Net cash provided by (used for) financing
         activities........................................    1,750   (11,326)
                                                            --------  --------
Effect of exchange rate changes on cash and equivalents....       43         7
                                                            --------  --------
Net decrease in cash and cash equivalents..................   (3,648)   (3,559)
Cash and cash equivalents, beginning of year...............    5,389     5,165
                                                            --------  --------
Cash and cash equivalents, end of period................... $  1,741  $  1,606
                                                            ========  ========

   The accompanying notes are an integral part of these condensed consolidated financial statements.

                            ACT MANUFACTURING, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Significant Accounting Policies

   The unaudited interim condensed consolidated financial statements furnished herein reflect all adjustments, which in the opinion of management are of a normal recurring nature, necessary to fairly state the Company's financial position, cash flows and the results of operations for the periods presented and have been prepared on a basis substantially consistent with the audited financial statements.

   The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the fiscal year. These interim condensed consolidated financial statements should be read in conjunction with the Company's Annual Report on Form 10-K for the period ending December 31, 1998 filed with the Securities and Exchange Commission.

2. Inventory

   Inventory consisted of the following at:

                                                March 31, 1999 December 31, 1998
                                                -------------- -----------------
                                                         (in thousands)
        Raw material...........................    $32,995          $32,486
        Work in process........................      8,470           10,874
        Finished goods.........................        108            1,977
                                                   -------          -------
          Total................................    $41,573          $45,337
                                                   =======          =======

3. Net Income (Loss) Per Common Share

   Basic net income per common share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net income per common share reflects the potential dilution as if common equivalent shares outstanding (common stock options) were exercised and converted into common stock unless the effects of such equivalent shares were antidilutive.

4. Segment Information

   The Company has identified two distinct and reportable segments: the Printed Circuit Board ("PCB") and Cable and Harness ("Cable") segments. The Company considers these two segments reportable under Statements of Financial Accounting Standards ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information," criteria as they are managed separately and the operating results of each segment are regularly reviewed and evaluated separately by the Company's chief decision maker.

                            ACT MANUFACTURING, INC.

   A summary of information about the Company's operations by segment for the three months ended March 31, 1999 and 1998 is as follows:

                                    PCB   Cable  Intercompany Corporate  Total
                                  ------- ------ ------------ --------- -------
1999
  Revenue........................ $73,341 $8,568   $  (719)    $  --    $81,190
  Material and direct labor
   expense.......................  59,405  5,709       --         --     65,114
  Direct gross profit............  13,936  2,859      (719)       --     16,076
  Indirect labor and overhead....     --     --        --       8,567     8,567
  Total gross profit.............     --     --        --         --      7,509
1998
  Revenue........................ $53,217 $9,217   $(1,491)    $  --    $60,943
  Material and direct labor
   expense.......................  44,685  6,709       --         --     51,394
  Direct gross profit............   8,532  2,508    (1,491)       --      9,549
  Indirect labor and overhead....     --     --        --       7,577     7,577
  Total gross profit.............     --     --        --         --      1,972

5. New Financial Accounting Standards

   In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective for the fiscal years beginning after June 15, 1999. The new standard requires that all companies record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. Management is currently assessing the impact of SFAS No. 133 on the consolidated financial statements of the Company. The Company will adopt this accounting standard on January 1, 2000, as required.

6. Equipment Leases

   The Company leases certain equipment used in its manufacturing operations under capital lease agreements that expire through 2003. During the first quarter of 1999 the Company refinanced approximately $2.6 million of its then existing operating leases and classified these leases as capital leases in the accompanying Condensed Consolidated Balance Sheet for the three month period ending March 31, 1999. The effect of this refinancing on the Company's results of operations will not differ materially from the previous lease financing arrangements.

7. Contingencies

   On February 27, 1998, the Company and certain of the Company's officers and directors were named as defendants in a purported securities class action lawsuit filed in the United States District Court for the District of Massachusetts. The complaint was then amended on October 16, 1998. The plaintiffs purport to represent a class of all persons who purchased or otherwise acquired the Company's Common Stock in the period from April 17, 1997 through March 31, 1998. The amended complaint alleges, among other things, that the defendants knowingly made misstatements to the investing public about the value of the Company's inventory and the nature of its accounting practices. On December 15, 1998, the Company filed a motion to dismiss the case in its entirety based on the pleadings. The Company's motion to dismiss has been fully briefed by both sides, and oral argument was heard on April 28, 1999. The Company believes the claims asserted in the amended complaint are without merit and intends to continue to defend itself vigorously in this action. The Company further believes that this litigation will not have a material adverse effect on the Company's business

                            ACT MANUFACTURING, INC.

and results of operations, although there can be no assurance as to the ultimate outcome of these matters. No provision for any liability that may result from this litigation has been made in the accompanying condensed consolidated financial statements.

8. Subsequent Event

   On May 10, 1999, the Company entered into a definitive merger agreement with CMC Industries, Inc. ("CMC"), a provider of electronics manufacturing services to original equipment manufacturers in the telecommunications, computer and electronics industries. The closing of the merger with CMC (the "Merger") is subject to the approval of the shareholders of CMC and the Company, various regulatory approvals and other customary closing conditions. Under the terms of the agreement, each share of CMC Industries common stock will be exchanged for
0.5 shares of ACT Manufacturing common stock. The Merger is expected to be accounted for as a pooling of interests. The Merger would add approximately 550,000 square feet of capacity at operations located in Corinth, Mississippi, Santa Clara, California and Hermosillo, Mexico.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of CMC Industries, Inc.

   In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of CMC Industries, Inc. and its subsidiaries at July 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended July 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          /s/ PricewaterhouseCoopers LLP

Memphis, Tennessee
August 21, 1998, except as to
Note 14, which is as of
October 9, 1998

                     CMC INDUSTRIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                (In thousands, except share and per share data)

                                                                 July 31,
                                                              ----------------
                           ASSETS                              1998     1997
                           ------                             -------  -------
Current Assets
  Cash and cash equivalents.................................. $ 5,281  $ 4,298
  Trade accounts receivable, less allowance for doubtful
   accounts of $82 and $75, respectively.....................  31,282   32,533
  Accounts and notes receivable from affiliates..............   5,678    9,186
  Inventories................................................  20,275   29,900
  Other current assets.......................................   2,000    1,196
                                                              -------  -------
    Total current assets.....................................  64,516   77,113
Property, plant and equipment, net...........................  18,790   11,498
Investment in preferred stock of affiliate...................   5,884    5,884
Note receivable from affiliate...............................   1,400       --
Goodwill, net of accumulated amortization of $285 and $233,
 respectively................................................     718      770
Other assets.................................................   3,297    1,278
                                                              -------  -------
                                                              $94,605  $96,543
                                                              =======  =======
            LIABILITIES AND STOCKHOLDERS' EQUITY
            ------------------------------------
Current liabilities
  Notes payable under lines of credit........................ $18,111  $12,792
  Current portion of capital lease obligations...............     846      428
  Current portion of long-term debt..........................   1,300    1,300
  Trade accounts payable.....................................  21,365   35,936
  Accrued compensation and related benefits..................   1,941    2,284
  Accrued expenses and other current liabilities.............   4,591    1,854
  Deferred tax liabilities...................................     769    1,884
                                                              -------  -------
    Total current liabilities................................  48,923   56,478
Capital lease obligations....................................      10      832
Long-term debt...............................................   2,258    3,558
Other noncurrent liabilities.................................     105      149
Deferred tax liabilities.....................................   1,364      682
                                                              -------  -------
    Total liabilities........................................  52,660   61,699
                                                              -------  -------
Commitments and contingencies (Notes 6 and 14)
Stockholders' equity
  Common stock, $.01 par value; 15,000,000 shares authorized;
   7,554,816 and 6,892,211 shares issued and outstanding,
   respectively..............................................      76       69
  Additional paid-in capital.................................  36,157   31,594
  Treasury stock (42,500 shares at cost).....................    (441)    (441)
  Retained earnings..........................................   6,153    3,622
                                                              -------  -------
    Total stockholders' equity...............................  41,945   34,844
                                                              -------  -------
                                                              $94,605  $96,543
                                                              =======  =======

   The accompanying notes are an integral part of these financial statements.

                     CMC INDUSTRIES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                     (In thousands, except per share data)

                                                         Year Ended July 31,
                                                      --------------------------
                                                        1998     1997     1996
                                                      -------- -------- --------
Net sales
  Non-affiliates..................................... $275,519 $183,173 $126,686
  Affiliates.........................................   26,436   31,312   38,025
                                                      -------- -------- --------
    Total net sales..................................  301,955  214,485  164,711
                                                      -------- -------- --------
Cost of sales
  Non-affiliates.....................................  259,507  172,274  118,973
  Affiliates.........................................   24,321   28,807   34,983
                                                      -------- -------- --------
    Total cost of sales..............................  283,828  201,081  153,956
                                                      -------- -------- --------
Gross profit.........................................   18,127   13,404   10,755
Selling, general and administrative expenses.........   12,697    9,454    8,251
Restructuring charge.................................      --       --       792
                                                      -------- -------- --------
Operating income.....................................    5,430    3,950    1,712
Interest expense.....................................    1,384    1,350    1,512
                                                      -------- -------- --------
Income before income taxes...........................    4,046    2,600      200
Income tax provision.................................    1,515      994       95
                                                      -------- -------- --------
Net income........................................... $  2,531 $  1,606 $    105
                                                      ======== ======== ========
Net income per share
  Basic.............................................. $   0.35 $   0.24 $   0.02
                                                      ======== ======== ========
  Diluted............................................ $   0.34 $   0.22 $   0.02
                                                      ======== ======== ========
Weighted average shares outstanding
  Basic..............................................    7,205    6,757    6,235
                                                      ======== ======== ========
  Diluted............................................    7,553    7,167    6,449
                                                      ======== ======== ========



   The accompanying notes are an integral part of these financial statements.

                     CMC INDUSTRIES, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                       (In thousands, except share data)

                              Common           Retained Treasury
                              Shares   Capital Earnings  Stock   Other   Total
                             --------- ------- -------- -------- -----  -------
Balance, July 31, 1995.....  6,097,902 $27,360  $1,911   $ --    $(933) $28,338
Net income.................                        105                      105
Issuance of shares.........    436,037   2,364                            2,364
Issuance of warrants.......                 44                               44
Exercise of stock options..    128,840     314                              314
Minimum pension liability..                                        (63)     (63)
                             --------- -------  ------   -----   -----  -------
Balance, July 31, 1996.....  6,662,779  30,082   2,016     --     (996)  31,102

Net income.................                      1,606                    1,606
Exercise of warrants.......    168,963   1,267                            1,267
Exercise of stock options..     60,469     314                              314
Minimum pension liability..                                        996      996
Purchase of treasury stock.                               (441)            (441)
                             --------- -------  ------   -----   -----  -------
Balance, July 31, 1997.....  6,892,211  31,663   3,622    (441)    --    34,844

Net income.................                      2,531                    2,531
Exercise of stock options..     84,580     342                              342
Employee stock purchase
 plan......................     78,025     608                              608
Private placement..........    500,000   3,620                            3,620
                             --------- -------  ------   -----   -----  -------
Balance, July 31, 1998.....  7,554,816 $36,233  $6,153   $(441)  $ --   $41,945
                             ========= =======  ======   =====   =====  =======



   The accompanying notes are an integral part of these financial statements.

                     CMC INDUSTRIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (In thousands)

                                                      Year Ended July 31,
                                                   ---------------------------
                                                     1998      1997     1996
                                                   --------  --------  -------
Cash flows from operating activities:
  Net income...................................... $  2,531  $  1,606  $   105
  Adjustments to reconcile net income to net cash
   Provided by (used in) operating activities:
    Deferred income taxes.........................     (433)    1,409     (718)
    Depreciation and amortization.................    2,235     1,805    1,746
    (Gain) loss on disposition of assets..........       (9)      --        10
    Bad debt expense..............................       20       --       --
    Changes in assets and liabilities:
      Receivables.................................    3,339   (17,087)    (914)
      Inventories.................................    9,625    (8,682)   4,788
      Other assets................................   (2,823)     (842)   1,379
      Trade accounts payable......................  (14,571)   20,399    2,246
      Accrued expenses and other current
       liabilities................................    2,394      (614)     693
      Other liabilities...........................      (44)       15     (166)
                                                   --------  --------  -------
        Net cash provided by (used in) operating
         activities...............................    2,264    (1,991)   9,169
                                                   --------  --------  -------
Cash flows from investing activities:
  Capital expenditures............................   (9,504)   (2,388)  (5,669)
  Proceeds from disposition of assets.............       38       --       126
                                                   --------  --------  -------
        Net cash used in investing activities.....   (9,466)   (2,388)  (5,543)
                                                   --------  --------  -------
Cash flows from financing activities:
  Net borrowings (repayments) under lines of
   credit.........................................    5,319     5,966   (3,477)
  Proceeds from longterm debt.....................      --        --     1,596
  Principal payments on longterm debt.............   (1,300)   (1,300)  (1,347)
  Principal payments on capital leases............     (404)     (547)    (232)
  Proceeds from exercise of stock options and
   Issuance of stock and warrants.................    3,962     1,581    2,722
  Proceeds from employee stock purchase plan......      608       --       --
                                                   --------  --------  -------
        Net cash provided by (used in) financing
         activities...............................    8,185     5,700     (738)
                                                   --------  --------  -------
Net increase in cash and cash equivalents.........      983     1,321    2,888
                                                   --------  --------  -------
Cash and cash equivalents
  Beginning of year...............................    4,298     2,977       89
                                                   --------  --------  -------
  End of year..................................... $  5,281  $  4,298  $ 2,977
                                                   ========  ========  =======
Supplemental Information:
  Income taxes paid (refunded).................... $    628  $   (206) $   488
  Interest paid................................... $  1,368  $  1,360  $ 1,697

   The accompanying notes are an integral part of these financial statements

                     CMC INDUSTRIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1--Organization and Basis of Presentation

  Description of Business

   CMC Industries, Inc. and its subsidiaries (the "Company") provide contract manufacturing services primarily to original equipment manufacturers ("original equipment manufacturers") in the computer and telecommunications industries. Over 90% of the Company's manufacturing contracts are for turnkey services and include procurement of materials in addition to manufacturing.

Note 2--Significant Accounting Policies

 Principles of consolidation

   The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

 Use of estimates and assumptions

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, disclosure of contingencies at the date of the financial statements and the related reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and cash equivalents

   Cash on hand and in banks, together with other highly liquid investments with original maturities of three months or less, are classified as cash equivalents.

 Revenue recognition

   In addition to providing contract manufacturing services on a turnkey basis, the Company performs assembly services on a consignment basis where the customer typically procures the components used in the process. The Company recognizes revenue upon shipment for both turnkey and consignment contracts.

 Inventories

   Inventories are stated at the lower of cost or market. Cost has been determined by the last-in, first-out ("LIFO") method for 100% and approximately 77% of inventories as of July 31, 1998 and 1997, respectively.

 Property, plant and equipment

   Property, plant and equipment are stated at cost less accumulated depreciation. The Company provides for depreciation using the straightline method for financial reporting purposes and accelerated methods for income tax reporting purposes.

 Goodwill

   The excess of purchase price over net tangible assets of businesses acquired is carried as goodwill. The Company amortizes such amounts on a straight-line basis over a twenty-year period. The Company recorded amortization expense of $52,000 for years ended July 31, 1998, 1997 and 1996, respectively, related to the purchase of a subsidiary in fiscal 1994.

                     CMC INDUSTRIES, INC. AND SUBSIDIARIES

 Impairment of long-lived assets

   At each balance sheet date, the Company assesses whether there has been an impairment in the value of long-lived assets by determining whether projected undiscounted cash flows generated by the applicable asset exceeds its net book value as of the assessment date. At July 31, 1998, there were no impairments of the Company's assets.

 Deferred loan costs

   Loan origination fees paid in connection with new borrowings are amortized using a method which approximates the effective rate method over the terms of the related borrowing. Amortization is included in interest expense.

 Preoperating costs

   Preoperating and start-up costs incurred in connection with the construction and preparation of the Company's new Mexico manufacturing facility have been capitalized and will be amortized over a five-year period. Capitalized preoperating and start-up costs included in other assets total $1,200,000 as of July 31, 1998.

   In 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, Reporting on the Costs of Start-up Activities. This SOP is effective for the Company in fiscal 2000 and requires companies to expense such costs as incurred. Pursuant to this SOP, the Company will be required to expense the remaining unamortized balance of the aforementioned costs in the first quarter of fiscal 2000.

 Medical care and disability benefit plans

   The Company is self-insured with respect to certain medical care and disability benefit plans for 70% of employees. The costs for such plans are charged against earnings in the period incurred. The liability of health care claims was $447,000 and $397,000 as of July 31, 1998 and 1997, respectively, and the related expense incurred was $2,847,048, $3,331,000 and $3,078,000 for the years ended July 31, 1998, 1997 and 1996, respectively. The Company does not provide benefits under these plans to retired employees.

 Translation of foreign currencies

   The functional currency of the Mexico operation is the U.S. dollar. Foreign currency gains and losses associated with Mexico operations are included in determining net income. As of July 31, 1998, the operation was in the start-up mode and had not incurred any such transaction gains or losses.

 Income taxes

   The Company accounts for income taxes under Statement of Financial Accounting Standards ("SFAS") No. 109 ("FAS 109"), Accounting for Income Taxes. FAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax law or rates.

 Net income per share

   Net income per share is calculated in accordance with SFAS No. 128, Earnings per Share, which requires the presentation of basic and diluted earnings per share. Basic earning per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common

                     CMC INDUSTRIES, INC. AND SUBSIDIARIES
shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity (see
Note 12).

 Financial instruments

   Financial instruments are evaluated pursuant to SFAS No. 107, Disclosures about Fair Value of Financial Instruments. The following methods and assumptions were used to estimate the fair value of each class of financial instrument: cash, receivables and payables--the carrying amounts approximate fair value because of the short maturity of those instruments; investment in preferred stock of affiliate--the carrying amount is based upon the present value of cash flows as of August 1993 (date of the restructure of the Company). Although the period has shortened, management does not believe that there has been an appreciable difference in the value of their security since the date received. Long-term debt--the fair value of the Company's long-term debt is estimated based on the current borrowing rates available to the Company for bank loans with similar terms and average maturities. The carrying amounts approximate fair value thereof because borrowings bear interest at a variable interest rate.

 Presentation

   Certain fiscal 1997 and 1996 balances have been reclassified to conform to the current year presentation.

Note 3--Major Customers and Credit Risk Concentrations

   A substantial portion of the Company's sales are generated from contract manufacturing agreements with domestic original equipment manufacturers and from sales to domestic distributors of telecommunication products. Sales and related accounts receivable attributable to customers representing 10% or more of total net sales are as follow (in millions):

                                                     Net Sales
                                                  Year Ended July  Receivable at
                                                        31,          July 31,
                                                 ----------------- -------------
                                                 1998  1997  1996   1998   1997
                                                 ----- ----- ----- ------ ------
      Micron.................................... $71.4 $45.4 $ --  $  --  $  6.5
      Global Village............................  32.8  29.6  21.3    4.4    8.2
      Reltec....................................  36.4  24.2   3.7    5.7    4.3

   The Company's credit risk principally relates to trade accounts receivable and receivables from Cortelco, a related party. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

Note 4--Inventories

   Inventories consist of the following (in thousands):

                                                                   July 31,
                                                                ---------------
                                                                 1998    1997
                                                                ------- -------
      Raw materials and purchased components................... $17,868 $26,205
      Work-in-progress.........................................   1,637   2,874
      Finished goods...........................................     770     821
                                                                ------- -------
                                                                $20,275 $29,900
                                                                ======= =======

   The carrying value of inventories at July 31, 1998 and 1997 approximated replacement cost.

                     CMC INDUSTRIES, INC. AND SUBSIDIARIES

Note 5--Property, Plant and Equipment

   The components and useful lives of property, plant and equipment are as follows (in thousands):

                                                                  July 31,
                                                   Useful life ----------------
                                                     (years)    1998     1997
                                                   ----------- -------  -------
      Machinery and equipment.....................    3-10     $17,269  $15,992
      Building....................................      30       4,622      --
      Furniture and fixtures......................    5-15       2,933    1,465
      Leasehold improvements......................       5       1,575      484
      Computer software...........................       5         --       457
      Construction in progress....................                 151       56
      Land........................................                 798      --
                                                               -------  -------
                                                                27,348   18,454
      Less--Accumulated depreciation..............              (8,558)  (6,956)
                                                               -------  -------
                                                               $18,790  $11,498
                                                               =======  =======

   During fiscal 1998, the Company acquired fixed assets totaling $6,395,000 for its operation in Mexico. Depreciation expense was $2,183,000, $1,753,000 and $1,694,000 for fiscal 1998, 1997 and 1996, respectively. Property, plant and equipment include assets under capital leases with a cost of $1,595,000 as of July 31, 1998 and 1997 and accumulated amortization of $560,000 and $400,000 as of July 31, 1998 and 1997, respectively.

Note 6--Buildings and Equipment Under Lease

   The Company leases its primary manufacturing facility and certain equipment and computer software under capital leases. Certain office, warehouse, other manufacturing facilities and equipment are leased under operating leases. These lease agreements generally include renewal options at varying terms. Future minimum lease payments under the noncancelable portion of capital and operating leases at July 31, 1998 are as follows (in thousands):

                                                               Operating Capital
      Fiscal Year                                               Leases   Leases
      -----------                                              --------- -------
      1999....................................................  $ 6,981   $852
      2000....................................................    5,562      5
      2001....................................................    3,675      5
      2002....................................................    2,652      5
      2003....................................................    1,958      5
                                                                -------   ----
      Future minimum lease payments...........................  $20,828    872
                                                                =======   ----
      Less--Amount representing interest......................              16
      Present value of future minimum lease payments..........             856
      Less--Current portion...................................             846
                                                                          ----
      Long-term portion.......................................            $ 10
                                                                          ====

   Rent expense relating to operating leases totaled approximately $5,428,000, $3,450,000 and $1,555,000 for fiscal 1998, 1997 and 1996 respectively. The capital lease payments due in 1999 include balloon payments related to two equipment leases. The Company has the option to renew the leases for an additional year with payments totaling $43,000 per month. The Company intends to exercise the renewal option.

                     CMC INDUSTRIES, INC. AND SUBSIDIARIES

Note 7--Borrowings

   On September 26, 1996, the Company entered into a Loan and Security Agreement with a financial institution which provides the Company with a total credit facility of $35 million including the following:

  . Revolving credit facility totaling $25 million including letters of credit, bearing interest, at the Company's option, at either the prime lending rate or an Adjusted Eurodollar Rate (as defined in the Credit Agreement). The Company had $18.1 million and $12.8 million outstanding at weighted average interest rates of 8.0% and 8.6% at July 31, 1998 and 1997, respectively.

  . Term loan totaling $6 million, payable in 55 monthly installments of $108,333 and a final installment of $91,667, commencing October 1, 1996, and bearing interest, at the Company's option, at either the prime lending rate or an Adjusted Eurodollar Rate (as defined in the Credit Agreement). At July 31, 1998, the Company had outstanding $3.6 million at an average interest rate of 7.74%. At July 31, 1997, the Company had outstanding $4.9 million at an average interest rate of 8.43%.

  . Commitment to lend up to $3.8 million for machinery and equipment purchases in the form of installment loans, bearing interest, at the Company's option, at either the prime lending rate or an Adjusted Eurodollar Rate (as defined in the Credit Agreement).

   Outstanding borrowings under this financing arrangement are secured primarily by the Company's accounts receivable, inventories, machinery and equipment. This financing arrangement expires in October 1998.

   The Loan and Security Agreement contains certain restrictive covenants which limit the activities of the Company with respect to, among other things, mergers and acquisitions, additional borrowings and leases, investments and the payment of dividends. The Loan and Security Agreement includes the following financial covenants:

  . to maintain minimum tangible net worth of an agreed upon amount on a consolidated basis;

  . to not permit the ratio of total liabilities to stockholders' equity to exceed an agreed upon amount;

  . to limit capital expenditures to agreed upon levels;

  . to maintain debt service coverage ratio, as defined, of an agreed upon level.

 Maturities of long-term debt

   The aggregate annual maturities of long-term debt are as follows (amounts in thousands):

             1999.............................. $1,300
             2000..............................  1,300
             2001..............................    958

Note 8--Capital Stock

 Private Placement

   In 1998, the Company issued 500,000 shares of stock to two members of the board of directors in a private placement. Proceeds from the issuance totaled $3,620,000. The purchase price equaled the fair market value of the stock issued.

                     CMC INDUSTRIES, INC. AND SUBSIDIARIES

 Recapitalization

   On May 16, 1996, the Company issued 436,037 shares of common stock with detachable warrants that entitle the holders to purchase 168,963 shares of common stock at a price of $7.50 per share. The total proceeds for the shares and warrants issued were $2,464,000 and $44,000, respectively. Due to the Company meeting specified levels of financial performance, the warrants were called during fiscal 1997. Total proceeds from the exercise of the warrants were $1.3 million.

 Stock purchase plan

   On November 15, 1996, the Stockholders' approved the Employee Stock Purchase Plan ("ESPP"). The ESPP allows eligible employees the right to purchase common stock on a semi-annual basis at the lower of 85% of the market price at the beginning or end of each offering period. As of July 31, 1998, there were 483,197 shares of common stock reserved for the ESPP. During fiscal 1998, employees purchased 78,025 shares under the ESPP. As of July 31, 1998, a liability of $302,408 has been recorded for ESPP withholdings not yet applied towards the purchase of common stock.

 Stock Option Plan

   The Company's board of directors has authorized 1,900,104 shares of the Company's common stock for issuance in connection with a stock option plan. The stock option plan provides for the granting of options to purchase shares of the Company's common stock at not less than 85% of fair market value on the date of grant. The plan is designed to allow for granting incentive stock options, nonstatutory stock options, stock bonuses and the issuance of restricted stock.

   At July 31, 1998, 409,166 shares had been exercised under the plan and 342,541 shares for which options were granted had terminated. Options outstanding at July 31, 1998 expire in 1999 through 2008.

   A summary of activity in the plan follows:

                                    1998               1997              1996
                             ------------------- ----------------- ------------------
                                        Weighted          Weighted           Weighted
                                        Average           Average            Average
                                        Exercise          Exercise           Exercise
                              Options    Price   Options   Price   Options    Price
                             ---------  -------- -------  -------- --------  --------
   Outstanding at beginning
    of year................    872,819   $4.99   642,689   $4.06    467,502   $3.24
   Granted.................    716,500    8.80   348,500    7.13    346,500    3.83
   Exercised...............    (84,580)   4.04   (60,469)   5.18   (128,840)   0.51
   Canceled................    (64,555)   8.53   (57,901)   7.40    (42,473)   3.96
                             ---------   -----   -------   -----   --------   -----
   Outstanding at end of
    year...................  1,440,184    6.78   872,819    4.99    642,689    4.06
                             ---------   -----   -------   -----   --------   -----
   Exercisable at end of
    year...................    626,471   $4.94   461,567   $4.30    322,500   $4.19
                             =========   =====   =======   =====   ========   =====

                     CMC INDUSTRIES, INC. AND SUBSIDIARIES

   The following table summarizes information about fixed stock options outstanding at July 31, 1998:

                                 Options Outstanding  Options Exercisable
                                 -------------------- --------------------
                                  Weighted
                                   Average
                                  Remaining  Weighted             Weighted
        Range of       Number    Contractual Average    Number    Average
        Exercise     Outstanding  Life (in   Exercise Exercisable Exercise
         Prices      at 7/31/98    years)     Price   at 7/31/98   Price
      -------------------------- ----------- -------- ----------- --------
      $ 0.42  $ 3.00     97,333     4.88      $ 2.07     90,997    $ 2.02
        3.72    3.72    250,000     7.21        3.72    229,166      3.72
        4.00    4.50     29,167     6.86        4.02     22,048      4.02
        5.87    5.87    151,151     8.02        5.87     72,151      5.87
        5.88    7.50    232,501     7.10        6.79    102,084      5.60
        7.87    8.00    208,803     8.72        7.95     77,715      7.92
        8.25    8.37     20,000     8.75        8.36      6,082      8.35
        9.00    9.00    302,500     9.80        9.00          0      0.00
        9.56   10.13    130,000     9.23       10.08     22,500     10.13
       10.50   10.50     18,729     9.29       10.50      3,728     10.50
      ------  ------  ---------     ----      ------    -------    ------
      $ 0.42  $10.50  1,440,184     8.11      $ 6.78    626,471    $ 4.94
      ======  ======  =========     ====      ======    =======    ======

   The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretation in accounting for its plan. Accordingly, no compensation expense has been recognized for its stock-based compensation plan. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date for awards in fiscal 1998, 1997 and 1996 consistent with the method prescribed by SFAS No. 123, Accounting for Stock-Based Compensation, the Company's net earnings for fiscal 1998, 1997 and 1996 would have been reduced by approximately $737,298, $364,000 and $175,000, respectively. Basic and diluted earnings per share would have been reduced by $0.10, $0.05 and $0.03 for fiscal 1998, 1997 and 1996, respectively. These pro forma results will not be representative of the impact on future years because only grants made in fiscal 1998, 1997 and 1996 were considered. The weighted average grant-date fair value of options granted during fiscal 1998, 1997 and 1996 was $8.90, $4.68 and $2.66, respectively. The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted-average assumptions for fiscal 1998, 1997 and 1996, respectively: dividend yields of 0% each year; average expected volatility of 72%, 55% and 56%; risk-free interest rates of 5.51%, 6.75% and 6.50%; and an average expected life of 4.69 years.

Note 9--Income Taxes

   The provision for income taxes comprised the following (amounts in thousands):

                                                          Year Ended July 31,
                                                          ---------------------
                                                           1998    1997   1996
                                                          ------  ------  -----
      Current:
        Federal.......................................... $1,492  $ (330) $ 610
        State............................................    456     (85)   203
                                                          ------  ------  -----
                                                           1,948    (415)   813
                                                          ------  ------  -----
      Deferred:
        Federal..........................................   (192)  1,329   (622)
        State............................................   (241)     80    (96)
                                                          ------  ------  -----
                                                            (433)  1,409   (718)
                                                          ------  ------  -----
                                                          $1,515  $  994  $  95
                                                          ======  ======  =====

                     CMC INDUSTRIES, INC. AND SUBSIDIARIES

   Deferred tax liabilities (assets) comprised the following (amounts in thousands):

                                                                July 31,
                                                             ----------------
                                                              1998     1997
                                                             -------  -------
      Deferred tax liabilities:
        Inventories......................................... $ 2,674  $ 2,674
        Plant and equipment.................................   1,942    1,655
        Other...............................................     --       267
                                                             -------  -------
                                                               4,616    4,596
                                                             =======  =======
      Deferred tax liabilities:
        Accrued liabilities.................................  (1,181)    (776)
        Minimum tax credit..................................    (594)    (594)
        Other...............................................    (708)    (660)
                                                             -------  -------
                                                              (2,483)  (2,030)
                                                             =======  =======
      Net deferred tax liability............................ $ 2,133  $ 2,566
                                                             =======  =======
      The net deferred tax liability is classified as
       follows:
        Current liability................................... $   769  $ 1,884
        Noncurrent liability................................   1,364      682
                                                             -------  -------
                                                             $ 2,133  $ 2,566
                                                             =======  =======

   At July 31, 1998, the Company has certain net operating loss carryforwards which are available to reduce income taxes. These carryforwards total approximately $6,080,000 for state income tax purposes, and expire during the period 2010 through 2012. If certain substantial changes in the Company's ownership should occur, there would be an annual limitation on the amount of carryforwards which can be utilized.

   A reconciliation of the statutory federal income tax rate to the effective income tax rate is as follows:

                                                              Year Ended July
                                                                    31,
                                                              -----------------
                                                              1998  1997  1996
                                                              ----  ----  -----
      Statutory federal rate................................. 35.0% 35.0%  35.0%
      State income tax, net of Federal benefit...............  3.7  (0.1)  54.0
      Other, net............................................. (1.3)  3.3  (41.5)
                                                              ----  ----  -----
      Effective rate......................................... 37.4% 38.2%  47.5%
                                                              ====  ====  =====

Note 10--Related Party Transactions

   Under a manufacturing services agreement which expired in fiscal 1998, the Company provided manufacturing services to Cortelco on a turnkey basis with prices based on cost plus 8% for telephone products and cost plus 10% for telecommunications systems products. Included in net sales for fiscal 1998, 1997 and 1996 were sales to Cortelco totaling $26,436,000, $31,312,000 and $38,025,000, respectively. Total cost of sales for the periods relating to these sales to Cortelco were $24,321,000, $28,807,000 and $34,983,000, respectively. The Company continues to provide services to Cortelco with prices negotiated on a per contract basis.

   The Company had an agreement in 1996 with Cortelco to provide certain products and related support services to customers of Cortelco. The Company was required to pay a commission to Cortelco in the amount of 10% of sales of these products under this agreement. During fiscal 1996, the Company incurred $341,000 in commissions under this agreement.

                     CMC INDUSTRIES, INC. AND SUBSIDIARIES

   In July of 1998, the Company converted certain accounts receivable from Cortelco totaling $2,000,000 into a note receivable. Under the terms of the note, Cortelco agrees to pay the balance over a three-year term with monthly payments of $50,000 plus interest. Interest accrues on the note at a rate of 9.0% per annum. The Company continues to provide credit for manufacturing services sold to Cortelco in the form of trade receivables.

   The Cortelco preferred stock is nonvoting, has a liquidation preference of $12.50 per share and entitles the Company to dividends which are non-cumulative until August 1995 and thereafter cumulative at $.75 per share for each year in which Cortelco earns net income of $2 million or more. The Company may, subject to certain restrictions, require Cortelco to redeem the preferred stock, on a pro rata basis, over a five-year period beginning August 1999. The Company recorded the preferred stock at fair value, $5.9 million, based on the discounted cash flow of the redemption requirements. The excess cost basis of the net assets over the fair value of the preferred shares received was recorded as a distribution of capital to the Company's stockholders.

   A director of the Company has an ownership interest in a customer which purchased goods during fiscal 1996 totaling $1,731,000 at a cost of $1,697,000. As of July 31, 1996, the Company had an accounts receivable balance of $491,000 from this customer. During 1997, the Company settled the then outstanding balance of $441,000 with this customer through receipt of Company common stock with a fair value of the same amount.

Note 11--Employee Benefits

 Savings Plan

   The Company maintains a profit-sharing savings plan (the "Savings Plan") for employees of CMC Industries, Inc. Under the terms of the Savings Plan, employees may contribute from 2% to 16% of compensation and an additional elective amount. Effective June 30, 1994, the Company terminated matching employee contributions. The Company may also elect to make an additional discretionary profit-sharing contribution. Effective January 1, 1996, the Savings plan eligibility requirements were amended to include all full-time employees with one hour of service. The Company recorded no contributions for fiscal 1998, 1997 and 1996.

 Retirement benefits

   The Company maintains a defined benefit pension plan (the "Pension Plan") which covers certain hourly employees at the Mississippi division. Retirement benefits under the Pension Plan are based on an employee's length of service and a benefit formula based on year of hire. The benefit formula does not include a provision for increases in further compensation levels. Contributions to the Pension Plan are primarily based on the projected unit actuarial cost method. The Pension Plan's assets consist principally of short-term U.S. government instruments and pooled fixed income, debt and equity investment funds with a financial institution. Effective June 1, 1994, the Company terminated the future service payments for employees.

                     CMC INDUSTRIES, INC. AND SUBSIDIARIES

   The following table sets forth changes in the projected benefit obligation and changes in the fair value of Plan assets (amounts in thousands):

                                                                   July 31,
                                                                 --------------
                                                                  1998    1997
                                                                 ------  ------
      Change in projected benefit obligation
      Benefit obligation at beginning of year................... $7,238  $7,442
      Service cost..............................................    --      --
      Interest cost.............................................    612     582
      Benefits paid.............................................   (678)   (555)
      Loss due to census changes................................    540     --
      Revaluation gain..........................................    --     (231)
                                                                 ------  ------
          Benefit obligation at end of year..................... $7,712  $7,238
                                                                 ======  ======
      Change in plan assets
      Fair value of plan assets at beginning of year............ $7,375  $7,145
      Actual return on plan assets..............................    671     785
      Employer contributions....................................    513     --
      Benefits paid.............................................   (678)   (555)
                                                                 ------  ------
          Fair value of plan assets at end of year.............. $7,881  $7,375
                                                                 ------  ------
      Funded status............................................. $  169  $  137
      Unrecognized loss.........................................  1,261     878
                                                                 ------  ------
          Prepaid benefit cost.................................. $1,430  $1,015
                                                                 ======  ======

   The components of net periodic pension cost and related assumptions were as follows (amounts in thousands):

                                                             Year Ended July
                                                                   31,
                                                            -------------------
                                                            1998   1997   1996
                                                            -----  -----  -----
      Service cost......................................... $ --   $ --   $ --
      Interest cost........................................   612    582    579
      Return on plan assets................................  (671)  (785)  (422)
                                                            -----  -----  -----
      Net amortization and deferral........................   157    270    (65)
                                                            -----  -----  -----
      Net periodic pension expense......................... $  98  $  67  $  92
                                                            =====  =====  =====
      Discount rate........................................  8.25%  8.25%  8.00%
      Long-term rate of return.............................  8.00%  8.25%  8.00%

   Under FAS 87, the portion of deferred gains and losses in excess of 10% of the projected benefit obligation is amortized as a component of net periodic pension cost. If amortization is required, the period used is the average remaining service period of active employees, which was approximately 13.67 years as of July 31, 1998.

                     CMC INDUSTRIES, INC. AND SUBSIDIARIES

Note 12--Net Income Per Share

   A reconciliation of basic earnings per share to diluted earnings per share follows (in thousands, except per share data):

                                                      Year Ended
                        -----------------------------------------------------------------------
                             July 31, 1998           July 31, 1997           July 31, 1996
                        ----------------------- ----------------------- -----------------------
                                      Per-Share               Per-Share               Per-Share
                        Income Shares  Amount   Income Shares  Amount   Income Shares  Amount
                        ------ ------ --------- ------ ------ --------- ------ ------ ---------
Basic EPS Income
 available to Common
 stockholders.......... $2,531 7,205    $0.35   $1,606 6,757    $0.24    $105  6,235    $0.02
Effect of Dilutive
 Securities Stock
 options...............    --    348      --       --    410      --      --     214      --
                        ------ -----    -----   ------ -----    -----    ----  -----    -----
Diluted EPS Income
 available to Common
 stockholders Plus
 assumed conversions... $2,531 7,553    $0.34   $1,606 7,167    $0.22    $105  6,449    $0.02
                        ====== =====    =====   ====== =====    =====    ====  =====    =====

   Options to purchase 400,191 shares of the Company's common stock were outstanding during the year ended July 31, 1998 but were not included in the computation of diluted EPS because the exercise price was greater than the average market price of common shares. These options were still outstanding as of July 31, 1998.

Note 13--Restructuring Charge

   In October 1995, the Company expensed $792,000 in non-recurring charges related to the restructuring of the Company's business. Of this amount, $241,000 related to the relocation of the Company's corporate offices and California operations to a new facility. The remaining amount represented one-time charges related to severance costs resulting from a reduction in overhead staffing at the Company's Mississippi operations. The Company reduced employment levels to reflect the transition of the Company's business away from hand assembly work towards more advanced surface mount technology operations.

Note 14--Commitments and Contingencies

   In connection with the restructuring of the Company in August 1993, certain deferred income tax liabilities have been assumed by Cortelco. Although the LIFO method of inventory accounting is employed, a portion of this deferred income tax liability attributable to differing financial reporting and tax reporting bases of inventories may become payable in the foreseeable future based on certain rulings made in the U.S. federal tax courts. Although the Company has received indemnification from this affiliate with respect to such liability, the Company would be liable for this tax in the event Cortelco is unable to meet its obligation. The total amount of this deferred income tax liability assumed by Cortelco was approximately $2.2 million as of July 31, 1993.

   In fiscal 1994, the Company incurred a non-recurring charge included in selling, general and administrative expenses of approximately $170,000 related to the costs of environmental clean-up at a former manufacturing site. The Company's original estimate of its cost of the clean-up was approximately $320,000 which was recorded prior to July 1994. In fiscal 1995, an environmental expert concluded that the cost of a full study combined with short and long-term remediation of the site may cost between $3 and $4 million. During fiscal 1996, the Company was excluded as a potentially responsible party ("PRP") by the State of Tennessee's Department of Environment and Conservation in relation to the former facility; however, Alcatel, Inc., a PRP named by the State of Tennessee's Department of Environment and Conservation and a former owner of the Company, is seeking indemnification from the Company. Management believes Alcatel's assertion to be without merit and has responded as such. As of July 31, 1998, no claims have been filed by Alcatel.

                     CMC INDUSTRIES, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Concluded)


   In connection with the fiscal 1996 staff reduction discussed in Note 13, certain of the terminated employees subsequently claimed that the Company had engaged in age discrimination in their dismissal and sought damages of varying amounts. The Company defended the actual and threatened claims vigorously during fiscal 1998 incurring approximately $275,000 in legal costs over the course of the year. On August 6, 1998, a judgment was rendered in the favor of one plaintiff in the amount of $127,000 which the Company is reviewing for possible appeal. A second plaintiff's claim for $53,000 has also been filed. The EEOC has negotiated with the Company to reach a monetary settlement for other potential claimants. The Company has agreed to enter into a Conciliation Agreement with EEOC and pay approximately $500,000 to settle all such claims.

   As a result of these events and the significant ongoing costs to defend these claims, in October 1998, the Company concluded that its interest would be best served to settle all such matters. The Company has reserved $975,000 to resolve all such claims which represents its best estimate of funds to ultimately be paid to such claimants. This charge has been recorded as of July 31, 1998.

   In addition to the above, the Company is a defendant in several legal actions involving certain matters arising in the normal course of business. Management believes that the aggregate loss, if any, resulting from the final outcome of these proceedings will not be material to the financial position or results of operations of the Company. No additional accrual has been recorded for these pending matters.

                              CMC INDUSTRIES, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (In Thousands)

                                                                         July
                                                             April 30,    31,
                          ASSETS                               1999      1998
                          ------                            ----------- -------
                                                            (Unaudited)   (*)
Current assets
  Cash and cash equivalents................................  $  5,260   $ 5,281
  Accounts and notes receivable, net.......................    21,290    31,282
  Accounts and notes receivable from affiliate.............     4,712     5,678
  Inventories..............................................    30,838    20,275
  Other current assets.....................................     1,499     2,000
                                                             --------   -------
    Total current assets...................................    63,599    64,516
  Notes receivable from affiliate..........................       950     1,400
  Plant and equipment, net.................................    19,276    18,790
  Investment in preferred stock of affiliate...............     5,884     5,884
  Other assets.............................................     4,296     4,015
                                                             --------   -------
                                                             $ 94,005   $94,605
                                                             ========   =======
           LIABILITIES AND STOCKHOLDERS' EQUITY
           ------------------------------------
Current liabilities
  Notes payable under lines of credit......................  $  9,919   $18,111
  Current portion of long-term debt........................     1,647     2,146
  Accounts payable.........................................    31,227    21,365
  Other current liabilities................................     5,189     7,301
                                                             --------   -------
    Total current liabilities..............................    47,982    48,923
  Long-term debt...........................................     4,547     2,268
  Other liabilities........................................     1,364     1,469
                                                             --------   -------
    Total liabilities......................................    53,893    52,660
Stockholders' equity
  Common stock.............................................        78        76
  Additional paid-in capital...............................    36,831    36,157
  Retained earnings........................................     3,644     6,153
  Treasury stock...........................................      (441)     (441)
                                                             --------   -------
    Total stockholders' equity.............................    40,112    41,945
                                                             --------   -------
                                                             $ 94,005   $94,605
                                                             ========   =======

* Condensed from audited consolidated financial statements.

      See notes to unaudited condensed consolidated financial statements.

                              CMC INDUSTRIES, INC.

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                     (In thousands, except per share data)

                                             Three Months    Nine Months Ended
                                            Ended April 30,      April 30,
                                            ---------------- ------------------
                                             1999     1998     1999      1998
                                            -------  ------- --------  --------
                                                       (Unaudited)
Net sales.................................. $58,677  $58,565 $206,991  $237,612
Cost of sales..............................  56,405   54,596  200,538   222,580
                                            -------  ------- --------  --------
Gross profit...............................   2,272    3,969    6,453    15,032
Selling, general and administrative
 expenses..................................   2,907    2,731    9,354     9,012
                                            -------  ------- --------  --------
Operating income (loss)....................    (635)   1,238   (2,901)    6,020
Interest expense, net......................     280      311    1,114     1,063
                                            -------  ------- --------  --------
Income (loss) before income taxes..........    (915)     927   (4,015)    4,957
Provision (benefit) for income taxes.......    (343)     347   (1,506)    1,858
                                            -------  ------- --------  --------
Net income (loss).......................... $  (572) $   580 $ (2,509) $  3,099
                                            =======  ======= ========  ========
Net income (loss) per common share
  Basic.................................... $ (0.07) $  0.08 $  (0.33) $   0.44
  Diluted.................................. $ (0.07) $  0.08 $  (0.33) $   0.41
Weighted average shares outstanding
  Basic....................................   7,657    7,440    7,606     7,104
  Diluted..................................   7,657    7,724    7,606     7,495


      See notes to unaudited condensed consolidated financial statements.

                              CMC INDUSTRIES, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (In thousands)

                                                                Nine Months
                                                              Ended April 30,
                                                              -----------------
                                                                1999     1998
                                                              --------  -------
                                                                (Unaudited)
Cash flows from operating activities:
  Net income (loss).......................................... $ (2,509) $ 3,099
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization............................    2,603    1,629
    Change in assets and liabilities:
      Receivables............................................   11,408   (5,842)
      Inventories............................................  (10,563)   4,448
      Accounts payable.......................................    9,862   (3,207)
      Other assets and liabilities...........................   (2,216)     842
                                                              --------  -------
Net cash provided by operating activities....................    8,585      969
                                                              --------  -------
Cash flows from investing activities:
  Capital expenditures.......................................   (1,928)  (2,027)
  Payments for equipment held for sale and leaseback.........      --    (1,099)
  Deposits for facility under construction in Mexico.........      --    (2,135)
  Other......................................................      --    (1,559)
                                                              --------  -------
Net cash used in investing activities........................   (1,928)  (6,820)
                                                              --------  -------
Cash flows from financing activities:
  Borrowings under lines of credit, net......................   (8,192)   4,278
  Proceeds from long-term debt...............................    2,092      --
  Principal payments on long-term debt.......................   (1,254)  (1,268)
  Proceeds from issuance of stock............................      676    4,362
                                                              --------  -------
Net cash provided by (used in) financing activities..........   (6,678)   7,372
                                                              --------  -------
Net increase (decrease) in cash and cash equivalents.........      (21)   1,521
Cash and cash equivalents at beginning of period.............    5,281    4,298
                                                              --------  -------
Cash and cash equivalents at end of period................... $  5,260  $ 5,819
                                                              ========  =======

      See notes to unaudited condensed consolidated financial statements.

                             CMC INDUSTRIES, INC.

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Note 1--Basis of Presentation

   The accompanying unaudited condensed consolidated financial statements reflect all normal recurring adjustments which are, in the opinion of management, necessary to present fairly the financial position and results of operations and cash flows in conformity with generally accepted accounting principles. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1998.

Note 2--Inventories

   The components of inventories were as follows (in thousands):

                                                                         July
                                                                April     31,
                                                               30, 1999  1998
                                                               -------- -------
   Raw materials and purchased components..................... $ 28,877 $17,868
   Work-in-process............................................      875   1,637
   Finished goods.............................................    1,086     770
                                                               -------- -------
                                                               $ 30,838 $20,275
                                                               ======== =======

Note 3--Net Income Per Share

   Earnings per share ("EPS") is calculated in accordance with the Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings Per Share," which requires the presentation of basic and diluted earnings per share. Basic EPS was computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted EPS was calculated by dividing net income by the weighted average number of common shares outstanding and dilutive common stock equivalent shares outstanding during the respective periods. Common equivalent shares consist of stock options included in the computation of EPS using the treasury stock method. A reconciliation of basic earnings per share to diluted earnings per share for the past three fiscal years is shown in the following table (in thousands, except per share data):

                                                          Years Ended
                         -----------------------------------------------------------------------------
                               July 31, 1998             July 31,1997              July 31, 1996
                         ------------------------- ------------------------- -------------------------
                           Net           Per Share   Net           Per Share   Net           Per Share
                         Earnings Shares  Amount   Earnings Shares  Amount   Earnings Shares  Amount
                         -------- ------ --------- -------- ------ --------- -------- ------ ---------
Basic EPS
Earnings available to
 Common shareholders....  $2,531  7,205    $0.35    $1,606  6,757    $0.24     $105   6,235    $0.02
Effect of Dilutive
 Securities
Stock Options...........            348                       410                       214
                                  -----                     -----                     -----
Diluted EPS
Earnings available to
 Common shareholders
 Plus assumed
                          ------           -----    ------           -----     ----            -----
 conversions............  $2,531  7,553    $0.34    $1,606  7,167    $0.22     $105   6,449    $0.02
                          ======  =====    =====    ======  =====    =====     ====   =====    =====

                             CMC INDUSTRIES, INC.

Note 4--Subsequent Event

   On May 10, 1999, the Company entered into a definitive merger agreement with ACT Manufacturing, Inc. ("ACT"), a provider of value-added electronics manufacturing services for original equipment manufacturers in the networking and telecommunications, computer, industrial and medical equipment markets. The closing of the merger with ACT (the "Merger") is subject to the approval of the shareholders of ACT and the Company, various regulatory approvals and other customary closing conditions. Under the terms of the agreement, each share of CMC common stock will be exchanged for 0.5 shares of ACT common stock. The Merger is expected to be accounted for as a pooling of interest.

                                                                         Annex A


                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                            ACT MANUFACTURING, INC.,

                             EAST ACQUISITION CORP.

                                      and

                              CMC INDUSTRIES, INC.


                            Dated as of May 10, 1999

                               TABLE OF CONTENTS

                                                                           Page
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 ARTICLE I--The Merger....................................................   1

    Section 1.01. The Merger.............................................    1

    Section 1.02. Effective Time.........................................    2

    Section 1.03. Effect of the Merger...................................    2

    Section 1.04. Certificate of Incorporation; By-Laws..................    2

    Section 1.05. Directors and Officers.................................    2

    Section 1.06. Effect on Capital Stock................................    2

    Section 1.07. Exchange of Certificates...............................    3

    Section 1.08. No Further Ownership Rights in WEST Common Stock.......    4

    Section 1.09. Lost, Stolen or Destroyed Certificates.................    4

    Section 1.10. Tax and Accounting Consequences........................    5

    Section 1.11. Taking of Necessary Action; Further Action.............    5

 ARTICLE II--Representations and Warranties of West.......................   5

    Section 2.01. Organization...........................................    5

    Section 2.02. Capital Structure......................................    6

    Section 2.03. Obligations With Respect to Capital Stock..............    6

    Section 2.04. Authority..............................................    7

    Section 2.05. Section 203 of Delaware Law Not Applicable.............    8

    Section 2.06. SEC Filings; WEST Financial Statements.................    8

    Section 2.07. Absence of Certain Changes or Events...................    9

    Section 2.08. Taxes..................................................    9

    Section 2.09. Intellectual Property..................................   10

    Section 2.10. Compliance; Permits; Restrictions......................   11

    Section 2.11. Litigation.............................................   12

    Section 2.12. Brokers' and Finders' Fees.............................   12

    Section 2.13. Employee Benefit Plans.................................   12

    Section 2.14. Absence of Liens and Encumbrances; Condition of
                  Equipment..............................................   13

    Section 2.15. Environmental Matters..................................   14

    Section 2.16. Labor Matters..........................................   14

    Section 2.17. Agreements, Contracts and Commitments..................   15

    Section 2.18. Pooling of Interests...................................   15

    Section 2.19. Change of Control Payments.............................   16

    Section 2.20. Statements; Proxy Statement/Prospectus.................   16

    Section 2.21. Board Approval.........................................   16

    Section 2.22. Fairness Opinion.......................................   16

    Section 2.23. Minute Books...........................................   16

    Section 2.24. Order, Commitment and Returns..........................   16



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    Section 2.25. Customers..............................................   17

    Section 2.26. Suppliers..............................................   17

    Section 2.27. Inventory..............................................   17

    Section 2.28. Restrictions on Business Activities....................   17

    Section 2.29. Interested Party Transactions..........................   17

    Section 2.30. Insurance..............................................   17

    Section 2.31. Vote Required..........................................   18

    Section 2.32. Receivables............................................   18

    Section 2.33. Real Property..........................................   18

    Section 2.34. Representations Complete...............................   19

 Article III--Representations and Warranties of East and Merger Sub.......  19

    Section 3.01. Organization...........................................   19

    Section 3.02. Capital Structure......................................   19

    Section 3.03. Obligations With Respect to Capital Stock..............   20

    Section 3.04. Authority..............................................   20

    Section 3.05. SEC Filings: EAST Financial Statements.................   21

    Section 3.06. Absence of Certain Changes or Events...................   22

    Section 3.07. Taxes..................................................   22

    Section 3.08. Compliance; Permits; Restrictions......................   23

    Section 3.09. Litigation.............................................   23

    Section 3.10. Brokers' and Finders' Fees.............................   23

    Section 3.11. Absence of Liens and Encumbrances......................   23

    Section 3.12. Pooling of Interests...................................   23

    Section 3.13. Change of Control Payments.............................   23

    Section 3.14. Statements; Proxy Statements/Prospectus................   24

    Section 3.15. Board Approval.........................................   24

    Section 3.16. Fairness Opinion.......................................   24

    Section 3.17. Vote Required..........................................   24

    Section 3.18. Representations Complete...............................   24

 Article IV--Conduct of Business Pending the Merger.......................  25

    Section 4.01  Conduct of Business of WEST and EAST...................   25

    Section 4.02. Conduct of Business of WEST............................   25

    Section 4.03. Conduct of Business of EAST............................   27

    Section 4.04. No Solicitation........................................   27

 Article V--Additional Information........................................  28

                  Proxy Statement/Prospectus; Registration Statement;
    Section 5.01. Other Filings..........................................   28

    Section 5.02. Meetings of Stockholders...............................   29


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    Section 5.03. Access to Information; Confidentiality..........    29

    Section 5.04. Consents, Approvals.............................    30

    Section 5.05. Stock Options...................................    31

    Section 5.06. WEST Employee Stock Purchase Plan...............    31

    Section 5.07. WEST Affiliate Agreements.......................    31

    Section 5.08. EAST Affiliate Agreements.......................    32

    Section 5.09. Indemnification and Insurance...................    32

    Section 5.10. Notification of Certain Matters.................    33

    Section 5.11. Further Action..................................    33

    Section 5.12. Public Announcements............................    33

    Section 5.13. Listing of EAST Common Stock....................    33

    Section 5.14. Conveyance Taxes................................    33

    Section 5.15. Accountants' Letters............................    34

    Section 5.16. Pooling Accounting Treatment....................    34

    Section 5.17. Pooling Letters.................................    34

    Section 5.18. Voting Agreement................................    34

    Section 5.19. Tax-Free Reorganization.........................    34

    Section 5.20. Board of Directors of EAST......................    34

    Section 5.21. Form S-8........................................    34

    Section 5.22. WEST Retirement Plans...........................    35

    Section 5.23. Past Service Credit.............................    35

 Article VI--Conditions to the Merger..............................   35

                  Conditions to Obligation of Each Party to Effect
    Section 6.01. the Merger......................................    35

                  Additional Conditions to Obligations of EAST and
    Section 6.02. Merger Sub......................................    36

    Section 6.03. Additional Conditions to Obligation of WEST.....    37

 Article VII--Termination..........................................   38

    Section 7.01. Termination.....................................    38

    Section 7.02. Notice of Termination; Effect of Termination....    39

    Section 7.03. Fees and Expenses...............................    39

 Article VIII--General Provisions..................................   40

                  Effectiveness of Representations, Warranties and
    Section 8.01. Agreements......................................    40

    Section 8.02. Notices.........................................    40

    Section 8.03. Certain Definitions.............................    41

    Section 8.04. Amendment.......................................    41

    Section 8.05. Waiver..........................................    41

    Section 8.06. Headings........................................    41

    Section 8.07. Severability....................................    41



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    Section 8.08. Entire Agreement................................   42

    Section 8.09. Assignment......................................   42

    Section 8.10. Parties in interest.............................   42

                  Failure or Indulgence Not Waiver, Remedies
    Section 8.11. Cumulative......................................   42

    Section 8.12. Governing Law...................................   42

    Section 8.13. Counterparts....................................   42

    Section 8.14. Interpretation..................................   42

    Section 8.15. Rules of Construction...........................   43

        Exhibits:  Exhibit A:Form of WEST Voting Agreement
                   Exhibit B:Form of EAST Voting Agreement
                   Exhibit C:Form of WEST Affiliate Agreement
                   Exhibit D:Form of EAST Affiliate Agreement

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

  Agreement and Plan of Merger and Reorganization, dated as of May 10, 1999 (this "Agreement"), among ACT MANUFACTURING, INC., a Massachusetts corporation ("EAST"), EAST ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of EAST ("Merger Sub"), and CMC INDUSTRIES, INC., a Delaware corporation ("WEST").

                                  WITNESSETH:

  Whereas, the Boards of Directors of EAST, Merger Sub and WEST have each determined that it is advisable and in the best interests of their respective stockholders for EAST to enter into a business combination with WEST upon the terms and subject to the conditions set forth herein;

  Whereas, in furtherance of such combination, the Boards of Directors of EAST, Merger Sub and WEST have each approved the merger (the "Merger") of Merger Sub with and into WEST in accordance with the applicable provisions of Delaware General Corporation Law ("Delaware Law"), and upon the terms and subject to the conditions set forth herein;

  Whereas, pursuant to the Merger, each outstanding share of WEST's common stock, $.01 par value (the "WEST Common Stock"), shall be converted into the right to receive the Merger Consideration (as defined in Section 1.07(b)), upon the terms and subject to the conditions set forth herein;

  Whereas, EAST, Merger Sub and WEST intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and to cause the Merger to qualify as a reorganization under the provisions of
Section 368(a) of the Code;

  Whereas, concurrently with the execution of this Agreement, and as a condition and inducement to EAST's and WEST's willingness to enter into this Agreement, respectively, the Chief Executive Officer of WEST and certain other affiliates of WEST shall enter into a Voting Agreement in substantially the form attached hereto as Exhibit A (the "WEST Voting Agreement"), and the Chief Executive Officer of EAST shall enter into a Voting Agreement in substantially the form attached hereto as Exhibit B (the "EAST Voting Agreement" and, collectively with the WEST Voting Agreement, the "Voting Agreements");

  Whereas, EAST, Merger Sub and WEST desire to make certain representations and warranties and other agreements in connection with the Merger; and

  Whereas, for accounting purposes, it is intended that the transactions contemplated hereby shall be accounted for as a pooling of interests under U.S. generally accepted accounting principles ("GAAP");

  Now, Therefore, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, EAST, Merger Sub and WEST hereby agree as follows:

                                   ARTICLE I

                                  The Merger

  Section 1.01. The Merger.

  (a) Effective Time. At the Effective Time (as defined in Section 1.02), and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger filed in connection herewith (the "Certificate of Merger") and Delaware Law, Merger Sub shall be merged with and into WEST, the separate corporate existence of Merger Sub shall cease, and WEST shall continue as the surviving corporation. WEST as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

  (b) Closing. Unless this Agreement shall have been terminated pursuant to
Section 7.01 and subject to the satisfaction or waiver of each of the conditions set forth in Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of each of the conditions set forth in Article VI, at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110, unless another date, time or place is agreed to in writing by the parties hereto.

  Section 1.02. Effective Time. As promptly as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger in accordance with the relevant provisions of Delaware Law, together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law (the time of such filing being the "Effective Time").

  Section 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of WEST and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of WEST and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

  Section 1.04. Certificate of Incorporation; By-Laws.

  (a) Certificate of Incorporation. Unless otherwise determined by EAST prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; provided, however, that the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation is "CMC Industries, Inc."

  (b) By-Laws. Unless otherwise determined by EAST prior to the Effective Time, at the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

  Section 1.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

  Section 1.06. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, WEST or the holders of any of the following securities:

    (a) Conversion of Securities. Each share of WEST Common Stock issued and outstanding immediately prior to the Effective Time (excluding any shares of WEST Common Stock to be canceled pursuant to Section 1.06(b)) shall be converted, subject to Section 1.06(e), into the right to receive 0.50 of a share (the "Exchange Ratio") of validly issued, fully paid and nonassessable shares of common stock of EAST, $.01 par value per share ("EAST Common Stock").

    (b) Cancellation. Each share of WEST Common Stock held in the treasury of WEST and each share of WEST Common Stock owned by EAST, Merger Sub or any direct or indirect wholly-owned subsidiary of WEST or EAST immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor.

    (c) Stock Options; Employee Stock Purchase Plan. All options to purchase WEST Common Stock then outstanding under WEST's Amended and Restated 1990 Equity Incentive Plan (the "WEST Stock Option Plan") shall be assumed by EAST in accordance with Section 5.05. In accordance with the terms of WEST's 1996 Employee Stock Purchase Plan (the "WEST Employee Stock Purchase Plan") all rights to purchase WEST Common Stock then outstanding under the WEST Employee Stock Purchase Plan shall terminate in accordance with
  Section 5.06 prior to the Effective Time.

    (d) Capital Stock of Merger Sub. Each share of common stock, $.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $.01 par value per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

    (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into EAST Common Stock or WEST Common Stock), reorganization, recapitalization or other like change with respect to EAST Common Stock or WEST Common Stock occurring after the date hereof and prior to the Effective Time.

    (f) Fractional Shares. No fraction of a share of EAST Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of WEST Common Stock who would otherwise be entitled to a fraction of a share of EAST Common Stock (after aggregating all fractional shares of EAST Common Stock to be received by such holder) shall receive from EAST an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the closing price of a share of EAST Common Stock on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market ("Nasdaq").

  Section 1.07. Exchange of Certificates.

  (a) Exchange Agent. Promptly, but in no event more than ten (10) business days, after the Effective Time, EAST shall supply, or shall cause to be supplied, to or for the account of a bank or trust Company designated by EAST (the "Exchange Agent"), in trust for the benefit of the holders of WEST Common Stock, for exchange in accordance with this Article I, through the Exchange Agent, certificates evidencing the EAST Common Stock issuable pursuant to
Section 1.06 in exchange for outstanding shares of WEST Common Stock immediately prior to the Effective Time.

  (b) Exchange Procedures. Promptly, but in no event more than ten (10) business days, after the Effective Time, EAST will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of WEST Common Stock whose shares were converted into the right to receive shares of EAST Common Stock pursuant to Section 1.06 (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent and shall be in such form and have such other provisions as EAST may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of EAST Common Stock and cash in lieu of any fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by EAST, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to promptly receive in exchange therefor (A) certificates evidencing that number of whole shares of EAST Common Stock which such holder has the right to receive pursuant to Section 1.06, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 1.07(c), and (C) cash in lieu of fractional shares of EAST Common Stock to which such holder is entitled pursuant to Section 1.06(f) (the EAST Common Stock, dividends, distributions and the cash described in this clause (C) being, collectively, the "Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of WEST Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of EAST Common Stock into which such shares of WEST Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.06 and any dividends or distributions payable pursuant to Section 1.07(c).

  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to EAST Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of EAST Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.07(c)) with respect to such whole shares of EAST Common Stock.

  (d) Transfers of Ownership. If any certificate for shares of EAST Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to EAST or any person designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of EAST Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of EAST or any agent designated by it that such tax has been paid or is not payable.

  (e) No Liability. Notwithstanding anything to the contrary in this Section 1.07, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any holder of WEST Common Stock or EAST Common Stock for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

  (f) Withholding Rights. EAST, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of WEST Common Stock such amounts as EAST, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of WEST Common Stock in respect of which such deduction and withholding was made by EAST, the Surviving Corporation or the Exchange Agent.

  Section 1.08. No Further Ownership Rights in WEST Common Stock. The Merger Consideration delivered upon the surrender for exchange of shares of WEST Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of WEST Common Stock. At the Effective Time, the stock transfer books of WEST shall be closed, and there shall be no further registration of transfers of WEST Common Stock outstanding immediately prior to the Effective Time thereafter on the records of WEST or on the records of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

  Section 1.09. Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of EAST Common Stock as may be required pursuant to Section 1.06; provided, however, that EAST may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against EAST, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

  Section 1.10. Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests under GAAP. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

  Section 1.11. Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, interest and possession in, to or under all assets, property, rights, privileges, powers and franchises of WEST and Merger Sub, the officers and directors of WEST and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

                                  ARTICLE II

                    Representations and Warranties of WEST

  When used in this Agreement with respect to WEST or any of its subsidiaries, or EAST or any of its subsidiaries, as the case may be, the term "Material Adverse Effect" means any change or effect that, individually or in the aggregate, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets) and liabilities, financial condition, properties, or results of operations of WEST and its subsidiaries or EAST and its subsidiaries, as the case may be, in each case taken as a whole, provided, however, that any adverse change or effect that is proximately caused by general economic conditions or conditions affecting the electronics manufacturing services industry generally shall not be taken into account in determining whether there has been or is reasonably likely to be a "Material Adverse Effect."

  In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of executive officers and directors of such party, as well as such other officers and employees as is set forth in the preamble to such party's Disclosure Schedule.

  WEST hereby represents and warrants to EAST and Merger Sub that, except as set forth in the written disclosure schedule previously delivered by WEST to EAST (the "WEST Disclosure Schedule"):

  Section 2.01. Organization. Each of WEST and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as currently proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on WEST. WEST has delivered to EAST a true and complete list of all of WEST's subsidiaries, together with the jurisdiction of incorporation of each subsidiary. WEST has delivered or made available a true and correct copy of the Restated Certificate of Incorporation (the "Restated Certificate") and Amended and Restated Bylaws of WEST and similar governing instruments of its subsidiaries, each as amended to date, to counsel for EAST. Neither WEST nor any of its subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent organizational documents. Other than as specified in Section 2.01 of the WEST Disclosure Schedule, WEST has no subsidiaries. Except as disclosed in the WEST Disclosure Schedule, WEST is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by WEST free and clear of all liens, charges, restrictions, claims or encumbrances or rights of any nature whatsoever. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating WEST or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as disclosed in the WEST Disclosure Schedule, WEST does not directly or indirectly own of record or beneficially any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

  Section 2.02. Capital Structure. The authorized capital stock of WEST consists of 15,000,000 shares of Common Stock, par value $.01 per share, of which there were 7,681,798 shares issued and outstanding as of March 31, 1999 (the "Capitalization Date") and 5,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares were issued or outstanding as of the Capitalization Date. Since the Capitalization Date, no shares of WEST capital stock have been issued other than pursuant to options to acquire such shares under the WEST Stock Option Plan or the WEST Employee Stock Purchase Plan outstanding as of the Capitalization Date and set forth in the WEST Disclosure Schedule. All outstanding shares of WEST Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights or rights of first refusal created by statute, the Restated Certificate or Bylaws of WEST or any agreement or document to which WEST is a party or by which it is bound. As of the Capitalization Date, WEST had reserved (i) an aggregate of 1,865,617 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the WEST Stock Option Plan, under which options as of the Capitalization Date were outstanding for an aggregate of 1,577,527 shares and no shares were subject to outstanding stock purchase rights, and (ii) 716,394 shares of Common Stock for issuance to employees pursuant to the WEST Employee Stock Purchase Plan, of which, as of the Capitalization Date, 246,570 shares had been issued. All shares of WEST Common Stock subject to issuance as aforesaid, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights or rights of first refusal created by statute, the Restated Certificate or Bylaws of WEST or any agreement or document to which WEST is a party or by which it is bound. Section 2.02 of the WEST Disclosure Schedule lists as of the Capitalization Date each and every outstanding option or other agreement to acquire shares of WEST Common Stock, the name of the holder of such option or other agreement, the number of shares subject to such option or other agreement, the exercise price of such option or other agreement, the number of shares as to which such option or other agreement will have vested at such date and whether the exercisability of such option or other agreement will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicates the extent of acceleration, if any. Since the Capitalization Date, WEST has not issued or granted any option, warrant or other agreement to acquire shares of WEST capital stock other than pursuant to the WEST Stock Option Plan or the WEST Employee Stock Purchase Plan in the ordinary course of business consistent with past practice.

  Section 2.03. Obligations With Respect to Capital Stock. Except as set forth in Section 2.02, there are no equity securities of any class of WEST, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities WEST owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of WEST, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 2.02, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which WEST or any of its subsidiaries is a party or by which WEST or any of its subsidiaries are bound obligating WEST or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of WEST or any of its subsidiaries or obligating WEST or any of its subsidiaries to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights agreements or understandings and, to the knowledge of WEST, there are no voting trusts, proxies or other agreements or understandings, with respect to any equity security of any class of WEST or with respect to any equity security of any class of any of its subsidiaries. The terms of the WEST Stock Option Plan permit the assumption or substitution of options to purchase EAST

Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the WEST stockholders, or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for those options. The current "Purchase Period" (as defined in the WEST Employee Stock Purchase Plan) commenced under the WEST Employee Stock Purchase Plan on March 1, 1999 and will end as provided in Section 5.06 of this Agreement, and except for the purchase rights granted on such commencement date to participants in the current Purchase Period, there are no other purchase rights or options outstanding under the WEST Employee Stock Purchase Plan. True and complete copies of all agreements and instruments relating to or issued under the WEST Stock Option Plans and the WEST Employee Stock Purchase Plan have been made available to legal counsel for EAST and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to EAST.

  Section 2.04. Authority.

  (a) WEST has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of WEST, subject only to the approval of the Merger and this Agreement by WEST's stockholders and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by WEST and constitutes the valid and binding obligation of WEST, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement by WEST does not, and the performance of this Agreement will not, (i) conflict with or violate the Restated Certificate or Bylaws of WEST or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval of WEST's stockholders of the Merger as contemplated in Section
5.02 and compliance with the requirements set forth in Section 2.04(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to WEST or any of its subsidiaries or by which its or any of their respective properties or assets is bound or affected, or (iii) result in any breach of or constitute a default (with or without notice or lapse of time or both) under, or impair WEST's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of WEST or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, collective bargaining agreement or other instrument or obligation to which WEST or any of its subsidiaries is a party or by which WEST or any of its subsidiaries or its or any of their respective properties or assets are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that could not reasonably be expected to have a Material Adverse Effect on WEST or the Surviving Corporation. Section 2.04 of the WEST Disclosure Schedule lists all consents, waivers and approvals under any of WEST's or any of its subsidiaries' agreements, contracts, licenses, leases or other agreements or instruments required to be obtained in connection with the consummation of the transactions contemplated hereby, the failure to obtain which could reasonably be expected to have a Material Adverse Effect on WEST or the Surviving Corporation.

  (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, local or foreign or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to WEST or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a Form S4 Registration Statement (or such other or successor form as shall be appropriate) (the "Registration Statement") with the Securities and Exchange Commission ("SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act") pursuant to which the shares of EAST Common Stock to be issued in the Merger will be registered with the SEC, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of the Proxy Statement (as defined in Section 2.20) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the filing of a Current Report on Form 8K with the SEC, (v) the filing of a Notification and Report Form for Certain Mergers and Acquisitions with the Federal Trade Commission (the "FTC") and the Department of Justice (the "DOJ") in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect on WEST, the Surviving Corporation or EAST or have a material adverse effect on, or materially alter or delay, the ability of the parties to consummate the Merger.

  Section 2.05. Section 203 of Delaware Law Not Applicable. The Board of Directors of WEST has taken all actions so that the restrictions contained in
Section 203 of the Delaware Law applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

  Section 2.06. SEC Filings; WEST Financial Statements.

  (a) WEST has filed all forms, reports and documents required to be filed with the SEC since December 9, 1993, and has made available to EAST such forms, reports and documents in the form filed with the SEC and, prior to the Effective Time, will have made available to EAST copies of any additional forms, reports and documents filed with the SEC prior to the Effective Time. All such required forms, reports and documents (including those that WEST may file subsequent to the date hereof) are referred to herein collectively as the "WEST SEC Reports." In addition, WEST has made available to EAST all exhibits to the WEST SEC Reports filed prior to the date hereof, and will promptly make available to EAST all exhibits to any additional WEST SEC Reports filed prior to the Effective Time. All documents required to be filed as exhibits to the WEST SEC Reports have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms or whose failure to be so could not reasonably be expected to have a Material Adverse Effect on WEST or the Surviving Corporation, and neither WEST nor any of its subsidiaries is in default thereunder, except where any such default has not resulted in and is not reasonably expected to result in any Material Adverse Effect on WEST. As of their respective filing dates, the WEST SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such WEST SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of WEST's subsidiaries is required to file any forms, reports or other documents with the SEC.

  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the WEST SEC Reports (the "WEST Financials"), including any WEST SEC Reports filed after the date hereof until the Closing, (w) were complete and correct in all material respects as of their respective dates, (x) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, (y) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange
Act) and (z) fairly presented the consolidated financial position of WEST and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were subject to normal and recurring year-end adjustments which were not material in amount. There has been no material change in WEST accounting policies except as described in the notes to the WEST Financials. The balance sheet of WEST contained in the WEST SEC Report for the quarter ended January 31, 1999 is hereinafter referred to as the "WEST Balance Sheet." Neither WEST nor any of its subsidiaries has any obligations or liabilities (absolute, accrued, contingent or otherwise) of any nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of WEST and its subsidiaries taken as a whole, except liabilities (i) provided for in the WEST Balance Sheet, (ii) incurred since the date of the WEST Balance Sheet in the ordinary course of business consistent with past practice, or (iii) which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on WEST.

  (c) WEST has heretofore made available to EAST a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by WEST with the SEC pursuant to the Securities Act or the Exchange Act.

  Section 2.07. Absence of Certain Changes or Events. Since the date of the WEST Balance Sheet, WEST has conducted its business in the ordinary course consistent with past practice and there has not been: (i) any Material Adverse Effect on WEST (whether or not covered by insurance), (ii) any material change by WEST in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (iii) any revaluation by WEST of any of its or any of its subsidiaries' assets having a Material Adverse Effect on WEST, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice or as required by concurrent changes in GAAP;
(iv) any acquisition, sale or transfer of any material asset of WEST or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (v) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of WEST, or any direct or indirect redemption, purchase or other acquisition by WEST of any of its shares of capital stock; (vi) any contract entered into by WEST or any of its subsidiaries, other than in the ordinary course of business and as made available to EAST, or any amendment or termination of, or default under, any contract to which WEST or any of its subsidiaries is a party or by which it is bound which could reasonably be expected to result in a Material Adverse Effect on WEST; or (vii) any agreement by WEST or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (vi) (other than negotiations with EAST and its representatives regarding the transactions contemplated by this Agreement).

  Section 2.08. Taxes. WEST and each of its subsidiaries has filed all tax returns required to be filed by any of them and has paid (or WEST has paid on its behalf) all taxes required to be paid (whether or not shown on such returns), and the most recent financial statements contained in the WEST SEC Reports reflect an adequate reserve for all taxes of WEST and its subsidiaries accrued through the date of such financial statements. WEST is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (a) any "excess parachute payments" within the meaning of Section 280G of the Code in connection with the transactions contemplated by this Agreement (without regard to the exception in Section 280G(b)(4)) or (b) any other amount for which a deduction would be disallowed under Section 162(m) or Section 404 of the Code. WEST has not agreed to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise, and WEST will not be required to make any such adjustment as a result of the transactions contemplated by this agreement. WEST is not and has not ever been a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code. WEST has never filed a consent pursuant to
Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) relating to collapsible corporations, or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign law) apply to the disposition of any asset owned by it. WEST is not (and has not ever been) a party to a tax-sharing agreement and has not assumed the liability of any other person for taxes. WEST has not ever been a member of a group of corporations filing a consolidated, unitary or combined return other than a group of which WEST is the parent. No issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns of WEST and no deficiencies for any taxes have been proposed, asserted or assessed against WEST or any of its subsidiaries. No waivers of statutes of limitation with respect to any tax returns have been given by or requested from WEST. No power of attorney has been granted by WEST, and is currently in force, with respect to any matter relating to taxes. None of the returns filed or required to be filed by WEST contains or will contain a disclosure statement under former Section 6661 or Section 6662 of the Code or any similar provision of any state, local or foreign law. For the purpose of this Agreement, the term "tax" shall include all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, unemployment insurance, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

  Section 2.09. Intellectual Property.

  (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

    (i) "Technology" shall mean any or all of the following: (1) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, and data; (2) inventions (whether or not patentable), improvements, and technology; (3) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets and know-how; (4) databases, data compilations and collections and technical data; (5) logos, trade names, trade dress, trademarks, service marks, World Wide Web addresses and domain names, tools, methods and processes; and all instantiations of the foregoing in any form and embodied in any media.

    (ii) "Intellectual Property Rights" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (1) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("Patents");
  (2) all trade secrets and other rights in know-how and confidential or proprietary information; (3) all copyrights, copyright registrations and applications therefor, and mask works and mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world ("Copyrights"); (4) all rights in World Wide Web addresses and domain names and applications and registrations therefor, all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); and (5) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

    (iii) "WEST Intellectual Property" shall mean any Technology or Intellectual Property Rights including the WEST Registered Intellectual Property Rights (as defined below) that are owned by WEST.

    (iv) "Registered Intellectual Property Rights" shall mean all United States, international and foreign: (1) Patents, including applications therefor; (2) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (3) Copyrights registrations and applications to register Copyrights; and (4) any other Intellectual Property Right that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time.

  (b) Section 2.09(b) of the WEST Disclosure Schedule lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for by WEST (the "WEST Registered Intellectual Property Rights") and lists any proceedings or actions before any court, tribunal (including the Untied States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any WEST Intellectual Property Rights, including any WEST Registered Intellectual Property Rights.

  (c) Other than inbound "shrink-wrap" and similar publicly available commercial binary code end-user licenses, the contracts, licenses, sublicenses and agreements of WEST set forth in Section 2.09(c) of the WEST Disclosure
Schedule include all material contracts, licenses, sublicenses and agreements to which WEST is a party with respect to, or pursuant to which WEST is authorized to use, any Intellectual Property Right.

  (d) WEST and its subsidiaries own, or have the right to use, sell or license all Technology and Intellectual Property Rights that are used in, or necessary or required for, the conduct of their respective businesses as presently conducted or as currently proposed to be conducted by WEST and its subsidiaries. The operation of the business of WEST and its subsidiaries as it currently is conducted or is proposed to be conducted by WEST and its subsidiaries, including but not limited to the development, use, import, manufacture and sale of the products, technology or services of WEST and its subsidiaries, does not infringe or misappropriate any Intellectual Property Right of any person, and WEST has not received notice from any person claiming that any such product, technology or service of WEST infringes or misappropriates any Intellectual Property Right of any person (nor does WEST have knowledge of any basis therefor).

  (e) To WEST's knowledge, no person is infringing or misappropriating any WEST Intellectual Property Right.

  (f) WEST and its subsidiaries have taken all reasonable steps to protect WEST's and its subsidiaries' rights in confidential information and trade secrets of WEST and its subsidiaries or provided by any other person to WEST or its subsidiaries. Without limiting the foregoing, WEST and its subsidiaries have, and enforce, a policy requiring each employee, consultant and contractor to execute a proprietary information, confidentiality and assignment agreement, substantially in the form attached hereto as Section 2.09(f) of the WEST Disclosure Schedule, and all current and former employees, consultants and contractors of WEST and its subsidiaries have executed such an agreement.

  (g) WEST is not in breach of, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of, (i) any contracts, licenses, sublicenses or other agreements between WEST and any other person with respect to any material WEST Intellectual Property or (ii) any contracts, licenses, sublicenses or other agreements required to be listed in Section 2.09(c) of the WEST Disclosure Schedule, and to the knowledge of WEST, there is not any dispute regarding the scope of any such agreement, or performance under any such agreement including with respect to any payments to be made or received by WEST thereunder. Neither WEST nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property Right, other than agreements in the ordinary course of business consistent with past practice.

  Section 2.10. Compliance; Permits; Restrictions.

  (a) Neither WEST nor any of its subsidiaries is in conflict with, or in default or violation of (or have taken or failed to take any action which with notice or lapse of time or both would become a default or violation), or received notice of a violation of, (i) any law, rule, regulation, order, judgment or decree applicable to WEST or any of its subsidiaries or by which its or any of their respective properties or assets is bound or affected, or
(ii) any note, bond, mortgage, indenture, collective bargaining agreement, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which WEST or any of its subsidiaries is a party or by which WEST or any of its subsidiaries or its or any of their respective properties or assets is bound or affected, except for any conflicts, defaults or violations which could not reasonably be expected to have a Material Adverse Effect on WEST. No investigation or review by any governmental or regulatory body or authority is pending or, to WEST's knowledge, threatened against WEST or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not reasonably be expected to have a Material Adverse Effect on WEST. All leases of real property to which WEST is a party are in good standing and are valid, binding and enforceable in accordance with their respective terms. There does not exist a default (nor has an event occurred which with notice or lapse of time or both would become a default) on the part of the landlord under any such leases, except as could not reasonably be expected to have a Material Adverse Effect on WEST.

  (b) WEST and its subsidiaries hold all consents, permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of WEST and its subsidiaries taken as a whole (collectively, the "WEST Permits") and all of such WEST Permits are in full force and effect. WEST and its subsidiaries are in compliance with the terms of the WEST Permits, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect on WEST.

  Section 2.11. Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or to WEST's knowledge, threatened, before any agency, court, tribunal or Governmental Entity, foreign or domestic, against WEST or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect on WEST, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. Nor has WEST or any of its subsidiaries received any notice or assertion of such an action, suit, proceeding, claim, arbitration or investigation.

  Section 2.12. Brokers' and Finders' Fees. Except for fees payable to BancBoston Robertson Stephens pursuant to the engagement letter dated February 22, 1999, WEST has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

  Section 2.13. Employee Benefit Plans.

  (a) Section 2.13 of the WEST Disclosure Schedule lists, with respect to WEST, any subsidiary of WEST and any trade or business (whether or not incorporated) which is treated as a single employer with WEST (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code,
(i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) whether or not such plans are subject to ERISA, (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, and stock appreciation right, (iii) all supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance, bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements which are not employee benefit plans as otherwise covered under clause (i) above, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management or overseas employees of WEST and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements (other than pursuant to the WEST Stock Option Plan), written or otherwise, as to which unsatisfied or potential obligations of WEST of greater than $100,000 exist for the benefit of, or relating to, any present or former employee, consultant or director of WEST (together, the "WEST Employee Plans").

  (b) WEST has furnished to EAST a copy of each of the WEST Employee Plans and related plan documents (including trust documents, insurance policies or contracts) and has, with respect to each WEST Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any WEST Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the remedial amendment period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. WEST has also furnished EAST with the most recent Internal Revenue Service determination letter issued with respect to each such WEST Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any WEST Employee Plan subject to Code Section 401(a).

  (c) (i) Other than continued health care coverage required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), none of the WEST Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any WEST Employee Plan; (iii) each WEST Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as could not reasonably be expected to have, in the aggregate, a Material Adverse Effect on WEST, and WEST and each subsidiary or ERISA Affiliate have performed all obligations required to be performed by them under, are not in any respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the WEST Employee Plans, which default or violation could reasonably be expected to have a Material Adverse Effect on WEST; (iv) neither WEST nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the WEST Employee Plans; (v) all material contributions required to be made by WEST or any subsidiary or ERISA Affiliate to any WEST Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each WEST Employee Plan for the current plan years; (vi) with respect to each WEST Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in
Section 4062, 4063 or 4041 or ERISA has occurred; (vii) no WEST Employee Plan is covered by, and neither WEST nor any subsidiary or ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code, (viii) the Hourly Pension Plan for employees of ITT Telecom Products Corporation (now known as WEST) at Corinth (the "Hourly Pension Plan") is fully funded on a fully vested, plan termination basis, and (ix) the percentage of Hourly Pension Plan assets invested in employer stock has never exceeded 10 percent. With respect to each WEST Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, WEST has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and WEST has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such WEST Employee Plan, except in each case to the extent that such failure to perform such action could not, in the aggregate, reasonably be expected to have a Material Adverse Effect on WEST. Other than routine claims for benefits, no suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of WEST is threatened, against or with respect to any such WEST Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither WEST nor any WEST subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

  (d) With respect to each WEST Employee Plan, WEST and each of its subsidiaries have complied in all material respects with (i) the applicable health care continuation and notice provisions of COBRA and the proposed regulations thereunder and (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder.

  (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of WEST, any WEST subsidiary or any other ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or service provider.

  (f) There has been no amendment to, written interpretation or announcement (whether or not written) by WEST, any WEST subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any WEST Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in WEST's financial statements.

  Section 2.14. Absence of Liens and Encumbrances; Condition of
Equipment. WEST and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) as reflected in the WEST Financials, (ii) for liens for property taxes not yet due and payable and
(iii) such imperfections of title
and encumbrances, if any, which have not and could not reasonably be expected to have a Material Adverse Effect on WEST. The plants, properties and equipment of WEST and its subsidiaries that are used in the operation of their businesses are in good operating condition and repair in all material respects. All properties used in the operations of WEST and its subsidiaries are reflected in the WEST Balance Sheet to the extent required by GAAP.
Section 2.14 of the WEST Disclosure Schedule identifies each parcel of real property owned or leased by WEST or any of its subsidiaries and the material terms of any such leases.

  Section 2.15. Environmental Matters.

  (a) Hazardous Material. Except as could not reasonably be expected to have a Material Adverse Effect on WEST, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law, to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies, are present, as a result of the actions of WEST or any of its subsidiaries, or, to WEST's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that WEST or any of its subsidiaries has at any time owned, operated, occupied or leased.

  (b) Hazardous Material Activities. Except as could not reasonably be expected to have a Material Adverse Effect on WEST, neither WEST nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has WEST or any of its subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Material Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

  (c) Permits. WEST and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "WEST Environmental Permits") necessary for the conduct of WEST's and its subsidiaries' Hazardous Material Activities and other businesses of WEST and its subsidiaries as such activities and businesses are currently being conducted, except where the failure to so hold could not reasonably be expected to have a Material Adverse Effect on WEST, and are in compliance in all material respects with all terms and conditions thereof.

  (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to WEST's knowledge, threatened concerning any WEST Environmental Permit, Hazardous Material or any Hazardous Material Activity of WEST or any of its subsidiaries. WEST is not aware of, and has not received notice of, any fact or circumstance which could involve WEST or any of its subsidiaries in any environmental litigation, impose upon WEST or any of its subsidiaries any environmental liability that could reasonably be expected to have a Material Adverse Effect on WEST, or which could reasonably be expected to interfere with or prevent continued compliance with the WEST Environmental Permits or any rule, code, regulation, law, order, injunction or decree relating to any Hazardous Material or Hazardous Material Activity.

  Section 2.16. Labor Matters. Except as set forth in Section 2.16 of the WEST Disclosure Schedule, none of WEST's or its subsidiaries' employees are unionized and, to WEST's knowledge, there are no activities or proceedings of any labor union to organize any employees of WEST or any of its subsidiaries. There are, and have been, no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of WEST or any of its subsidiaries. WEST and its subsidiaries are and have been in compliance with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law).

  Section 2.17. Agreements, Contracts and Commitments. Except as set forth in
Section 2.17 of the WEST Disclosure Schedule, neither WEST nor any of its subsidiaries is a party to or is bound by, whether written or oral:

    (a) any collective bargaining agreements;

    (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

    (c) any employment or consulting agreement, contract or commitment with any officer or director level employee, not terminable by WEST or any of its subsidiaries on thirty (30) days notice without liability;

    (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

    (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business;

    (f) any agreement, contract or commitment containing any covenant limiting the freedom of WEST or any of its subsidiaries to engage in any line of business, compete with any person or do business in any geographic area;

    (g) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $100,000 and not cancelable;

    (h) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

    (i) any mortgages, capital leases, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, other than any such agreements and instruments entered into after the date hereof in the ordinary course of business consistent with past practice; or

    (j) any other agreement, contract or commitment (excluding real and personal property leases) which involve payment by WEST or any of its subsidiaries under any such agreement, contract or commitment of $100,000 or more in the aggregate which is not cancelable without penalty within thirty (30) days, other than any such agreements and instruments entered into after the date hereof in the ordinary course of business consistent with past practice.

  Neither WEST nor any of its subsidiaries, nor to WEST's knowledge, any other party to a WEST Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which WEST or any of its subsidiaries is a party or by which any of them is bound of the type described in clauses (a) through
(j) above (any such agreement, contract or commitment, a "WEST Contract") in such manner as would permit any other party to cancel or terminate any such WEST Contract, or would permit any other party to seek damages, which could reasonably be expected to have a Material Adverse Effect on WEST.

  Section 2.18. Pooling of Interests. To the knowledge of WEST, based on consultation with its independent accountants, neither WEST nor any of its subsidiaries or affiliates, nor any of their respective directors, officers or stockholders has taken or agreed to take any action which would interfere with EAST's ability to account for the Merger as a pooling of interests or would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code. To WEST's knowledge, there are no agreements, plans or other circumstances relating to WEST or any of its subsidiaries or affiliates that would prevent the Merger from qualifying under
Section 368(a) of the Code.

  Section 2.19. Change of Control Payments. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachutes, bonus or otherwise) becoming due to any officer, director or employee of WEST or any of its subsidiaries, (ii) increase any benefits otherwise payable by WEST or any of its subsidiaries or
(iii) result in the acceleration of the time of payment or vesting of any such benefits.

  Section 2.20. Statements; Proxy Statement/Prospectus. The information supplied by WEST for inclusion in the Registration Statement shall not at the time the Registration Statement (including any amendments or supplements thereto) is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. The information supplied by WEST for inclusion in the proxy statement/prospectus to be sent to the stockholders of WEST and the stockholders of EAST in connection with the meeting of WEST's stockholders to consider the approval of this Agreement and the Merger (the "WEST Stockholders' Meeting") and in connection with the meeting of EAST's stockholders to consider the approval of this Agreement and the Merger and the issuance of shares of EAST Common Stock pursuant to the terms of the Merger (the "EAST Stockholders' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to WEST's stockholders and EAST's stockholders, at the time of the WEST Stockholders' Meeting and the EAST Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the WEST Stockholders' Meeting or the EAST Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event or information should be discovered by WEST which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, WEST shall promptly inform EAST. Notwithstanding the foregoing, WEST makes no representation or warranty with respect to any information supplied by EAST or Merger Sub which is contained in any of the foregoing documents.

  Section 2.21. Board Approval. The Board of Directors of WEST has, as of the date of this Agreement, unanimously (i) approved this Agreement and the Merger, (ii) determined that the Merger is fair to, and in the best interests of WEST and its stockholders, and (iii) determined to recommend that the stockholders of WEST approve this Agreement and the consummation of the Merger.

  Section 2.22. Fairness Opinion. WEST has received an opinion from BancBoston Robertson Stephens, dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to WEST's stockholders from a financial point of view and promptly after a written copy of such opinion is delivered to WEST, WEST will deliver to EAST a copy of such opinion.

  Section 2.23. Minute Books. The minute books of WEST and its subsidiaries made available to counsel for EAST are the only minute books of WEST and contain a reasonable record, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since 1993 of WEST.

  Section 2.24. Order, Commitment and Returns. The aggregate of all accepted and unfilled orders for the sale of merchandise entered into by WEST or any of its subsidiaries does not exceed an amount which can reasonably be expected to be filled in the ordinary course of business on a schedule which will maintain satisfactory customer relationships, and the aggregate of all contracts or commitments for the purchase of products by WEST and all of its subsidiaries does not exceed an amount which is reasonable for the anticipated volumes of their businesses (all of which orders, contracts and commitments were made in the ordinary course of business). There are no asserted claims to return merchandise of WEST or any of its subsidiaries by reason of alleged overshipments, defective merchandise, breach of warranty or otherwise except for normal returns in the ordinary course of business consistent with past practice. Except as could not reasonably be expected to have a Material Adverse Effect on WEST or the Surviving Corporation, WEST does not know or have reason to believe that either the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby will result in any cancellations or withdrawals of accepted and unfilled orders for the sale of merchandise.

  Section 2.25. Customers. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on WEST or the Surviving Corporation, neither WEST nor any of its subsidiaries has received any notice from any customer that such customer will not continue as a customer of WEST, such subsidiary, Merger Sub or EAST after the Effective Time or that any such customer intends to terminate or materially modify any contract, purchase order or other commitment for the purchase of goods such customer may have with WEST or such subsidiary.

  Section 2.26. Suppliers. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on WEST or the Surviving Corporation, neither WEST nor any of its subsidiaries has received any notice from any supplier to WEST or its subsidiaries that such supplier will not continue as a supplier of WEST, such subsidiary, Merger Sub or EAST after the Effective Time or that any such supplier intends to terminate or materially modify any contract, supply order or other commitment for the sale of goods such supplier may have with WEST or such subsidiary.

  Section 2.27. Inventory. The inventory set forth in the WEST Balance Sheet were properly stated therein at the lesser of cost or fair market value determined in accordance with GAAP consistently maintained and applied by WEST. All of WEST's and its subsidiaries' inventory is owned free and clear of all liens, charges, restrictions, claims or encumbrances. WEST's and its subsidiaries' inventory is of good and merchantable quality and is useable and salable in the ordinary course of WEST's and its subsidiaries' businesses consistent with past practice, except for items of obsolete materials and materials of below standard quality, all of which have been written down to realizable market value or for which adequate reserves have been provided, as of the date hereof, in the WEST Balance Sheet and, following the date hereof, in the WEST Balance Sheet or otherwise in the WEST SEC Reports, in each case, in a manner consistent with past practice.

  Section 2.28. Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon WEST or any of its subsidiaries which has the effect of prohibiting or materially impairing any current or future business practice of WEST or any of its subsidiaries, any acquisition of property by WEST or any of its subsidiaries or the conduct of business by WEST or any of its subsidiaries as currently conducted, or as currently proposed to be conducted, by WEST or any of its subsidiaries.

  Section 2.29. Interested Party Transactions. Except as disclosed in the WEST SEC Reports, neither WEST nor any of its subsidiaries is indebted to any director, officer, employee or agent of WEST or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to WEST or any of its subsidiaries, and there have been no other transactions of the type required to be disclosed pursuant to Items 402(h) and 404 of Regulation S-K under the Securities Act and the Exchange Act since July 31, 1998.

  Section 2.30. Insurance. WEST and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of WEST and its subsidiaries. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and WEST and its subsidiaries are otherwise in compliance in all material respects with terms of such policies and bonds. WEST has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

  Section 2.31. Vote Required. The affirmative vote of the holders of a majority of the shares of WEST Common Stock outstanding on the record date set for the WEST Stockholders' Meeting is the only vote of the holders of any of WEST's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

  Section 2.32. Receivables. All accounts, notes receivable and other receivables (other than receivables collected since the date of the WEST Balance Sheet) reflected on the WEST Balance Sheet are, and all accounts and notes receivable arising from or otherwise relating to the business of WEST and its subsidiaries at the Closing Date will be, valid, genuine and fully collectible in the aggregate amount thereof, subject to normal and customary trade discounts, less, as of the date hereof, any reserves for doubtful accounts recorded on the WEST Balance Sheet and, following the date hereof, any reserves for doubtful accounts recorded on the WEST Balance Sheet or otherwise in the WEST SEC Reports. All accounts, notes receivable and other receivables arising out of or relating to the business of WEST and its subsidiaries at the date of the WEST Balance Sheet have been included in the WEST Balance Sheet in accordance with GAAP applied on a consistent basis.

  Section 2.33. Real Property.

  (a) WEST has good, marketable and clear record, indefeasible, fee simple title to the real property, including all easements, rights of way, privileges, licenses and other rights benefiting or appurtenant thereto described on Section 2.33 of the WEST Disclose Schedule (the "Real Property").
Section 2.33 of the WEST Disclose Schedule also describes and lists any mortgage, lien, pledge, charge, reservation, restriction, restrictive covenant, limitation, condition of record, right of first refusal, option to purchase, lease, security interest, defect in title, easement, or encumbrance of any kind with respect to the Real Property (collectively, "Liens"). There are no Liens that interfere with the use or maintenance of the Real Property or the buildings, structures and improvements thereon, or which would require the removal of an existing building, structure or improvement on the Real Property, except those that could not reasonably be expected to have a Material Adverse Effect on WEST.

  (b) The buildings, structures and all other improvements on the Real Property and owned or leased by WEST under the leases described in Section
2.33 of the WEST Disclosure Schedule have no material defects, are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), are suitable for their present uses, are structurally sound (including without limitation the roofs thereof) and have been constructed and are currently in compliance with all applicable laws, codes, ordinances, rules, regulations and permits, except as could not reasonably be expected to have a Material Adverse Effect on WEST.

  (c) None of the buildings, structures or improvements on the Real Property encroach upon property of another person or entity, and no structure of any other person and/or entity encroaches upon any portion of the Real Property.

  (d) There are no condemnation or eminent domain proceedings or proceedings similar thereto pending or, to the best of WEST's knowledge, proposed or threatened against all or any part of the Real Property.

  (e) All of the Real Property including, but not limited to, driveways, fences, subsurface sewage disposal systems and parking areas on the Real Property are located in all material respects within the boundary lines of the Real Property and do not encroach upon or under the property of any other person or entity.

  (f) The Real Property and the present use thereof are not in violation of or out of conformity with (i) any applicable land use laws, statutes, ordinances, rules, regulations or permits or orders of any local, state, federal or foreign authorities or any other governmental entity having jurisdiction over the Real Property or (ii) any Liens affecting the Real Property, except as could not reasonably be expected to have a Material Adverse Effect on WEST.

  Section 2.34. Representations Complete. None of the representations or warranties made by WEST herein or in any Schedule hereto, including the WEST Disclosure Schedule, or certificates furnished by WEST pursuant to this Agreement, or the WEST SEC Reports, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III

             Representations and Warranties of EAST and Merger Sub

  EAST and Merger Sub hereby, jointly and severally, represent and warrant to WEST that, except as set forth in the written disclosure schedule previously delivered by EAST to WEST (the "EAST Disclosure Schedule"):

  Section 3.01. Organization. Each of EAST and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as currently proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on EAST. EAST has delivered to WEST a true and complete list of all of EAST's subsidiaries, together with the jurisdiction of incorporation of each subsidiary. EAST has delivered or made available a true and correct copy of the Restated Articles of Organization ("Restated Articles") and Amended and Restated Bylaws of EAST and similar governing instruments of its subsidiaries, each as amended to date, to counsel for WEST. Neither EAST nor any of its subsidiaries is in violation of any of the provisions of its articles of organization or bylaws or equivalent organizational documents. Other than as specified in the EAST Disclosure Schedule, EAST has no subsidiaries. EAST is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by EAST free and clear of all liens, charges, restrictions, claims or encumbrances or rights of any nature whatsoever. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating EAST or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as disclosed in the EAST Disclosure Schedule, EAST does not directly or indirectly own of record or beneficially any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

  Section 3.02. Capital Structure. The authorized capital stock of EAST consists of 30,000,000 shares of Common Stock, par value $.01 per share, of which there were 9,092,146 shares issued and outstanding as of the Capitalization Date and 5,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares were issued or outstanding as of the Capitalization Date. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $0.01 per share, all of which, as of the Capitalization Date, were issued and outstanding and held by EAST. All outstanding shares of the Common Stock of EAST and Merger Sub are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights or rights of first refusal created by statute, the Restated Articles or Bylaws of EAST or any agreement or document to which EAST is a party or by which it is bound. As of the Capitalization Date, EAST had reserved an aggregate of 2,040,664 shares of Common Stock, for issuance to employees, consultants and non-employee directors pursuant to EAST's 1993 Incentive Stock Option Plan, 1995 Stock Plan and 1995 Non-Employee Director Stock Option Plan, (collectively, the "EAST Stock Option Plans"), under which options as of the Capitalization Date were outstanding for an aggregate of 1,207,364 shares. All shares of the Common Stock of EAST subject to issuance as aforesaid, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights or rights of first refusal created by statute, the Restated Articles or Bylaws of EAST or any agreement or document to which EAST is a party or by which it is bound.

  Section 3.03. Obligations With Respect to Capital Stock. Except as set forth in Section 3.02, there are no equity securities of any class of EAST, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding as of the Capitalization Date. Except for securities EAST owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of EAST, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 3.02, as of the Capitalization Date there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which EAST or any of its subsidiaries is a party or by which EAST or any of its subsidiaries are bound obligating EAST or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of EAST or any of its subsidiaries or obligating EAST or any of its subsidiaries to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except as disclosed in the EAST SEC Reports, there are no registration rights agreements or understandings and, to the knowledge of EAST, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of EAST or with respect to any equity security of any class of any of its subsidiaries.

  Section 3.04. Authority.

  (a) Each of EAST and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of EAST and Merger Sub, subject only to the approval of the Merger by EAST's stockholders and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by each of EAST and Merger Sub and constitutes the valid and binding obligation of each of EAST and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement by each of EAST and Merger Sub does not, and the performance of this Agreement by each of EAST and Merger Sub will not, (i) conflict with or violate the Restated Articles or Bylaws of EAST or the Certificate of Incorporation or Bylaws of Merger Sub or the equivalent organizational documents of any of its other subsidiaries, (ii) subject to obtaining the approval of the Merger of EAST's stockholders as contemplated in
Section 5.02 and compliance with the requirements set forth in Section 3.04(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to EAST or any of its subsidiaries (including Merger Sub) or by which its or any of their respective properties or assets is bound or affected, or (iii) result in any breach of or constitute a default (with or without notice or lapse of time or both) under, or impair EAST's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of EAST or any of its subsidiaries (including Merger Sub) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which EAST or any of its subsidiaries (including Merger Sub) is a party or by which EAST or any of its subsidiaries (including Merger Sub) or its or any of their respective properties or assets are bound or affected, except, with respect to clauses
(ii) and (iii), for any such conflicts, violations, defaults or other occurrences that could not reasonably be expected to have a Material Adverse Effect on EAST. Section 3.04 of the EAST Disclosure Schedule lists all consents, waivers and approvals under any of EAST's or any of its subsidiaries' agreements, contracts, licenses, leases or other agreements or instruments required to be obtained in connection with the consummation of the transactions contemplated hereby, the failure to obtain which could reasonably be expected to have a Material Adverse Effect on EAST.

  (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to EAST or any of its subsidiaries (including Merger Sub) in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) the filing of a Current Report on Form 8-K with the SEC, (v) the listing of the EAST Common Stock on Nasdaq, (vi) the filing of a Notification and Report Form for Certain Mergers and Acquisitions with the FTC and DOJ in accordance with the HSR Act,
(vii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (viii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect on WEST or EAST or have a material adverse effect on, or materially alter or delay, the ability of the parties to consummate the Merger.

  Section 3.05. SEC Filings: EAST Financial Statements.

  (a) EAST has filed all forms, reports and documents required to be filed with the SEC since March 30, 1995, and has made available to WEST such forms, reports and documents in the form filed with the SEC and, prior to the Effective Time, will have made available to WEST copies of any additional forms, reports and documents filed with the SEC prior to the Effective Time. All such required forms, reports and documents (including those that EAST may file subsequent to the date hereof) are referred to herein collectively as the "EAST SEC Reports." In addition, EAST has made available to WEST all exhibits to the EAST SEC Reports filed prior to the date hereof, and will promptly make available to WEST all exhibits to any additional EAST SEC Reports filed prior to the Effective Time. All documents required to be filed as exhibits to the EAST SEC Reports have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms or whose failure to be so could not reasonably be expected to have a Material Adverse Effect on EAST, and neither EAST nor any of its subsidiaries is in default thereunder, except where any such default has not resulted in and is not reasonably expected to result in any Material Adverse Effect on EAST. As of their respective filing dates, the EAST SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such EAST SEC Reports, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of EAST's subsidiaries is required to file any forms, reports or other documents with the SEC.

  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the EAST SEC Reports (the "EAST Financials"), including any EAST SEC Reports filed after the date hereof until the Closing, (w) were complete and correct in all material respects as of their respective dates, (x) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, (y) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange
Act) and (z) fairly presented the consolidated financial position of EAST and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were subject to normal and recurring year-end adjustments which were not material in amount. There has been no material change in EAST accounting policies except as described in the notes to the EAST Financials. The balance sheet of EAST contained in the EAST SEC Report for the year ended December 31, 1998 is hereinafter referred to as the "EAST Balance Sheet." Neither EAST nor any of its subsidiaries has any obligations or liabilities (absolute, accrued, contingent or otherwise) of any nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of EAST and its subsidiaries taken as a whole, except liabilities (i) provided for in the EAST Balance Sheet, (ii) incurred since the date of the EAST Balance Sheet in the ordinary course of business consistent with past practice, or (iii) which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on EAST.

  (c) EAST has heretofore made available to WEST a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by EAST with the SEC pursuant to the Securities Act or the Exchange Act.

  Section 3.06. Absence of Certain Changes or Events. Since the date of the EAST Balance Sheet, there has not been: (i) any Material Adverse Effect on EAST (whether or not covered by insurance), (ii) any material change by EAST in its accounting methods, principles or practices, except as required by concurring changes in GAAP, (iii) any revaluation by EAST of any of its or any of its subsidiaries' assets having a Material Adverse Effect on EAST, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice or as required by concurrent changes in GAAP,
(iv) any acquisition, sale or transfer of any material asset of EAST or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (v) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of EAST, or any direct or indirect redemption, purchase or other acquisition by EAST of any of its shares of capital stock; or (vi) any agreement by EAST or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (v) (other than negotiations with WEST and its representatives regarding the transactions contemplated by this Agreement).

  Section 3.07. Taxes. EAST and each of its subsidiaries has filed all tax returns required to be filed by any of them and has paid (or EAST has paid on its behalf) all taxes required to be paid (whether or not shown on such returns), and the most recent financial statements contained in the EAST SEC Reports reflect an adequate reserve for all taxes of EAST and its subsidiaries accrued through the date of such financial statements. EAST is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (a) any "excess parachute payments" within the meaning of Section 280G of the Code in connection with the transactions contemplated by this Agreement (without regard to the exception in Section 280G(b)(4)) or (b) any other amount for which a deduction would be disallowed under Section 162(m) or Section 404 of the Code. EAST has not agreed to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise, and EAST will not be required to make any such adjustment as a result of the transactions contemplated by this agreement. EAST is not and has not ever been a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code. EAST has never filed a consent pursuant to
Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) relating to collapsible corporations, or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign law) apply to the disposition of any asset owned by it. EAST is not (and has not ever been) a party to a tax-sharing agreement and has not assumed the liability of any other person for taxes. EAST has not ever been a member of a group of corporations filing a consolidated, unitary or combined return other than a group of which EAST is the parent. No issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns of EAST and no deficiencies for any taxes have been proposed, asserted or assessed against EAST or any of its subsidiaries. No waivers of statutes of limitation with respect to any tax returns have been given by or requested from EAST. No power of attorney has been granted by EAST, and is currently in force, with respect to any matter relating to taxes. None of the returns filed or required to be filed by EAST contains or will contain a disclosure statement under former Section 6661 or Section 6662 of the Code or any similar provision of any state, local or foreign law.

  Section 3.08. Compliance; Permits; Restrictions.

  (a) Neither EAST nor any of its subsidiaries is in conflict with, or in default or violation of (or have taken or failed to take any action which with notice or lapse of time or both would become a default or violation), or received notice of violation of (i) any law, rule, regulation, order, judgment or decree applicable to EAST or any of its subsidiaries or by which its or any of their respective properties or assets is bound or affected, or (ii) any note, bond, mortgage, indenture, collective bargaining agreement, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which EAST or any of its subsidiaries is a party or by which EAST or any of its subsidiaries or its or any of their respective properties or assets is bound or affected, except for any conflicts, defaults or violations which could not reasonably be expected to have a Material Adverse Effect on EAST. No investigation or review by any governmental or regulatory body or authority is pending or, to EAST's knowledge, threatened against EAST or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not reasonably be expected to have a Material Adverse Effect on EAST. All leases of real property to which EAST is a party are in good standing and are valid, binding and enforceable in accordance with their respective terms. There does not exist a default (nor has an event occurred which with notice or lapse of time or both would become a default) on the part of the landlord under any such lease, except as could not reasonably be expected to have a Material Adverse Effect on EAST.

  (b) EAST and its subsidiaries hold all consents, permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of EAST and its subsidiaries taken as a whole (collectively, the "EAST Permits") and all of such EAST Permits are in full force and effect. EAST and its subsidiaries are in compliance with the terms of the EAST Permits, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect on EAST.

  Section 3.09. Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or, to EAST's knowledge, threatened, before any agency, court, tribunal or Governmental Entity, foreign or domestic, against EAST or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect on EAST, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. Nor has EAST or any of its subsidiaries received any notice or assertion of such an action, suit, proceeding, claim, arbitration or investigation.

  Section 3.10. Brokers' and Finders' Fees. Except for fees payable to BT Alex. Brown pursuant to an engagement letter dated March 11, 1999, EAST has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

  Section 3.11. Absence of Liens and Encumbrances. EAST and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any mortgages, liens, pledges, charges, or encumbrances of any kind or character, except (i) as reflected in the EAST Financials, (ii) for liens for property taxes not yet due and payable and (iii) such imperfections of title and encumbrances, if any, which have not and could not reasonably be expected to have a Material Adverse Effect on EAST.

  Section 3.12. Pooling of Interests. To the knowledge of EAST, based on consultation with its independent accountants, neither EAST nor any of its subsidiaries or affiliates, nor any of their respective directors, officers or stockholders has taken or agreed to take any action which would interfere with EAST's ability to account for the Merger as a pooling of interests or would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code. To EAST's knowledge, there are no agreements, plans, or other circumstances relating to EAST or any of its subsidiaries or affiliates that would prevent the Merger from qualifying under Section 368(a) of the Code.

  Section 3.13. Change of Control Payments. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachutes, bonus, or otherwise) becoming due to any officer, director or employee of EAST or any of its subsidiaries,
(ii) increase any benefits otherwise payable by EAST or any of its subsidiaries or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

  Section 3.14. Statements; Proxy Statements/Prospectus. The information supplied by EAST and Merger Sub for inclusion in the Registration Statement shall not at the time the Registration Statement (including any amendments or supplements thereto) is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. The information supplied by EAST and Merger Sub for inclusion in the Proxy Statement to be sent to the stockholders of EAST and the stockholders of WEST in connection with the EAST Stockholders' Meeting and in connection with the WEST Stockholders' Meeting shall not, on the date the Proxy Statement is first mailed to EAST's stockholders and WEST's stockholders, at the time of the WEST Stockholders' Meeting and the EAST Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the EAST Stockholders' Meeting or the WEST Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event or information should be discovered by EAST or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, EAST or Merger Sub shall promptly inform WEST. Notwithstanding the foregoing, EAST and Merger Sub make no representation or warranty with respect to any information supplied by WEST which is contained in any of the foregoing documents.

  Section 3.15. Board Approval. The Board of Directors of EAST has, as of the date of this Agreement, unanimously (i) approved this Agreement and the Merger, (ii) determined that the Merger is fair to, and in the best interests of, EAST and its stockholders, and (iii) determined to recommend that the stockholders of EAST approve this Agreement and the consummation of the Merger.

  Section 3.16. Fairness Opinion. EAST has received an opinion from BT Alex. Brown, dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to EAST's stockholders from a financial point of view and, promptly after a written copy of such opinion is delivered to EAST, EAST will deliver to WEST a copy of such opinion.

  Section 3.17. Vote Required. The affirmative vote of the holders of a majority of the shares of EAST Common Stock outstanding on the record date set for the EAST Stockholders' Meeting is the only vote of the holders of any of EAST's capital stock necessary to approve this Agreement and the transactions contemplated thereby.

  Section 3.18. Representations Complete. None of the representations or warranties made by EAST or Merger Sub herein or in any Schedule hereto, including the EAST Disclosure Schedule, or certificates furnished by EAST or Merger Sub pursuant to this Agreement, or the EAST SEC Reports, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE IV

                    Conduct of Business Pending the Merger

  For purposes of this Article IV, WEST shall include WEST and each of its subsidiaries and EAST shall include EAST and each of its subsidiaries.

  Section 4.01. Conduct of Business of WEST and EAST. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, WEST and EAST agree, except to the extent expressly contemplated by this Agreement or that the other party shall otherwise consent to in writing, to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In furtherance of the foregoing and subject to applicable law, each of WEST and EAST agree to use its commercially reasonable efforts to promptly notify the other of any event or occurrence not in the ordinary course of business, and of any event which could reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, without the prior written consent of the other, neither WEST nor EAST shall do, cause, or permit any of the following, and neither WEST nor EAST shall permit its subsidiaries to do any of the following:

    (a) amend or otherwise change its Restated Certificate or Restated Articles, as the case may be, or By-Laws;

    (b) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing;

    (c) other than pursuant to agreements existing as of the date hereof and set forth in the EAST Disclosure Schedule or the WEST Disclosure Schedule, as the case may be, accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability or vesting of options or other rights granted under the WEST Employee Plans or EAST's employee stock plans (including, without limitation, the WEST Stock Option Plans, the EAST Stock Option Plans and the WEST Employee Stock Purchase Plan) or authorize cash payments in exchange for any options or other rights granted under any of such plans, other than changing the plan period of the WEST Employee Stock Purchase Plan in accordance with Section 5.06;

    (d) take or allow to be taken or fail to take any act or omission which would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes under GAAP; or

    (e) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (d) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect such that the conditions to closing in Section 6.02(a) and 6.03(a), as the case may be, would not be satisfied or prevent it from performing or cause it not to perform its covenants hereunder such that the conditions to closing in Section 6.02(b) and 6.03(b), as the case may be, would not be satisfied or result in any of the conditions to the Merger set forth herein not being satisfied.

  Section 4.02. Conduct of Business of WEST. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, except as expressly contemplated by this Agreement, WEST shall not do, cause or permit, nor permit its subsidiaries to do, any of the following, without the prior written consent of EAST:

    (a) issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, or purchase or propose the purchase of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) (except for the issuance of shares of WEST Common Stock issuable pursuant to the exercise of employee stock options under the WEST Stock Option Plans or pursuant to rights to purchase shares under the WEST Employee Stock Purchase Plan, which options or rights, as the case may be, are outstanding on the date hereof);

    (b) sell, pledge, lease, license, dispose of or encumber any of its properties or assets (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice and (ii) dispositions of obsolete or worthless assets);

    (c) sell, lease, license, or sublicense or otherwise dispose of or transfer to any person or entity any WEST IP Rights or amend or modify in a manner materially adverse to WEST or the Surviving Corporation any existing agreements with respect to any WEST IP Rights or WEST IP Rights Agreements;

    (d) (i) acquire or agree to acquire (by merger, consolidation, or acquisition of stock or assets or by any other manner) any corporation, partnership or other business organization or division thereof or any significant amount of assets, individually or in the aggregate, other than in the ordinary course of business consistent with past practice or acquire or agree to acquire any equity securities of any such entity; (ii) incur any indebtedness for borrowed money or issue or sell any debt securities or warrants or other rights to acquire any debt securities or assume, guarantee (other than guarantees of bank debt of its subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person, except in the ordinary course of business consistent with past practice; (iii) enter into or amend any material contract or agreement other than in the ordinary course of business consistent with past practice, or violate, amend or otherwise modify any contract which violation, amendment, modification or waiver could reasonably be expected to have a Material Adverse Effect on WEST; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $100,000, taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.02(d);

    (e) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees who are not officers in the ordinary course of business consistent with past practice, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee, except for severance or termination payments to employees who are not officers in the ordinary course of business consistent with past practice as set forth in Section 4.02(e) of the WEST Disclosure Schedule, or establish, adopt, enter into or amend any Employee Plan or hire any new officer or director level employee or pay any special bonus or special remuneration to any employee or director;

    (f) take any action, other than as required by GAAP, to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, capitalization of software development costs, valuation of inventory or assets, payments of accounts payable and collection of accounts receivable) or revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

    (g) make or change any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability, claim or assessment or agree to an extension or waiver of a statute of limitations for any assessment of any tax, except to the extent the amount of any such settlement has been reserved for on its most recent WEST SEC Report;

    (h) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice other than amounts in connection with this Agreement and other than liabilities adequately reflected or reserved against in the WEST Financial Statements;

    (i) except as may be required by law or as could not reasonably be expected to have a Material Adverse Effect on WEST or the Surviving Corporation, take any action to terminate or amend any of the WEST Employee Plans other than in connection with the Merger;

    (j) enter into any material partnership arrangements, joint development agreements, strategic alliances or operating leases;

    (k) materially reduce the amount of insurance coverage provided by existing insurance policies;

    (l) commence a lawsuit other than (i) for the routine collection of bills, or (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with EAST prior to the filing of such a suit;

    (m) enter into or amend any transaction or agreement with any director, executive officer, or affiliate of WEST; or

    (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.02(a) through (m) above.

  Section 4.03. Conduct of Business of EAST.

  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, except as expressly contemplated by this Agreement, EAST shall not do, cause or permit, nor permit its subsidiaries to do, the following, without the prior consent of WEST: issue or sell any shares of capital stock of any class (except for (i) the issuance of shares of EAST Common Stock issuable under the East Stock Option Plans and (ii) the issuance of up to an aggregate of 1,817,540 shares of EAST Common Stock; provided, that in the case of this clause (ii), such issuance (x) does not require the filing by EAST of a registration statement under the Securities Act which could reasonably be expected to materially affect the ability of EAST to, or could reasonably be expected to delay by a period of more than fifteen (15) business days EAST's ability to, consummate the Merger, (y) does not require stockholder approval and (z) is not made to any affiliates of EAST).

  Section 4.04. No Solicitation.

  From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Article VII, WEST and its subsidiaries will not, directly or indirectly through their officers, directors, employees, agents or otherwise, (i) solicit, initiate or encourage any Takeover Proposal (defined below) or (ii) engage in negotiations with, or disclose any nonpublic information relating to WEST or any of its subsidiaries to, or afford access to the properties, books or records of WEST or any of its subsidiaries to, any person that has indicated to WEST that it may be considering making, or that has made, a Takeover Proposal or whose efforts to formulate a Takeover Proposal would knowingly or could reasonably be expected to be assisted thereby; provided, nothing herein shall prohibit WEST's Board of Directors from taking and disclosing to WEST's stockholders a position with respect to an unsolicited tender or exchange offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act. Notwithstanding the immediately preceding sentence, if an unsolicited Takeover Proposal, or an unsolicited written expression of interest that WEST reasonably expects to lead to a Takeover Proposal, shall be received by the Board of Directors of WEST, then, to the extent the Board of Directors of WEST believes in good faith (after consultation with its financial advisor) (i) that such Takeover Proposal would, if consummated, result in a transaction more favorable to WEST's stockholders from a financial point of view than the transaction contemplated by this Agreement and (ii) after reasonable inquiry by WEST, that the third party making such Takeover Proposal is financially capable of consummating such Takeover Proposal (any Takeover Proposal meeting such conditions being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of WEST determines in good faith after consultation with outside legal counsel that it is necessary for the Board of Directors of WEST to comply with its fiduciary duties to stockholders under applicable law, WEST and its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it may furnish in connection therewith information and take such other actions as are consistent with the fiduciary obligations of WEST's Board of Directors, and such actions shall not be considered a breach of this Section 4.04 or any other provisions of this Agreement, provided that (A) upon each such determination WEST notifies EAST of such determination by the WEST Board of Directors and provides EAST with a true and complete copy of the Superior Proposal received from such third party, if the Superior Proposal is in writing, or a written summary of all material terms and conditions thereof (including the identity of the person initiating the Superior Proposal), if it is not in writing, (B) WEST provides EAST (simultaneously with the time that such documents are provided to such third party) with all documents containing or referring to non-public information of WEST that are supplied to such third party, to the extent not previously supplied by WEST to EAST and (C) WEST provides such non-public information to any such third party pursuant to a non-disclosure agreement at least as restrictive as to confidential information as the Confidentiality Agreement (as defined in Section 5.03). WEST shall not, and shall not permit any of its officers, directors, employees (acting on behalf of WEST) or other representatives to agree to or endorse any Takeover Proposal unless WEST shall have terminated this Agreement pursuant to Section 7.01(g) and paid EAST all amounts payable to EAST pursuant to Section 7.03(b). Notwithstanding anything in this Agreement to the contrary, WEST shall not accept or recommend to its stockholders, or enter into any agreement concerning, a Superior Proposal for a period of not less than 48 hours after EAST's receipt of a true and complete copy of such Superior Proposal, if the Superior Proposal is in writing, or a written summary of all material terms and conditions thereof, if it is not in writing. WEST will immediately notify EAST after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for non-public information relating to WEST or any of its subsidiaries or for access to the properties, books or records of WEST or any of its subsidiaries by (i) any person that has indicated to WEST that it may be considering making, or that has made, a Takeover Proposal, or (ii) any person whose efforts to formulate a Takeover Proposal would knowingly or could reasonably be expected to be assisted thereby and who could reasonably be expected to make a Takeover Proposal (such notice to include the identity of such person or persons) and will keep EAST fully informed of the status and material details of any such Takeover Proposal notice, request or any correspondence or communications related thereto and shall provide EAST with a true and complete copy of such Takeover Proposal notice or request or correspondence or communications related thereto, if it is in writing, or a complete written summary thereof, if it is not in writing. WEST shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than EAST and Merger Sub) conducted heretofore with respect to any Takeover Proposal. WEST shall ensure that the officers, directors and employees of WEST and its subsidiaries and any investment banker or other advisor or representative retained by WEST are aware of the restrictions described in this Section 4.04, and shall be responsible for any breach of this Section
4.04 by such officers, directors, employees, bankers, advisors and representatives. For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving WEST or the acquisition of 20% or more of the outstanding shares of capital stock of WEST, or the sale or transfer of any significant portion of the assets of WEST, other than the transactions contemplated by this Agreement.

                                   ARTICLE V

                             Additional Agreements

  Section 5.01. Proxy Statement/Prospectus; Registration Statement; Other Filings. As promptly as practicable after the execution of this Agreement, WEST and EAST will prepare and file with the SEC, the Proxy Statement and, as promptly as practicable following receipt of SEC comments thereon, EAST will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of WEST and EAST will respond to any comments of the SEC, will use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing (provided, however, that EAST shall have no obligation to agree to account for the Merger as a

"purchase" in order to cause the Registration Statement to become effective) and will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, WEST and EAST will prepare and file any other filings required under the Exchange Act, the Securities Act or any other federal, foreign or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each party will notify the other party promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Registration Statement and the Other Filings shall comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, WEST or EAST, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of WEST and EAST, such amendment or supplement. The Proxy Statement shall also include the recommendations of (i) the Board of Directors of WEST in favor of the Merger and this Agreement (except that the Board of Directors of WEST may withdraw, modify or refrain from making such recommendations to the extent that the Board of Directors of WEST believes in good faith that a Superior Proposal has been made, or upon advice of its outside legal counsel, shall determine that to include such recommendation or not withdraw such recommendation if previously included would constitute a breach of the Board's fiduciary duties under applicable law), and (ii) the Board of Directors of EAST in favor of the Merger and this Agreement (except that the Board of Directors of EAST may withdraw, modify or refrain from making such recommendations to the extent that the Board of Directors of EAST, upon advice of its outside legal counsel, shall determine that to include such recommendation or not withdraw such recommendation if previously included would constitute a breach of the Board's fiduciary duties under applicable law).

  Section 5.02. Meetings of Stockholders. Promptly after the date hereof, WEST will take all action necessary in accordance with Delaware Law and its Restated Certificate and Bylaws to convene the WEST Stockholders' Meeting to be held as promptly as practicable, and in any event if permitted by applicable law within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon the Merger and this Agreement. Promptly after the date hereof, EAST will take all action necessary in accordance with Massachusetts Law and its Restated Articles and Bylaws to convene the EAST Stockholders' Meeting to be held as promptly as practicable, and in any event if permitted by applicable law within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon the Merger and this Agreement. EAST and WEST will consult with each other and will use their commercially reasonable efforts to hold their respective Stockholders' Meetings on the same day. Promptly after the date hereof, EAST and WEST will each use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the approval of the issuance of shares of EAST Common Stock pursuant to the terms of the Merger, as the case may be, and will take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of the National Association of Securities Dealers, Inc. or Delaware or Massachusetts Law to obtain such approvals, except to the extent that the Board of Directors of such party, upon advice of its outside legal counsel, shall determine that doing so would cause the Board of Directors of such party to breach its fiduciary duties under applicable law.

  Section 5.03. Access to Information; Confidentiality.

  (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject, WEST and EAST shall each (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the earlier of the Effective Time or the termination of this Agreement under Article VII, to all its properties, books, contracts, commitments and records and, during such period, WEST and EAST each shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either party may reasonably request. The parties acknowledge that each of EAST and WEST have previously executed a Confidentiality Agreement, dated September 8, 1998 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. Each party shall keep such information confidential in accordance with the terms of the Confidentiality Agreement.

  (b) WEST shall provide to EAST and EAST shall provide to WEST promptly as available drafts and printers' proofs of their respective Forms 10-Q for the quarter ended April 30, 1999 and March 31, 1999, respectively.

  (c) No information or knowledge obtained in any investigation pursuant to this Section 5.03 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

  Section 5.04. Consents; Approvals.

  (a) WEST and EAST shall promptly apply for or otherwise seek, and shall each use their commercially reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and WEST and EAST shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies), required in connection with the authorization, execution and delivery of this Agreement by WEST and EAST and the consummation by them of the transactions contemplated hereby. WEST and EAST shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. WEST and EAST shall furnish all information required to be included in the Proxy Statement and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement. The parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal, state or foreign antitrust or fair trade law.

  (b) Each of EAST and WEST shall use all reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). Each of EAST and WEST shall use all commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

  (c) Notwithstanding anything to the contrary in Section 5.04(a) or (b), (i) neither EAST nor any of its subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that could reasonably be expected to have a Material Adverse Effect on EAST or of EAST combined with the Surviving Corporation after the Effective Time, or (ii) neither WEST nor its subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that could reasonably be expected to have a Material Adverse Effect on WEST.

  Section 5.05. Stock Options.

  (a) At the Effective Time, WEST's obligations with respect to each outstanding option to purchase shares of WEST Common Stock (each, a "WEST Option") under the WEST Stock Option Plan, whether vested or unvested, will be assumed by EAST. Schedule 5.05 sets forth a true and complete list as of the Capitalization Date of all holders of outstanding options under the WEST Stock Option Plan, including the number of shares of WEST capital stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, WEST shall deliver to EAST an updated Schedule 5.05 hereto current as of a then recent date to be mutually agreed upon. Each WEST Option so assumed by EAST under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the WEST Stock Option Plan and the documents governing the outstanding options under such Plan pursuant to which such WEST Option was issued as in effect immediately prior to the Effective Time, except that (i) such WEST Option will be exercisable for that number of whole shares of EAST Common Stock equal to the product of the number of shares of WEST Common Stock that were issuable upon exercise of such WEST Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of EAST Common Stock, and (ii) the per share exercise price for the shares of EAST Common Stock issuable upon exercise of such assumed WEST Option will be equal to the quotient determined by dividing the exercise price per share of WEST Common Stock at which such WEST Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent. Consistent with the terms of the WEST Stock Option Plan and the documents governing the outstanding WEST Options under those Plans and except as set forth in the WEST Disclosure Schedule, the Merger will not terminate any of the WEST Options under such Plans or accelerate the exercisability or vesting of the WEST Options or the shares of EAST Common Stock which will be subject to those Options upon EAST's assumption of the WEST Options in the Merger.

  (b) It is the intention of the parties that WEST Options assumed by EAST qualify following the Effective Time as incentive stock options as defined in
Section 422 of the Code ("ISO's") to the extent WEST Options qualified as ISO's prior to the Effective Time.

  (c) After the Effective Time, EAST will issue to each person who, immediately prior to the Effective Time, was a holder of an outstanding WEST Option, a document evidencing the foregoing assumption of such WEST Option by EAST.

  (d) EAST will reserve sufficient shares of EAST Common Stock for issuance under this Section 5.05 hereof.

  Section 5.06. WEST Employee Stock Purchase Plan. WEST shall take such actions as are necessary to cause the Exercise Date (as such term is used in the WEST Employee Stock Purchase Plan applicable to the then current Purchase Period (as such term is used in the west Employee Stock Purchase Plan) to be the last trading day on which the shares of EAST Common Stock are traded on Nasdaq immediately prior to the Effective Time (the "Final WEST Purchase Date"); provided, that such change in the Purchase Date shall be conditioned upon the consummation of the Merger. On the Final WEST Purchase Date, WEST shall apply the funds credited as of such date under the WEST Stock Purchase Plan within each participant's payroll withholdings account to the purchase of whole shares of WEST Common Stock in accordance with the terms of the WEST Employee Stock Purchase Plan.

  Section 5.07. WEST Affiliate Agreements. Set forth in Section 5.07 of the WEST Disclosure Schedule is a list of those persons who may be deemed to be "Affiliates" of WEST within the meaning of Rule 145 promulgated under the Securities Act (a "WEST Affiliate") as of the date hereof. WEST will provide EAST with such information and documents as EAST reasonably requests for purposes of reviewing such list. WEST will use its commercially reasonable efforts to deliver or cause to be delivered to EAST promptly after the execution of this Agreement (and in each case at least thirty (30) days prior to the Effective Time) from each WEST Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit C (the

"WEST Affiliate Agreements"), each of which is intended to be in full force and effect as of the Effective Time. EAST and Merger Sub will be entitled to and will place appropriate legends on the certificates evidencing any EAST Common Stock to be received by a WEST Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the EAST Common Stock, consistent with the terms of the WEST Affiliate Agreements.

  Section 5.08. EAST Affiliate Agreements. Set forth in Section 5.08 of the EAST Disclosure Schedule is a list of those persons who may be deemed to be "Affiliates" of EAST within the meaning of Rule 145 promulgated under the Securities Act (an "EAST Affiliate") as of the date hereof. EAST will provide WEST with such information and documents as WEST reasonably requests for purposes of reviewing such list. EAST will use its commercially reasonable efforts to deliver or cause to be delivered to WEST promptly after the execution of this Agreement (and in each case at least thirty (30) days prior to the Effective Time) from each EAST Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit D (the "EAST Affiliate Agreements"), each of which is intended to be in full force and effect as of the Effective Time. EAST and Merger Sub will be entitled to and will issue appropriate stop transfer instructions to the transfer agent for the EAST Common Stock, consistent with the terms of the EAST Affiliate Agreements.

  Section 5.09. Indemnification and Insurance.

  (a) From and after the Effective Time, EAST and the Surviving Corporation will fulfill and honor in all material respects the obligations of WEST pursuant to any indemnification agreements between WEST and its directors and officers in effect on the date hereof in respect of acts or omissions occurring on or prior to the Effective Time; provided, however, that such obligations shall be subject to any limitation imposed from time to time under applicable law. The Certificate of Incorporation and By-laws of the Surviving Corporation will contain the provisions with respect to indemnification and elimination of liability for monetary damages substantially similar to those set forth in the Certificate of Incorporation and By-laws of WEST as of the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of WEST, unless such modification is required by law.

  (b) After the Effective Time, EAST and the Surviving Corporation will, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director or officer of WEST (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages and liabilities in connection with any claim, action, suit, proceeding or investigation to the extent arising out of or pertaining to any action or omission in his or her capacity as a director or officer of WEST or arising out of or pertaining to the transactions contemplated by this Agreement occurring on or prior to the Effective Time for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation, (i) any counsel retained by the Indemnified Parties for any period after the Effective Time will be reasonably satisfactory to the Surviving Corporation and EAST, (ii) after the Effective Time, EAST and the Surviving Corporation will pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, provided, that the Indemnified Party to whom such expenses are advanced provides an undertaking (without delivering a bond or other security) to repay such advance if it is ultimately determined that such person is not entitled to indemnification and (iii) EAST and the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that neither the Surviving Corporation nor EAST will be liable for any settlement effected without its written consent; and provided, further, that such indemnification shall be subject to any limitation imposed from time to time under applicable law; and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

  (c) For a period of six years after the Effective Time, EAST will cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering those persons who are currently covered by WEST's directors' and officers' liability insurance policy on terms substantially similar to those applicable to the current directors of EAST; provided, however, that in no event will EAST or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by WEST, which amount has been disclosed to EAST, for such coverage and if EAST or the Surviving Corporation is unable to obtain the insurance required by this Section 5.09, it shall obtain as much coverage as is available for such 150% of the annual premium.

  (d) This Section 5.09 will survive the consummation of the Merger at the Effective Time, and is intended to be for the benefit of, and shall be enforceable by, each of WEST, the Surviving Corporation and the Indemnified Parties and his or her heirs and representatives.

  Section 5.10. Notification of Certain Matters. WEST shall give prompt notice to EAST and Merger Sub, and EAST and Merger Sub shall give prompt notice to WEST, of (i) the occurrence, or non-occurrence, of any event the effect of which would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time such that the conditions to closing in Section 6.02(a) and 6.03(a), as the case may be, would not be satisfied, and (ii) any failure of WEST, EAST or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder such that the conditions to closing in Section 6.02(b) and 6.03(b), as the case may be, would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

  Section 5.11. Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals under any of its or its subsidiaries' agreements, contracts, licenses, leases or other agreements, or from any Governmental Entity, and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. Each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

  Section 5.12. Public Announcements. EAST and WEST shall consult with each other before issuing any press release or otherwise making any public statements (whether or not in response to an inquiry) with respect to the Merger, this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may after consultation with counsel be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the National Association of Securities Dealers, Inc. if it has used reasonable efforts to consult with the other party.

  Section 5.13. Listing of EAST Common Stock. EAST shall use its commercially reasonable efforts to cause the shares of EAST Common Stock to be issued in the Merger to be approved for listing on the Nasdaq National Market prior to the Effective Time, subject to notice of issuance.

  Section 5.14. Conveyance Taxes. EAST and WEST shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

  Section 5.15. Accountants' Letters. Upon reasonable notice from EAST, WEST shall use its commercially reasonable efforts to cause PricewaterhouseCoopers LLP to deliver to EAST a letter covering such matters as are requested by EAST and as are customarily addressed in accountant's "comfort" letters.

  Section 5.16. Pooling Accounting Treatment. Each of EAST and WEST shall use commercially reasonable efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of EAST and WEST shall use commercially reasonable efforts not to, and to cause its Affiliates not to, take any action that would adversely affect the ability of EAST to treat the Merger as a pooling of interests under GAAP.

  Section 5.17. Pooling Letters.

  (a) WEST shall use all commercially reasonable efforts to cause to be delivered to EAST a letter of PricewaterhouseCoopers LLP, dated on or prior to the date of this Agreement and confirmed in writing two business days before the date of the Proxy Statement, to the effect that WEST qualifies as an entity that may be a party to a business combination for which the pooling of interest method of accounting would be available and in a form reasonably satisfactory to EAST and customary in scope and substance for letters delivered by independent public accountants in connection with transactions of this type.

  (b) EAST shall use all commercially reasonable efforts to cause to be delivered to WEST a letter of Deloitte & Touche LLP, dated on or prior to the date of this Agreement and confirmed in writing two business days before the date of the Proxy Statement, regarding concurrence with EAST's management's conclusion regarding appropriateness of pooling of interest accounting treatment for the Merger under APB Opinion No. 16 if consummated in accordance with this Agreement and in a form reasonably satisfactory to WEST and customary in scope and substance for letters delivered by independent public accountants in connection with transactions of this type.

  Section 5.18. Voting Agreement. WEST shall use its commercially reasonable efforts, on behalf of EAST and pursuant to the request of EAST, to cause each WEST stockholder named in Schedule 5.18(a) to execute and deliver to EAST a Voting Agreement in substantially the form of Exhibit A attached hereto concurrently with the execution of this Agreement. WEST shall use its commercially reasonable efforts to provide to EAST on the date hereof, a schedule correctly stating on Schedule 5.18(a) the number of shares of WEST Common Stock beneficially owned by each person listed. EAST shall use its commercially reasonable efforts, on behalf of WEST and pursuant to the request of WEST, to cause the President and Chief Executive Officer of EAST to execute and deliver to WEST a Voting Agreement in substantially the form of Exhibit B attached hereto concurrently with the execution of this Agreement. EAST shall use its commercially reasonable efforts to provide to WEST on the date hereof, a schedule correctly stating on Schedule 5.18(b) the number of shares of EAST Common Stock beneficially owned by the President and Chief Executive Officer of EAST.

  Section 5.19. Tax-Free Reorganization. EAST and WEST will each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code. EAST and WEST will each make available to the other party and their respective legal counsel copies of all tax returns reasonably requested by the other party.

  Section 5.20. Board of Directors of EAST. EAST shall take all necessary corporate action to appoint two non-employee designees of WEST reasonably acceptable to EAST to the EAST Board of Directors as of the Effective Time, one as a Class II Director and one as a Class III Director, whose terms will expire upon the election and qualification of directors at the Annual Meeting of Stockholders of EAST to be held in 2000 and 2001, respectively.

  Section 5.21. Form S-8. EAST agrees to file a registration statement on Form S-8 for the shares of EAST Common Stock issuable with respect to assumed WEST Stock Options no later than five (5) business days after the Effective Time. WEST shall cooperate and assist EAST in the preparation of such Registration Statement.

  Section 5.22. WEST Retirement Plans. WEST shall properly reflect any contribution necessary to fully fund the Hourly Pension Plan on a termination basis as of the date hereof on Section 5.22 of the WEST Disclosure Schedule. Any and all defined contribution plans maintained by WEST or any ERISA Affiliate of WEST, including but not limited to the Cortel Co. USA, Inc. (now known as WEST) Profit Sharing Savings Plan and Trust for Salaried Employees, but excluding the Pension Plan, shall be terminated by WEST immediately prior to the Effective Time.

  Section 5.23. Past Service Credit. For purposes of any seniority periods or length of service requirements, waiting periods, vesting periods, or differential benefits based on length of service in any such plan or policy of EAST and/or its subsidiaries for which a WEST employee may be eligible after the Effective Time, EAST and/or its subsidiaries, as the case may be, shall treat service by such employee with WEST as though it had been service with EAST for all purposes under any such plan or policy so long as this crediting of service does not violate applicable laws or any term of the respective plan, agreement or policy providing benefits, and to the extent applicable, is consistent with the rules governing qualification under Section 401(a) of the Code.

                                  ARTICLE VI

                           Conditions to the Merger

  Section 6.01. Conditions to Obligation of Each Party to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any of which may be waived in writing by agreement of all parties hereto:

    (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued by the SEC and no proceedings for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or, to the knowledge of EAST or WEST, threatened by the SEC.

    (b) Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been approved and adopted, by the requisite vote, under applicable law, by the stockholders of WEST and EAST, respectively; and the issuance of shares of EAST Common Stock by virtue of the Merger shall have been approved by the requisite vote under the rules of the National Association of Securities Dealers, Inc. by the stockholders of EAST.

    (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal or prevents or prohibits the Merger.

    (d) Tax Opinions. EAST and WEST shall have received substantially identical written opinions of Testa, Hurwitz & Thibeault, LLP ("TH&T") and Wilson Sonsini Goodrich & Rosati, P.C. ("WSG&R"), respectively, in form and substance reasonably satisfactory to them to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, and such opinions shall not have been withdrawn; provided, however, that if either TH&T or WSG&R is unwilling to give the opinion required in this Section 6.01(d), this condition may be satisfied by the other firm delivering such opinion to both EAST and WEST. In rendering such opinions, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of EAST, Merger Sub and WEST, and certain stockholders of WEST.

    (e) Nasdaq Listing. The EAST Common Stock issuable to stockholders of WEST pursuant to this Agreement and such other shares required to be reserved in connection with the Merger shall have been approved for listing, subject to notice of issuance, on Nasdaq.

    (f) Opinion of Accountants. Each of EAST and WEST shall have received letters from each of Deloitte & Touche LLP and PricewaterhouseCoopers LLP, each dated within two (2) business days prior to the Effective Time, regarding those firms' concurrence with EAST's managements' and WEST's managements' conclusions as to the appropriateness of pooling of interest accounting for the Merger under Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with this Agreement.

    (g) Hart-Scott-Rodino Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated. All declarations and filings required to be made prior to the Effective Time with, and all consents, approvals, authorizations and permits required to be obtained prior to the Effective Time from, any Governmental Entity in connection with the consummation of the Merger and the transactions contemplated by this Agreement and the Certificate of Merger shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, authorizations and permits, individually or in the aggregate, could not reasonably be expected, in the reasonable opinion of EAST, to result in a Material Adverse Effect on EAST, Merger Sub or WEST or to materially adversely affect or delay the consummation of the Merger.

  Section 6.02. Additional Conditions to Obligations of EAST and Merger
Sub. The obligations of EAST and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any of which may be waived in writing by EAST:

    (a) Representations and Warranties. The representations and warranties of WEST contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and (iii) in the case of those portions of representations and warranties not explicitly qualified as to Material Adverse Effect, where the failure to be true and correct, individually or in the aggregate, has not had (except as shall have been cured) and could not reasonably be expected to have a Material Adverse Effect on WEST, and EAST and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of WEST;

    (b) Agreements and Covenants. WEST shall have performed or complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and EAST and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of WEST;

    (c) Consents Obtained. All consents, waivers, approvals or authorizations of NationsBanc, N.A. (or such other bank providing a substitute credit facility not less favorable to WEST) and all other consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by WEST for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by WEST, except (other than with respect to NationsBanc, N.A. or such substitute lender) where the failure could not reasonably be expected to have a Material Adverse Effect on WEST, EAST or the Surviving Corporation or a material adverse effect on the ability of the parties to consummate the Merger;

    (d) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that could reasonably be expected to result in such an action or proceeding) by any Governmental Entity or administrative agency before any Governmental Entity, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree, preliminary or permanent injunction, temporary restraining order, or other order of any

  Governmental Entity, administrative agency or court of competent jurisdiction, in either case, (i) seeking to prohibit, limit or restrict EAST from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by EAST or any of its subsidiaries of all or a material portion of the business or assets of EAST or any of its subsidiaries, or (ii) seeking to prohibit, limit or restrict EAST's conduct or operation of the business of WEST and its subsidiaries following the Merger, or (iii) seeking to compel EAST or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of EAST, WEST or any of their respective subsidiaries, as a result of the Merger or the transactions contemplated by this Agreement;

    (e) Material Adverse Change. Since the date of this Agreement, there shall have been no Material Adverse Effect on WEST;

    (f) WEST Affiliate Agreements. EAST shall have received from each WEST Affiliate a WEST Affiliate Agreement, and each such WEST Affiliate Agreement shall be in full force and effect; and

    (g) Tax Certificate. WEST shall have delivered to EAST a clearance certificate or similar document(s) which may be required by any tax authority to relieve EAST of any obligation to withhold taxes in connection with the transactions contemplated by this Agreement.

  Section 6.03. Additional Conditions to Obligation of WEST. The obligation of WEST to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any of which may be waived in writing by WEST:

    (a) Representations and Warranties. The representations and warranties of EAST and Merger Sub contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and (iii) in the case of those portions of representations and warranties not explicitly qualified as to Material Adverse Effect, where the failure to be true and correct, individually or in the aggregate, has not had (except as shall have been cured) and could not reasonably be expected to have a Material Adverse Effect on EAST and Merger Sub, and WEST shall have received a certificate to such effect signed by the President and Chief Financial Officer of EAST;

    (b) Agreements and Covenants. EAST and Merger Sub shall have performed or complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and WEST shall have received a certificate to such effect signed by the President and Chief Financial Officer of EAST;

    (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by EAST and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by EAST and Merger Sub, except where the failure could not reasonably be expected to have a Material Adverse Effect on WEST, EAST or the Surviving Corporation or a material adverse effect on the ability of the parties to consummate the Merger;

    (d) Material Adverse Change. Since the date of this Agreement, there shall have been no Material Adverse Effect on EAST; and

    (e) EAST Affiliate Agreements. WEST shall have received from each EAST Affiliate an EAST Affiliate Agreement, and each such EAST Affiliate Agreement shall be in full force and effect.

                                  ARTICLE VII

                                  Termination

  Section 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of WEST and EAST:

    (a) by mutual written consent duly authorized by the Boards of Directors of EAST and WEST; or

    (b) by either EAST or WEST if the Closing shall not have occurred on or before September 30, 1999 (the "End Date") (provided, that a later date may be agreed upon in writing by the parties hereto and provided, further, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose willful breach of this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

    (c) by either EAST or WEST if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

    (d) by (i) EAST if the required approval of the stockholders of WEST contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the requisite vote upon a vote taken at a meeting of stockholders convened therefor or at any adjournment thereof or (ii) WEST if the required approval of the stockholders of EAST contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the requisite vote upon a vote taken at a meeting of stockholders convened therefor or at any adjournment thereof; or

    (e) by EAST, (i) upon a breach of any representation, warranty, covenant or agreement on the part of WEST set forth in this Agreement, or if any representation or warranty of WEST shall have become untrue, in either case such that the conditions set forth in Section 6.02(a) or Section 6.02(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in WEST's representations and warranties or breach by WEST is curable by WEST through the exercise of its commercially reasonable efforts within fifteen (15) business days of receipt by WEST of written notice thereof, EAST may not terminate this Agreement under this Section 7.01(e)(i) during such fifteen (15) business day period, so long as WEST continues to exercise such commercially reasonable efforts or if such breach is cured, and provided further that the right to terminate this Agreement by EAST under this Section 7.01(e)(i) shall not be available to EAST where EAST is at that time in willful breach of this Agreement; (ii) if the Board of Directors of WEST shall have withheld, withdrawn, or modified its recommendation of this Agreement or the Merger in a manner adverse to EAST or shall have resolved to do any of the foregoing, provided that the right to terminate this Agreement by EAST under this Section 7.01(e)(ii) shall not be available to EAST where EAST is at that time in willful breach of this Agreement, or (iii) for any reason WEST fails to call and hold the WEST Stockholders' Meeting by the End Date and WEST is at that time in willful breach of this Agreement, provided that the right to terminate this Agreement by EAST under this Section 7.01(e)(iii) shall not be available to EAST where EAST is at that time in willful breach of this Agreement;

    (f) by WEST (i) upon a breach of any representation, warranty, covenant or agreement on the part of EAST set forth in this Agreement, or if any representation or warranty of EAST shall have become untrue, in either case such that the conditions set forth in Section 6.03(a) or Section 6.03(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in EAST's representations and warranties or breach by EAST is curable by EAST through the exercise of its commercially reasonable efforts within fifteen (15) business days of receipt by EAST of written notice thereof, WEST may not terminate this Agreement under this Section 7.01(f)(i) during such fifteen (15) business day period, so long as EAST continues to exercise such commercially reasonable efforts or if such breach is cured, and provided further that the right to terminate this Agreement by WEST under this Section 7.01(f)(i) shall not be available to WEST where WEST is at that time in willful breach of this Agreement; (ii) if the Board of Directors of EAST shall have withheld, withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to WEST or shall have resolved to do any of the foregoing, provided that the right to terminate this Agreement by WEST under this Section 7.01(f)(ii) shall not be available to WEST where WEST is at that time in willful breach of this Agreement, or (iii) for any reason EAST fails to call and hold the EAST Stockholders' Meeting by the End Date and EAST is at that time in willful breach of this Agreement, provided that the right to terminate this Agreement by WEST under this Section 7.01(f)(iii) shall not be available to WEST where WEST is at that time in willful breach of this Agreement;

    (g) by either WEST or EAST, if WEST shall have accepted a Superior Proposal or if the Board of Directors of WEST recommends a Superior Proposal to the stockholders of WEST; or

    (h) by WEST, if there shall have occurred any Material Adverse Effect with respect to EAST since the date of this Agreement; provided that if such Material Adverse Effect is curable by EAST through the exercise of its commercially reasonable efforts within fifteen (15) business days of receipt by EAST of written notice thereof, WEST may not terminate this Agreement under this Section 7.01(h) during such fifteen (15) business day period, so long as EAST continues to exercise such commercially reasonable efforts or if such breach is cured and provided further that the right to terminate this Agreement by WEST under this Section 7.01(h) shall not be available to WEST where WEST is at that time in willful breach of this Agreement; or

    (i) by EAST, if there shall have occurred any Material Adverse Effect with respect to WEST since the date of this Agreement; provided that if such Material Adverse Effect is curable by WEST through the exercise of its commercially reasonable efforts within fifteen (15) business days of receipt by WEST of written notice thereof, EAST may not terminate this Agreement under this Section 7.01(i) during such fifteen (15) business day period, so long as WEST continues to exercise such commercially reasonable efforts or if such breach is cured and provided further that the right to terminate this Agreement by EAST under this Section 7.01(i) shall not be available to EAST where EAST is at that time in willful breach of this Agreement.

  Section 7.02. Notice of Termination; Effect of Termination.

  (a) Subject to Section 7.02(b), any termination of this Agreement under
Section 7.01 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or any of its respective affiliates, directors, officers or stockholders except nothing herein shall relieve any party from liability for any willful breach hereof. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, and in Section 5.03 (Confidentiality), Section 7.03 (Fees and Expenses) hereof, this Section 7.02 and Article VIII, all of which obligations shall remain in full force and effect and survive termination of this Agreement in accordance with its terms.

  (b) Any termination of this Agreement by WEST pursuant to Sections 7.01(d) or 7.01(g) hereof shall be of no force or effect unless at or prior to such termination WEST shall have paid to EAST any amounts payable pursuant to
Section 7.03(b).

  Section 7.03. Fees and Expenses.

  (a) Except as set forth in this Section 7.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that EAST and WEST shall share equally all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

  (b) WEST shall pay EAST a fee of $1,500,000 upon the earliest to occur of the following events:

      (i) the termination of this Agreement by EAST pursuant to Section 7.01(e), provided, however, with respect to Section 7.01(e)(i) that prior to the occurrence of such breach, there shall have occurred a Takeover Proposal; or

      (ii) the termination of this Agreement by EAST or WEST pursuant to
    Section 7.01(g); or

      (iii) the termination of this Agreement by EAST pursuant to Section 7.01(d) as a result of the failure to receive the requisite vote for approval and adoption by the stockholders of WEST at the WEST
    Stockholders' Meeting, if prior to such failure there shall have occurred a Takeover Proposal.

    (c) The fee payable pursuant to Section 7.03(b) shall be paid within one business day after the first to occur of the events described in Sections 7.03(b)(i), (ii) and (iii).

                                 ARTICLE VIII

                              General Provisions

  Section 8.01. Effectiveness of Representations, Warranties and
Agreements. Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except that the agreements set forth in Sections 5.03, 5.07, 5.08, 5.09, 5.16, 5.20, 7.02,
7.03 and this Article VIII shall survive the Effective Time and Sections 5.03 and 7.03 shall survive termination. The Confidentiality Agreement shall remain in full force and effect and shall survive the Effective Time or termination of this Agreement as provided therein.

  Section 8.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally, three days after being sent by registered or certified mail (postage prepaid, return receipt requested), one day after dispatch by recognized overnight courier (provided delivery is confirmed by the carrier) and upon transmission by telecopy, confirmed received, to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address):

  (a) If to EAST or Merger Sub:

      ACT Manufacturing, Inc.
      2 Cabot Road
      Hudson, MA 01749
      Attn: President
      Telephone No.: (978) 567-4000
      Facsimile No.: (978) 567-4099

    With a copy to:

      Testa, Hurwitz & Thibeault, LLP
      High Street Tower
      125 High Street
      Boston, MA 02110
      Attn: John A. Meltaus, Esq.
      Telephone No.: (617) 248-7000
      Facsimile No.: (617) 248-7100

  (b) If to WEST:

      CMC Industries, Inc.
      4950 Patrick Henry Drive
      Santa Clara, CA 95054
      Attn: President
      Telephone No.: (408) 982-9999
      Facsimile No.: (408) 982-9922

    With a copy to:

      Wilson Sonsini Goodrich & Rosati, P.C.
      650 Page Mill Road
      Palo Alto, CA 94304-1050
      Attn: Martin W. Korman, Esq.
      Telephone No.: (650) 493-9300
      Facsimile No.: (650) 493-6811

  Section 8.03. Certain Definitions. For purposes of this Agreement, the term:

    (a) "affiliates" shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Securities and Exchange Act of 1934, as amended to date;

    (b) "business day" means any day other than a day on which banks in Boston, Massachusetts are required or authorized to be closed;

    (c) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

    (d) "subsidiary" or "subsidiaries" of WEST, the Surviving Corporation, EAST or any other person means any corporation, partnership, joint venture or other legal entity of which WEST, the Surviving Corporation, EAST or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

  Section 8.04. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Agreement and the Merger by the stockholders of WEST and EAST, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

  Section 8.05. Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, with respect to any other party hereto, (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

  Section 8.06. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  Section 8.07. Severability. If any term or other provision of this Agreement becomes or is declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as to reasonably effect the intent of the parties hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

  Section 8.08. Entire Agreement. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, and the WEST and EAST Disclosure Schedules constitute the entire agreement, and supersede all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

  Section 8.09. Assignment. No party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto.

  Section 8.10. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.09 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by the Indemnified Parties),
Section 5.21 (which is intended to be for the benefit of the two designees of WEST) and Section 5.22 (which is intended to be for the benefit of the holders and future holders of shares of EAST Common Stock issuable with respect to WEST Stock Options).

  Section 8.11. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

  Section 8.12. Governing Law. This agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

  Section 8.13. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

  Section 8.14. Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including," when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 10, 1999. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  Section 8.15. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  In Witness Whereof, EAST, Merger Sub and WEST have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          ACT Manufacturing, Inc.

                                                     /s/ John A. Pino
                                          By:__________________________________
                                             John A. Pino President and Chief
                                                     Executive Officer

                                          EAST Acquisition Corp.

                                                     /s/ John A. Pino
                                          By:__________________________________
                                                  John A. Pino President

                                          CMC Industries, Inc.

                                                   /s/ Matthew G. Landa
                                          By:__________________________________
                                              Matthew G. Landa President and
                                                  Chief Executive Officer

                                                                        Annex B

                                                    May 10, 1999

Board of Directors
ACT Manufacturing, Inc.
108 Forest Avenue
Hudson, MA 01749

Dear Gentlemen:

  BT Alex. Brown Incorporated ("BT Alex. Brown") has acted as financial advisor to ACT Manufacturing, Inc. ("Client") in connection with the proposed merger of Client and CMC Industries, Inc. (the "Company") pursuant to the Agreement and Plan of Merger, dated May 10, 1999, among the Company, Client and East Acquisition Corp., a wholly owned subsidiary of Client ("Client Sub") (the "Merger Agreement"), which provides, among other things, for the merger of the Company with and into Client Sub (the "Transaction"), as a result of which the Company will become a wholly owned subsidiary of Client. As set forth more fully in the Merger Agreement, as a result of the Transaction, each share of the Common Stock, par value $0.01 per share, of the Company ("Company Common Stock") not owned directly or indirectly by the Company or Client will be converted into the right to receive 0.50 shares (the "Exchange Ratio") of Common Stock, par value $0.01 per share, of Client ("Client Common Stock"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

  You have requested BT Alex. Brown's opinion, as investment bankers, as to the fairness, from a financial point of view, to Client of the Exchange Ratio.

  In connection with BT Alex. Brown's role as financial advisor to Client, and in arriving at its opinion, BT Alex. Brown has reviewed certain publicly available financial and other information concerning the Company and Client and certain internal and analyses and other information furnished to it by the Company and Client. BT Alex. Brown has also held discussions with members of the senior managements of the Company and Client regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, BT Alex. Brown has (i) reviewed the reported prices and trading activity for Company Common Stock and Client Common Stock, (ii) compared certain financial and stock market information for the Company and Client with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which it deemed comparable in whole or in part, (iv) reviewed the terms of the Merger Agreement and certain related documents, and
(v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

  BT Alex. Brown has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the Company or Client, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, BT Alex. Brown has assumed and relied upon the accuracy and completeness of all such information and BT Alex. Brown has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of the Company or Client. With respect to the financial forecasts and projections, including the analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial synergies expected by Client and the Company to be achieved as a result of the Transaction (collectively, the "Synergies"), made available to BT Alex. Brown and used in its analyses, BT Alex. Brown has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company or Client, as the case may be, as to the matters covered thereby. In rendering its opinion, BT Alex. Brown expresses no view as to the reasonableness of such forecasts and projections, including the Synergies, or the assumptions on which they are based. BT Alex. Brown's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

  For purposes of rendering its opinion, BT Alex. Brown has assumed that, in all respects material to its analysis, the representations and warranties of Client, Client Sub and the Company contained in the Merger Agreement are true and correct, Client, Client Sub and the Company will each perform all of the covenants and agreements to be performed by it under the Merger Agreement and all conditions to the obligations of each of Client, Client Sub and the Company to consummate the Transaction will be satisfied without any waiver thereof. BT Alex. Brown has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Client or the Company is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Client or the Company or materially reduce the contemplated benefits of the Transaction to Client. In addition, you have informed BT Alex. Brown, and accordingly for purposes of rendering its opinion BT Alex. Brown has assumed, that the Transaction will be tax-free to each of Client and the Company and their respective stockholders and that the Transaction will be accounted for as a pooling of interests.

  The opinion is addressed to, and for the use and benefit of, the Board of Directors of Client and is not a recommendation to the stockholders of Client to approve the Transaction or the issuance of shares of Client Common Stock in the Transaction. This opinion is limited to the fairness, from a financial point of view, to Client of the Exchange Ratio, and BT Alex. Brown expresses no opinion as to the merits of the underlying decision by Client to engage in the Transaction.

  BT Alex. Brown (together with its affiliates, the "BT Group") is a register broker-dealer and member of the New York Stock Exchange. BT Alex. Brown will be paid a fee for its services as financial advisor to Client in connection with the Transaction, a substantial portion of which is contingent upon in consummation of the Transaction. One or more members of the BT Group have, from time to time, provided investment banking, advisory and other financial services to Client for which it has received compensation, including the underwriting of Client's initial public offering of equity on March 30, 1995. In the ordinary course of business, members of the BT Group may actively trade in the securities and other instruments and obligations of Client and the Company for their own accounts and for the accounts of their customers. Accordingly, the BT Group may at any time hold a long or short position in such securities, instruments and obligations.

  Based upon and subject to the foregoing, it is BT Alex. Brown's opinion as investment bankers that the Exchange Ratio is fair, from a financial point of view, to Client.

                                          Very truly yours,

                                          BT Alex. Brown Incorporated

                                                                         Annex C

                                                                    May 10, 1999

Board of Directors
CMC Industries, Inc.
4950 Patrick Henry Drive
Santa Clara, CA 95054

Members of the Board:

   We understand that CMC Industries, Inc. (the "Company"), ACT Manufacturing, Inc. ("Acquiror") and EAST Acquisition Company (a wholly owned subsidiary of Acquiror, "Merger Sub") are proposing to enter into an Agreement and Plan of Merger and Reorganization (the "Agreement") which will provide, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Upon consummation of the Merger, the Company will become a wholly owned subsidiary of Acquiror. Under the terms set forth in the Agreement, at the effective time of the Merger, each outstanding share of common stock of the Company, par value $0.01 per share ("Company Common Stock"), other than certain shares to be canceled pursuant to the Agreement and shares held by stockholders who properly exercise dissenters' rights ("Dissenting Shares"), will be converted into the right to receive a number of shares of the common stock of Acquiror, par value $0.01 per share ("Acquiror Common Stock"), equal to 0.50 (the "Exchange Ratio"). The terms and conditions of the Merger are set out more fully in the Agreement.

   You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view and as of the date hereof to the "Holders of Company Common Stock". The "Holders of Company Common Stock" shall be defined as all holders of Company Common Stock other than Acquiror, Merger Sub, any affiliates of Acquiror or Merger Sub or any holders of Dissenting Shares.

   For purposes of this opinion we have, among other things:

     (i) reviewed certain publicly available financial statements and other business and financial information of the Company and Acquiror;

     (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and Acquiror, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, prepared by the managements of the Company and Acquiror, respectively;

     (iii) reviewed certain financial forecasts and other forward looking financial information prepared by the managements of the Company and Acquiror;

     (iv) held discussions with the respective managements of the Company and Acquiror concerning the businesses, past and current operations, financial condition and future prospects of both the Company and Acquiror, independently and combined, including discussions with the managements of the Company and Acquiror concerning cost savings and other synergies that are expected to result from the Merger as well as their views regarding the strategic rationale for the Merger;

     (v) reviewed the financial terms and conditions set forth in the Agreement;

     (vi) reviewed the stock price and trading history of the Company and Acquiror;

     (vii) compared the financial performance of the Company and the Acquiror and the prices and trading activity of Company Common Stock and Acquiror Common Stock with that of certain other publicly traded companies comparable with the Company and Acquiror, respectively;

     (viii) compared the financial terms of the Merger with the financial terms, to the extent publicly available, of other transactions that we deemed relevant;

     (ix) reviewed the pro forma impact of the Merger on Acquiror's earnings per share;

     (x) reviewed the relative contributions of the Company and Acquiror to the combined company;

     (xi) participated in discussions and negotiations among representatives of the Company and Acquiror and their financial, legal and accounting advisors;

     (xii) prepared a discounted cash flow analysis of the Company; and

     (xiii) made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

   In our review and analysis, and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us (including information furnished to us orally or otherwise discussed with us by management of the Company and Acquiror) or publicly available and have neither attempted to verify, nor assumed responsibility for verifying, any of such information. We have relied upon the assurances of management of the Company and Acquiror that they are not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of the Company or Acquiror, nor were we furnished with any such evaluation or appraisal. With respect to the financial forecasts and projections (and the assumptions and bases therefor, including synergies related to the Transaction) for each of the Company and Acquiror that we have reviewed, upon the advice of the managements of the Company and Acquiror, we have assumed that such forecasts and projections, including synergies, have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments as to the future financial condition and performance of the Company and Acquiror, respectively, and we have further assumed that such projections and forecasts will be realized in the amounts and in the time periods currently estimated. In this regard, we note that each of the Company and Acquiror face exposure to the Year 2000 problem. We have not undertaken any independent analysis to evaluate the reliability or accuracy of the assumptions made by the managements of the Company and Acquiror with respect to the potential effect that the Year 2000 problem might have on their respective forecasts. We have assumed that the Merger will be consummated upon the terms set forth in the Agreement without material alteration thereof, including among other things, that the Merger will be accounted for as a pooling-of-interests business combination in accordance with U.S. generally accepted accounting principles ("GAAP") and that the Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended. In addition, we have assumed that the historical financial statements of each of the Company and Acquiror reviewed by us have been prepared and fairly presented in accordance with GAAP consistently applied. We have relied as to all legal matters relevant to rendering our opinion on the advice of counsel.

   This opinion is necessarily based upon market, economic and other conditions as in effect on, and information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the conclusion expressed in this opinion and that we disclaim any undertaking or obligation to advise any person of any change in any matter affecting this opinion which may come or be brought to our attention after the date of this opinion. Our opinion is limited to the fairness, from a financial point of view and as to the date hereof, to the Holders of Company Common Stock of the Exchange Ratio. We do not express any opinion as to (i) the value of any employee agreement or other arrangement entered into in connection with the Merger, (ii) any tax or other consequences that might result from the Merger or (iii) what the value of Acquiror Common Stock will be when issued to the Company's stockholders pursuant to the Merger or the price at which the shares of Acquiror Common Stock that are issued pursuant to the Merger may be traded in the future. Our opinion does not address the relative merits of the Merger and the other business strategies that the Company's Board of Directors has considered or may be considering, nor does it address the decision of the Company's Board of Directors to proceed with the Merger.

   We are acting as financial advisor to the Company in connection with the Merger and will receive (i) a fee contingent upon the delivery of this opinion and (ii) an additional fee contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We maintain a market in the shares of Company Common Stock. In the ordinary course of business, we may trade in the Company's securities and Acquiror's securities for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in the Company's securities or Acquiror's securities.

   Our opinion expressed herein is provided for the information of the Board of Directors of the Company in connection with its evaluation of the Merger. Our opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company or Acquiror as to how such stockholder should vote, or take any other action, with respect to the Merger. This opinion may not be summarized, described or referred to or furnished to any party except with our express prior written consent.

   Based upon and subject to the foregoing consideration, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the Holders of the Company Common Stock from a financial point of view.

                                          Very truly yours,

                                          BancBoston Robertson Stephens Inc.

                                                                        Annex D

                             EAST VOTING AGREEMENT

  This EAST Voting Agreement dated as of May 10, 1999 (the "Agreement") by and between CMC Industries, Inc., a Delaware corporation ("WEST"), and the stockholder who is a signatory hereto (the "Major Stockholder") of ACT Manufacturing, Inc., a Massachusetts corporation ("EAST"). Capitalized terms not defined herein have the meanings assigned to them in the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated the date hereof by and among EAST, EAST Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of EAST ("Merger Sub"), and WEST.

                                  WITNESSETH:

  WHEREAS, pursuant to the Merger Agreement, Merger Sub will merge with and into WEST (the "Merger"), with WEST continuing as the surviving corporation and as a wholly owned subsidiary of EAST, on the terms and conditions set forth therein; and

  WHEREAS, to induce WEST to enter into the Merger Agreement, the Major Stockholder, as a principal stockholder of EAST, has agreed to enter into this Agreement;

  NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                   Covenants

  1.1 Covenants and Agreements. The Major Stockholder hereby covenants and agrees with WEST as follows:

    1.1(a) Cooperation. He shall cooperate fully with WEST, EAST and Merger Sub in furnishing any information or performing any action reasonably requested by any such party, which information or action is necessary or appropriate for the efficient and successful consummation of the transactions contemplated by the Merger Agreement. He shall use commercially reasonable efforts to cause the Closing to occur at the earliest practical time.

    1.1(b) Other Required Information. He shall furnish to WEST, EAST and Merger Sub all information concerning himself and his affiliates, if applicable, as is required to be set forth in any application or statement to be filed with any Governmental Entity in connection with the transactions contemplated by the Merger Agreement or otherwise.

    1.1(c) Publicity. Except as otherwise required by applicable law or stock exchange or securities market regulations, he shall not issue any press release or make any other public statement concerning the Merger without obtaining the prior approval of WEST to the contents and the manner of presentation and publication thereof.

    1.1(d) Restriction on Sales of EAST Common Stock. He agrees to comply with the restrictions on transfer of shares of EAST Common Stock set forth in that certain EAST Affiliate Agreement of even date herewith. Notwithstanding that the Major Stockholder may be permitted to transfer shares of EAST Common Stock in accordance with the terms of the EAST Affiliate Agreement, the Major Stockholder agrees not to transfer any such shares unless each transferee to which any such shares or any interest in any such shares, is or may be transferred shall have executed a counterpart of this Agreement and agreed in writing to hold such shares (or interest in such shares) subject to all of the terms and provisions of this Agreement.

    1.1(e) Agreement to Vote Shares. At every meeting of the stockholders of EAST held on or prior to the Expiration Date, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of EAST, he shall vote all shares of EAST capital stock owned by him: (i) in favor of approval and adoption of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger and (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger (an "Opposing Proposal"). "Expiration Date" shall mean the earlier of (i) such time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such time as the Merger Agreement shall have been terminated pursuant to Article VII thereof.

    1.1(f) Agreement to Grant Proxy. He shall execute and deliver to WEST within five days of WEST's written request therefor a valid and binding irrevocable proxy in any form reasonably proposed by WEST granting WEST (or its designees) the authority to vote his shares of capital stock of EAST in accordance with and subject to the limitation of Section 1.1(e).

    1.1(g) No Proxy Solicitations. Except as required by law, including actions which he determines after consultation with counsel are required pursuant to his fiduciary duties as a Director (as defined below) under applicable law, he shall not, and will not permit any person under his control to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal; or (ii) initiate a stockholders' vote or action by consent of EAST stockholders with respect to an Opposing Proposal.

    1.1(h) Obligations as Director and/or Officer. If at any time prior to the expiration of this Agreement, the Major Stockholder or a representative of the Major Stockholder is also a member of the Board of Directors of EAST ("Director") or an officer of EAST, nothing in this Agreement shall limit or restrict the Director or officer in acting in his capacity as a director or officer, as the case may be, of EAST and exercising his fiduciary duties and responsibilities, it being agreed and understood that this Agreement shall apply to the Major Stockholder solely in his capacity as a stockholder and shall not apply to the Director's or officer's actions, judgments or decisions as a director or officer of EAST.

    1.1(i) No Proxies. The Major Stockholder agrees not to grant any proxies (except pursuant to Section 1.1(f) of this Agreement) or to enter into any agreement (other than this Agreement) with respect to the voting of shares of EAST Common Stock held by him that are inconsistent with or in conflict with the intent of this Agreement.

                                  ARTICLE II

                        Representations and Warranties

  2.1 Representations and Warranties of the Major Stockholder. The Major Stockholder hereby represents and warrants to WEST as follows:

    2.1(a) Binding Agreement. This Agreement has been duly executed and delivered by the Major Stockholder and constitutes a valid and binding agreement of the Major Stockholder, enforceable against the Major Stockholder in accordance with its terms.

    2.1(b) Governmental Authorization. The execution, delivery and performance by him of this Agreement does not require any action on his part by or in respect of, or declaration, filing or registration with, any Governmental Entity.

    2.1(c) Non-Contravention. The execution, delivery and performance by him of this Agreement does not and will not, to his knowledge, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to him.

    2.1(d) Litigation. There is no action, suit, investigation or proceeding (or to the knowledge of the Major Stockholder any basis therefor) pending against or, to the knowledge of the Major Stockholder, threatened against or affecting, the Major Stockholder before any court or arbitrator or any governmental body, agency, official or authority that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Merger Agreement.

    2.1(e) Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Major Stockholder who might be entitled to any fee or commission from EAST, WEST or any of their affiliates upon consummation of the transactions contemplated by this Agreement or the Merger Agreement.

    2.1(f) Ownership of Stock. The Major Stockholder is the record and beneficial owner of the shares of EAST Common Stock set forth in the Affiliate Agreement, and owns all such shares free and clear of any and all liens, pledges, charges, security interests, restrictions or encumbrances of any kind or any rights of first refusal (other than in favor of EAST), voting trusts, proxies or other arrangements or understandings, whether written or oral, and Major Stockholder has the sole and exclusive right and power to exercise all voting rights and other rights with respect to such shares.

                                  ARTICLE III

                                 Miscellaneous

  3.1 Survival; Termination.

    3.1(a) All representations and warranties in this Agreement shall survive the Closing. Any investigation or other examination that may have been made or may be made at any time by or on behalf of the party to whom representations and warranties are made shall not limit, diminish or in any way affect the representations and warranties in this Agreement, and the parties may rely on the representations and warranties in this Agreement irrespective of any information obtained by them by any investigation, examination or otherwise.

    3.1(b) The covenants contained in Sections 1.1(a), 1.1(b), 1.1(c), 1.1(e), 1.1(f), and 1.1(g), (but not any liability for any willful breach thereof) shall terminate at the Effective Time. All other covenants contained in this Agreement shall survive the Merger.

    3.1(c) This Agreement shall terminate in all respects upon termination of the Merger Agreement (but not any liability for any willful breach hereof).

  3.2 Specific Performance. Each of the parties to this Agreement hereby acknowledges that the other party will have no adequate remedy at law if it fails to perform any of its obligations under this Agreement. In such event, each of the parties agrees that the other party shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement.

  3.3 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto, their permitted successors or assigns, and their respective stockholders any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

  3.4 Entire Agreement. This Agreement and the Merger Agreement (together with the Exhibits and Schedules thereto and the other documents delivered pursuant thereto) constitute the entire agreement between the parties and supersede all prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

  3.5 Amendment or Modification. At any time before or after the adoption of the Merger Agreement by the stockholders of EAST or the approval of the proposals contained in the Proxy Statement by the stockholders of EAST and WEST, this Agreement may be amended or supplemented by additional agreements, articles or certificates, in writing, as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or to modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of the Merger or of this Agreement or to effect or facilitate the filing or recording of the Agreement or the consummation of any of the transactions contemplated hereby or thereby.

  3.6 No Waiver. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

  3.7 Assignability. This Agreement shall not be assignable by WEST, on the one hand, or the Major Stockholder, on the other hand, without the prior written consent of the Major Stockholder, on the one hand, or WEST, on the other hand.

  3.8 Headings and Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein", "hereof", "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Unless the context otherwise requires, (i) terms used in the plural include the singular, and vice versa, (ii) words in the masculine gender include the feminine, and vice versa and (iii) the word "it" includes references to natural persons.

  3.9 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when received at the addresses set forth in the Merger Agreement, in the case of WEST, and the books and records of EAST, in the case of the Major Stockholder, or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

  3.10 Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

  3.11 Invalidity of Provisions. Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

  3.12 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                 [Remainder of page intentionally left blank]

  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties on the date first above written.

                                          CMC INDUSTRIES, INC.

                                                  /s/ Matthew G. Landa
                                          By: _________________________________
                                            Name: Matthew G. Landa
                                            Title: President and Chief
                                             Executive Officer

                                          MAJOR STOCKHOLDER

                                                    /s/ John A. Pino
                                          _____________________________________
                                                      John A. Pino

                                          JOHN A. PINO GRANTORRETAINED ANNUITY
                                          TRUST II DATED AUGUST 16, 1996

                                                    /s/ John A. Pino
                                          By: _________________________________
                                            Name: John A. Pino
                                            Title: Trustee

                                          1998 JOHN A. PINO GRANTORRETAINED
                                          ANNUITY TRUST DATEDJUNE 15, 1998

                                                  /s/ Douglas R. Ederle
                                          By: _________________________________
                                            Name: Douglas R. Ederle
                                            Title: Trustee

                                                                        Annex E

                             WEST VOTING AGREEMENT

  This WEST Voting Agreement dated as of May 10, 1999 (the "Agreement") by and among ACT Manufacturing, Inc., a Massachusetts corporation ("EAST"), EAST Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of EAST ("Merger Sub"), and the stockholders who are signatories hereto (the "Major Stockholders") of CMC Industries, Inc., a Delaware corporation ("WEST"). Capitalized terms not defined herein have the meanings assigned to them in the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated the date hereof by and among EAST, Merger Sub and WEST.

                                  WITNESSETH:

  WHEREAS, pursuant to the Merger Agreement, Merger Sub will merge with and into WEST (the "Merger"), with WEST continuing as the surviving corporation and as a wholly owned subsidiary of EAST, on the terms and conditions set forth therein; and

  WHEREAS, to induce EAST to enter into the Merger Agreement, each of the Major Stockholders, as principal stockholders of WEST, has agreed to enter into this Agreement;

  NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                   Covenants

  1.1 Covenants and Agreements. Each of the Major Stockholders hereby covenants and agrees with EAST and Merger Sub as follows:

    1.1(a) Cooperation. It shall cooperate fully with WEST, EAST and Merger Sub in furnishing any information or performing any action reasonably requested by any such party, which information or action is necessary or appropriate for the efficient and successful consummation of the transactions contemplated by the Merger Agreement. It shall use commercially reasonable efforts to cause the Closing to occur at the earliest practical time.

    1.1(b) Other Required Information. It shall furnish to WEST, EAST and Merger Sub all information concerning itself and its subsidiaries and affiliates, if applicable, as is required to be set forth in any application or statement to be filed with any Governmental Entity in connection with the transactions contemplated by the Merger Agreement or otherwise.

    1.1(c) Publicity. Except as otherwise required by applicable law or stock exchange or securities market regulations, it shall not issue any press release or make any other public statement concerning the Merger without obtaining the prior approval of EAST to the contents and the manner of presentation and publication thereof.

    1.1(d) Restriction on Sales of WEST Common Stock and EAST Common
  Stock. It agrees to comply with the restrictions on transfer of shares of WEST Common Stock or EAST Common Stock set forth in that certain WEST Affiliate Agreement of even date herewith. Notwithstanding that it may be permitted to transfer shares of WEST Common Stock or EAST Common Stock in accordance with the terms of the WEST Affiliate Agreement, it agrees not to transfer any such shares unless each transferee to which any such shares, or any interest in any such shares, is or may be transferred shall have executed a counterpart of this Agreement and agreed in writing to hold such shares (or interest in such shares) subject to all of the terms and provisions of this Agreement.

    1.1(e) Other Negotiations. It agrees to fully comply with the provisions of Section 4.03 (No Solicitation) of the Merger Agreement.

    1.1(f) Agreement to Vote Shares. At every meeting of the stockholders of WEST held on or prior to the Expiration Date, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of WEST, it shall vote all shares of WEST capital stock owned by it: (i) in favor of approval and adoption of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger and (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger (an "Opposing Proposal"). "Expiration Date" shall mean the earlier of (i) such time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such time as the Merger Agreement shall have been terminated pursuant to Article VII thereof.

    1.1(g) Agreement to Grant Proxy. It shall execute and deliver to EAST within five days of EAST's written request therefor a valid and binding irrevocable proxy in any form reasonably proposed by EAST granting EAST (or its designees) the authority to vote its shares of capital stock of WEST in accordance with and subject to the limitations of Section 1.1(f).

    1.1(h) No Proxy Solicitations. Except as required by law, including, if applicable, actions which it determines after consultation with counsel are required pursuant to its fiduciary duties as a Director (as defined below) under applicable law, it shall not, and will not permit any person under its control to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal; or (ii) initiate a stockholders' vote or action by consent of WEST stockholders with respect to an Opposing Proposal.

    1.1(i) Obligations as Director and/or Officer. If at any time prior to the expiration of this Agreement, the Major Stockholder or a representative of the Major Stockholder is also a member of the Board of Directors of WEST ("Director") or an officer of WEST, nothing in this Agreement shall limit or restrict the Director or officer in acting in his or her capacity as a Director or officer, as the case may be, of WEST and exercising his or her fiduciary duties and responsibilities, it being agreed and understood that this Agreement shall apply to the Major Stockholder solely in its capacity as a stockholder and shall not apply to the Director's or officer's actions, judgments or decisions as a Director or officer of WEST.

    1.1(j) No Proxies. It agrees not to grant any proxies (except pursuant to Section 1.1(g) of this Agreement) or to enter into any agreement (other than this Agreement) with respect to the voting of shares of WEST Common Stock held by it that are inconsistent with or in conflict with the intent of this Agreement.

                                  ARTICLE II

                        Representations and Warranties

  2.1 Representations and Warranties of Major Stockholders. Each of the Major Stockholders hereby represents and warrants to EAST and Merger Sub as follows:

    2.1(a) Existence and Power. If the Major Stockholder is a corporation, partnership, limited liability company or trust, it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

    2.1(b) Authorization; Binding Agreement. The execution, delivery and performance by the Major Stockholder, if it is a corporation, partnership, limited liability company or trust, of this Agreement are within its corporate, partnership, limited liability company or trust power and authority and have been duly authorized by all necessary corporate, partnership, limited liability company or trust action on the part of the Major Stockholder. This Agreement has been duly executed and delivered by the Major Stockholder and constitutes a valid and binding agreement of the Major Stockholder, enforceable against the Major Stockholder in accordance with its terms.

    2.1(c) Governmental Authorization. The execution, delivery and performance by it of this Agreement does not require any action on its part by or in respect of, or declaration, filing or registration with, any Governmental Entity.

    2.1(d) Non-Contravention. The execution, delivery and performance by it of this Agreement does not and will not (i) if it is a corporation, partnership, limited liability company or trust, contravene or conflict with its organizational documents, or (ii) to its knowledge, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to it.

    2.1(e) Litigation. There is no action, suit, investigation or proceeding (or to the knowledge of the Major Stockholder any basis therefor) pending against or, to the knowledge of the Major Stockholder, threatened against or affecting, the Major Stockholder or any of its respective properties or assets before any court or arbitrator or any governmental body, agency, official or authority that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Merger Agreement.

    2.1(f) Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Major Stockholder who might be entitled to any fee or commission from EAST, Merger Sub, WEST or any of their affiliates upon consummation of the transactions contemplated by this Agreement or the Merger Agreement.

    2.1(g) Ownership of Stock. The Major Stockholder is the record and beneficial owner of the shares of WEST Common Stock set forth in the WEST Affiliate Agreement, and owns all such shares free and clear of any and all liens, pledges, charges, security interests, restrictions or encumbrances of any kind or any rights of first refusal (other than in favor of WEST), voting trusts, proxies or other arrangements or understandings, whether written or oral, and the Major Stockholder has the sole and exclusive right and power to exercise all voting rights and other rights with respect to such shares.

                                  ARTICLE III

                                 Miscellaneous

  3.1 Survival; Termination.

    3.1(a) All representations and warranties in this Agreement shall survive the Closing. Any investigation or other examination that may have been made or may be made at any time by or on behalf of the party to whom representations and warranties are made shall not limit, diminish or in any way affect the representations and warranties in this Agreement, and the parties may rely on the representations and warranties in this Agreement irrespective of any information obtained by them by any investigation, examination or otherwise.

    3.1(b) The covenants contained in Sections 1.1(a), 1.1(b), 1.1(c), 1.1(e), 1.1(f), 1.1(g) and 1.1(h) (but not any liability for any willful breach thereof) shall terminate at the Effective Time. All other covenants contained in this Agreement shall survive the Merger.

    3.1(c) This Agreement shall terminate in all respects upon termination of the Merger Agreement (but not any liability for any willful breach hereof).

  3.2 Specific Performance. Each of the parties to this Agreement hereby acknowledges that the other party will have no adequate remedy at law if it fails to perform any of its obligations under this Agreement. In such event, each of the parties agrees that the other party shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement.

  3.3 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto.

Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto, their permitted successors or assigns, and their respective stockholders any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

  3.4 Entire Agreement. This Agreement and the Merger Agreement (together with the Exhibits and Schedules thereto and the other documents delivered pursuant thereto) constitute the entire agreement between the parties and supersede all prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

  3.5 Amendment or Modification. At any time before or after the adoption of the Merger Agreement by the stockholders of WEST or the approval of the proposals contained in the Proxy Statement by the stockholders of EAST and WEST, this Agreement may be amended or supplemented by additional agreements, articles or certificates, in writing, as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or to modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of the Merger or of this Agreement or to effect or facilitate the filing or recording of the Agreement or the consummation of any of the transactions contemplated hereby or thereby.

  3.6 No Waiver. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

  3.7 Assignability. This Agreement shall not be assignable by the Major Stockholder, on the one hand, or EAST or Merger Sub, on the other hand, without the prior written consent of EAST or Merger Sub, on the one hand, or the Major Stockholder, on the other hand.

  3.8 Headings and Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein", "hereof", "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Unless the context otherwise requires, (i) terms used in the plural include the singular, and vice versa, (ii) words in the masculine gender include the feminine, and vice versa and (iii) the word "it" includes references to natural persons.

  3.9 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when received at the addresses set forth in the Merger Agreement, in the case of EAST and Merger Sub, and the books and records of WEST, in the case of the Major Stockholder, or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

  3.10 Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

  3.11 Invalidity of Provisions. Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

  3.12 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                 [Remainder of page intentionally left blank]

  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties on the date first above written.

                                          ACT MANUFACTURING, INC.

                                                    /s/ John A. Pino
                                          By:__________________________________
                                                       John A. Pino
                                                         President

                                          EAST ACQUISITION CORP.

                                                    /s/ John A. Pino
                                          By: _________________________________
                                                       John A. Pino
                                                         President

                                          MAJOR STOCKHOLDERS

                                          /s/ David S. Lee
                                          _____________________________________

                                          /s/ Matthew G. Landa
                                          _____________________________________

                                          /s/ Andrew J. Moley
                                          _____________________________________

                                          /s/ Frederick Gibbs
                                          _____________________________________

                                          /s/ M. Kenneth Oshman
                                          _____________________________________

                                          /s/ Richard M. Moley
                                          _____________________________________

                                          /s/ Ira Coron
                                          _____________________________________

                                          /s/ Charles Holloway
                                          _____________________________________

                                          /s/ Jack O'Rear
                                          _____________________________________

                                          /s/ Lanny N. Lambert
                                          _____________________________________

                                          /s/ Karl Chang
                                          _____________________________________

                                                                         Annex F

                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2777507

                       The Commonwealth of Massachusetts

                             William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                             ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

  We, ________________________ John A. Pin_________________________ ,*oPresident
and _________________________Jeffrey B. Lavin__________________________ ,* Clerk
of __________________________ACT Manufacturing, Inc________________________ ,.
                           (Exact name of
                            corporation)
located at: __________________2 Cabot Road, Hudson, MA 0174_______________ ,9
                            (Street address of
                              corporation in
                              Massachusetts)
certify that these Articles of Amendment affecting articles numbered:
                                       3
--------------------------------------------------------------------------------
         (Number those articles 1, 2, 3, 4, 5, and/or 6 being amended) of the Articles of Organization were duly adopted at a meeting held on _ , 1999, by vote of:
 shares of ________Common Stock, $.01 par valu__________ of  shareseoutstanding,
                       (type, class &
                       series, if any)
 shares of ___________________ _____________________ of  shares outstanding, and
                       (type, class &
                       series, if any)
 shares of _____________________ _______________________ of  shares outstanding.
                       (type, class &
                       series, if any)
/1/**being at least a majority of each type, class or series outstanding and entitled to vote thereon

*Delete the inapplicable words.
**Delete the inapplicable clause.
/1/For amendments adopted pursuant to Chapter 156B, Section 70.
/2/For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

-------
Examiner

-------
Name
Approved


C   [_]
P   [_]
M   [_]
R.A.[_]

-------
P.C.

   To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

   The total presently authorized is:

    WITHOUT PAR VALUE STOCKS                 WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
   TYPE      NUMBER OF SHARES      TYPE       NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
 Common:            0            Common:         30,000,000           $.01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Preferred:          0           Preferred:        5,000,000           $.01
--------------------------------------------------------------------------------


   Change the total authorized to:

    WITHOUT PAR VALUE STOCKS                 WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
   TYPE      NUMBER OF SHARES      TYPE       NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
 Common:            0            Common:         50,000,000           $.01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Preferred:          0           Preferred:        5,000,000           $.01
--------------------------------------------------------------------------------


   The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: __________________________________________________________

SIGNED UNDER THE PENALTIES OF PERJURY, this  day of , 1999.

                                , *President
-------------------------------

                                , *Clerk
-------------------------------

*Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT

                    (General Laws, Chapter 156B, Section 72)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   I hereby approve the within Articles of Amendment, and the filing fee in the
amount of $          having been paid, said article is deemed to have been
filed with me this      day of          , 1999.

Effective date: ________________________________________________________________

                           /s/ William Francis Galvin

                             WILLIAM FRANCIS GALVIN

                         Secretary of the Commonwealth

                         TO BE FILLED IN BY CORPORATION

                      Photocopy of document to be sent to:

                             Kelly R. Whiting, Esq.
                        Testa, Hurwitz & Thibeault, LLP
                               High Street Tower
                                125 High Street
                                Boston, MA 02110

                                                                         Annex G

                            ACT MANUFACTURING, INC.

                      AMENDED AND RESTATED 1995 STOCK PLAN

   1. Purpose. The purpose of this Amended and Restated 1995 Stock Plan (the "Plan") is to encourage employees of ACT Manufacturing, Inc. (the "Company") and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations") and other individuals who render services to the Company or a Related Corporation, by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) the grant of options which do not qualify as ISOs ("Non-Qualified Options"); (c) awards of stock in the Company ("Awards"); and (d) opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

   2. Administration of the Plan.

     A. Board or Committee Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee appointed by the Board (the "Committee"); provided that the Plan shall be administered: (i) to the extent required by applicable regulations under
  Section 162(m) of the Code, by two or more "outside directors" (as defined in applicable regulations thereunder) and (ii) to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor provision ("Rule 16b-3"), by a disinterested administrator or administrators within the meaning of Rule 16b-3. Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 3 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards shall be granted or Purchases made; (iii) determine the purchase price of shares subject to each Option or Purchase, which prices shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

     B. Committee Actions. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

     C. Grant of Stock Rights to Board Members. Subject to the provisions of the first sentence of paragraph 2(A) above, if applicable, Stock Rights may be granted to members of the Board. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Consistent with the provisions of the first sentence of Paragraph 2(A) above, members of the Board who either (i) are eligible to receive grants of Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Stock Rights.

   3. Eligible Employees and Others. ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Stock Rights.

   4. Stock. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 2,250,000, subject to adjustment as provided in paragraph 13. If any Stock Right granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares of Common Stock subject to such Stock Right shall again be available for grants of Stock Rights under the Plan.

   No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 2,249,000 shares of Common Stock under the Plan. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

   5. Granting of Stock Rights. Stock Rights may be granted under the Plan at any time on or after February 8, 1995 and prior to February 8, 2005. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

   6. Minimum Option Price; ISO Limitations.

     A. Price for Non-Qualified Options, Awards and Purchases. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the Plan shall in no event be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized. Stock Rights granted under the Plan may be exercisable only upon the attainment of a pre-established, objective performance goal established by the Committee. If the

  Committee grants Stock Rights under the Plan, such grants may be submitted for, and may be contingent upon, shareholder approval if the Committee so determines in accordance with the regulations established under Section 162(m) of the Code.

     B. Price for ISOs. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

     C. $100,000 Annual Limitation on ISO Vesting. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options.

     D. Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

   7. Option Duration. Subject to earlier termination as provided in paragraphs 9 and 10 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

   8. Exercise of Option. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

     A. Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

     B. Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

     C. Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

     D. Acceleration of Vesting. The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

   9. Termination of Employment. Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of (a) ninety (90) days after the date of termination of his or her employment, or (b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

   10. Death; Disability.

     A. Death. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the optionee's death.

     B. Disability. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in
  Section 22(e)(3) of the Code or any successor statute.

   11. Assignability. No Stock Right shall be assignable or transferable by the grantee except by will, by the laws of descent and distribution or, in the case of Non-Qualified Options only, pursuant to a valid domestic relations order. Except as set forth in the previous sentence, during the lifetime of a grantee each Stock Right shall be exercisable only by such grantee.

   12. Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

   13. Adjustments. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

     A. Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. Notwithstanding the foregoing, no adjustment shall be made for the 280-for-1 stock split in the form of a 279-for-1 stock dividend adopted by the Board on February 8, 1995.

     B. Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or
  (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

     C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

     D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

     E. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

     F. Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

     G. Fractional Shares. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

     H. Adjustments. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

   14. Means of Exercising Options. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or
(e) at the discretion of the Committee, by any combination of (a), (b), (c) and
(d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c),
(d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

   15. Term and Amendment of Plan. The 1995 Stock Plan was adopted by the Board and the stockholders of the Company on February 8, 1995. This Plan was adopted by the Board of the Company on May 9, 1999. The Plan shall expire at the end of the day on February 7, 2005 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the benefits accruing to participants under the Plan may not be materially increased; (c) the requirements as to eligibility for participation in the Plan may not be materially modified; (d) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (e) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); (f) the expiration date of the Plan may not be extended; and (g) the Board may not take any action which would cause the Plan to fail to comply with Rule 16b-3. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Option previously granted to such grantee.

   16. Conversion of ISOs into Non-Qualified Options. The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISO's. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action.

   17. Application Of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

   18. Notice to Company of Disqualifying Disposition. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or
(b) the date one year following the date the ISO was exercised.

   19. Withholding of Additional Income Taxes. Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 18), the vesting or transfer of restricted stock or securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

   20. Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

   Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.

   21. Governing Law. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the Commonwealth of Massachusetts, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

                              CMC INDUSTRIES, INC.

         Proxy for 1999 Special Meeting of Stockholders - July 29, 1999
                      Solicited by the Board of Directors

   The undersigned stockholder of CMC Industries, Inc., a Delaware corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated June 23, 1999 and hereby appoints Andrew J. Moley and Lanny N. Lambert, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Corporation to be held at CMC Industries, Inc., 4950 Patrick Henry Drive, Santa Clara, California 95054 on July 29, 1999 at 8:00 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

1. To approve and adopt an Agreement and Plan of Merger and Reorganization dated as of May 10, 1999, among ACT Manufacturing, Inc., a Massachusetts corporation, East Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of ACT, and the Corporation. The merger agreement provides for, among other things, the exchange of each issued and outstanding share of common stock of the Corporation for 0.50 of a share of ACT common stock, the assumption of all outstanding options to purchase common stock of the Corporation and the merger of East Acquisition Corp. with and into the Corporation, with the Corporation being the surviving corporation and a wholly-owned subsidiary of ACT after the merger.

   [_]FOR                   [_]AGAINST             [_]ABSTAIN

2. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof, including without limitation, potential postponements or adjournments for the purpose of soliciting additional proxies in order to approve the above proposal.

   THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THERETO.


                                           Dated:                  , 1999

                                           ------------------------------------
                                           Signature

                                           ------------------------------------
                                           Signature

   (This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)